FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-261279-06

BANK5 2024-5YR12

Free Writing Prospectus

Structural and Collateral Term Sheet

$876,020,000

(Approximate Total Mortgage Pool Balance)

$740,674,000

(Approximate Offered Certificates)

Banc of America Merrill Lynch Commercial Mortgage Inc.

as Depositor

Bank of America, National Association

Morgan Stanley Mortgage Capital Holdings LLC

JPMorgan Bank, National Association

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

 Commercial Mortgage Pass-Through Certificates

Series 2024-5YR12

November 18, 2024

BofA SECURITIES Co-Lead Bookrunner Manager	J.P. MORGAN Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager	MORGAN STANLEY Co-Lead Bookrunner Manager
Academy Securities, Inc. Co-Manager			Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-261279) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-294-1322 or by email to dg.Prospectus_Requests@bofa.com.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

BANK5 2024-5YR12

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein supersedes information in any other communication relating to the securities described herein; provided, that the information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”), and, in other jurisdictions, locally registered entities.

J.P. Morgan is a marketing name for investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by J.P. Morgan Securities LLC and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. J.P. Morgan Securities LLC is a member of SIPC and the NYSE.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of the New York Stock Exchange, FINRA, the National Futures Association (“NFA”) and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, National Association. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$2,556,000	30.000%	(7)	2.56	1 – 57	16.0%	40.5%
Class A-2(8)	AAAsf/AAA(sf)/Aaa(sf)	(8) (9)	30.000%	(7)(8)	(9)	(9)	16.0%	40.5%
Class A-3(8)	AAAsf/AAA(sf)/Aaa(sf)	(8) (9)	30.000%	(7)(8)	(9)	(9)	16.0%	40.5%
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$582,553,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$158,121,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class A-S(8)	AAAsf/AAA(sf)/A1(sf)	$81,141,000(8)	20.250%	(7)(8)	5.01	60 – 60	14.1%	46.1%
Class B(8)	AA-sf/AA-(sf)/NR	$43,692,000(8)	15.000%	(7)(8)	5.01	60 – 60	13.2%	49.2%
Class C(8)	A-sf/A-(sf)/NR	$33,288,000(8)	11.000%	(7)(8)	5.01	60 – 60	12.6%	51.5%

Privately Offered Certificates(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/BBB(sf)/NR	$28,088,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-F	BB-sf/BB(sf)/NR	$18,725,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-G	B-sf/B+(sf)/NR	$11,443,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class X-J	NR/NR/NR	$33,289,000(10)	N/A	Variable IO(11)	N/A	N/A	N/A	N/A
Class D	BBBsf/BBB(sf)/NR	$18,725,000	8.750%	(7)	5.01	60 – 60	12.3%	52.8%
Class E	BBB-sf/BBB(sf)/NR	$9,363,000	7.625%	(7)	5.01	60 – 60	12.2%	53.4%
Class F	BB-sf/BB(sf)/NR	$18,725,000	5.375%	(7)	5.01	60 – 60	11.9%	54.7%
Class G	B-sf/B+(sf)/NR	$11,443,000	4.000%	(7)	5.01	60 – 60	11.7%	55.5%
Class J	NR/NR/NR	$33,289,000	0.000%	(7)	5.01	60 – 60	11.2%	57.9%

Non-Offered Eligible Vertical Interest(12)

Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial VRR Interest Balance(2)	Approximate Initial Credit Support(3)	VRR Interest Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class RR(13)	NR/NR/NR	$34,738,500	N/A	(14)	4.93	1 – 60	N/A	N/A
RR Interest	NR/NR/NR	$9,062,500	N/A	(14)	4.93	1 – 60	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.
(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (9) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates may vary depending upon the final pricing of the Classes of principal balance certificates or trust components whose certificate or principal balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G or Class X-J certificates, as applicable, would be equal to zero at all times, such Class of certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-2 and Class A-3 certificates, are presented in the aggregate, taking into account the principal balances of the Class A-2 and Class A-3 trust components. The approximate initial credit support percentage set forth for each Class of the Class A-S, Class B and Class C certificates represents the approximate credit support for the underlying trust component with the same alphanumeric designation. The VRR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.
(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each Class of principal balance certificates and the VRR Interest are based on the assumptions set forth under “Yield and Maturity
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any Class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest, and the denominator of which is the sum of (x) the aggregate of the initial certificate balance of the subject Class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and the initial certificate balances of all other Classes of principal balance certificates, if any, that are senior to such Class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those Classes as if they were a single Class. With respect to any Class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the total initial certificate balance of the subject Class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and all other Classes of principal balance certificates, if any, that are senior to such Class, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates.
(6)	Certificate Principal to Value Ratio for any Class of principal balance certificates shown in the table above is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the sum of (x) the aggregate of the initial certificate balance of the subject Class of principal balance certificates (or, with respect to the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, the initial principal balance of the trust component with the same alphanumeric designation) and the initial certificate balances of all other Classes of principal balance certificates, if any, that are senior to such Class and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage, and the denominator of which is the sum of the aggregate initial certificate balance of all the principal balance certificates and the initial principal balance of the VRR Interest. The Certificate Principal to Value Ratios of the Class A-1, Class A-2 and Class A-3 certificates are calculated in the aggregate for those Classes as if they were a single Class.
(7)	The pass-through rate for each Class of the Class A-1, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class J certificates for any distribution date will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-2-1, Class A-2-2, Class A-2-X1, Class A-2-X2, Class A-3-1, Class A-3-2, Class A-3-X1, Class A-3-X2, Class A-S-1, Class A-S-2, Class A-S-X1, Class A-S-X2, Class B-1, Class B-2, Class B-X1, Class B-X2, Class C-1, Class C-2, Class C-X1 and Class C-X2 certificates are also offered certificates. Such Classes of certificates, together with the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, constitute the “Exchangeable Certificates”. The Class A-1, Class D, Class E, Class F, Class G and Class J certificates, together with the Exchangeable Certificates with a certificate balance, are referred to as the “principal balance certificates.” Each Class of Exchangeable Certificates will have the certificate balance or notional amount and pass-through rate described below under “Exchangeable Certificates.” Each Class of Class A-2, Class A-3, Class A-S, Class B and Class C Exchangeable Certificates will have the same ratings as the Class A-2, Class A-3, Class A-S, Class B and Class C certificates, respectively, shown in the table above.
(9)	The exact initial principal balances or notional amounts of the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components (and consequently, the exact aggregate initial certificate balances or notional amounts of the Exchangeable Certificates with an “A-2” or “A-3” designation) are unknown and will be determined based on the final pricing of the certificates. However, the initial principal or certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 trust components are expected to be within the applicable ranges reflected in the chart below. The aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components is expected to be approximately $579,997,000, subject to a variance of plus or minus 5%. The Class A-2-X1 and Class A-2-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-2 trust component. The Class A-3-X1 and Class A-3-X2 trust components will have initial notional amounts equal to the initial principal balance of the Class A-3 trust component. In the event that the Class A-3 trust component is issued with an initial certificate balance of $579,997,000, the Class A-2 trust component (and, correspondingly, the Class A-2 Exchangeable Certificates) will not be issued. For purposes of the disclosure herein regarding the aggregate certificate balance of the offered certificates, it is assumed that the maximum amount of the Class A-2 trust component will be issued.
Trust Component	Expected Range of Initial Principal Balance or Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2 trust component	$0 – $275,000,000	N/A – 4.86	N/A / 57 – 59
Class A-3 trust component	$304,997,000 – $579,997,000	4.90 – 4.94	57 – 60 / 59 – 60
(10)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate or principal balance of the Class A-1 certificates and the Class A-2 and Class A-3 trust components outstanding from time to time. The notional amount of the Class X-B certificates will be equal to the aggregate principal balance of the Class A-S, Class B and Class C trust components outstanding from time to time. The notional amount of the Class X-D certificates will be equal to the aggregate certificate balance of the Class D and Class E certificates outstanding from time to time. The notional amount of each Class of the Class X-F, Class X-G and Class X-J certificates will be equal to the certificate balance of the Class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject Class of Class X certificates.
(11)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components for the related distribution date, weighted on the basis of their respective certificate or principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, Class A-S-X1, Class A-S-X2, Class B, Class B-X1, Class B-X2, Class C, Class C-X1 and Class C-X2 trust components for the related distribution date, weighted on the basis of their respective principal balances or notional amounts outstanding immediately prior to that distribution date (but excluding trust components with a notional amount in the denominator of such weighted average calculation). The pass-through rate for the Class X-D certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and Class E certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each Class of the Class X-F, Class X-G and Class X-J certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date on the Class of principal balance certificates that, with the addition of “X-,” has the same alphabetical designation as the subject Class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(12)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the VRR Interest is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.
(13)	The Class RR Certificates will be certificated but will not be “certificates” for purposes of this Term Sheet.
(14)	Although they do not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for each of the Class RR Certificates and the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

Issue Characteristics

Offered Certificates:	$740,674,000 (approximate) monthly pay, multi-Class, commercial mortgage pass-through certificates, consisting of 16 principal balance Classes (Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1 and Class C-2) and 12 interest-only Classes (Class A-2-X1, Class A-2-X2, Class A-3-X1, Class A-3-X2, Class X-A, Class X-B, Class A-S-X1, Class A-S-X2, Class B-X1, Class B-X2, Class C-X1 and Class C-X2)
Co-Lead Managers and Joint Bookrunners:	BofA Securities, Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association
Rating Agencies:	Fitch, KBRA and Moody’s
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	KeyBank National Association
Trustee/Certificate Administrator/ Certificate Registrar/Custodian:	Computershare Trust Company, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	CMBS 4 Sub 6, LLC or an affiliate thereof
Risk Retention Consultation Parties:	Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU/UK Risk Retention:	None of the sponsors, the depositor or the underwriters or their respective affiliates, or any other person, intends to retain a material net economic interest in the securitization constituted by the issue of the certificates, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by the EU Securitization Regulation or the UK Securitization Framework. In particular, no such person undertakes to take any action which may be required by any potential investor or certificateholder for the purposes of its compliance with any requirement of the EU Securitization Regulation or the UK Securitization Framework. In addition, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirement of the EU Securitization Regulation or the UK Securitization Framework. Consequently, the Offered Certificates may not be a suitable investment for investors that are subject to any requirement of the EU Securitization Regulation or the UK Securitization Framework. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Framework Due Diligence Requirements” in the Preliminary Prospectus.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in December 2024 (or, in the case of any mortgage loan that has its first due date after December 2024, the date that would have been its due date in December 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of November 18, 2024
Expected Closing Date:	December 11, 2024
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in January 2025.
Rated Final Distribution Date:	The distribution date in December 2057
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC, except that the Exchangeable Certificates will evidence interests in a grantor trust
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. Until the SEC adopts rules establishing a different creditworthiness standard, the Class A-1 certificates, the Class A-2
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
6

BANK5 2024-5YR12	Structural Overview

Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class X-A certificates, the Class A-S Exchangeable Certificates and the Class B Exchangeable Certificates will constitute “mortgage related securities” for purposes of SMMEA, so long as they are rated in one of the two highest rating categories by one of the rating agencies or another NRSRO, and the other Classes of certificates will not constitute “mortgage related securities” for purposes of SMMEA.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK5 2024-5YR12<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
7

BANK5 2024-5YR12	Structural Overview

Structural Overview

Allocation Between the VRR Interest and the Certificates:

The aggregate amount available for distributions to the holders of the certificates and the VRR Interest on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, each applicable master servicer, primary servicer and special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the holders of the certificates (other than the Class V and Class R Certificates), on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by 5% and (b) the certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”.

Accrual:	Each Class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-J certificates and the Class A-2, Class A-2-X1, Class A-2-X2, Class A-3, Class A-3-X1 and Class A-3-X2 trust components, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those Classes of certificates and trust components;

Second, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on (a) the Class A-1 certificates, (b) the Class A-2 trust component and (c) the Class A-3 trust component, in that order, in each case until the certificate or principal balance of the applicable Class of certificates or trust component has been reduced to zero, or (ii) if the certificate or principal balance of each Class of principal balance certificates and trust components other than the Class A-1 certificates, the Class A-2 and Class A-3 trust components has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates and trust components, to principal on the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata, without regard to the distribution priorities described above;

Third, to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such Class or trust component and then in the amount of interest thereon;

Fourth, to the Class A-S, Class A-S-X1 and Class A-S-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each Class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class A-S trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class A-S trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Fifth, to the Class B, Class B-X1 and Class B-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each Class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class B trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class B trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Sixth, to the Class C, Class C-X1 and Class C-X2 trust components, as follows: (a) to each such trust component in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those trust components; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each Class of certificates or trust component with a higher priority (as set forth in prior enumerated clauses set forth above), to principal on the Class C trust component until its principal balance has been reduced to zero; and (c) to reimburse the Class C trust component, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated thereto, then in the amount of interest thereon;

Seventh, to the Class D, Class E, Class F, Class G and Class J certificates in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Eighth, to the Class R certificates, any remaining amounts.

Principal and interest payable on each trust component will be distributed pro rata to the corresponding Classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

Interest and Principal Entitlements:

The interest entitlement of each Class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the certificates will be allocated among such Classes of certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such Class of certificates and trust components. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related Classes of Exchangeable Certificates, pro rata, in accordance with their respective Class percentage interests for that distribution date. If a Class of certificates or trust component receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The certificates and the VRR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

Exchangeable Certificates:	Certificates of each Class of Exchangeable Certificates may be exchanged for certificates of the corresponding Classes of Exchangeable Certificates set forth next to such Class in the table below, and vice versa. Following any exchange of certificates of one or more Classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for certificates of one or more Classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or notional amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of the certificates of each of the Received Classes must be equal to the dollar denomination of the certificates of each of the Surrendered Classes. No fee will be required with respect to any exchange of Exchangeable Certificates.
Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-2	Class A-2-1, Class A-2-X1
Class A-2	Class A-2-2, Class A-2-X2
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2
Class B	Class B-1, Class B-X1
Class B	Class B-2, Class B-X2
Class C	Class C-1, Class C-X1
Class C	Class C-2, Class C-X2
On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.
Trust Component	Initial Principal Balance or Notional Amount	Pass-Through Rate
Class A-2	See footnote (9) to the first table above under “Structural Overview”	Class A-2 certificate pass-through rate minus 1.00%
Class A-2-X1	Equal to Class A-2 trust component principal balance	0.50%
Class A-2-X2	Equal to Class A-2 trust component principal balance	0.50%
Class A-3	See footnote (9) to the first table above under “Structural Overview”	Class A-3 certificate pass-through rate minus 1.00%
Class A-3-X1	Equal to Class A-3 trust component principal balance	0.50%
Class A-3-X2	Equal to Class A-3 trust component principal balance	0.50%
Class A-S	$81,141,000	Class A-S certificate pass-through rate minus 1.00%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
9

BANK5 2024-5YR12	Structural Overview
Class A-S-X1	Equal to Class A-S trust component principal balance	0.50%
Class A-S-X2	Equal to Class A-S trust component principal balance	0.50%
Class B	$43,692,000	Class B certificate pass-through rate minus 1.00%
Class B-X1	Equal to Class B trust component principal balance	0.50%
Class B-X2	Equal to Class B trust component principal balance	0.50%
Class C	$33,288,000	Class C certificate pass-through rate minus 1.00%
Class C-X1	Equal to Class C trust component principal balance	0.50%
Class C-X2	Equal to Class C trust component principal balance	0.50%

Each Class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each Class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon (and reimbursements of losses allocable thereto), equal to (x) the certificate balance (or, if such Class has an “X” suffix, notional amount) of such Class of certificates, divided by (y) the principal balance of the Class A-2 trust component (if such Class of Exchangeable Certificates has an “A-2” designation), the Class A-3 trust component (if such Class of Exchangeable Certificates has an “A-3” designation), the Class A-S trust component (if such Class of Exchangeable Certificates has an “A-S” designation), the Class B trust component (if such Class of Exchangeable Certificates has a “B” designation), or the Class C trust component (if such Class of Exchangeable Certificates has a “C” designation).
Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-2 Exchangeable Certificates”	Class A-2	Class A-2, Class A-2-X1, Class A-2-X2
	Class A-2-1	Class A-2, Class A-2-X2
	Class A-2-2	Class A-2
	Class A-2-X1	Class A-2-X1
	Class A-2-X2	Class A-2-X1, Class A-2-X2
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2
“Class B Exchangeable Certificates”	Class B	Class B, Class B-X1, Class B-X2
	Class B-1	Class B, Class B-X2
	Class B-2	Class B
	Class B-X1	Class B-X1
	Class B-X2	Class B-X1, Class B-X2
“Class C Exchangeable Certificates”	Class C	Class C, Class C-X1, Class C-X2
	Class C-1	Class C, Class C-X2
	Class C-2	Class C
	Class C-X1	Class C-X1
	Class C-X2	Class C-X1, Class C-X2

The maximum certificate balance or notional amount of each Class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates or Class C Exchangeable Certificates that could be issued in an exchange is equal to the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  The maximum certificate balances of Class A-2, Class A-3, Class A-S, Class B and Class C certificates (subject to the constraint on the aggregate of the initial principal balances of the Class A-2 and Class A-3 trust components discussed in footnote (9) to the first table above under “Structural Overview”) will be issued on the closing date, and the certificate balance or notional amount of each other Class of Exchangeable Certificates will be equal to zero on the closing date.

Each Class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates will have

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
10

BANK5 2024-5YR12	Structural Overview

a certificate balance or notional amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-2, Class A-3, Class A-S, Class B or Class C trust component, respectively.  Each Class of Class A-2 Exchangeable Certificates, Class A-3 Exchangeable Certificates, Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and Class C Exchangeable Certificates with a certificate balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal UW NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-2, Class A-3, Class A-S, Class B or Class C certificates, respectively, shown above.

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to the greater of 0.25% per annum and the per annum rate that would result in a special servicing fee for the related month of $3,500. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each applicable special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, in any case, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.00% and (ii) such rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of each non-specially serviced loan with respect to which it acts as the enforcing servicer or each specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:

If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay:

(1) to the Classes of certificates specified below, in the following amounts:

(a) to the holders of each Class of the Class A-1, Class A-2, Class A-2-1, Class A-2-2, Class A-3, Class A-3-1, Class A-3-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class B-1, Class B-2, Class C, Class C-1, Class C-2, Class D and Class E certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such Class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date,

(b) to the holders of the Class A-2-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-2-1 certificates and the applicable principal prepayment,

(c) to the holders of the Class A-2-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-2-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-2 certificates and the applicable principal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
11

BANK5 2024-5YR12	Structural Overview

prepayment and (2) the Base Interest Fraction for the Class A-2-2 certificates and the applicable principal prepayment,

(d) to the holders of the Class A-3-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-1 certificates and the applicable principal prepayment,

(e) to the holders of the Class A-3-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-3 certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-3-2 certificates and the applicable principal prepayment,

(f) to the holders of the Class A-S-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-1 certificates and the applicable principal prepayment,

(g) to the holders of the Class A-S-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class A-S certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class A-S-2 certificates and the applicable principal prepayment,

(h) to the holders of the Class B-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-1 certificates and the applicable principal prepayment,

(i) to the holders of the Class B-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class B-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class B certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class B-2 certificates and the applicable principal prepayment,

(j) to the holders of the Class C-X1 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-1 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
12

BANK5 2024-5YR12	Structural Overview

between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-1 certificates and the applicable principal prepayment,

(k) to the holders of the Class C-X2 certificates, the product of (x) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) a fraction, the numerator of which is equal to the amount of principal distributed to the Class C-2 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and (z) the difference between (1) the Base Interest Fraction for the Class C certificates and the applicable principal prepayment and (2) the Base Interest Fraction for the Class C-2 certificates and the applicable principal prepayment,

(l) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 certificates and the Class A-2 Exchangeable Certificates and the Class A-3 Exchangeable Certificates as described above,

(m) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class D and Class E certificates and the Class A-2 Exchangeable Certificates, the Class A-3 Exchangeable Certificates, the Class A-S Exchangeable Certificates, the Class B Exchangeable Certificates and the Class C Exchangeable Certificates for that distribution date, over (y) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S Exchangeable Certificates, Class B Exchangeable Certificates and the Class C Exchangeable Certificates as described above, and

(n) to the holders of the Class X-D certificates, any remaining portion of the certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above in this clause (1), and

(2)  to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest), its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

All yield maintenance charges and prepayment premiums referred to above will be net of any liquidation fees payable therefrom.

Notwithstanding any of the foregoing to the contrary, if at any time the certificate balances of the principal balance certificates (other than the Control Eligible Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, the certificate administrator will be required to pay to the holders of each remaining Class of principal balance certificates then entitled to distributions of principal on such distribution date the product of (a) any yield maintenance charge or prepayment premium distributable on the subject distribution date (net of any liquidation fees payable therefrom) and (b) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that distribution date, and the denominator of which is the total amount of principal distributed to all principal balance certificates for that distribution date.

No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class X-F, Class X-G, Class X-J, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any Class of principal balance certificates, a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that Class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that Class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the mortgage interest rate on the related mortgage loan and is less than the pass‑through rate on that Class, then the Base Interest Fraction will be equal to 1.0.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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Consistent with the foregoing, the Base Interest Fraction is equal to:
(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

Realized Losses:

On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the sum of the then aggregate certificate balance of the principal balance certificates and the principal balance of the VRR Interest after giving effect to distributions of principal on that distribution date. The certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class J, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, in each case until the related certificate or principal balance has been reduced to zero, and then to the Class A-1 certificates and the Class A-2 and Class A-3 trust components, pro rata based upon their respective certificate or principal balances, until their respective certificate or principal balances have been reduced to zero. The VRR Interest’s Percentage Allocation Entitlement of such amount will be applied to the VRR Interest until the related VRR Interest balance has been reduced to zero.

Any portion of such amount applied to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will reduce the certificate balance or notional amount of each Class of certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its certificate balance or notional amount, divided by the principal balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

Serviced Whole Loans:

Each of the mortgaged properties or portfolios of mortgaged properties that secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction is referred to as a “serviced companion loan”. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan. As of the Closing Date, there are no serviced whole loans or serviced companion loans related to the trust.

With respect to each “servicing shift whole loan”, the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related lead servicing note; however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. After the securitization of the related lead servicing note, such whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below). As of the Closing Date, there are no servicing shift whole loans related to the trust.

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolios of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Queens Center, Mini Mall Self Storage, Gateway Center North, Rockefeller Center, Bay Plaza Community Center, Sunbelt MHC Portfolio and Ignite Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:

The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

As used herein, the term “Directing Certificateholder,” unless used in relation to a Servicing Shift Mortgage Loan, means the entity determined pursuant to clause (ii) of the definition of such term.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related lead servicing note, the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related lead servicing note, there will be no Loan-Specific Directing Certificateholder under the PSA with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such Class) at least equal to 25% of the initial certificate balance of that Class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a certificate balance greater than zero without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class J certificates.

The “Control Eligible Certificates” will be any of the Class F, Class G and Class J certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when the Class F certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that Class; provided, that no Control Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when no Class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that Class; provided, that no Consultation Termination Event may occur with respect to a Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to a Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding any proviso to, or any other contrary provision in, the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party or the holder of the VRR Interest, by whom such Risk Retention Consultation Party was appointed, a mortgage loan or whole loan with respect to which, as of any date of determination, such Risk Retention Consultation Party or the holder of the VRR Interest by whom such Risk Retention Consultation Party was appointed is a Borrower Party. As of the closing date, the Fifth Third Center mortgage loan is expected to be an Excluded Loan.

“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Consultation Termination Event, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable special servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the certificates’ Percentage Allocation Entitlement thereof) will be (i) taken into account in determining the identity of the controlling Class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above) and (ii) allocated to the following Classes of certificates and trust components, in each case to notionally reduce their certificate balances or principal balances until the certificate balance or principal balance of each such Class or trust component is notionally reduced to zero: the Class J, Class G, Class F, Class E and Class D certificates and the Class C, Class B and Class A-S trust components, in that order, and then pro rata to the Class A-1 certificates and the Class A-2 and Class A-3 trust components. Appraisal Reduction Amounts and Collateral Deficiency Amounts allocated to the Class A-2, Class A-3, Class A-S, Class B or Class C trust component will be allocated to the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

corresponding Classes of Exchangeable Certificates with certificate balances pro rata to notionally reduce their certificate balances in accordance with their Class Percentage Interests therein.
Appraised-Out Class:	An “Appraised-Out Class” is any Class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such Class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior Class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable best efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to ensure that such appraisal is prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the applicable special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and such special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to such special servicer within 30 days from receipt of the Requesting Holders’ written request.

Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans) and the applicable special servicer (for any serviced mortgage loans) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal as described above. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders, the VRR Interest owners and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK5 2024-5YR12 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Parties:

The “risk retention consultation parties” will be (i) a party selected by Bank of America, National Association, (ii) a party selected by Morgan Stanley Bank, N.A., (iii) a party selected by JPMorgan Chase Bank, National Association, and (iv) a party selected by Wells Fargo Bank, National Association, in each case, as an owner of the VRR Interest. Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC, JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association (in each case, or an affiliate thereof) are expected to be appointed as the initial risk retention consultation parties.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with the special servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by the special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.

Appointment and Replacement of each Special Servicer:

The Directing Certificateholder will appoint the initial special servicer as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, any special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all Classes of certificates entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of Classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis (which requisite affirmative vote must be received within 180 days of posting of the notice of the operating advisor’s recommendation to the certificate administrator’s website).

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all Classes of certificates entitled to principal on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

With respect to any non-serviced whole loan, subject to conditions or restrictions in the applicable intercreditor agreement, the BANK5 2024-5YR12 trust, as holder of the related mortgage loan, has the right to terminate the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Structural Overview

applicable special servicer under the related pooling and servicing agreement if a servicer termination event occurs with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Consultation Termination Event (or the applicable special servicer, following the occurrence and during the continuance of a Consultation Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.

Servicing Standard:	Each applicable master servicer and each applicable special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. At any time after the occurrence and during the continuance of a Control Termination Event, or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or if the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint a replacement special servicer within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts (or would not have been advanced in the absence of a non-recoverability determination) or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made (collectively, the “Subordinated Interest Amount”). After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay the Subordinated Interest Amount.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of each Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no Classes of certificates outstanding other than the Control Eligible Certificates, and the Class X-F, Class X-G, Class X-J, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
19

BANK5 2024-5YR12	Structural Overview

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders and the VRR Interest owners via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder, or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
20

BANK5 2024-5YR12	Collateral Overview
Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Bank of America, National Association	11	42	$391,835,000	44.7%
Morgan Stanley Mortgage Capital Holdings LLC	9	47	$156,635,000	17.9%
JPMorgan Chase Bank, National Association	3	3	$111,500,000	12.7%
Wells Fargo Bank, National Association	2	2	$47,800,000	5.5%
Morgan Stanley Mortgage Capital Holdings LLC/JPMorgan Chase Bank, National Association	1	1	$85,000,000	9.7%
Wells Fargo Bank, National Association/JPMorgan Chase Bank, National Association	1	52	$83,250,000	9.5%
Total:	27	147	$876,020,000	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$876,020,000
Number of Mortgage Loans:	27
Average Cut-off Date Balance per Mortgage Loan:	$32,445,185
Number of Mortgaged Properties:	147
Average Cut-off Date Balance per Mortgaged Property:	$5,959,320
Weighted Average Mortgage Rate:	6.3231%
% of Pool Secured by 5 Largest Mortgage Loans:	42.3%
% of Pool Secured by 10 Largest Mortgage Loans:	73.1%
% of Pool Secured by ARD Loans:	0.0%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	3.3%
% of Pool Secured by Refinance Loans:	89.3%
% of Pool Secured by Recapitalization Loans:	6.2%
% of Pool Secured by Acquisition Loans:	4.5%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	46.3%
% of Pool with Subordinate Debt:	6.8%
% of Pool with Mezzanine Mortgage Debt:	0.0%

Credit Statistics(2)

Weighted Average UW NOI DSCR:	1.76x
Weighted Average UW NOI Debt Yield:	11.2%
Weighted Average UW NCF DSCR:	1.67x
Weighted Average UW NCF Debt Yield:	10.7%
Weighted Average Cut-off Date LTV Ratio(3):	57.9%
Weighted Average Maturity Date LTV Ratio(3):	57.7%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12	Collateral Overview

Amortization

Weighted Average Original Amortization Term (months)(4):	360
Weighted Average Remaining Amortization Term (months)(4):	360
% of Pool Interest Only through Maturity:	92.6%
% of Pool Amortizing Balloon:	7.4%

Lockboxes

% of Pool with Hard Lockboxes:	50.2%
% of Pool with Springing Lockboxes:	39.0%
% of Pool with Soft Lockboxes:	10.8%

Reserves

% of Pool Requiring Tax Reserves:	62.8%
% of Pool Requiring Insurance Reserves:	37.0%
% of Pool Requiring Replacement Reserves:	69.3%
% of Pool Requiring TI/LC Reserves(5):	54.0%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	60.5%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	16.6%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	9.7%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	7.4%
% of Pool with the greater of a prepayment premium and yield maintenance until open period:	5.7%
(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to December 2024.
(2)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.
(3)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.
(4)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.
(5)	Excludes manufactured housing, multifamily, self storage, and hospitality properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
22

BANK5 2024-5YR12	Characteristics of the Mortgage Loans
Top 10 Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Rooms/ Units/Pads	Cut-off Date Balance per SF/Room/ Unit/Pad	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	MSMCH/JPMCB	Queens Center	Elmhurst	NY	Retail	$85,000,000	9.7%	412,033	$1,274	1.84x	10.2%	49.5%	49.5%
2	WFB/JPMCB	Mini Mall Self Storage	Various	Various	Self Storage	$83,250,000	9.5%	2,460,347	$73	1.71x	10.5%	73.8%	73.8%
3	BANA	Elevate on Main	Granger	IN	Multifamily	$72,500,000	8.3%	400	$181,250	1.35x	7.6%	68.4%	68.4%
4	BANA	Gateway Center North	Brooklyn	NY	Retail	$65,000,000	7.4%	601,212	$499	1.20x	8.5%	67.7%	67.7%
5	BANA	Polsinelli Headquarters	Kansas City	MO	Office	$65,000,000	7.4%	253,796	$256	1.39x	12.5%	57.2%	54.7%
6	BANA	Rockefeller Center	New York	NY	Various	$60,000,000	6.8%	7,207,470	$273	3.17x	18.2%	32.3%	32.3%
7	BANA	Renaissance Newport Beach	Newport Beach	CA	Hospitality	$59,000,000	6.7%	444	$132,883	2.03x	17.1%	49.5%	49.5%
8	JPMCB	Bay Plaza Community Center	Bronx	NY	Mixed Use	$51,000,000	5.8%	568,813	$492	1.54x	10.0%	59.6%	59.6%
9	MSMCH	Sunbelt MHC Portfolio	Various	Various	Manufactured Housing	$50,000,000	5.7%	3,932	$31,790	1.58x	9.3%	50.4%	50.4%
10	JPMCB	Artisan Circle	Fort Worth	TX	Mixed Use	$50,000,000	5.7%	282,744	$177	1.63x	12.1%	53.9%	53.9%
		Total/Wtd. Avg.				$640,750,000	73.1%			1.74x	11.5%	57.0%	56.8%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Room/Unit/Pad calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Room/Unit/Pad figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
23

BANK5 2024-5YR12	Characteristics of the Mortgage Loans
Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	MSMCH/JPMCB	Queens Center	$85,000,000	$440,000,000	$525,000,000	BANK5 2024-5YR11(2)	Wells Fargo(2)(3)	Midland(2)	(2)	1.84x	10.2%	49.5%
2	WFB/JPMCB	Mini Mall Self Storage	$83,250,000	$96,750,000	$180,000,000	WFCM 2024-5C2	Wells Fargo	Rialto	WFCM 2024-5C2	1.71x	10.5%	73.8%
4	BANA	Gateway Center North	$65,000,000	$235,000,000	$300,000,000	BANK5 2024-5YR11	Wells Fargo	Midland	BANK5 2024-5YR11	1.20x	8.5%	67.7%
6	BANA	Rockefeller Center	$60,000,000	$1,908,500,000	$1,968,500,000	ROCK 2024-CNTR	Wells Fargo	KeyBank	ROCK 2024-CNTR	3.17x	18.2%	32.3%
8	JPMCB	Bay Plaza Community Center	$51,000,000	$229,000,000	$280,000,000	BANK5 2024-5YR10	Wells Fargo(3)	Rialto	BANK5 2024-5YR10	1.54x	10.0%	59.6%
9	MSMCH	Sunbelt MHC Portfolio	$50,000,000	$75,000,000	$125,000,000	BANK5 2024-5YR11	Wells Fargo	Midland	BANK5 2024-5YR11	1.58x	9.3%	50.4%
19	MSMCH	Ignite Portfolio	$11,100,000	$83,000,000	$94,100,000	BANK5 2024-5YR10	Wells Fargo	Rialto	BANK5 2024-5YR10	1.44x	9.0%	64.5%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(2)	The Queens Center controlling companion loan is currently held by German American Capital Corporation. The Queens Center whole Loan is expected to be serviced pursuant to the BANK5 2024-5YR11 pooling and servicing agreement until the securitization of the related controlling pari passu companion loan.
(3)	The primary servicer for each of the Queens Center mortgage loan (until the securitization of the related controlling pari passu companion loan) and the Bay Plaza Community Center mortgage loan is Midland Loan Services, a Division of PNC Bank, National Association.

Mortgage Loans with Subordinate Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Whole Loan UW NCF DSCR(1)	Whole Loan UW NOI Debt Yield(1)	Whole Loan Cut-off Date LTV(1)
6	BANA	Rockefeller Center	$60,000,000	$273	$ 1,531,500,000	3.17x	18.2%	32.3%	1.54x	10.3%	57.4%

(1)	Whole Loan UW NCF DSCR, Whole Loan UW NOI Debt Yield and Whole Loan Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
24

BANK5 2024-5YR12	Characteristics of the Mortgage Loans
Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units	Cut-off Date Balance per SF/Unit	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV	Prior Securitization
1	MSMCH/JPMCB	Queens Center	Elmhurst	NY	Retail	$85,000,000	9.7%	412,033	$1,274	1.84x	10.2%	49.5%	49.5%	QCMT 2013-QCA
3	BANA	Elevate on Main	Granger	IN	Multifamily	$72,500,000	8.3%	400	$181,250	1.35x	7.6%	68.4%	68.4%	RCMT 2021-FL7
4	BANA	Gateway Center North	Brooklyn	NY	Retail	$65,000,000	7.4%	601,212	$499	1.20x	8.5%	67.7%	67.7%	WFRBS 2014-C24
5	BANA	Polsinelli Headquarters	Kansas City	MO	Office	$65,000,000	7.4%	253,796	$256	1.39x	12.5%	57.2%	54.7%	WFRBS 2014-C25
6	BANA	Rockefeller Center	New York	NY	Various	$60,000,000	6.8%	7,207,470	$273	3.17x	18.2%	32.3%	32.3%	GSMS 2005-ROCK
20	JPMCB	Two Towne Square	Southfield	MI	Office	$10,500,000	1.2%	181,727	$58	1.81x	16.4%	45.4%	45.4%	JPMBB 2014-C18
21	MSMCH	Greens at Fort Mill	Fort Mill	SC	Multifamily	$9,000,000	1.0%	64	$140,625	1.27x	8.1%	64.7%	64.7%	RCMT 2022-FL8
25	BANA	GK Retail Portfolio	Various	MI	Retail	$6,000,000	0.7%	38,913	$154	1.41x	12.2%	56.1%	56.1%	CGCMT 2015-GC27
		Total				$373,000,000	42.6%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
25

BANK5 2024-5YR12	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	8	$176,766,286	20.2%	6.0754%	1.55x	9.6%	58.7%	58.7%
Anchored	3	$85,562,286	9.8%	6.6534%	1.27x	8.8%	68.1%	68.1%
Super Regional Mall	1	$85,000,000	9.7%	5.3700%	1.84x	10.2%	49.5%	49.5%
Unanchored	3	$6,000,000	0.7%	7.8500%	1.41x	12.2%	56.1%	56.1%
Single Tenant	1	$204,000	0.0%	5.3921%	3.17x	18.2%	32.3%	32.3%
Mixed Use	9	$149,378,857	17.1%	6.2729%	2.10x	13.4%	48.9%	48.9%
Retail/Office	2	$101,000,000	11.5%	6.6949%	1.58x	11.0%	56.8%	56.8%
Office/Retail	7	$48,378,857	5.5%	5.3921%	3.17x	18.2%	32.3%	32.3%
Manufactured Housing	46	$142,220,000	16.2%	5.9903%	1.44x	8.9%	58.1%	58.1%
Manufactured Housing	31	$97,672,600	11.1%	6.0219%	1.38x	8.5%	59.8%	59.8%
RV Park	6	$22,352,200	2.6%	6.0650%	1.67x	10.5%	53.9%	53.9%
Manufactured Housing/RV Park	9	$22,195,200	2.5%	5.7760%	1.51x	9.0%	54.8%	54.8%
Multifamily	5	$116,950,000	13.4%	5.8508%	1.34x	8.0%	67.2%	67.2%
Garden	3	$94,450,000	10.8%	5.8010%	1.34x	8.0%	67.9%	67.9%
Mid Rise	2	$22,500,000	2.6%	6.0600%	1.32x	8.2%	64.5%	64.5%
Office	7	$112,365,143	12.8%	7.4918%	1.77x	14.6%	50.8%	49.3%
CBD	7	$112,365,143	12.8%	7.4918%	1.77x	14.6%	50.8%	49.3%
Self Storage	53	$90,550,000	10.3%	5.9848%	1.69x	10.4%	73.1%	73.1%
Self Storage	53	$90,550,000	10.3%	5.9848%	1.69x	10.4%	73.1%	73.1%
Hospitality	2	$59,984,000	6.8%	6.8408%	2.05x	17.1%	49.2%	49.2%
Full Service	2	$59,984,000	6.8%	6.8408%	2.05x	17.1%	49.2%	49.2%
Industrial	16	$27,000,000	3.1%	7.1700%	1.51x	11.5%	59.0%	59.0%
Warehouse/Distribution	8	$10,868,432	1.2%	7.1700%	1.51x	11.5%	59.0%	59.0%
Flex	5	$9,863,719	1.1%	7.1700%	1.51x	11.5%	59.0%	59.0%
Warehouse	3	$6,267,849	0.7%	7.1700%	1.51x	11.5%	59.0%	59.0%
Other	1	$805,714	0.1%	5.3921%	3.17x	18.2%	32.3%	32.3%
Theater	1	$805,714	0.1%	5.3921%	3.17x	18.2%	32.3%	32.3%
Total/Wtd.Avg.	147	$876,020,000	100.0%	6.3231%	1.67x	11.2%	57.9%	57.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
26

BANK5 2024-5YR12	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
New York	19	$274,500,000	31.3%	5.8910%	1.90x	11.4%	52.7%	52.7%
Indiana	7	$82,107,115	9.4%	5.5496%	1.38x	7.9%	68.7%	68.7%
Missouri	1	$65,000,000	7.4%	7.8280%	1.39x	12.5%	57.2%	54.7%
California	3	$62,610,800	7.1%	6.7971%	2.00x	16.7%	49.6%	49.6%
Texas	10	$60,354,690	6.9%	7.0594%	1.60x	11.6%	54.7%	54.7%
Ohio	10	$47,351,441	5.4%	6.7185%	1.97x	14.7%	56.3%	56.3%
North Carolina	6	$35,010,148	4.0%	6.1169%	1.37x	8.6%	63.4%	63.4%
Florida	15	$31,733,340	3.6%	5.7655%	1.52x	9.1%	53.3%	53.3%
Oklahoma	16	$27,000,000	3.1%	7.1700%	1.51x	11.5%	59.0%	59.0%
Tennessee	7	$22,830,625	2.6%	6.6570%	1.49x	10.2%	67.6%	67.6%
Arizona	6	$20,778,000	2.4%	5.7820%	1.51x	9.0%	55.1%	55.1%
Montana	1	$20,300,000	2.3%	6.1140%	1.47x	9.8%	69.8%	69.8%
Michigan	6	$17,237,955	2.0%	7.8035%	1.65x	14.6%	49.9%	49.9%
Pennsylvania	4	$17,016,774	1.9%	6.0800%	1.31x	8.1%	64.1%	64.1%
Georgia	2	$15,385,000	1.8%	6.4577%	1.67x	11.1%	62.5%	62.5%
West Virginia	14	$14,726,000	1.7%	5.9700%	1.71x	10.5%	73.8%	73.8%
Alabama	3	$12,341,813	1.4%	5.9700%	1.71x	10.5%	73.8%	73.8%
Arkansas	4	$9,973,813	1.1%	5.9700%	1.71x	10.5%	73.8%	73.8%
South Carolina	1	$9,000,000	1.0%	6.1800%	1.27x	8.1%	64.7%	64.7%
Oregon	1	$8,300,000	0.9%	6.3500%	1.25x	8.2%	70.3%	70.3%
New Hampshire	1	$5,793,600	0.7%	5.6870%	1.58x	9.3%	50.4%	50.4%
Delaware	1	$4,549,000	0.5%	6.0800%	1.30x	8.1%	64.1%	64.1%
Illinois	1	$3,415,993	0.4%	6.0800%	1.44x	9.0%	64.5%	64.5%
Iowa	4	$2,472,552	0.3%	6.0800%	1.44x	9.0%	64.5%	64.5%
New Jersey	1	$2,370,000	0.3%	6.0800%	1.30x	8.1%	64.1%	64.1%
Nevada	1	$1,867,985	0.2%	6.0700%	1.31x	8.2%	64.4%	64.4%
Virginia	1	$1,468,438	0.2%	5.9700%	1.71x	10.5%	73.8%	73.8%
Kentucky	1	$524,920	0.1%	6.0800%	1.44x	9.0%	64.5%	64.5%
Total/Wtd. Avg.	147	$876,020,000	100.0%	6.3231%	1.67x	11.2%	57.9%	57.7%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
27

BANK5 2024-5YR12	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
4,500,000 - 5,000,000	1	$4,500,000	0.5%
5,000,001 - 15,000,000	11	$105,470,000	12.0%
15,000,001 - 25,000,000	2	$43,300,000	4.9%
25,000,001 - 35,000,000	3	$82,000,000	9.4%
35,000,001 - 55,000,000	3	$151,000,000	17.2%
55,000,001 - 85,000,000	7	$489,750,000	55.9%
Total:	27	$876,020,000	100.0%
Min: $4,500,000	Max: $85,000,000	Avg: $32,445,185

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
New York	19	$274,500,000	31.3%
Indiana	7	$82,107,115	9.4%
Missouri	1	$65,000,000	7.4%
California	3	$62,610,800	7.1%
Texas	10	$60,354,690	6.9%
Ohio	10	$47,351,441	5.4%
North Carolina	6	$35,010,148	4.0%
Florida	15	$31,733,340	3.6%
Oklahoma	16	$27,000,000	3.1%
Tennessee	7	$22,830,625	2.6%
Arizona	6	$20,778,000	2.4%
Montana	1	$20,300,000	2.3%
Michigan	6	$17,237,955	2.0%
Pennsylvania	4	$17,016,774	1.9%
Georgia	2	$15,385,000	1.8%
West Virginia	14	$14,726,000	1.7%
Alabama	3	$12,341,813	1.4%
Arkansas	4	$9,973,813	1.1%
South Carolina	1	$9,000,000	1.0%
Oregon	1	$8,300,000	0.9%
New Hampshire	1	$5,793,600	0.7%
Delaware	1	$4,549,000	0.5%
Illinois	1	$3,415,993	0.4%
Iowa	4	$2,472,552	0.3%
New Jersey	1	$2,370,000	0.3%
Nevada	1	$1,867,985	0.2%
Virginia	1	$1,468,438	0.2%
Kentucky	1	$524,920	0.1%
Total:	147	$876,020,000	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	8	$176,766,286	20.2%
Anchored	3	$85,562,286	9.8%
Super Regional Mall	1	$85,000,000	9.7%
Unanchored	3	$6,000,000	0.7%
Single Tenant	1	$204,000	0.0%
Mixed Use	9	$149,378,857	17.1%
Retail/Office	2	$101,000,000	11.5%
Office/Retail	7	$48,378,857	5.5%
Manufactured Housing	46	$142,220,000	16.2%
Manufactured Housing	31	$97,672,600	11.1%
RV Park	6	$22,352,200	2.6%
Manufactured Housing/RV Park	9	$22,195,200	2.5%
Multifamily	5	$116,950,000	13.4%
Garden	3	$94,450,000	10.8%
Mid Rise	2	$22,500,000	2.6%
Office	7	$112,365,143	12.8%
CBD	7	$112,365,143	12.8%
Self Storage	53	$90,550,000	10.3%
Self Storage	53	$90,550,000	10.3%
Hospitality	2	$59,984,000	6.8%
Full Service	2	$59,984,000	6.8%
Industrial	16	$27,000,000	3.1%
Warehouse/Distribution	8	$10,868,432	1.2%
Flex	5	$9,863,719	1.1%
Warehouse	3	$6,267,849	0.7%
Other	1	$805,714	0.1%
Theater	1	$805,714	0.1%
Total:	147	$876,020,000	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
5.3700 - 5.9999	6	$364,250,000	41.6%
6.0000 - 6.9999	14	$312,120,000	35.6%
7.0000 - 7.8980	7	$199,650,000	22.8%
Total:	27	$876,020,000	100.0%
Min: 5.3700%	Max: 7.8980%	Wtd Avg: 6.3231%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
60	27	$876,020,000	100.0%
Total:	27	$876,020,000	100.0%
Min: 60 mos.	Max: 60 mos.	Wtd Avg: 60 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
57 - 60	27	$876,020,000	100.0%
Total:	27	$876,020,000	100.0%
Min: 57 mos.	Max: 60 mos.	Wtd Avg: 59 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	$811,020,000	92.6%
360	1	$65,000,000	7.4%
Total:	27	$876,020,000	100.0%
Min: 360 mos.	Max: 360 mos.	Wtd Avg: 360 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	$811,020,000	92.6%
360	1	$65,000,000	7.4%
Total:	27	$876,020,000	100.0%
Min: 360 mos.	Max: 360 mos.	Wtd Avg: 360 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
BANA	11	$391,835,000	44.7%
MSMCH	9	$156,635,000	17.9%
JPMCB	3	$111,500,000	12.7%
WFB	2	$47,800,000	5.5%
MSMCH/JPMCB	1	$85,000,000	9.7%
WFB/JPMCB	1	$83,250,000	9.5%
Total:	27	$876,020,000	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	26	$811,020,000	92.6%
Amortizing Balloon	1	$65,000,000	7.4%
Total:	27	$876,020,000	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
32.3 - 40.0	1	$60,000,000	6.8%
40.1 - 50.0	5	$186,500,000	21.3%
50.1 - 60.0	7	$257,085,000	29.3%
60.1 - 65.0	7	$110,375,000	12.6%
65.1 - 70.0	5	$170,510,000	19.5%
70.1 - 73.8	2	$91,550,000	10.5%
Total:	27	$876,020,000	100.0%
Min: 32.3%	Max: 73.8%	Wtd Avg: 57.9%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
32.3 - 40.0	1	$60,000,000	6.8%
40.1 - 50.0	5	$186,500,000	21.3%
50.1 - 60.0	7	$257,085,000	29.3%
60.1 - 65.0	7	$110,375,000	12.6%
65.1 - 70.0	5	$170,510,000	19.5%
70.1 - 73.8	2	$91,550,000	10.5%
Total:	27	$876,020,000	100.0%
Min: 32.3%	Max: 73.8%	Wtd Avg: 57.7%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.20 - 1.70	20	$542,685,000	61.9%
1.71 - 2.10	5	$245,835,000	28.1%
2.11 - 2.50	1	$27,500,000	3.1%
2.51 - 3.17	1	$60,000,000	6.8%
Total:	27	$876,020,000	100.0%
Min: 1.20x	Max: 3.17x	Wtd Avg: 1.67x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
7.6 - 9.0	11	$252,435,000	28.8%
9.1 - 10.0	5	$142,250,000	16.2%
10.1 - 11.0	2	$168,250,000	19.2%
11.1 - 14.0	5	$156,085,000	17.8%
14.1 - 18.2	4	$157,000,000	17.9%
Total:	27	$876,020,000	100.0%
Min: 7.6%	Max: 18.2%	Wtd Avg: 11.2%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans and/or mezzanine loans, as applicable. The UW NCF DSCR, UW NOI Debt Yield and LTV calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
28

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
29

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
30

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
31

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
32

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

East River
Rikers Island
College Point
Powell Cove
Whitepoint Shopping Ctr.
Cross Is. Pkwy
14th Ave
College Point Center
Pepsi Cola Bottling Co.
20th Ave
College Point Blvd
678
Flushing Bay
La Guardia Airport
New York Times Distribution
Linden Hill
Parsons Blvd
Grand Central Pkwy
Whitestone Expwy
Whitestone Expressway Plaza
Flushing
East Elmhurst
Northern Blvd
25A
Astoria Blvd
Roosevelt Ave
Murray Hill
Main St/ Flushing
New World Mall
LIRR
Flushing/ Main St
Flushing Hosp. Medical Center
Downtown Flushing
The Shops at SkyView
East Flushing
Astoria
278
31st Ave
82nd St
Junction Blvd
108th St
Citi Field
Willets Point
Broadway
Northern Blvd
Plaza 48
Woodside
Jackson Heights
111th St
Arthur Ashe Stadium
Mets/ Willets Point
Louis Armstrong Stadium
NY Presbyterian Queens Hospital
Kissena Blvd
65th St
Junction Blvd
103rd St/ Corona Plaza
Flushing Meadows Corona Park
Skillman Ave
61st St/ Woodside
69th St/ Fisk Ave
74th St/ B'way
82nd St
90th St/ Elmhurst
Elmhurst
Elmhurst Ave
QUEENS
Long Island Expwy
495
52nd St/ Lincoln Ave
25
Bklyn-Queens Expwy
Queens Blvd
51st Ave
99th St
Queens Center
90-15 Queens Boulevard
Elmhurst, NY 11373
Queens Mall
Meadow Lake
Cedar Grove Cemetery
Main St
Queens College, CUNY
Van Wyck Expwy
Maspeth
Grand Ave
Rego Center
63rd Dr/ Rego Park
108th St
Jewel Ave
Kew Gardens Hills
58th St
69th St
Long Island Expwy
67th Ave
Woodhaven Blvd
LIRR
Queens Blvd
71st Ave/ Forest Hills
Willow Lake
Eliot Ave
Rego Park
Forest Hills Stadium
Forest Hills
75th Ave
Grand Ave
Middle Village
Fresh Pond Rd
St. Johns Cemetery
Union Turnpike
Jamaica
Metropolitan Ave
Metro Mall
Metropolitan Ave
Kew Gardens
Briarwood
Ridgewood
Cooper Ave
Glendale
Interboro Pkwy
Union Tpke
Forest Park
Kew Gardens
Fresh Pond Rd
Forest Ave
Central Ave
Myrtle Ave
Seneca Ave
Myrtle Ave
121 St/ Jamaica Ave
Van Wyck/ Jamaica
Jamaica Hospital Center
Wyckoff Ave/Myrtle
Mt. Lebanon Cemetery
Halsey St/ Canarsie
Cypress Hills St
Interboro Pkwy
111 St/ Jamaica Ave
Lefferts Blvd
JFK Intl. Airport 3 miles
BROOKLYN
102nd St
Woodhaven Blvd
Atlantic Ave
Richmond Hills
Cypress Hills
Elderts Lane/75th St
Forest Pkwy/ 85th St
Paterson
Yonkers
Bronx
Manhattan
New York City
Queens
Brooklyn
Newark
Jersey City
Staten Island
Long Island
New Rochelle
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
33

Mortgage Loan No. 1 – Queens Center

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	MSMCH/JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	BBB/BBB/NR			Location:	Elmhurst, NY 11373
Original Balance(1):	$85,000,000			General Property Type:	Retail
Cut-off Date Balance(1):	$85,000,000			Detailed Property Type:	Super Regional Mall
% of Initial Pool Balance:	9.7%			Title Vesting(4):	Fee/Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	1973/2004
Borrower Sponsor:	The Macerich Partnership, L.P.			Size(5):	412,033 SF
Guarantor:	The Macerich Partnership, L.P.			Cut-off Date Balance Per SF(1):	$1,274
Mortgage Rate:	5.3700%			Maturity Date Balance Per SF(1):	$1,274
Note Date:	10/28/2024			Property Manager:	Macerich Property Management
Maturity Date:	11/6/2029				Company, LLC (borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$53,620,566
IO Period:	60 months			UW NCF:	$52,532,319
Seasoning:	1 month			UW NOI Debt Yield(1):	10.2%
Prepayment Provisions(2):	L(25),DorYM1(28),O(7)			UW NCF Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	10.2%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR(1):	1.84x
Additional Debt Balance(1):	$440,000,000			Most Recent NOI:	$49,730,304 (9/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$52,482,275 (12/31/2023)
				3rd Most Recent NOI:	$55,476,544 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	95.4% (10/7/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	98.9% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	98.7% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$1,060,000,000 (9/19/2024)
Replacement Reserve:	$0	Springing	$206,017	Appraised Value Per SF:	$2,573
TI/LC Reserve:	$0	Springing	$641,476	Cut-off Date LTV Ratio(1):	49.5%
Outstanding TI/LC and Gap Rent:	$12,211,534	$0	NAP	Maturity Date LTV Ratio(1):	49.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$525,000,000	85.2%	Loan Payoff:	$601,802,949	97.7%
Borrower Sponsor Equity:	$91,238,851	14.8%	Upfront Reserves:	$12,211,534	2.0%
			Closing Costs:	$2,224,368	0.4%
Total Sources:	$616,238,851	100.0%	Total Uses:	$616,238,851	100.0%

(1)	The Queens Center Mortgage Loan (as defined below) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate original principal balance of $525,000,000. The information presented is based on the Queens Center Whole Loan (as defined below).
(2)	Defeasance or Yield Maintenance of the Queens Center Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Queens Center Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in December 2024.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	See “Ground Lease” section below for further discussion.
(5)	Size is exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchor tenants.

The Mortgage Loan. The largest mortgage loan (the “Queens Center Mortgage Loan”) is part of a whole loan evidenced by 27 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $525,000,000 (the “Queens Center Whole Loan”). The Queens Center Whole Loan is secured by the borrowers’ non-overlapping fee and leasehold interest in a 412,033 SF retail property located in Elmhurst, New York (the “Queens Center Property”) as well as the Pledgor Borrower’s (as defined below) membership interest in the Property Borrower (as defined below). The Queens Center Mortgage Loan is evidenced by the non-controlling notes A-3-2, A-3-4, A-3-5, A-5-2, A-5-3 and A-5-4, with an aggregate outstanding principal balance as of the Cut-off Date of $85,000,000. The Queens Center Whole Loan was originated by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GS”), JPMorgan Chase Bank, National Association (“JPMCB”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A. (“MSBNA”) on October 28, 2024. JPMCB is selling Note A-3-2, Note A-3-4 and Note A-3-5 with an aggregate outstanding principal balance as of the Cut-off Date of $42,000,000 and MSMCH, an affiliate of MSBNA, is selling Note A-5-2, Note A-5-3 and Note A-5-4 with an aggregate outstanding principal balance as of the Cut-off Date of $43,000,000. The Queens Center Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust until the controlling Note A-1-1 is securitized, at which time servicing will shift to the pooling and servicing agreement for such future securitization. See “Description of the Mortgage Pool—The Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Queens Center Mortgage Loan, the Gateway Center North Mortgage Loan and the Sunbelt MHC Portfolio Mortgage Loan” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
34

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The table below summarizes the promissory notes that comprise the Queens Center Whole Loan.

Queens Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-1(1)	$50,000,000	$50,000,000	GACC	Yes
A-1-2(1)	$25,000,000	$25,000,000	GACC	No
A-1-3(1)	$25,000,000	$25,000,000	GACC	No
A-1-4(1)	$20,000,000	$20,000,000	GACC	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$15,000,000	$15,000,000	GACC	No
A-2-1	$15,000,000	$15,000,000	WFCM 2024-5C2(2)	No
A-2-2(1)	$15,000,000	$15,000,000	GS	No
A-2-3(1)	$15,000,000	$15,000,000	GS	No
A-2-4(1)	$15,000,000	$15,000,000	GS	No
A-2-5(1)	$15,000,000	$15,000,000	GS	No
A-2-6(1)	$25,000,000	$25,000,000	GS	No
A-3-1	$43,000,000	$43,000,000	BANK5 2024-5YR11(3)	No
A-3-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-3-3	$15,000,000	$15,000,000	WFCM 2024-5C2(2)	No
A-3-4	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-3-5	$7,000,000	$7,000,000	BANK5 2024-5YR12	No
A-4-1(1)	$15,000,000	$15,000,000	BMO	No
A-4-2(1)	$15,000,000	$15,000,000	BMO	No
A-4-3(1)	$15,000,000	$15,000,000	BMO	No
A-4-4(1)	$15,000,000	$15,000,000	BMO	No
A-4-5(1)	$15,000,000	$15,000,000	BMO	No
A-4-6(1)	$25,000,000	$25,000,000	BMO	No
A-5-1	$32,000,000	$32,000,000	BANK5 2024-5YR11(3)	No
A-5-2	$20,000,000	$20,000,000	BANK5 2024-5YR12	No
A-5-3	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-5-4	$8,000,000	$8,000,000	BANK5 2024-5YR12	No
Whole Loan	$525,000,000	$525,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The WFCM 2024-5C2 securitization transaction is expected to close on or about November 27, 2024.
(3)	The BANK5 2024-5YR11 securitization transaction is expected to close on or about November 20, 2024.

The Borrowers and the Borrower Sponsor. The borrowers for the Queens Center Whole Loan are Queens Center SPE LLC (the “Property Borrower”) and Queens Center Pledgor LLC (the “Pledgor Borrower”; together with the Property Borrower, the “Borrowers”), each a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsor is The Macerich Partnership, L.P., which is a subsidiary of The Macerich Company (“Macerich”). Macerich is a fully integrated, self-managed and self-administered real estate investment trust. The Macerich Partnership, L.P. is the non-recourse carveout guarantor. Developing and managing properties that serve as community cornerstones, Macerich currently owns 44 million SF of real estate consisting primarily of interests in 41 retail centers.

The Property. Built in 1973 and renovated in 2004, Queens Center (the “Queens Center Mall”) is a 968,757 SF (412,033 collateral SF) super regional shopping center located in Elmhurst, New York and situated on an 8.41-acre parcel with 1,903 parking spaces. Of the 968,757 total SF, 412,033 SF constitutes the collateral for the Queens Center Whole Loan, with the remaining non-collateral areas of the Queens Center Mall occupied by Macy’s and JCPenney and owned by third parties.

Representing the sole enclosed super-regional shopping center in Queens, the Queens Center Mall attracts 9.4 million visitors annually and has a trade area of 2.4 million people. The Queens Center Mall has historically benefited from high tenant demand with occupancy averaging 98.4% over the last 10 years. Further, the Queens Center Property is currently 95.4% leased to 120 national and regional tenants. Since 2022, Macerich has been able to successfully re-tenant or renew over 60% of the collateral SF. Recently, the borrower sponsor has leased to several new high-performing tenants including Primark (54,832 SF), ZARA (36,463 SF) and H&M (19,694 SF).

The Queens Center Mall was originally acquired by Macerich in 1995. In 2004, Macerich invested $275.0 million to fully redevelop and expand the Queens Center Property. The expansion featured the addition of 250,000 in-line SF and JCPenney’s development of a 204,340 SF box, which JCPenney subsequently sold to Ashkenazy Acquisition Corporation in January 2022. Since 2019, the Borrowers have invested $65.2 million in leasing capital, common area renovations, and operational upgrades with plans to invest an additional $13.0 million by the end of 2024 (such additional investment is not required or reserved for under the Queens Center Whole Loan documents). Of the $78.2 million spent or budgeted from 2019 through year end 2024, $15.2 million has been allocated toward the buildout of ZARA’s new 36,463 SF store, which combined 10 in-line units across two floors. Furthermore, Macerich has invested $19.7 million and $6.3 million in tenant allowances and buildout costs for Primark (54,832 SF) and H&M (19,694 SF), respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
35

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

According to the appraisal, the Queens Center Mall is a top-producing center in New York City, attracting significant foot traffic and generating over $500 million in annual sales. The Queens Center Mall’s sales PSF are significantly higher than the national average, with comparable mall shop sales reported at $1,731 PSF ($1,165 PSF excluding Apple). According to the borrower sponsor, as of TTM July 2024, the non-collateral Macy’s and JCPenney reported annual sales of $132,000,000 and $26,000,000, respectively.

Major Tenants.

Primark (54,832 SF; 13.3% of NRA; 5.6% of underwritten base rent): Founded in 1969, Primark is an international fashion retailer that offers affordable fashion, home goods and accessories. Primark operates over 450 stores in 17 countries across Europe and the United States. The Queens Center Property hosts Primark's newest location in the Tri-State area. Primark is not yet in occupancy and expected to take possession of its space in December 2024. Primark’s lease expires in January 2035, has two, five-year extension options remaining and contains a termination option in the event that gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028.

ZARA (36,463 SF; 8.8% of NRA; 3.2% of underwritten base rent): Founded in 1974, ZARA is an international fashion retailer and part of the Inditex Group. ZARA operates approximately 3,000 stores in 96 countries, offering a wide range of fashion-forward apparel. ZARA’s forecasted annual sales for the TTM July 2024 period are $23,559,201 ($646 PSF). ZARA’s lease expires in November 2033, has one, five-year extension option remaining and contains a termination option in the event that it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031.

H&M (19,694 SF; 4.8% of NRA; 2.8% of underwritten base rent): Founded in 1947, H&M, part of the H&M Group, is a global fashion retailer offering a broad range of clothing and accessories for men, women, and children. H&M has over 3,800 stores across 77 markets worldwide, H&M is known for its commitment to affordable fashion. H&M’s lease expires in January 2035, has two, 4-year extension options remaining and contains options to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period.

American Eagle Outfitters (10,268 SF; 2.5% of NRA; 3.4% of underwritten base rent): Founded in 1977, American Eagle Outfitters is a global specialty retailer that offers various types of apparel, intimates, activewear, accessories, and personal care products. With over 1,000 stores worldwide, American Eagle focuses on providing a unique shopping experience for the 15 to 25 year-old consumer demographic. American Eagle Outfitters reported annual sales for the TTM July 2024 period of $10,541,311 ($1,027 PSF). American Eagle Outfitters’ lease expires in September 2032 and has no extension or termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
36

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to tenancy at the Queens Center Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Base Rent	% of Total Annual UW Base Rent	Annual UW Base Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Primark	NR/NR/NR	54,832	13.3%	$2,967,306	5.6%	$54.12	1/31/2035	2 x 5 yr	Y(3)
ZARA	NR/NR/NR	36,463	8.8%	$1,700,000	3.2%	$46.62	11/30/2033	1 x 5 yr	Y(4)
H&M	NR/NR/NR	19,694	4.8%	$1,477,050	2.8%	$75.00	1/31/2035	2 x 4 yr	Y(5)
American Eagle Outfitters	NR/NR/NR	10,268	2.5%	$1,773,181	3.4%	$172.69	9/30/2032	None	N

Select In-line < 10,000 SF
Apple	NR/Aaa/AA+	8,706	2.1%	$1,558,044	3.0%	$178.96	7/31/2025	1 x 5 yr	N
Finish Line	NR/NR/NR	8,625	2.1%	$1,669,923	3.2%	$193.61	8/31/2025	None	N
Adidas	NR/NR/NR	8,183	2.0%	$1,104,705(6)	2.1%	$135.00	1/31/2029	None	Y(7)
The Cheesecake Factory	NR/NR/NR	8,077	2.0%	$848,085	1.6%	$105.00	1/31/2037	2 x 5 yr	N
Hollister Co.	NR/NR/NR	8,028	1.9%	$879,028	1.7%	$109.50	1/31/2027	None	N
Victoria’s Secret	NR/NR/NR	7,767	1.9%	$1,285,796	2.4%	$165.55	1/31/2033	None	N
Subtotal/Wtd. Avg.		49,386	12.0%	$7,345,580	13.9%	$148.74

Remaining Occupied		222,284	54.0%	$37,530,596	71.1%	$168.84
Occupied Total		392,927	95.4%	$52,793,713	100.0%	$134.36
Vacant		19,106	4.6%
Total/Wtd. Avg.		412,033	100.0%

(1)	Based on the underwritten rent roll dated as of October 7, 2024 and exclusive of 556,724 SF associated with Macy’s and JCPenney, both of which are non-collateral anchors.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Primark has the right to terminate its lease if its gross sales between December 2027 and November 2028 do not exceed $23,000,000, provided it gives notice within 90 days following November 30, 2028, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowances for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(4)	ZARA has the right to terminate its lease, provided it gives notice 270 days prior to (i) December 31, 2028 or (ii) May 31, 2031, with the payment of a termination fee in an amount equal to the unamortized portion, as of the end of the fifth lease year, of the sum of certain allowances for construction work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(5)	H&M has the right to terminate its lease if its gross sales (i) between January 2028 and December 2028 do not exceed $16,000,000 or (ii) between January 2031 and December 2031 do not exceed $18,000,000, in each case, provided that it gives notice within 120 days following such period, with the payment of a termination fee in an amount equal to 50% (if terminated based on sales in 2028) or 25% (if terminated based on sales in 2031) of the unamortized portion of the sum of certain allowances for construction and other interior work amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(6)	During the period commencing January 2024 and continuing through December 2024 (the "Rent Reduction Period"), in lieu of fixed minimum rent and percentage rent set forth in the lease, Adidas benefits from reduced monthly rent in the amount of (a) $92,058.75 plus (b) the product obtained by multiplying 6% by annual gross sales in excess of $14,452,452.47.
(7)	If Adidas’ gross sales for calendar year 2024 (the “Test Period”) do not exceed $7,000,000, anytime during the 60-day period immediately following the Test Period, Adidas will have the one-time right to terminate its lease upon 90 days' prior written notice and the payment of a termination fee in an amount equal to five times the monthly fixed minimum rent and monthly amount of the tenant's share of variable costs as set forth in the lease and in effect on the date of tenant's notice to terminate its lease. Adidas’ sales for the TTM July 2024 period were $5,438,309.
(8)	Vacant includes 8,351 SF currently occupied that is underwritten as vacant though currently occupied by tenants known to be vacating. The Queens Center Property was 97.4% physically occupied inclusive of such tenants as of October 7, 2024.

The following table presents certain comparable sales history at the Queens Center Mall:

Comparable Sales(1)
	2019	2021	2022	2023	TTM July 2024
Inline (<10,000 SF) Sales PSF	$1,581	$1,615	$1,717	$1,751	$1,731
Inline (<10,000 SF excluding Apple) Sales PSF	$1,145	$1,122	$1,189	$1,147	$1,165
Inline (<10,000 SF excluding Apple) Occupancy Cost(2)	22.5%	21.7%	21.1%	22.8%	22.1%
Non-collateral Anchor Sales(3)	$173,300,000	$159,700,000	$164,000,000	$164,000,000	$158,000,000
Total Queens Center Mall Sales	$616,120,375	$536,343,372	$561,506,309	$562,896,033	$533,839,416

(1)	All sales information presented above is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Occupancy Cost is calculated based on gross sales divided by the sum of (i) contractual rent and (ii) reimbursements, each based on the underwritten rent roll dated October 7, 2024.
(3)	Includes sales of Macy’s and JCPenney, both of which are non-collateral anchors, as provided by the borrower sponsor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
37

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The following table presents certain information relating to the lease rollover schedule at the Queens Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	10	21,754	5.3%	5.3%	$4,334,114	8.2%	8.2%	$199.23
2025	28	77,642	18.8%	24.1%	$9,690,548	18.4%	26.6%	$124.81
2026	17	37,142	9.0%	33.1%	$7,896,124	15.0%	41.5%	$212.59
2027	13	25,249	6.1%	39.3%	$3,456,921	6.5%	48.1%	$136.91
2028	11	19,816	4.8%	44.1%	$3,090,862	5.9%	53.9%	$155.98
2029(3)	16	32,294	7.8%	51.9%	$6,424,947	12.2%	66.1%	$198.95
2030	5	8,572	2.1%	54.0%	$1,167,451	2.2%	68.3%	$136.19
2031	1	389	0.1%	54.1%	$175,873	0.3%	68.6%	$452.12
2032	2	11,788	2.9%	56.9%	$1,966,221	3.7%	72.4%	$166.80
2033	8	52,114	12.6%	69.6%	$3,599,219	6.8%	79.2%	$69.06
2034	10	12,981	3.2%	72.7%	$3,290,888	6.2%	85.4%	$253.52
2035 & Thereafter	8	93,186	22.6%	95.4%	$7,700,543	14.6%	100.0%	$82.64
Vacant	0	19,106	4.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	129	412,033	100.0%		$52,793,713	100.0%		$134.36(4)

(1)	Based on the underwritten rent roll dated October 7, 2024.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Queens Center Whole Loan has a maturity date of November 6, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Queens Center Property is located in the Elmhurst neighborhood of Queens, New York. Elmhurst is a densely populated area with a mix of residential and commercial developments. The neighborhood is well-connected via public transportation, including the Long Island Rail Road and New York City subway system, providing access to Manhattan and other parts of the city. The area is characterized by a diverse population and a variety of housing types, including multi-tenant rentals and cooperative apartments. The average household income within a one-mile radius is $86,791, increasing to $92,204 within three miles, and $98,765 within five miles. The population in these areas is 191,469, 907,210, and 2,357,847, respectively.

The Queens Center Mall benefits from its location and strong tenant mix, making it a key retail center in the region. Notably, Apple is a significant draw, with sales of approximately $130 million. According to the appraisal, the Queens retail market, as of the second quarter of 2024, has a total inventory is approximately 5.7 million SF with an 11.3% vacancy rate.

Positioned as the only enclosed super regional shopping center in Queens County, the Queens Center Property serves a trade area of 2.4 million people and approximately 861,000 households. Queens County spans 108.1 square miles and is home to 2.4 million residents, making Queens the 4th densest county in the United States. The Queens Center Mall’s trade area is characterized by a dynamic and culturally rich population with an average household income of approximately $104,000. The Queens Center Mall has two retail centers in its trade area; however, the Queens Center Mall offers convenient access via car, bus, subway or foot, as it is located adjacent to a highly trafficked subway station and the intersection of Queens Boulevard, Woodhaven Boulevard, and the Long Island Expressway.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Queens Center Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF	Renewal Tenant Improvements PSF
0 – 1,000 SF	$225.00	5	3% per annum	$100.00	$25.00
1,001 – 2,000 SF	$200.00	5	3% per annum	$100.00	$25.00
2,001 – 3,000 SF	$200.00	5	3% per annum	$100.00	$25.00
3,001 – 5,000 SF	$175.00	5	3% per annum	$100.00	$25.00
5,001 – 7,500 SF	$150.00	10	3% per annum	$100.00	$25.00
7,501+ SF	$150.00	10	3% per annum	$100.00	$25.00
Jewelry	$400.00	10	3% per annum	$100.00	$25.00
Food Court	$410.00	10	3% per annum	$250.00	$75.00
Kiosk 0-100 SF	$2,000.00	5	3% per annum	$0.00	$0.00
Kiosk 100+ SF	$650.00	5	3% per annum	$0.00	$0.00
Major	$75.00	10	10% in Year 6	$100.00	$25.00
Junior Anchor	$50.00	10	10% in Year 6	$100.00	$25.00

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
38

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

The table below presents certain information relating to retail centers comparable to the Queens Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Queens Center Property
Queens Center	1973 / 2004	412,033(2)	95.4%(2)	Primark, ZARA(2)	NAP
Queens Place Retail Center	1965 / 2001	445,953	96.0%	Target, Macy’s Furniture Store, DSW Shoes, Best Buy, Lidl	One Block North
Rego Park Center I	1996 / 2005	342,869	75.0%	Burlington, Marshalls	Two Blocks South
Rego Park Center II	2010 / NAP	616,820	100.0%	Costco, At Home, Aldi, Petco, TJ Maxx	Two Blocks South
The Shops at Atlas Park	2006 / NAP	372,000	95.0%	Ashley Furniture, Forever 21, HomeGoods, NYSC, Regal Cinemas, Ulta, TJ Maxx	1.8 Miles South
Kings Plaza(3)	1969 / 2018	1,146,035	88.0%	Burlington, Lowe’s, Macy’s, Target, Primark	10.0 Miles South
Green Acres Mall	1956 / 2016	2,075,000	93.0%	Macy’s, Kohl’s, Primark	11.0 Miles Southeast
Staten Island Mall(3)	1972 / 2018	1,700,000	94.0%	Primark, JC Penney, Macy’s, Lidl, AMC Theatres	22.0 Miles Southwest
Roosevelt Field	1956 / 2014	2,330,000	98.0%	Bloomingdales, JC Penney, Primark, Macy’s, Nordstrom, Dick’s Sporting Goods, Neiman Marcus	15.0 Miles East
Weighted Average			93.9%(4)

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of October 7, 2024 and does not include 556,724 SF of space associated with Macy’s and JCPenney which are non-collateral anchor tenants.
(3)	Owned by the borrower sponsor.
(4)	Weighted Average excludes the Queens Center Property.

Appraisal. The appraiser concluded to an “as-is” value for the Queens Center Property of $1,060,000,000 as of September 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 18, 2024, there was no evidence of any recognized environmental conditions at the Queens Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
39

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Queens Center Property:

Cash Flow Analysis
	2019	2020	2021	2022	2023	TTM 9/30/2024	UW	UW PSF
Base Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$52,793,713	$128.13
Rent Steps	$0	$0	$0	$0	$0	$0	$1,247,807	$3.03
Vacant Income	$0	$0	$0	$0	$0	$0	$4,370,011	$10.61
Gross Potential Rent	$67,057,833	$59,301,650	$52,916,768	$51,918,944	$52,818,458	$51,520,695	$58,411,531	$141.76
Reimbursements	$30,790,847	$29,765,742	$27,453,264	$29,305,910	$29,580,066	$30,900,451	$31,470,373	$76.38
Percentage Rent	$87,927	$284,409	$1,504,768	$1,176,649	$211,061	$4,663	$0	$0.00
Other Income(1)	$18,077,641	$9,515,462	$14,790,599	$20,746,611	$16,405,772	$15,580,030	$15,262,235	$37.04
Net Rental Income	$116,014,248	$98,867,263	$96,665,399	$103,148,114	$99,015,357	$98,005,839	$105,144,139	$255.18
Less Vacancy/Bad Debt(2)	($482,316)	($7,429,704)	$3,086,693	($396,362)	$285,757	($1,035,603)	($4,370,011)	($10.61)
Effective Gross Income	$115,531,932	$91,437,559	$99,752,092	$102,751,752	$99,301,114	$96,970,236	$100,774,128	$244.58

Real Estate Taxes	$28,285,488	$29,999,255	$29,577,588	$27,309,540	$26,831,221	$26,587,630	$26,925,545	$65.35
Insurance	$254,934	$356,236	$424,981	$453,227	$419,257	$486,435	$531,957	$1.29
Management Fee	$1,106,734	$952,496	$923,502	$1,003,129	$876,335	$860,247	$1,000,000	$2.43
Ground Rent	$441,719	$441,719	$461,478	$471,358	$471,358	$502,544	$608,041	$1.48
Other Expenses	$17,087,387	$11,923,051	$16,497,949	$18,037,954	$18,220,668	$18,803,076	$18,088,019	$43.90
Total Expenses	$47,176,262	$43,672,757	$47,885,498	$47,275,208	$46,818,839	$47,239,932	$47,153,562	$114.44

Net Operating Income	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$53,620,566	$130.14
TI/LC	$0	$0	$0	$0	$0	$0	$968,757	$2.35
Replacement Reserves	$0	$0	$0	$0	$0	$0	$119,490	$0.29
Net Cash Flow(3)	$68,355,670	$47,764,802	$51,866,594	$55,476,544	$52,482,275	$49,730,304	$52,532,319	$127.50

Occupancy (%)	98.9%	97.9%	97.6%	98.7%	98.9%	95.4%(4)	95.8%(5)
NOI DSCR(6)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.88x
NCF DSCR(6)	2.39x	1.67x	1.81x	1.94x	1.84x	1.74x	1.84x
NOI Debt Yield(6)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.2%
NCF Debt Yield(6)	13.0%	9.1%	9.9%	10.6%	10.0%	9.5%	10.0%

(1)	Other Income is based on the borrower sponsor’s budget and includes income from parking, business development/advertising, specialty leasing, overage rent and other miscellaneous income.
(2)	Vacancy/Bad Debt reflects bad debt for historical periods and vacancy for UW. Positive periods reflect recovery of bad debt.
(3)	The decrease in Net Cash Flow from 2019 to 2020 and subsequent increase from 2020 to 2021 is primarily attributable to impacts from the COVID-19 pandemic.
(4)	Based on the underwritten rent roll dated as of October 7, 2024 and includes tenants that have leases that have been executed but have not yet commenced, and excludes non-collateral anchor tenants.
(5)	The underwritten economic vacancy is 4.2%. The Queens Center Property was 97.4% physically occupied inclusive of known vacates as of October 7, 2024.
(6)	DSCRs and Debt Yields are based on the Queens Center Whole Loan

Escrows and Reserves.

Real Estate Taxes – During the continuance of a Trigger Period (as defined below), the Borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next ensuing twelve months (initially estimated to be approximately $2,243,795 monthly).

Insurance – During the continuance of a Trigger Period, unless the Queens Center Property is insured under an acceptable blanket policy and no event of default for which the lender has commenced an enforcement action is continuing, the Borrowers are required to escrow 1/12 of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $8,584 on a monthly basis for replacement reserves, subject to a cap of $206,017.

TI/LC Reserve – During the continuance of a Trigger Period, the Borrowers are required to escrow approximately $26,728 on a monthly basis for ongoing rollover reserves, subject to a cap of $641,476.

Outstanding TI/LC and Gap Rent Reserve – On the loan origination date, the Borrowers were required to make an upfront deposit of $12,211,534 into a reserve for unfunded obligations for the tenant improvements, leasing commissions and free or abated rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
40

Retail – Super Regional Mall	Loan #1	Cut-off Date Balance:	$85,000,000
90-15 Queens Boulevard	Queens Center	Cut-off Date LTV:	49.5%
Elmhurst, NY 11373		UW NCF DSCR:	1.84x
		UW NOI Debt Yield:	10.2%

Lockbox and Cash Management. The Queens Center Whole Loan is structured with a hard lockbox and springing cash management. The Borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within three business days after receipt. So long as no Trigger Period is continuing, the Borrowers will have access to the funds deposited into the lockbox account, and may utilize the lockbox account as an operating account. During the continuance of a Trigger Period, the Borrowers will no longer have any further access to the funds in the lockbox account, and such funds in the lockbox account are required to be swept to a lender-controlled cash management account, and applied and disbursed in accordance with the Queens Center Whole Loan documents, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Queens Center Whole Loan during the continuance of such Trigger Period, or (ii) if no Trigger Period is continuing, disbursed to the Borrowers.

A “Trigger Period” means the period commencing upon the occurrence of (i) an event of default or (ii) the debt service coverage ratio based on the trailing two calendar quarters is less than 1.40x. A Trigger Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender or (b) with respect to clause (ii) above, (x) the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.40x, or (y) Borrowers will have (1) after the prepayment lockout release date, prepaid the Queens Center Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Queens Center Whole Loan documents or (2) delivered to the lender cash or other securities acceptable to the lender in accordance with the Queens Center Whole Loan documents as additional collateral for the Queens Center Whole Loan in an amount that when added to underwritten net operating income would result in a debt service coverage ratio at least equal to 1.40x.

Release of Property. The Borrowers are permitted to obtain the free release (without prepayment or defeasance) of Out Parcels (as defined below) provided certain conditions are satisfied, including among others, (i) certification by the Borrowers that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue loss attributable to the Out Parcel being released) the remaining improvements located on the Queens Center Property as a retail shopping center; (ii) separate tax lots (or the owner of the released Out Parcel is contractually obligated to pay its share of taxes), (iii) compliance with all applicable laws, reciprocal easement agreements and material leases, and (iv) compliance with REMIC related conditions.

“Out Parcels” means (A) certain real property that is as of the date of any potential release non-income producing and unimproved for tenant occupancy and the release of which does not have a material adverse effect on (i) the business, profits, operations or condition (financial) of Borrowers, (ii) the ability of Borrowers to repay the debt in accordance with the terms of the loan documents, or (iii) the ongoing operations of the remaining Queens Center Property; and (B) certain real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least three years prior to the date of any potential release.

Ground Lease. A 17,450 SF portion of the Queens Center Property located on the northeast corner of 92nd Street and 59th Avenue (the "Ground Leased Parcel") is subject to a ground lease (the “Ground Lease”) between Tiliakos Enterprises LLC, as the ground landlord (the “Ground Landlord”), and the Property Borrower, as the ground tenant (in such capacity, the “Ground Tenant”). The Ground Lease has a maturity date of May 31, 2048, with no renewal options, but with a purchase option for the Property Borrower, exercisable as follows: Between May 1, 2039 and April 30, 2046, the Ground Landlord must serve notice to the Ground Tenant for the Ground Tenant to purchase the ground-leased parcel (the "Put Right"), with the notice date being deemed to be March 2, 2046, if the Ground Landlord fails to provide such notice by April 30, 2046, and the Ground Tenant will subsequently have three years to send notice of its acceptance of the Put Right beginning 60 days after Ground Landlord's notice is sent (the "Call Right"). The Ground Landlord and the Ground Tenant are each required to appoint an appraiser, and to agree to a third, disinterested appraiser, to obtain a fair market value of the Ground Leased Parcel, and the average of the two closest valuations will be treated as the purchase price to be paid by the Ground Tenant for the Ground Leased Parcel. The current annual base rent is $595,510, which is required to increase every three years to the greater of (a) $325,000 (which was the initial annual base rent) or (b) the adjusted annual base rent based on the Consumer Price Index.

Shared Tax Lot. A portion of the Queens Center Property to the west of 92nd Street and the Macy's parcel together constitute a single tax lot (the “Shared Tax Lot”). The real estate taxes on the shared tax lot are allocated between Macy’s and the Property Borrower under a reciprocal easement agreement (the “REA”). Under the REA, Macy's pays approximately 40% of the total property taxes assessed against the shared tax lot to the Property Borrower, who then makes the required tax payments. There are no other operating covenants in place governing the operation of the Shared Tax Lot.

In the event of default under the Queens Center Whole Loan documents, the lender has the right to require, among other related rights, the Borrowers to exercise the rights of the Property Borrower under the REA to pursue the creation of a separate tax lot for the portion of the Queens Center Property that is part of the Shared Tax Lot, such that no portion of the Queens Center Property shares a tax lot with any real property that is not subject to the lien of the Queens Center Whole Loan.

In September 2005, the City of New York advised that it would no longer accept deeds for recordation which affect only a portion of a tax lot, although the recordation of mortgages or instruments other than deeds is not affected by this advisement. The Borrowers and non-recourse carveout guarantor have provided a non-recourse carveout (subject to certain limitations set forth in the loan documents) for any losses arising from the lender’s inability to foreclose on the portion of the Queens Center Property that is part of the Shared Tax Lot caused by (i) the City of New York’s refusal to accept for recordation a deed in foreclosure with respect to such portion of the Queens Center Property and (ii) the Borrowers’ failure to promptly pursue the creation of a separate tax lot for the portion of the Queens Center Property comprising the Shared Tax Lot.

Terrorism Insurance. The Borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. If TRIPRA is no longer in effect, the Borrowers will not be required to pay any annual insurance premiums solely with respect to such terrorism coverage in excess of 2x the amount of the then annual premiums paid by the Borrowers for all-risk coverage under a stand-alone all-risk policy (the “Terrorism Premium Cap”) and, if the cost for such coverage exceeds the Terrorism Premium Cap, the Borrowers will be required to purchase the maximum amount of terrorism coverage available with funds equal to the Terrorism Premium Cap. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
41

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
42

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

CHICAGO
MICHIGAN
INDIANA
OHIO
ILLINOIS
INDIANAPOLIS
FORT WAYNE
TOLEDO
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
KENTUCKY

PITTSBURGH
OHIO
PENNSYLVANIA
COLUMBUS
WEST VIRGINIA
KENTUCKY
VIRGINIA
Parkersburg
Charleston

Mini Mall Self Storage

Carroll	Carroll, OH
Enterprise - Rucker Blvd	Enterprise, AL
West Memphis	West Memphis, AR
Belpre	Belpre, OH
Marietta	Marietta, OH
Enterprise - Geneva Hwy	Enterprise, AL
Parkersburg - Garfield Ave	Parkersburg, WV
Bridgeport	Bridgeport, WV
Enterprise - Salem Rd	Enterprise, AL
Elizabethton	Elizabethton, TN
Cedar Lake	Cedar Lake, IN
Kannapolis	Kannapolis, NC
Johnson City - South Roan	Johnson City, TN
Cincinnati	Cincinnati, OH
Mooresville	Mooresville, IN
Bloomington	Bloomington, IN
Newton	Newton, NC
Proctorville	Proctorville, OH
Kingsport - Brookside School	Kingsport, TN
Bristol	Bristol, VA
Hurricane	Hurricane, WV
Blountville	Blountville, TN
Little Rock	Little Rock, AR
Cedar Lake - Wicker Ave	Cedar Lake, IN
Clarksville	Clarksville, AR
Parkersburg	Parkersburg, WV
Piney Flats	Piney Flats, TN
Cross Lanes	Cross Lanes, WV
Shelby	Shelby, NC
Batesville	Southside, AR
Greeneville	Greeneville, TN
Cleveland - N. Washington	Cleveland, TX
Morgantown - Lower Aarons	Morgantown, WV
Morgantown - Canyon Rd	Morgantown, WV
Asheville	Asheville, NC
Splendora - Old Hwy 59N	Splendora, TX
Nitro - 1st Ave S	Nitro, WV
Elkview	Elkview, WV
Nitro - 4117 1st St	Nitro, WV
Splendora - US-59	Splendora, TX
Conroe - Hwy 105E	Conroe, TX
Coolville	Coolville, OH
Little Hocking	Little Hocking, OH
Ravenswood	Ravenswood, WV
Racine	Racine, OH
Cedar Lake - 127th Pl.	Cedar Lake, IN
Conroe - Woodland Forest	Conroe, TX
Nitro - 11th St	Nitro, WV
Conroe - Bryant Rd	Conroe, TX
Cleveland - CR388	Cleveland, TX
Nitro - 803 Main Ave	Nitro, WV
Nitro - 1202 Main Ave	Nitro, WV

MISSOURI
KY
NASHVILLE
ARKANSAS
MEMPHIS
TENNESSEE
MISSISSIPPI
ALABAMA
LOUISIANA
TEXAS
FLORIDA
NEW ORLEANS
Gulf of Mexico

Conroe
The Woodlands
Spring
Atascocita
HOUSTON
Cleveland
Splendora
Baytown
Katy

KENTUCKY
VIRGINIA
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
Roanoke
Kingsport
Johnson City
Asheville
Winston-Salem
CHARLOTTE
Concord
Greenville

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
43

Mortgage Loan No. 2 – Mini Mall Self Storage

Mortgage Loan Information				Property Information
Mortgage Loan Sellers:	WFB/JPMCB			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various, Various
Original Balance(1):	$83,250,000			General Property Type:	Self Storage
Cut-off Date Balance(1):	$83,250,000			Detailed Property Type:	Self Storage
% of Initial Pool Balance:	9.5%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/Various
Borrower Sponsor:	Mini Mall U.S. Storage Properties Master LP			Size:	2,460,347 SF
Guarantor:	Mini Mall U.S. Storage Properties Master LP			Cut-off Date Balance per SF(1):	$73
Mortgage Rate:	5.9700%			Maturity Balance per SF(1):	$73
Note Date:	10/31/2024			Property Manager:	Mini Mall U.S. Storage Properties Master LP (borrower-related)
Maturity Date:	11/6/2029			Underwriting and Financial Information
Original Term to Maturity:	60 months			UW NOI:	$18,908,524
Original Amortization Term:	0 months			UW NCF:	$18,576,612
IO Period:	60 months			UW NOI Debt Yield(1):	10.5%
Seasoning:	1 month			UW NCF Debt Yield(1):	10.3%
Prepayment Provisions(2):	L(25),D(28),O(7)			UW NOI Debt Yield at Maturity(1):	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.71x
Additional Debt Type(1):	Pari Passu			Most Recent NOI:	$18,244,484 (8/31/2024 TTM)
Additional Debt Balance(1):	$96,750,000			2nd Most Recent NOI(4):	NAV
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI(4):	NAV
				Most Recent Occupancy:	75.8% (10/7/2024)
Reserves(3)				2nd Most Recent Occupancy(4):	NAV
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(4):	NAV
RE Taxes:	$261,988	$119,946	NAP	Appraised Value (as of)(5):	$244,000,000 (8/10/2024)
Insurance:	$0	Springing	NAP	Appraised Value per SF(5):	$99
Replacement Reserve:	$0	$27,659	NAP	Cut-off Date LTV Ratio(1)(5):	73.8%
Deferred Maintenance:	$240,160	$0	NAP	Maturity Date LTV Ratio(1)(5):	73.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$180,000,000	100.0%	Loan Payoff:	$150,772,564	83.8%
			Return of Equity:	$19,688,366	10.9%
			Closing Costs:	$9,036,922	5.0%
			Upfront Reserves:	$502,148	0.3%
Total Sources:	$180,000,000	100.0%	Total Uses:	$180,000,000	100.0%

(1)	The Mini Mall Self Storage Mortgage Loan (as defined below) is part of the Mini Mall Self Storage Whole Loan (as defined below), which is comprised of eight pari passu promissory notes with an aggregate original principal balance of $180,000,000. The information presented is based on the aggregate Cut-off Date principal balance of the Mini Mall Self Storage Whole Loan.
(2)	Defeasance of the Mini Mall Self Storage Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last promissory note representing a portion of the Mini Mall Self Storage Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 25 payments is based on the closing date of this transaction in December 2024.
(3)	See "Escrows and Reserves" below for further discussion.
(4)	Historical information is not available due to the borrower sponsor purchasing the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(5)	The Appraised Value is based on the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

The Mortgage Loan. The second largest mortgage loan (the “Mini Mall Self Storage Mortgage Loan”) is part of a whole loan (the “Mini Mall Self Storage Whole Loan”) evidenced by a eight pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $180,000,000. The Mini Mall Self Storage Whole Loan is secured by a first lien mortgage on the borrower’s fee interest in a 2,460,347 SF, self-storage portfolio consisting of 52 properties containing 60 individual assets (each, a “Mini Mall Self Storage Property” and collectively, the “Mini Mall Self Storage Properties” or the “Mini Mall Self Storage Portfolio”) located across nine states. The Mini Mall Self Storage Mortgage Loan is evidenced by the non-controlling Notes A-1-B, A-1-C, A-3-A and A-3-C with an outstanding principal balance as of the Cut-off Date of $83,250,000. The Mini Mall Self Storage Whole Loan was co-originated by Wells Fargo Bank, National Association (“WFB”), JPMorgan Chase Bank, National Association (“JPM”), and Citi Real Estate Funding Inc. (“CREFI”) on October 31, 2024. The relationship between the holders of the Mini Mall Self Storage Whole Loan is governed by a co-lender agreement. The Mini Mall Self Storage Whole Loan is being serviced pursuant to the pooling and servicing agreement for the WFCM 2024-5C2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
44

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

The table below summarizes the promissory notes that comprise the Mini Mall Self Storage Whole Loan.

Mini Mall Self Storage Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1-A	$34,500,000	$34,500,000	WFCM 2024-5C2(2)	Yes
A-1-B	$52,500,000	$52,500,000	BANK5 2024-5YR12	No
A-1-C	$3,000,000	$3,000,000	BANK5 2024-5YR12	No
A-2-A	$17,250,000	$17,250,000	WFCM 2024-5C2(2)	No
A-2-B(1)	$27,750,000	$27,750,000	CREFI	No
A-3-A	$18,750,000	$18,750,000	BANK5 2024-5YR12	No
A-3-B	$17,250,000	$17,250,000	WFCM 2024-5C2(2)	No
A-3-C	$9,000,000	$9,000,000	BANK5 2024-5YR12	No
Whole Loan	$180,000,000	$180,000,000

(1)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.
(2)	The WFCM 2024-5C2 securitization transaction is expected to close on or about November 27, 2024.

The Borrowers and the Borrower Sponsor. The borrowers are MMUS OH SPE 1, LLC, MMUS OH SPE 2, LLC, MMUS OH SPE 3, LLC, MMUS OH SPE 4, LLC, MMUS OH SPE 5, LLC, MMUS OH SPE 6, LLC, MMUS OH SPE 7, LLC, MMUS OH SPE 8, LLC, MMUS OH SPE 9, LLC, MMUS OH SPE 10, LLC, MMUS WV SPE 1, LLC, MMUS WV SPE 2, LLC, MMUS WV SPE 3, LLC, MMUS WV SPE 4, LLC, MMUS WV SPE 5, LLC, MMUS WV SPE 6, LLC, MMUS WV SPE 7, LLC, MMUS WV SPE 8, LLC, MMUS WV SPE 9, LLC, OHU3003CI LLC, ALU4407EE LP, ARU3319LK LP, ARU3318WS LP, ARU3320CE LP, INU2905BN LP, INU2906ME LP, INU2907CE LP, NCU4001KS LP, VAU3508BL LP, TXU4801SA LP and WVU3601CS LP, each a Delaware limited liability company or Delaware limited partnership. Each borrower is a single purpose entity having at least two independent directors in its organizational structure.

The borrower sponsor and non-recourse carveout guarantor is Mini Mall U.S. Storage Properties Master LP. Mini Mall U.S. Storage Properties Master LP is a subsidiary of Mini Mall Storage Properties Trust which owns and operates over 210 self storage facilities totaling over eight million SF across the United States and Canada. Mini Mall Storage Properties Trust focuses on acquiring legacy-run assets and applies institutional-grade technology and strategies to increase profitability. These include 24/7 access, improved security, and dynamic pricing models.

The Properties. The Mini Mall Self Storage Portfolio is comprised of 52 properties containing 60 individual self storage assets totaling 18,338 units and 2,460,347 SF, located across nine states. The Mini Mall Self Storage Portfolio includes 12,707 (69.3% of total units) non-climate-controlled units, 4,406 (24.0%) climate controlled units, 1,016 (5.5%) parking units and 209 (1.1%) other units. The Mini Mall Self Storage Portfolio has a weighted average year built of 1993 and no individual Mini Mall Self Storage Property accounts for more than 8.8% of underwritten net cash flow or 8.0% of units across the Mini Mall Self Storage Portfolio. As of October 2024, the portfolio was 75.8% occupied. The borrower sponsor purchased the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023 and has invested approximately $11.0 million in capital expenditures.

The following table presents certain information relating to the Mini Mall Self Storage Properties:

Portfolio Summary
Property(1) Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occ %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF
Carroll 3900 Columbus-Lancaster Road	Carroll, OH	1994-2005 / NAP	1,472	219,400	77.3%	$16,250,000	9.0%	$21,200,000	$1,640,836	8.8%
Enterprise - Rucker Blvd 2801 Rucker Boulevard	Enterprise, AL	2005 / 2019	1,315	186,240	81.1%	$14,525,000	8.1%	$18,900,000	$1,454,009	7.8%
West Memphis 701 AR-77	West Memphis, AR	2004 / 2022	892	131,220	76.9%	$12,980,000	7.2%	$16,900,000	$1,205,117	6.5%
Belpre 138 Lee Street, 485 Lee Street and 1924 Washington Boulevard	Belpre, OH	1989-2015 / NAP	799	136,250	75.1%	$7,750,000	4.3%	$9,300,000	$784,584	4.2%
Marietta 1306 Pike Street and 104 Ellsworth Avenue	Marietta, OH	1980-2019 / NAP	717	107,700	74.1%	$7,650,000	4.3%	$9,950,000	$733,296	3.9%
Enterprise - Geneva Hwy 1232 Geneva Highway	Enterprise, AL	1997 / 2019	743	142,125	75.4%	$6,585,000	3.7%	$8,350,000	$690,506	3.7%
Parkersburg - Garfield Ave 2351 Garfield Avenue	Parkersburg, WV	1982 / 1987, 1988, 1991, 1996, 2003, 2007	743	98,750	89.9%	$6,500,000	3.6%	$7,775,000	$931,996	5.0%
Bridgeport 61 Ocean Mines Road	Bridgeport, WV	2019 / 2020, 2023	502	75,080	87.2%	$5,750,000	3.2%	$6,875,000	$754,350	4.1%
Enterprise - Salem Rd 4021 Salem Road	Enterprise, AL	1964, 2016 / NAP	495	74,585	85.4%	$5,575,000	3.1%	$6,800,000	$599,627	3.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
45

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

Portfolio Summary (continued)
Property(1) Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occ %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF
Elizabethton 480 TN-91	Elizabethton, TN	2019 / 2023	614	48,550	66.0%	$4,500,000	2.5%	$7,600,000	$396,961	2.1%
Cedar Lake 10630 and 10706 West 133rd Street	Cedar Lake, IN	1930-1999 / NAP	405	73,317	56.1%	$4,110,000	2.3%	$6,850,000	$292,282	1.6%
Kannapolis 2745 North Cannon Boulevard	Kannapolis, NC	1987 / 2018	357	41,375	85.0%	$4,030,000	2.2%	$5,250,000	$396,811	2.1%
Johnson City - South Roan 2501 South Roan Street	Johnson City, TN	2004 / 2009	312	34,500	91.9%	$4,025,000	2.2%	$5,000,000	$427,871	2.3%
Cincinnati 1109 Alfred Street	Cincinnati, OH	1901 / 2001	450	46,165	73.4%	$3,840,000	2.1%	$5,000,000	$308,732	1.7%
Mooresville 1242 South Old State Route 67	Mooresville, IN	1985 / 2003	348	48,260	75.4%	$3,690,000	2.1%	$4,800,000	$346,530	1.9%
Bloomington 4910 and 4990 North Lakeview Drive	Bloomington, IN	2000-2001 / NAP	317	34,325	72.9%	$3,535,000	2.0%	$4,350,000	$311,904	1.7%
Newton 3005 Nathan Street	Newton, NC	1983 / NAP	345	42,050	69.8%	$3,530,000	2.0%	$4,600,000	$267,139	1.4%
Proctorville 700 County Road 411	Proctorville, OH	2019-2022 / 2022	324	47,050	84.5%	$3,450,000	1.9%	$4,100,000	$381,771	2.1%
Kingsport - Brookside School 149 Brookside School Lane	Kingsport, TN	1956 / 2019	303	29,375	75.3%	$3,350,000	1.9%	$4,550,000	$246,385	1.3%
Bristol 818 Commonwealth Avenue	Bristol, VA	1999 / NAP	301	35,250	82.4%	$3,175,000	1.8%	$3,775,000	$367,117	2.0%
Hurricane 316 Putnam Village Drive	Hurricane, WV	2017 / 2021	275	31,175	92.5%	$3,150,000	1.8%	$3,750,000	$414,845	2.2%
Blountville 2851 TN-394	Blountville, TN	2013 / NAP	331	30,950	73.6%	$3,125,000	1.7%	$4,000,000	$312,166	1.7%
Little Rock 19501 Arch Street Northwest	Little Rock, AR	1994 / 2022	419	45,150	54.5%	$3,110,000	1.7%	$4,050,000	$243,616	1.3%
Cedar Lake - Wicker Ave 13077 West Wicker Avenue	Cedar Lake, IN	2018-2022 / NAP	433	65,600	50.3%	$3,100,000	1.7%	$7,000,000	$170,329	0.9%
Clarksville 677 South Crawford Street and 1802 Freeway Lane	Clarksville, AR	2001 / 2011	494	56,350	70.6%	$2,975,000	1.7%	$3,750,000	$310,822	1.7%
Parkersburg 112 College Parkway and 5239 Emerson Avenue	Parkersburg, WV	2002 / 2018, 2019	343	54,525	76.5%	$2,925,000	1.6%	$3,475,000	$455,625	2.5%
Piney Flats 6460 Bristol Highway	Piney Flats, TN	2012 / 2014	319	28,275	77.2%	$2,550,000	1.4%	$3,150,000	$293,967	1.6%
Cross Lanes 5290 Big Tyler Road	Cross Lanes, WV	2014 / NAP	227	26,150	89.1%	$2,550,000	1.4%	$3,050,000	$293,322	1.6%
Shelby 612 Smith Street and 516 East Dixon Boulevard	Shelby, NC	1978, 1994 / NAP	380	43,250	70.6%	$2,500,000	1.4%	$3,750,000	$185,101	1.0%
Batesville 1009 Batesville Boulevard	Southside, AR	2000 / 2013	316	35,950	75.8%	$2,500,000	1.4%	$3,000,000	$269,848	1.5%
Greeneville 1375 West Andrew Johnson Highway	Greeneville, TN	2006 / NAP	185	19,350	82.2%	$2,300,000	1.3%	$2,900,000	$243,219	1.3%
Cleveland - N. Washington 201 North Washington	Cleveland, TX	2000 / NAP	170	23,090	81.0%	$2,150,000	1.2%	$2,700,000	$211,085	1.1%
Morgantown - Lower Aarons 482 Lower Aarons Creek Road	Morgantown, WV	1998 / NAP	229	32,200	82.8%	$2,150,000	1.2%	$2,550,000	$316,161	1.7%
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
46

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%
Portfolio Summary (continued)
Property(1) Address	City, State	Year Built / Renovated	Units	Net Rentable Area (SF)(2)	Occ %(2)	Allocated Whole Loan Amount	% of Allocated Whole Loan Amount	Appraised Value	UW NCF(2)	% of UW NCF
Morgantown - Canyon Rd 855 Canyon Road	Morgantown, WV	2008 / 2014	273	34,050	80.0%	$2,100,000	1.2%	$2,500,000	$302,862	1.6%
Asheville 241 Old Weaverville Road	Asheville, NC	2015 / NAP	95	12,080	84.4%	$2,000,000	1.1%	$2,550,000	$194,004	1.0%
Splendora - Old Hwy 59N 14098 Old Highway 59 North	Splendora, TX	1992 / NAP	239	23,300	61.8%	$1,690,000	0.9%	$2,200,000	$171,835	0.9%
Nitro - 1st Ave S 901 1st Avenue South	Nitro, WV	2008 / 2010	154	19,250	75.6%	$1,575,000	0.9%	$1,875,000	$196,062	1.1%
Elkview 5116 and 5149 Elk River Road	Elkview, WV	1994, 1999 / 2009	247	29,150	77.9%	$1,500,000	0.8%	$1,800,000	$216,511	1.2%
Nitro - 4131 1st St 4131 1st Avenue	Nitro, WV	1982 / 1991, 1999, 2004, 2008	192	25,775	86.5%	$1,450,000	0.8%	$1,725,000	$202,635	1.1%
Splendora - US-59 13952 US-59 Business	Splendora, TX	2006 / NAP	154	21,400	49.3%	$1,200,000	0.7%	$1,500,000	$123,820	0.7%
Conroe - Hwy 105E 16842 TX-105	Conroe, TX	2001 / 2013	118	16,200	56.8%	$1,150,000	0.6%	$1,500,000	$86,447	0.5%
Coolville 792 State Route 7	Coolville, OH	2014 / NAP	135	19,800	79.0%	$1,075,000	0.6%	$1,300,000	$135,738	0.7%
Little Hocking 21 Clifton Road	Little Hocking, OH	2009 / NAP	119	19,910	78.9%	$1,000,000	0.6%	$1,200,000	$124,125	0.7%
Ravenswood 514 Washington Street	Ravenswood, WV	2021 / NAP	99	11,925	85.5%	$970,000	0.5%	$1,150,000	$131,557	0.7%
Racine 52691 OH-124	Racine, OH	1999 / NAP	108	19,650	58.9%	$920,000	0.5%	$1,200,000	$88,051	0.5%
Cedar Lake - 127th Pl. 11220 and 11221 127th Place	Cedar Lake, IN	2004 / NAP	90	12,600	60.7%	$810,000	0.5%	$1,350,000	$52,466	0.3%
Conroe - Woodland Forest 18401 Woodland Forest Drive	Conroe, TX	2001 / NAP	101	10,200	62.3%	$650,000	0.4%	$850,000	$64,926	0.3%
Nitro - 11th St 1101 11th Street	Nitro, WV	1994 / NAP	105	9,950	70.9%	$590,000	0.3%	$700,000	$85,838	0.5%
Conroe - Bryant Rd 419 Bryant Road	Conroe, TX	1995 / NAP	78	9,200	58.7%	$430,000	0.2%	$600,000	$40,475	0.2%
Cleveland - CR388 288 County Road 388	Cleveland, TX	1970 / 1983	65	10,800	65.7%	$375,000	0.2%	$500,000	$32,166	0.2%
Nitro - 503 Main Ave 503 Main Avenue	Nitro, WV	1996 / NAP	51	6,175	82.6%	$335,000	0.2%	$400,000	$36,409	0.2%
Nitro - 1202 Main Ave 1202 Main Avenue	Nitro, WV	1956 / 2001	40	5,350	72.0%	$295,000	0.2%	$350,000	$32,754	0.2%
Total			18,338	2,460,347	75.8%	$180,000,000	100.0%	$244,000,000(3)	$18,576,612	100.0%

(1)	Certain properties listed above may be comprised of multiple addresses or locations, but are treated as a single property for appraisal and loan underwriting purposes.
(2)	Based on the underwritten rent roll as of October 7, 2024.
(3)	Represents the “As Portfolio” value, inclusive of a 4.1% portfolio premium. The sum of the individual appraised values is $234,300,000, which equates to a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 76.8%.

The following table presents information with respect to the unit mix of the Mini Mall Self Storage Properties:

Unit Mix(1)
Unit Type	Net Rentable Area	% of Net Rental Area	# of Units	Current Occupancy(2)	UW Rent Per Unit
Non-Climate Controlled	1,800,755	73.2%	12,707	76.0%	$1,357
Climate Controlled	501,240	20.4%	4,406	75.6%	$1,686
Parking	98,215	4.0%	1,016	83.9%	$1,050
Other	60,137	2.4%	209	60.6%	$2,835
Total/Weighted Average	2,460,347	100%	18,338	75.8%	$1,439

(1)	Based on the underwritten rent roll as of October 7, 2024.
(2)	Includes containers, apartment, billboard, office, retail, and car wash.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
47

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

The Market. The Mini Mall Self Storage Properties are located across nine states: West Virginia (14 properties, 23.5% of UW NCF), Ohio (8 properties, 22.6% of UW NCF), Alabama (3 properties, 14.8% of UW NCF), Arkansas (4 properties, 10.9% of UW NCF), Tennessee (6 properties, 10.3% of UW NCF), Indiana (5 properties, 6.3% of UW NCF), North Carolina (4 properties, 5.6% of UW NCF), Texas (7 properties, 3.9% of UW NCF), Virginia (1 property, 2.0% of UW NCF).

The following table presents a market summary related to the Mini Mall Self Storage Properties:

Property Summary
State	Property Count	# of Units	SF	Allocated Loan Amount	% of ALA	UW NCF
West Virginia	14	3,480	459,505	$31,840,000	17.7%	$4,370,927
Ohio	8	4,124	615,925	$41,935,000	23.3%	$4,197,133
Alabama	3	2,553	402,950	$26,685,000	14.8%	$2,744,143
Arkansas	4	2,121	268,670	$21,565,000	12.0%	$2,029,403
Tennessee	6	2,064	191,000	$19,850,000	11.0%	$1,920,569
Indiana	5	1,593	234,102	$15,245,000	8.5%	$1,173,511
North Carolina	4	1177	138,755	$12,060,000	6.7%	$1,043,054
Texas	7	925	114,190	$7,645,000	4.2%	$730,754
Virginia	1	301	35,250	$3,175,000	1.8%	$367,117
Total	52	18,338	2,460,347	$180,000,000	100.0%	$18,576,612

Appraisal. According to the appraisal, the Mini Mall Self Storage Portfolio had an “As Portfolio” appraised value of $244,000,000 as of August 10, 2024, which is inclusive of an approximately 4.1% portfolio premium. Additionally, the appraisal appraised the Mini Mall Self Storage Portfolio Properties as of various dates in August 2024, which produced an aggregate “as is” appraised value of $234,300,000.

Environmental Matters. According to the Phase I environmental site assessment with various dates in August 2024, there was no evidence of any recognized environmental conditions at any of the Mini Mall Self Storage Portfolio properties.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Mini Mall Self Storage Properties:

Cash Flow Analysis(1)
	TTM 8/31/2024(2)	UW	UW PSF
Base Rent	$19,063,831	$19,092,667	$7.76
Grossed Up Vacant Space	$0	$6,341,118	$2.58
Gross Potential Rent	$19,063,831	$25,433,785	$10.34
Other Income(3)	$5,474,113	$6,406,208	$2.60
Net Rental Income	$24,537,945	$31,839,993	$12.94
(Vacancy)	$0	($6,341,118)	($2.58)
Effective Gross Income	$24,537,945	$25,498,875	$10.36

Real Estate Taxes	$1,328,884	$1,383,945	$0.56
Insurance	$1,226,111	$1,257,953	$0.51
Management Fee	$981,518	$1,019,955	$0.41
Other Expenses	$2,756,949	$2,928,498	$1.19
Total Operating Expenses	$6,293,461	$6,590,351	$2.68

Net Operating Income	$18,244,484	$18,908,524	$7.69
Replacement Reserves	$0	$331,912	$0.13
Net Cash Flow	$18,244,484	$18,576,612	$7.55

Occupancy	75.8%(4)	75.1%(4)
NOI DSCR(5)	1.67x	1.74x
NCF DSCR(5)	1.67x	1.71x
NOI Debt Yield(5)	10.1%	10.5%
NCF Debt Yield(5)	10.1%	10.3%

(1)	Historical information is not available due to the borrower sponsor purchasing the Mini Mall Self Storage Portfolio in separate transactions between June 2022 and September 2023.
(2)	Represents the Trailing 11 Months for 18 of the 52 properties where a TTM was not available due to the borrower acquiring the assets in August and September 2023.
(3)	Other Income includes late fees, NSF fees, tenant insurance, miscellaneous income storage and administrative fees.
(4)	The underwritten vacancy is 24.9%. The Mini Mall Self Storage Portfolio was 75.8% occupied as of October 7, 2024.
(5)	DSCRs and Debt Yields are based on the Mini Mall Self Storage Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
48

Self Storage – Self Storage	Loan #2	Cut-off Date Balance:	$83,250,000
Various	Mini Mall Self Storage	Cut-off Date LTV:	73.8%
Various, Various		UW NCF DSCR:	1.71x
		UW NOI Debt Yield:	10.5%

Escrows and Reserves.

Real Estate Taxes – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $261,988 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the taxes that the lender estimates will be payable during the next twelve months, initially $119,946.

Insurance – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable during the next twelve months. Ongoing monthly reserves for insurance are not required as long as (i) no event of default under the Mini Mall Self Storage Whole Loan documents has occurred and is continuing; (ii) the Mini Mall Self Storage Properties are part of a blanket or umbrella policy approved by the lender; (iii) the borrowers provide the lender with evidence of renewal of insurance policies; and (iv) the borrowers provide the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

Replacement Reserve – The Mini Mall Self Storage Whole Loan documents require ongoing monthly reserves in an amount equal to $27,659 for replacements.

Deferred Maintenance Reserve – The Mini Mall Self Storage Whole Loan documents require an upfront reserve of $240,160 for immediate repairs.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below) the Mini Mall Self Storage borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Mini Mall Self Storage Whole Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Mini Mall Self Storage Whole Loan documents;
(ii)	the net cash flow debt yield (“NCF DY”) falling below 8.0%; and
(iii)	for any individual property having legal non-conforming zoning status where a casualty occurs and full rebuild-related approvals are not issued within an application period (90 days following the casualty, subject to a 60-day lender-approved extension for delays beyond the borrower’s control), the Mini Mall Self Storage borrower’s failure to prepay the loan in an amount equal to the allocated loan amount for such property, less any net proceeds received by the lender (the “LNC Casualty Prepayment Amount”).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, the cure of such event of default;
●	with regard to clause (ii) above, the NCF DY is equal to or greater than 8.5% for 2 consecutive calendar quarters; or
●	with regard to clause (iii) above, the earlier of (A) borrower pays the LNC Casualty Prepayment Amount and (B) the amount of funds in the excess cash flow subaccount equaling the LNC Casualty Prepayment Amount.

Release of Property. Provided no event of default is ongoing, the Mini Mall Self Storage Portfolio borrowers have the right, at any time after the lockout period and prior to the open period start date, to obtain the release of any of the Mini Mall Self Storage Properties from the lien of the Mini Mall Self Storage Whole Loan, provided that certain conditions are satisfied, including, but not limited to, the following:

(i)	partial defeasance in an amount equal to the greater of (a) 130.0% of the allocated loan amount for the property being released or (b) 100.0% of net sale proceeds;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) immediately following the release being equal to or greater than the greater of (a) 1.71x and (b) the NCF DSCR ratio immediately prior to the release;
(iii)	the NCF DY immediately following the release being equal to or greater than the greater of (a) 10.32% and (b) the NCF DY immediately prior to the release;
(iv)	compliance with all applicable REMIC requirements; and
(v)	rating agency confirmation that such release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK5 2024-5YR12 certificates.

Terrorism Insurance. The Mini Mall Self Storage Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower, in an amount equal to the full replacement cost of the Mini Mall Self Storage Properties, contain no exclusion for damage or destruction caused by acts of terrorism, as well as business interruption insurance covering a period of restoration of 18 months and a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
49

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$72,500,000
5504 Town Center Drive	Elevate on Main	Cut-off Date LTV:	68.4%
Granger, IN 46530		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	7.6%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
50

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$72,500,000
5504 Town Center Drive	Elevate on Main	Cut-off Date LTV:	68.4%
Granger, IN 46530		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	7.6%

Elevate on Main
5504 Town Center Drive
Granger, IN 46530
Niles
BERRIEN COUNTY
CASS COUNTY
MICHIGAN
INDIANA
Redfield Rd
St. Patrick's County Park
Knollwood Country Club
Adams Rd
Auten Rd
Arlington Heights
Brick Rd
Granger
Indiana Toll Road
Darden Rd
Chicago 96 miles
Cleveland Rd
Heritage Square
University Crossings Shopping Center of Mishawaka
University Park Mall
Indian Ridge Plaza
Juday Creek GC
Warren Golf Course
Douglas Rd
St. Mary's College
University of Notre Dame
Notre Dame Stadium
Wilshire Plaza of Mishawaka
St. Joseph Health System
Main Street Marketplace
Princess City Plaza
E. Day Rd
Hawthorne Square
Edison Rd
SOUTH BEND
Town & Country Shopping Center
Better World Books Global HQ
Memorial Hospital
Morris Park CC
W. McKinley Ave
AM General
Jefferson Blvd
Mullen Automotive Mishawaka Assembly Plant
Studebaker National Museum
DOWNTOWN SOUTH BEND
Century Center
Four Winds Field
Bethel University
Eberhart-Petro Mun. Golf Course
Potawatomi Zoo
Mishawaka Ave
Indiana University South Bend
St. Joseph River
Lincoln Way
AMTRAK
Ignition Park
Ivy Tech Comm. College South Bend-Elkhart
W. 8th St
Mishawaka
E. 12th St
Ewing Ave
Rum Village Park
ST. JOSEPH COUNTY
Dragon Trl
Rum Village
Deer Run
Erskine GC
Ireland Rd
St. Joseph Valley Pkwy
Jackson Rd
Johnson Rd
Kern Rd
Crest Manor
Lilac Rd
Ironwood Rd
Grape Rd
Gumwood Rd
Beech Rd
Portage Ave
Michigan St
Fir Rd
Capital Ave
Bittersweet Rd
Gertrude St
Miami St
Grass Rd
Bremen Hwy
Elm Rd
Skokie
Lake Michigan
Portage
Elgin
Aurora
CHICAGO
Gary
Granger
Elkhart
Joliet
Hammond
South Bend
Westville
TOLEDO
Kankakee
FORT WAYNE
Findlay
Wabash
INDIANA
Kokomo
OHIO
Bloomington
Lafayette
Muncie
Anderson
Champaign
Carmel
Springfield
Decatur
INDIANAPOLIS
DAYTON
ILLINOIS
Terre Haute
Richmond
Hamilton
Greenwood
Columbus
CINCINNATI
Effingham
Seymour
Vincennes
Mount Vernon
Jeffersonville
Frankfort
LOUISVILLE
LEXINGTON
Evansville
Marion
Owensboro
Elizabethtown
KENTUCKY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
51

Mortgage Loan No. 3 – Elevate on Main

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Granger, IN 46530
Original Balance:	$72,500,000			General Property Type:	Multifamily
Cut-off Date Balance:	$72,500,000			Detailed Property Type:	Garden
% of Initial Pool Balance:	8.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2000/2023
Borrower Sponsors:	Vikram Raya and Ravindra Gupta			Size:	400 Units
Guarantors:	Vikram Raya and Ravindra Gupta			Cut-off Date Balance per Unit:	$181,250
Mortgage Rate:	5.4900%			Maturity Date Balance per Unit:	$181,250
Note Date:	9/10/2024			Property Manager:	Asset Living Southeast, LLC
Maturity Date:	10/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$5,535,128
Amortization Term:	0 months			UW NCF:	$5,435,128
IO Period:	60 months			UW NOI Debt Yield:	7.6%
Seasoning:	2 months			UW NCF Debt Yield:	7.5%
Prepayment Provisions:	L(26),D(27),O(7)			UW NOI Debt Yield at Maturity:	7.6%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.35x
Additional Debt Type:	NAP			Most Recent NOI:	$5,091,517 (7/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$4,809,101 (12/31/2023)
Future Debt Permitted (Type):	NAP			3rd Most Recent NOI:	$4,317,458 (12/31/2022)
				Most Recent Occupancy:	97.0% (10/15/2024)
Reserves(1)				2nd Most Recent Occupancy:	94.6% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	90.8% (12/31/2022)
RE Taxes:	$48,250	$48,250	NAP	Appraised Value (as of):	$106,000,000 (8/26/2024)
Insurance:	$0	Springing	NAP	Appraised Value per Unit:	$265,000
Replacement Reserve:	$0	$8,333	$500,000	Cut-off Date LTV Ratio:	68.4%
Deferred Maintenance:	$25,990	$0	NAP	Maturity Date LTV Ratio:	68.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$72,500,000	100.0%	Loan Payoff:	$65,650,837	90.6%
			Closing Costs:	$5,380,897	7.4%
			Return of Equity:	$1,394,025	1.9%
			Upfront Reserves:	$74,240	0.1%
Total Sources:	$72,500,000	100.0%	Total Uses:	$72,500,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion.

The Mortgage Loan. The third largest mortgage loan (the “Elevate on Main Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $72,500,000 and secured by a first priority fee mortgage encumbering a 400-unit garden-style multifamily property located in Granger, Indiana (the “Elevate on Main Property”).

The Borrower and the Borrower Sponsors. The borrower is 5504 Town Center LLC, a Delaware limited liability company and single purpose entity with two independent directors. The borrower sponsors and non-recourse carveout guarantors are Vikram Raya and Ravindra Gupta.

Vikram Raya and Ravindra Gupta are the founders and principals of Viking Capital. Founded in 2015, Viking Capital acquires and operates multifamily properties as value-add and core plus investments in primary and secondary markets. The firm currently has $501.5 million of multifamily assets under management, which includes 14 properties with 2,907 units located in Atlanta, San Antonio, South Bend and Washington, D.C. markets.

The Property. The Elevate on Main Property consists of a Class A, 400-unit garden-style multifamily property located in Granger, Indiana. Constructed in 2000, the Elevate on Main Property is situated on a 38.53-acre site. The site includes 951 parking spaces (2.38 spaces per unit), consisting of 615 surface parking spaces, 184 attached garage spaces and 152 detached garage spaces. The Elevate on Main Property is comprised of 36 two-story apartment buildings totaling 370,876 SF, as well a leasing office and clubhouse. The amenities at the Elevate on Main Property include a clubhouse, business center, movie theater, indoor basketball court, billiards lounge, cyber café, fitness center, sauna and tanning salon, swimming pool, gas grilling station, car care center, dog park and valet trash. Unit amenities include white, black or stainless-steel appliance packages with electric range/oven with microwave hood or microwave drawer, disposal, dishwasher and refrigerator, washer and dryer, and a private patio or balcony.

The borrower sponsors acquired the Elevate on Main Property in October of 2021 and have since invested approximately $4.2 million into capital improvements, including asphalt repairs, roof replacement, office repainting, clubhouse updates, the addition of a dog park and unit interior renovations. The previous owner renovated 170 units between 2014 and 2021. Since acquisition, the borrower sponsors renovated all of the remaining units (230), plus nine of the previously renovated units, at a total cost for interior unit renovation of $2,580,108 ($10,795 per unit). The borrower sponsors have plans to re-renovate the older units as they turn over. However, no reserves have been established for such planned renovations and the borrower is under no obligation to complete such renovations.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
52

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$72,500,000
5504 Town Center Drive	Elevate on Main	Cut-off Date LTV:	68.4%
Granger, IN 46530		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	7.6%

Since the borrower sponsors acquired the Elevate on Main Property in 2021, historical occupancy has ranged from 88% to 96%, with a three-year average of 92.3%. As of October 15, 2024, the Elevate on Main Property was 97.0% occupied.

The following table presents certain information relating to the unit mix at the Elevate on Main Property:

Unit Mix(1)
Unit Mix / Type	Units	Occupied Units	% Occupied	Average SF per Unit	Total SF	Monthly Average Rent per Unit(2)	Monthly Average Market Rent per Unit(3)
1 BR 1 BA	184	181	98.4%	739	135,896	$1,384	$1,416
2 BR 2 BA	188	180	95.7%	1,048	196,984	$1,762	$1,799
3 BR 2 BA	28	27	96.4%	1,357	37,996	$2,284	$2,334
Total/Wtd. Avg.	400	388	97.0%	927	370,876	$1,622	$1,660

(1)	Based on the borrower rent roll dated October 15, 2024.
(2)	Monthly Average Rent per Unit is based on occupied units.
(3)	Source: Appraisal.

The Market. The Elevate on Main Property is located on the east side of Town Center Drive, just north of East Douglas Street, a major commercial thoroughfare in the neighborhood. The Elevate on Main Property is well located in Granger, Indiana, approximately 3.7 miles east of the University of Notre Dame. The Elevate on Main Property is located in the Granger apartment submarket, within the South Bend - IN USA apartment market. The area surrounding the Elevate on Main Property is serviced by the Indiana Toll Road (IN 80/IN 90), US-31 and US-20, enabling access to Chicago, Cleveland, and Indianapolis. Major employers in the area include the University of Notre Dame du Lac (5,802 employees), Beacon Health System (4,683 employees), St. Joseph’s Regional Medical Center (2,626 employees), Martin’s Super Markets (1,555 employees) and Indiana University (1,277 employees). St. Joseph Mishawaka Medical Center is located directly across East Douglas Road from the Elevate on Main Property.

According to the appraisal, as of the second quarter of 2024, the South Bend - IN USA apartment market had an inventory of 16,748 units, a vacancy rate of 5.9%, and an average asking rental rate of $1,199 per unit, while the Granger apartment submarket had an inventory of 1,105 units, a vacancy rate of 4.6%, and an average asking rental rate of $1,673 per unit.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Elevate on Main Property was 5,201, 50,771 and 144,992, respectively. The 2024 average household income within the same radii was $100,574, $92,347 and $94,046, respectively.

The following table presents information regarding certain competitive properties to the Elevate on Main Property:

Competitive Rental Properties Summary(1)
Property Name/Location	Year Built / Renovated	Property Subtype	Total Occupancy	Number of Units	Distance to Subject
Elevate on Main 5504 Town Center Drive Granger, IN	2000 / 2023	Garden	97.0%(2)	400(2)	-
Summer Place 825 Summer Place Lane Granger, IN	2000 / NAP	Garden	97.0%	180	0.6 miles
The Villas on Fir 6205 North Fir Road Granger, IN	2018 / NAP	Garden	97.0%	290	0.5 miles
The Mill at Ironworks 235 Ironworks Avenue Mishawaka, IN	2019 / NAP	Mid/High Rise	96.0%	232	3.4 miles
The Residences at Toscana Park 314 Toscana Boulevard Granger, IN	2013 / NAP	Garden	90.0%	100	1.3 miles
Grandview Flats & Townhomes 210 Perspective Drive Granger, IN	2015 / NAP	Mid/High Rise	96.0%	381	1.3 miles
300 E LaSalle 300 East Lasalle Avenue South Bend, IN	2022 / NAP	Mid/High Rise	92.0%	144	4.6 miles

(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated October 15, 2024.

Appraisal. The appraiser concluded to an “as-is” value for the Elevate on Main Property of $106,000,000 as of August 26, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 4, 2024, there was no evidence of any recognized environmental conditions at the Elevate on Main Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
53

Multifamily – Garden	Loan #3	Cut-off Date Balance:	$72,500,000
5504 Town Center Drive	Elevate on Main	Cut-off Date LTV:	68.4%
Granger, IN 46530		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Elevate on Main Property:

Cash Flow Analysis(1)
	2022	2023	7/31/2024 TTM	UW	UW Per Unit
Gross Potential Rent(2)	$6,674,103	$7,258,263	$7,505,905	$7,773,456	$19,434
Utility Reimbursement	$282,729	$304,495	$307,893	$307,893	$770
Concessions	($35,645)	($31,830)	($11,502)	($11,450)	($29)
Potential Gross Income	$6,921,187	$7,530,928	$7,802,296	$8,069,899	$20,175
Vacancy/Credit Loss	($729,590)	($592,052)	($482,742)	($388,673)	($972)
Other Income	$476,121	$427,456	$420,572	$518,663	$1,297
Effective Gross Income	$6,667,718	$7,366,332	$7,740,126	$8,199,889	$20,500

Real Estate Taxes	$537,748	$574,841	$564,387	$556,730	$1,392
Insurance	$121,743	$139,554	$152,042	$152,803	$382
Other Operating Expenses	$1,690,769	$1,842,836	$1,932,180	$1,955,228	$4,888
Total Operating Expenses	$2,350,260	$2,557,231	$2,648,609	$2,664,761	$6,662

Net Operating Income	$4,317,458	$4,809,101	$5,091,517	$5,535,128	$13,838
Replacement Reserves	$0	$0	$0	$100,000	$250
Net Cash Flow	$4,317,458	$4,809,101	$5,091,517	$5,435,128	$13,588

Occupancy	90.8%	94.6%	97.0%(3)	95.2%(4)
NOI DSCR	1.07x	1.19x	1.26x	1.37x
NCF DSCR	1.07x	1.19x	1.26x	1.35x
NOI Debt Yield	6.0%	6.6%	7.0%	7.6%
NCF Debt Yield	6.0%	6.6%	7.0%	7.5%

(1)	The Elevate on Main Property was acquired by the borrower sponsors in October 2021. Prior historical periods are not available.
(2)	UW Gross Potential Rent is based on the borrower rent roll dated August 23, 2024.
(3)	Represents occupancy based on the borrower rent roll dated October 15, 2024.
(4)	Based on an economic vacancy of 4.8%

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $48,250 for real estate taxes and (ii) $25,990 for deferred maintenance.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $48,250.

Insurance – If there is no approved blanket policy in place, the borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The Elevate on Main Property is currently insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrower is required to escrow approximately $8,333 for replacement reserves, subject to a cap of $500,000.

Lockbox and Cash Management. The Elevate on Main Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (defined below) or an event of default, the borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Elevate on Main Property are required to be deposited by the borrower; provided that, upon the termination of a Cash Sweep Period so long as no event of default exists, the borrower will have right to close the lockbox account until the occurrence of a subsequent Cash Sweep Period or event of default. During a Cash Sweep Period, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the Elevate on Main Mortgage Loan documents. Also, during a Cash Sweep Period, all excess cash is required to be collected by the lender and held as additional security for the Elevate on Main Mortgage Loan.

A “Cash Sweep Period” will commence on the first day of the calendar month following the month during which the lender notifies the borrower of its determination that the debt service coverage ratio is either (a) less than 1.15x for two consecutive calendar quarters or (b) less than 1.10x for any calendar quarter, and will end on the last day of the calendar month during which the lender notifies the borrower of its determination that the debt service coverage ratio equals or exceeds 1.20x for two consecutive calendar quarters.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and is required to obtain and maintain business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
54

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
55

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
56

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Gateway Center North
501 Gateway Drive
Brooklyn, NY 11239
QUEENS
BROOKLYN
Middle Village
Ridgewood
Glendale
Forest Hills
Forest Park
Kew Gardens
Jamaica
Richmond Hills
Ozone Park
Wakefield
Brownsville
East New York
Howard Beach
Canarsie
Bergen Beach
Spring Creek Park
Canarsie Beach Park
GATEWAY NATIONAL RECR. AREA
Jamaica Bay
John F. Kennedy International Airport
Resort World New York City
Aqueduct Race Track
QUEENS COUNTY
KINGS COUNTY
Interboro Pkwy
Belt Pkwy
Belt Parkway
LONG ISLAND RAILROAD
Atlantic Ave
Linden Blvd
Liberty Ave
Rockaway Blvd
Nassau Expwy
Woodhaven Blvd
Cross Bay Blvd
Pennsylvania Ave
Van Wyck Expwy
Metropolitan Ave
Myrtle Ave
Jamaica Ave
Grand Central Pkwy
NEW YORK CITY
MANHATTAN
BROOKLYN
QUEENS
BRONX
STATEN ISLAND
NEWARK
JERSEY CITY
LONG ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
57

Mortgage Loan No. 4 – Gateway Center North

Mortgage Loan Information				Property Information
Mortgage Loan Seller:		BANA		Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):		NR/NR/NR		Location:	Brooklyn, NY 11239
Original Balance(1):		$65,000,000		General Property Type:	Retail
Cut-off Date Balance(1):		$65,000,000		Detailed Property Type:	Anchored
% of Initial Pool Balance:		7.4%		Title Vesting:	Fee
Loan Purpose:		Refinance		Year Built/Renovated:	2014/NAP
Borrower Sponsor:		The Related Companies, L.P.		Size:	601,212 SF
Guarantor:		The Related Companies, L.P.		Cut-off Date Balance PSF(1):	$499
Mortgage Rate:		6.8270%		Maturity Date Balance PSF(1):	$499
Note Date:		10/22/2024		Property Manager:	Related Gateway Phase II, LLC
Maturity Date:		11/6/2029			(borrower-related)
Original Term to Maturity:		60 months		Underwriting and Financial Information
Original Amortization Term:		0 months		UW NOI:	$25,481,475
IO Period:		60 months		UW NCF:	$24,931,003
Seasoning:		1 month		UW NOI Debt Yield(1):	8.5%
Prepayment Provisions(2):		L(23),YM1(2),DorYM1(28),O(7)		UW NCF Debt Yield(1):	8.3%
Lockbox/Cash Mgmt Status:		Hard/Springing		UW NOI Debt Yield at Maturity(1):	8.5%
Additional Debt Type(1):		Pari Passu		UW NCF DSCR(1):	1.20x
Additional Debt Balance(1):		$235,000,000		Most Recent NOI:	$25,542,737 (8/31/2024 TTM)
Future Debt Permitted (Type):		No (NAP)		2nd Most Recent NOI:	$24,988,506 (12/31/2023)
				3rd Most Recent NOI:	$24,542,492 (12/31/2022)
Reserves(3)				Most Recent Occupancy:	96.3% (9/3/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	100.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	99.6% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$443,000,000 (9/6/2024)
Replacement Reserve:	$0	Springing	$143,599	Appraised Value PSF:	$737
TI/LC Reserve:	$0	Springing	$957,344	Cut-off Date LTV Ratio(1):	67.7%
Other Reserves(4):	$3,084,213	$0	NAP	Maturity Date LTV Ratio(1):	67.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$300,000,000	97.9%	Loan Payoff:	$301,105,790	98.2%
Borrower Sponsor Equity:	$6,527,983	2.1%	Upfront Reserves:	$3,084,213	1.0%
			Closing Costs:	$2,337,979	0.8%
Total Sources:	$306,527,983	100.0%	Total Uses:	$306,527,983	100.0%

(1)	The Gateway Center North Mortgage Loan (as defined below) is part of the Gateway Center North Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $300,000,000. The information presented is based on the aggregate principal balance of the promissory notes comprising the Gateway Center North Whole Loan.
(2)	Defeasance of the Gateway Center North Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the Gateway Center North Whole Loan to be securitized and (b) December 6, 2027. The assumed defeasance lockout period of 23 payments is based on the closing date of this transaction in December 2024.
(3)	See “Escrows and Reserves” below for further discussion.
(4)	Other Reserves include upfront landlord obligations reserve of $1,353,710 and a gap rent reserve of $1,730,503 for the sixth largest tenant, Urban Air.

The Mortgage Loan. The fourth largest mortgage loan (the “Gateway Center North Mortgage Loan”) is part of a whole loan (the “Gateway Center North Whole Loan”) that is evidenced by seven pari passu promissory notes in the aggregate original principal amount of $300,000,000 and secured by a first priority fee mortgage encumbering a 601,212 SF anchored retail center located in Brooklyn, New York (the “Gateway Center North Property”). The Gateway Center North Mortgage Loan is evidenced by the non-controlling Note A-4 and Note A-7, with an original principal balance of $65,000,000. The remaining promissory notes comprising the Gateway Center North Whole Loan are summarized in the below table. The Gateway Center North Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 securitization trust. The relationship between the holders of the Gateway Center North Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
58

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Gateway Center North Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$77,000,000	$77,000,000	BANK5 2024-5YR11(1)	Yes
A-2(2)	$60,000,000	$60,000,000	Bank of America, N.A.	No
A-3(2)	$53,000,000	$53,000,000	Bank of America, N.A.	No
A-4	$50,000,000	$50,000,000	BANK5 2024-5YR12	No
A-5(2)	$25,000,000	$25,000,000	Bank of America, N.A.	No
A-6(2)	$20,000,000	$20,000,000	Bank of America, N.A.	No
A-7	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
Whole Loan	$300,000,000	$300,000,000

(1)	The BANK5 2024-5YR11 securitization transaction is expected to close on or about November 20, 2024.
(2)	Expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

The Borrower and the Borrower Sponsor. The borrower for the Gateway Center North Whole Loan is Gateway Center Properties Phase II Owner, LLC, a Delaware limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantor and borrower sponsor for the Gateway Center North Whole Loan is The Related Companies, L.P. (“Related”).

Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in development, acquisition, management, finance, marketing and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, Austin, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, with a team of approximately 4,000 professionals. Related’s assets include the 28-acre Hudson Yards neighborhood on Manhattan’s West Side, The Square in Downtown West Palm Beach, The Grand LA and Related Santa Clara in California and The 78 in Chicago.

The Property. The Gateway Center North Property consists of a 601,212 SF anchored retail power center situated on 40.49 acres in Brooklyn, New York. The Gateway Center North Property is comprised of eight one- and two-story buildings and three pad sites. The Gateway Center North Property has a total of 1,542 parking spaces, resulting in a ratio of approximately 2.56 spaces per 1,000 SF. The Gateway Center North Property was constructed by the borrower sponsor in 2014 and is anchored by JCPenney, as the tenant under a ground lease, ShopRite, and Burlington Coat Factory, which account for 47.6% of the rentable area and 26.7% of the underwritten base rent. The Gateway Center North Property was the second phase expansion to Gateway Center South (not part of the collateral), which was originally developed and opened by the borrower sponsor in 2002, and is currently owned by the borrower sponsor. Gateway Center South is 100.0% leased and is anchored by BJ’s Wholesale Club, Home Depot, and Target, and together with the Gateway Center North Property, makes up Gateway Center, which serves as the primary retail location within the Brooklyn market.

The Gateway Center North Property has a granular rent roll, with no tenant contributing greater than 11.4% of the total underwritten rent. The top 10 tenants at the Gateway Center North Property represent 77.5% of total SF and generate 60.3% of total underwritten rent. There are six investment-grade rated tenants at the Gateway Center North Property representing 13.8% of underwritten rent. The Gateway Center North Property has averaged 99.0% occupancy since 2020. As of September 3, 2024, the Gateway Center North Property was 96.3% leased to 35 tenants.

Major Tenants.

JCPenney (122,473 SF, 20.4% of NRA, 4.7% of underwritten base rent). JCPenney was founded in Wyoming in 1902 and has been one of the United States’ largest retailers of apparel, home, jewelry and beauty merchandise, with a growing portfolio of national brands. JCPenney has more than 650 stores across the United States and Puerto Rico and employs more than 50,000 people worldwide. JCPenney has been wholly owned and operated by Brookfield Asset Management and Simon Property Group after emerging from Chapter 11 bankruptcy in 2020. JCPenney has been a tenant at the Gateway Center North Property since 2014. JCPenney is the tenant under a ground lease that has a current expiration of August 31, 2034, with eleven five-year renewal options remaining, and no termination options. JCPenney currently pays a base rent of $10.23 PSF, increasing to $11.05 PSF effective September 1, 2029. JCPenney reported sales of $146 PSF, $146 PSF, and $139 PSF in 2022, 2023 and TTM August 2024.

ShopRite (89,774 SF, 14.9% of NRA, 10.6% of underwritten base rent). ShopRite is a grocery chain owned by the parent company Wakefern Food Corporation. ShopRite started in the 1940’s, when eight mom-and-pop grocers came together to start Wakefern Food Corporation. ShopRite has grown into the largest cooperative in the United States and the largest employer in New Jersey. ShopRite operates 50 individually-owned and 365 affiliate-owned stores, all under its corporate and distribution arm, Wakefern Food Corporation, in nine states: Connecticut, Delaware, Maryland, New Jersey, New York, Pennsylvania, Massachusetts, New Hampshire and Rhode Island. ShopRite has been a tenant at the Gateway Center North Property since 2014. ShopRite operates under a lease that has a current expiration of October 31, 2034, with five five-year renewal options and one three year and eleven month renewal option. ShopRite currently pays a base rent of $29.43 PSF, increasing to $31.48 PSF effective November 1, 2024. ShopRite is not required to report sales.

Burlington Coat Factory (73,864 SF, 12.3% of NRA, 11.4% of underwritten base rent). Burlington Coat Factory (S&P: BB+) started approximately 50 years ago as a business selling off-price coats out of a factory building. The company sells an assortment of low priced brand name ladies, men’s, and kids/baby apparel and accessories, home décor and various other products. Burlington Coat Factory operates more than 1,000 stores in 46 states and Puerto Rico, with its corporate headquarters located in Burlington Township, New Jersey. Burlington Coat Factory has been a tenant at the Gateway Center North Property since 2014 and currently has a lease expiration date of February 28, 2030, with three five-year renewal options. Burlington Coat Factory currently pays a base rent of $41.14 PSF and pays 3.0% of annual sales over a $31,281,404 ($424 PSF) sales breakpoint. Burlington Coat Factory reported sales of $419 PSF in 2022 and $427 PSF in 2023.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
59

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents sales information for certain tenants at the Gateway Center North Property:

Tenant Sales(1)
				August 2024 TTM
Tenant	SF	2022 Sales(2)	2023 Sales(2)	Sales	Sales PSF
JCPenney	122,473	$17,936,910	$17,862,294	$17,012,579	$139
Burlington Coat Factory	73,864	$30,930,333	$31,525,577	NAV	NAV
DSW Shoe Warehouse	20,088	$5,705,268	$3,947,682	NAV	NAV
Petco	12,117	$3,896,310	$2,913,461	NAV	NAV
Nike	11,940	$9,698,923	$11,059,264	$9,412,061	$788
Buffalo Wild Wings	8,002	$4,109,414	$2,630,923	NAV	NAV
Applebee's	7,881	$7,300,506	$5,409,442	NAV	NAV
Victoria's Secret	7,401	$2,218,993	$4,475,645	$4,137,535	$559
Lane Bryant	5,909	$2,022,821	$1,917,178	NAV	NAV
Panera Bread	4,208	$2,506,574	$3,365,669	NAV	NAV
Carter's Retail	4,041	$2,213,071	$1,934,224	$1,825,254	$452
Bath & Body Works	3,502	$5,895,523	$5,887,539	$5,962,095	$1,702
Smashburger	2,155	$3,180,694	$3,240,034	$3,030,106	$1,406
Davis Visionworks	1,919	$1,714,925	$1,782,552	NAV	NAV
Pizza Studio	1,156	$1,333,908	$504,742	NAV	NAV

(1)	Tenant Sales were provided by the borrower sponsor and represent all tenants that report sales data.
(2)	Shown as of December 31 of each respective year.

The following table presents certain information relating to the tenancy at the Gateway Center North Property:

Tenant Summary(1)
							August 2024 TTM Sales(3)
Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(2)	Tenant SF	% of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Sales $	Sales PSF	Occ Cost	Lease Exp	Renewal Option	Term. Option
Anchor Tenants
JCPenney (Ground Lease)(4)	NR/NR/NR	122,473	20.4%	$1,253,465	4.7%	$10.23	$17,012,579	$139	7.4%	8/31/2034	11 x 5 yr	None
ShopRite	NR/NR/NR	89,774	14.9%	$2,826,086	10.6%	$31.48	NAV	NAV	NAV	10/31/2034	(5)	None
Burlington Coat Factory	NR/NR/BB+	73,864	12.3%	$3,038,765	11.4%	$41.14	$31,525,577	$427	9.6%	2/28/2030	3 x 5 yr	None
Anchor Tenants Subtotal/Wtd. Avg.		286,111	47.6%	$7,118,316	26.7%	$24.88
Junior Anchors
P.C. Richard & Son	NR/NR/NR	33,593	5.6%	$1,274,854	4.8%	$37.95	NAV	NAV	NAV	1/31/2027	(6)	None
T.J. Maxx	NR/A2/A	32,960	5.5%	$1,595,264	6.0%	$48.40	NAV	NAV	NAV	8/31/2029	2 x 5 yr	None
Urban Air(7)	NR/NR/NR	32,718	5.4%	$1,730,503	6.5%	$52.89	NAV	NAV	NAV	10/1/2034	2 x 5 yr	None
Raymour & Flanigan	NR/NR/NR	31,479	5.2%	$1,752,121	6.6%	$55.66	NAV	NAV	NAV	7/31/2027	3 x 5 yr	None
DSW Shoe Warehouse	NR/NR/NR	20,088	3.3%	$775,000	2.9%	$38.58	$3,947,682	$197	19.6%	1/31/2030	1 x 5 yr	None
Aldi	NR/NR/NR	16,859	2.8%	$925,650	3.5%	$54.91	NAV	NAV	NAV	11/30/2033	4 x 5 yr	None
Petco	NR/B3/B	12,117	2.0%	$911,198	3.4%	$75.20	$2,913,461	$240	31.3%	9/30/2027	3 x 5 yr	None
Junior Anchors Subtotal/Wtd. Avg.		179,814	29.9%	$8,964,591	33.6%	$49.85
Other Tenants		112,771	18.8%	$10,609,318	39.7%	$94.08
Occupied Collateral Total / Wtd. Avg.		578,696	96.3%	$26,692,225	100.0%	$46.12

Vacant Space		22,516	3.7%
Total/Wtd. Avg.		601,212	100.0%

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	All sales information is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsor. Sales information for Burlington Coat Factory, DSW Shoe Warehouse and Petco is as of year-end 2023.
(4)	JCPenney operates under a ground lease and owns its own improvements.
(5)	ShopRite has five five-year renewal options and one three-year and eleven-month renewal option.
(6)	P.C. Richard & Son has 5 extension periods of 3 years for the first extension, 5 years for the second, third and fourth extensions, and 2 years for the fifth extension.
(7)	Urban Air executed its lease in October 2024 and is currently building out its space and is expected to commence rent payments in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at loan closing. We cannot assure you that the tenant will take occupancy or commence paying rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
60

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents certain information relating to the lease rollover schedule at the Gateway Center North Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	1	4,208	0.7%	0.7%	$336,640	1.3%	1.3%	$80.00
2026	4	21,212	3.5%	4.2%	$1,459,035	5.5%	6.7%	$68.78
2027	6	94,525	15.7%	20.0%	$5,834,770	21.9%	28.6%	$61.73
2028	1	8,002	1.3%	21.3%	$577,500	2.2%	30.8%	$72.17
2029(3)	7	63,186	10.5%	31.8%	$4,500,743	16.9%	47.6%	$71.23
2030	6	102,684	17.1%	48.9%	$4,823,644	18.1%	65.7%	$46.98
2031	1	6,006	1.0%	49.9%	$420,420	1.6%	67.3%	$70.00
2032	1	7,401	1.2%	51.1%	$592,080	2.2%	69.5%	$80.00
2033	2	19,018	3.2%	54.3%	$1,206,320	4.5%	74.0%	$63.43
2034	6	252,454	42.0%	96.3%	$6,941,074	26.0%	100.0%	$27.49
2035 & Thereafter	0	0	0.0%	96.3%	$0	0.0%	100.0%	$0.00
Vacant	0	22,516	3.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	601,212	100.0%		$26,692,225	100.0%		$46.12(4)

(1)	Based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Gateway Center North Mortgage Loan has a maturity date of November 6, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Gateway Center North Property is located in Brooklyn, New York, along Gateway Drive just north of the Belt Parkway, a major regional expressway. The Gateway Center North Property is visible from the Belt Parkway and is located five miles west of JFK International Airport. The area surrounding the Gateway Center North Property is primarily residential, with commercial and industrial development serving the needs of the local population of over 525,000 residents.

The Gateway Center North Property is located in the New York retail market and the North Brooklyn submarket, which includes the neighborhoods of Greenpoint, Williamsburg, Park Slope, Crown Heights, and East New York. According to the appraisal, as of the second quarter of 2024, the New York retail market contains approximately 645.8 million SF of space and the North Brooklyn submarket contains approximately 51.3 million SF, or 7.94% of the total market’s inventory. As of second quarter 2024, the overall vacancy rate for the market was 4.03%, with asking rents of $47.56 PSF, and the North Brooklyn submarket had a vacancy rate of 3.05% with asking rents of $54.45 PSF.

According to the appraisal, the 2024 population within a 1-, 3- and 5-mile radius of the Gateway Center North Property was 40,386, 560,297 and 1,732,087, respectively. The 2024 average household income within the same radii was $66,933, $89,647 and $105,003, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Gateway Center North Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Years)	Rent Increase Projection
Anchor	$40.00	10	10% Yr. 6
Jr. Anchor	$50.00	10	10% Yr. 6
In-Line (>10,000 SF)	$65.00	10	10% Yr. 6
In-Line (5,000 - 10,000 SF)	$80.00	10	10% Yr. 6
In-Line (<5,000 SF)	$125.00	10	10% Yr. 6
Outparcel - Restaurant	$85.00	10	10% Yr. 6
Outparcel - Bank	$200.00	10	10% Yr. 6

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
61

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

The following table presents information regarding certain competitive properties to the Gateway Center North Property:

Competitive Retail Center Summary(1)
Property Name/Location	Year Built/ Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Major Tenants
Gateway Center North 501 Gateway Drive Brooklyn, NY	2014/NAP	601,212(2)	96.3%(2)	NAP	JCPenney, ShopRite, Burlington Coat Factory, P.C. Richard & Son, T.J.Maxx(2)
Shops at Atlantic Center 625 Atlantic Ave Brooklyn, NY	1996/NAP	482,550	92.2%	7.1 miles	Burlington, Marshalls, Old Navy, Stop & Shop
Gateway Center South(3) 339-579 Gateway Dr Brooklyn, NY	2001/NAP	669,293	100.0%	0.2 miles	The Home Depot, Target, BJ’s
Kings Plaza Shopping Center 5100 Kings Plz Brooklyn, NY	1970/2018	1,146,000	100.0%	5.0 miles	Burlington, Lowe’s, Macy’s
Green Acres Mall 1150-2034 Green Acres Mall Valley Stream, NY	1956/2016	2,042,000	95.8%	8.6 miles	BJ’s, Macy’s, Walmart
Five Towns Shopping Center 253-01 Rockaway Blvd Rosedale, NY	1968/1990	408,096	99.0%	8.2 miles	Lowe’s, Party City, T.J.Maxx
The Shops at Atlas Park 8000 Cooper Ave Glendale, NY	2006/NAP	509,068	93.5%	6.0 miles	Burlington, Marshalls, Old Navy, Stop & Shop

(1)	Source: Third party report, unless otherwise indicated.
(2)	Information is based on the underwritten rent roll dated September 3, 2024.
(3)	Gateway Center South is also owned by the borrower sponsor.

Appraisal. The appraisal concluded to an “as-is” value for the Gateway Center North Property of $443,000,000 as of September 6, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2024, there was no evidence of any recognized environmental conditions at the Gateway Center North Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
62

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Gateway Center North Property:

Cash Flow Analysis
	2021	2022	2023	8/31/2024 TTM	UW	UW PSF
Base Rental Income(1)	$25,317,063	$25,398,637	$25,943,888	$26,383,569	$27,818,025	$46.27
Straight Line Rent(2)	$0	$0	$0	$0	$2,616	$0.00
Percentage Rent(3)	$436,246	$290,290	$86,412	$109,523	$57,476	$0.10
Expense Reimbursements	$7,853,283	$8,161,537	$8,203,391	$8,325,205	$8,614,796	$14.33
Deferred Rent Repay/Abatements	($182,186)	$0	$0	$0	$0	$0.00
Net Rental Income	$33,424,407	$33,850,465	$34,233,691	$34,818,297	$36,492,912	$60.70
(Vacancy & Credit Loss)	$0	$0	$0	$0	($1,470,739)	($2.45)
Direct Billed Income	$299,728	$187,180	$226,992	$242,864	$198,320	$0.33
Other Income(4)	$472,736	$441,596	$388,014	$390,231	$420,104	$0.70
Effective Gross Income	$34,196,870	$34,479,241	$34,848,697	$35,451,392	$35,640,597	$59.28

Real Estate Taxes(5)	$3,882,864	$4,046,170	$4,035,096	$4,049,038	$4,186,595	$6.96
Insurance	$251,891	$298,571	$368,493	$402,043	$377,939	$0.63
Other Operating Expenses	$6,195,429	$5,592,007	$5,456,601	$5,457,574	$5,594,587	$9.31
Total Operating Expenses	$10,330,185	$9,936,749	$9,860,190	$9,908,655	$10,159,122	$16.90

Net Operating Income	$23,866,686	$24,542,492	$24,988,506	$25,542,737	$25,481,475	$42.38
Replacement Reserves	$0	$0	$0	$0	$71,801	$0.12
TI/LC	$0	$0	$0	$0	$478,672	$0.80
Net Cash Flow	$23,866,686	$24,542,492	$24,988,506	$25,542,737	$24,931,003	$41.47

Occupancy %	100.0%	99.6%	100.0%	96.3%(6)	94.7%(7)
NOI DSCR(8)	1.15x	1.18x	1.20x	1.23x	1.23x
NCF DSCR(8)	1.15x	1.18x	1.20x	1.23x	1.20x
NOI Debt Yield(8)	8.0%	8.2%	8.3%	8.5%	8.5%
NCF Debt Yield(8)	8.0%	8.2%	8.3%	8.5%	8.3%

(1)	UW Base Rental Income is based on the underwritten rent roll dated September 3, 2024, inclusive of rent steps through October 2025 and rent for Urban Air, which executed its lease in October 2024 and is expected to commence paying rent in October 2025. All outstanding landlord obligations and gap rent for twelve months was reserved at loan closing. We cannot assure you that the tenant will take occupancy or commence paying rent.
(2)	UW Straight Line Rent includes rent averaged over the loan term for T-Mobile and Bank of America.
(3)	UW Percentage Rent is based on the terms of applicable leases using TTM August 2024 sales figures.
(4)	Other income is based on the borrower sponsor’s budget and includes income from solar lease, storage income, late fees, vending income and other miscellaneous income.
(5)	The Gateway North Center Property currently benefits from a 25-year ICAP Tax Abatement, which has been in place since the 2015/2016 tax year and will continue through the 2040/2041 tax year. The tax abatement for the 2024/2025 tax year is approximately $8.0 million and the underwritten real estate taxes and expense reimbursements shown above are net of the abatement.
(6)	Represents occupancy per the underwritten rent roll dated September 3, 2024.
(7)	Based on the economic vacancy of 5.3%.
(8)	DSCRs and Debt Yields are based on the Gateway Center North Whole Loan.

Escrows and Reserves. At origination, the borrower deposited into escrow (i) $1,353,710 for tenant improvement allowances and leasing commissions related to Urban Air and (ii) $1,730,503 for a gap rent reserve related to Urban Air.

Real Estate Taxes – During a Cash Sweep Event Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the ensuing 12 months.

Insurance – During a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance premiums; however, provided no event of default is continuing, the borrower will not be required to make monthly deposits so long as the Gateway Center North Property is insured under a blanket policy and the borrower provides evidence of renewal and proof of payment of insurance premiums.

Replacement Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $5,983 for capital expenditures, capped at approximately $143,599.

TI/LC Reserve – During a Cash Sweep Event Period, the borrower is required to make monthly deposits of approximately $39,889 for tenant improvements and leasing commissions, capped at $957,344.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
63

Retail – Anchored	Loan #4	Cut-off Date Balance:	$65,000,000
501 Gateway Drive	Gateway Center North	Cut-off Date LTV:	67.7%
Brooklyn, NY 11239		UW NCF DSCR:	1.20x
		UW NOI Debt Yield:	8.5%

Lockbox and Cash Management. The Gateway Center North Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Gateway Center North Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or property manager into such Lockbox Account within two business days after receipt. If a Cash Sweep Event Period is not in effect, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During a Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a cash management account controlled by the lender to be applied and disbursed in accordance with the Gateway Center North Whole Loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following events:

(i)	an event of default;
(ii)	the borrower filing for bankruptcy; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the Gateway Center North Whole Loan being less than 1.10x, tested quarterly.

A “Cash Sweep Event Period” will end upon:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, the bankruptcy proceeding being discharged; or
●	with respect to clause (iii) above, the NCF DSCR being greater than 1.10x for one calendar quarter.

For purposes of the NCF DSCR test, the net cash flow is the difference between (A) the annualized amount of all operating income including (i) leases with rent commencing during the succeeding 12 months provided all rent abatements have been reserved by the lender and (ii) contractual rent escalations during the succeeding 12 months, and excluding disqualified leases and non-recurring revenue minus (B) actual costs and expenses paid for operations, maintenance and management for the trailing twelve months, adjusted for (i) known increases in taxes and insurance premiums, TI/LCs equal to $0.35 PSF (the “TI Deduction”) and capital expenditures equal to $0.10 PSF and (ii) excluding one-time expenses, extraordinary expenses, non-cash items, debt service and contributions to any reserve accounts. The TI Deduction will be reduced by 1/10th the positive difference of the amount deposited to the TI/LC reserve minus the amount disbursed (so long as the related tenant’s rent is included in operating income in clause (A) above). The NCF DSCR on the Gateway Center North Whole Loan at the time of loan origination was 1.10x.

Terrorism Insurance.  The Gateway Center North Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event plus a 6-month extended period of indemnity (provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the then-applicable annual premium for the property insurance coverage). The Gateway Center North Whole Loan documents allow Relsure Vermont Inc., a licensed captive insurance company (“RVI”), to provide terrorism coverage, so long as (i) the policy issued by RVI has (A) no aggregate limit, and (B) a deductible of no greater than $250,000, and (ii) certain conditions are satisfied, including that RVI obtains reinsurance with a cut through endorsement acceptable to the lender and the rating agencies from an insurance company meeting the rating requirements set forth in the related loan documents for the remaining portion of terrorism coverage not subject to the applicable federal backstop percentage, the Terrorism Risk Insurance Program Reauthorization Act of 2007 or a similar statute is in effect and except with respect to the $250,000 deductible permitted, those covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2007 and paid to RVI will be reinsured with a cut through endorsement acceptable to the lender and the rating agencies by insurance companies that are qualified insurers or maintain such higher rating as may be required by a rating agency, not to exceed “AA-” with S&P and “A2” with Moody’s. The related loan documents also allow the borrower to utilize a “Retention Amount” which is funded by RVI in addition to the required deductible for all losses, excluding wind and earthquake related losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remain prefunded at all times during the term of the Gateway Center North Whole Loan and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement at the request of the lender or a rating agency. The “Retention Amount” is $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
64

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
65

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

Polsinelli Headquarters
900 West 48th Place
Kansas City, MO 64112
Downtown Kansas City
West Bottoms
POWER AND LIGHT DISTRICT
Kansas City Intl. Airport 20 miles
KC Conv. Center
T-Mobile Center
CROSSROADS ARTS DISTRICT
Lyric Opera
Gregg/Klice Community Center
Negro Leagues Baseball Museum
Hy-Vee Arena
Sealy Mattress Co.
Westside
KC AMTRAK
KC STREETCAR
Union Station KC
Children's Mercy Hospital
Natl. WW I Mus. and Memorial
CROWN CENTER
Hallmark Corporate
Penn Valley Park
Federal Reserve Bank of Kansas City
Beacon Hill
Ingleside
Penn Valley Community College
Midtown Marketplace
KANSAS CITY
Uptown Shoppes
JACKSON COUNTY
Mill Street Station
Manor Square
Westport
Gillham Park
Saint Lukes Hospital
KC Art Institute
Kemper Mus. of Contemp. Art
The Nelson-Atkins Museum of Art
Country Club Plaza
Kansas City Plaza
Anita B. Gorman Discovery Ctr.
Brush Creek Park
Russell Stover Chocolates Corp. Office
University of Missouri - Kansas City
Rockhurst University
Jacob Loose Mem. Park
Crestwood Shopping Ctr.
Brookside Park
Brookside Shops
Kansas City
Frito Lay
Pepsico
Kansas River
AMTRAK
WYANDOTTE COUNTY
KANSAS
MISSOURI
Rosedale Park
University of Kansas Medical Ctr.
Roeland Park
Westwood Hills
Mission Hills Country Club
Fairway
Mission
Kansas City Country Club
JOHNSON COUNTY
Mission Hills
Prairie Village
The Village Shopping Center
Indian Hills Country Club
Central Ave.
S. 10th St.
Kansas Ave.
Southwest Blvd.
Merriam Ln.
Mission Rd.
Rainbow Blvd.
County Line Rd.
Roe Blvd.
W. 63rd St.
W. 71st St.
Ward Pkwy.
Wornall Rd.
Gregory Blvd.
E. 63rd St.
Oak St.
E. 55th St.
Belleview Ave.
Broadway St.
Main St.
W. 39th St.
E. 39th St.
Troost Ave.
Paseo Blvd.
Prospect Ave.
Benton Blvd.
Cleveland Ave.
E. 35th St.
E. Linwood Blvd.
E. 27th St.
E. 23rd St.
E. 12th St.
E. 9th St.
70
670
35
169
69
71
40
56
32
Leavenworth
MISSOURI
KANSAS
Liberty
Gladstone
Kansas City
KANSAS CITY
Independence
Blue Springs
Raytown
Shawnee
Overland Park
Lenexa
Olathe
Lee's Summit
Leawood
Grandview
Belton

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
66

Mortgage Loan No. 5 – Polsinelli Headquarters

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Kansas City, MO 64112
Original Balance:	$65,000,000			General Property Type:	Office
Cut-off Date Balance:	$65,000,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	7.4%			Title Vesting(3):	Leasehold
Loan Purpose:	Refinance			Year Built/Renovated:	2013/NAP
Borrower Sponsors:	Platform Ventures, LLC and United States Beef Corporation			Size:	253,796 SF
Guarantors:	Platform Ventures, LLC and United States Beef Corporation			Cut-off Date Balance Per SF:	$256
Mortgage Rate:	7.8280%			Maturity Date Balance Per SF:	$245
Note Date:	11/8/2024			Property Manager:	Platform Asset Services, LLC
Maturity Date:	12/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	360 months			UW NOI:	$8,124,104
IO Period:	0 months			UW NCF:	$7,806,857
Seasoning:	0 months			UW NOI Debt Yield:	12.5%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	12.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	13.1%
Additional Debt Type:	NAP			UW NCF DSCR:	1.39x
Additional Debt Balance:	NAP			Most Recent NOI:	$8,473,588 (9/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$8,204,116 (12/31/2023)
				3rd Most Recent NOI:	$7,987,917 (12/31/2022)
				Most Recent Occupancy:	100.0% (10/23/2024)
Reserves(1)				2nd Most Recent Occupancy:	100.0% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	97.9% (12/31/2022)
RE Taxes:	$0	Springing	NAP	Appraised Value (as of)(4):	$113,700,000 (9/3/2024)
Insurance:	$0	Springing	NAP	Appraised Value PSF(4):	$448
Replacement Reserve:	$0	$5,287	NAP	Cut-off Date LTV Ratio(4):	57.2%
Other Reserves(2):	$1,340,000	$0	NAP	Maturity Date LTV Ratio:	54.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$65,000,000	93.2%	Loan Payoff:	$67,850,432	97.2%
Borrower Sponsor Equity:	$4,773,617	6.8%	Upfront Reserves:	$1,340,000	1.9%
			Closing Costs:	$583,184	0.8%
Total Sources:	$69,773,617	100.0%	Total Uses:	$69,773,617	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.
(2)	Other Reserves consist of a Polsinelli Refurbishment Reserve ($1,000,000) and an Office Lease Rent Reserve ($340,000).
(3)	See “Ground Lease” section below for further discussion.
(4)	The appraiser also estimated a hypothetical market value "as dark" value of $85,900,000 ($338 PSF), assuming the Polsinelli Headquarters Property (as defined below) was vacant and available for lease. The Cut-off Date LTV Ratio based on the hypothetical market value "as dark" value is 75.7%.

The Mortgage Loan. The fifth largest mortgage loan (the “Polsinelli Headquarters Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $65,000,000 and secured by a first mortgage encumbering the leasehold interest in two condominium units comprising a 253,796 SF office tower and six-story parking garage located in Kansas City, Missouri (the “Polsinelli Headquarters Property”).

The Borrowers and the Borrower Sponsors. The borrowers are KC Davis, L.L.C. and PV 48th Place, LLC, each a Delaware limited liability company and single purpose entity with one independent director, as a tenants-in-common. The borrower sponsors and non-recourse carveout guarantors are Platform Ventures, LLC and United States Beef Corporation.

Platform Ventures, LLC was founded in 2008 by Ryan Anderson and Terry Anderson, who are both Kansas City-based. Platform Ventures, LLC is an entrepreneurial real estate investment firm with approximately $3.2 billion in assets under management, with primary focuses across logistics, industrial, multifamily, hospitality and office. Terry Anderson and Ryan Anderson serve as co-presidents, co-founders and voting members of Platform Ventures, LLC’s Investment Committee. They lead the firm’s financial management, acquisition and investor relations functions and provide overall strategic direction for the firm. Both are entrepreneurs who have started and continue to be involved in various real estate operating companies, including Vertical Cold Storage, Silverwest Hotels, Inspired Homes, Scott Felder Homes, AREA and APD Management.

United States Beef Corporation was founded in 1969 by the Davis family and is based in Tulsa, Oklahoma. United States Beef Corporation was the largest Arby's franchisee and a longtime system leader prior to the sale of its 368 Arby's locations to Flynn Restaurant Group, LLC. United States Beef Corporation used equity from the sale to diversify into other investments. Their portfolio of investment real estate owned includes 10 retail properties leased to QuikTrip, Arby's and Dollar General.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
67

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

The Property. The Polsinelli Headquarters Property comprises a 253,796 SF, Class A, LEED Certified Silver 10-story office building and a six level, subterranean parking structure located in Kansas City, Missouri. Situated on a 2.6-acre site, the Polsinelli Headquarters Property is located within the Country Club Plaza district of Kansas City, a premier shopping, dining and entertainment district, serving as a central hub for the city's cultural and social activities. Adjacent to the Polsinelli Headquarters Property is The Fontaine Hotel, a 132-room boutique hotel.

The Polsinelli Headquarters Property is comprised of two of three total condominium units: the "Office Unit", consisting of the 10-story office building, and the “Garage Unit", consisting of the parking structure. The third (non-collateral) unit is the "Hotel Unit", consisting of The Fontaine Hotel. The borrowers maintain a combined 71.43% voting interest in the condominium association. The borrower has effective operational control over the condominium association, except the amendment or termination of the condominium regime, new easements, assignment of association income and certain common element improvements, which require unanimous consent of all unit owners.

As of October 23, 2024, the Polsinelli Headquarters Property was 100.0% leased to five tenants, including Polsinelli PC, one of the largest law firms in Kansas City, which accounts for 92.5% of the NRA. Additional tenants at the Polsinelli Headquarters Property consist of Firm Foundation Group, LLC, Compass Missouri, LLC, JJ's Bar & Grill, Inc. and The Monarch Bar, LLC, which account for the remaining 7.4% of the total NRA. The six-level subterranean parking garage at the Polsinelli Headquarters Property offers 940 spaces, resulting in a parking ratio of approximately 3.7 spaces per 1,000 SF.

Major Tenants.

Polsinelli PC (234,877 SF, 92.5% of NRA, 93.4% of UW Rent). Polsinelli PC is an Am Law 100 firm with more than 1,000 attorneys in 22 offices nationwide, offering comprehensive corporate, transactional, litigation and regulatory services with a focus on health care, real estate, finance, technology, private equity and life sciences. Founded Kansas City in 1972, Polsinelli PC was formed as a small shop servicing business and real estate clients. The firm has grown to major cities in the U.S. including New York, Chicago, San Francisco, Washington D.C., Boston, Atlanta, and more. As of April 2024, Polsinelli PC was ranked number 60 in the Am Law 100 annual law firm ranking. The company’s core practices include finance, health care, intellectual property, labor & employment, litigation, real estate, and corporate & transactional. Polsinelli PC is a leader in healthcare law, with a practice backed by one of the largest concentrations of healthcare attorneys in the country. The firm has been rated a top patent firm based on factors like number of patents filed, allowance rate, average number of office actions before allowance, and average time to allowance.

Polsinelli PC has been headquartered in the Country Club Plaza district since 1972. The Polsinelli Headquarters Property has served as the tenant's national headquarters since its construction in 2013. Polsinelli PC’s lease expires on October 31, 2033, with two five-year renewal options, each with an 18-month notice. Polsinelli PC currently pays $38.61 PSF, with a scheduled increase to $40.73 PSF in November 2028. The tenant recently executed its sixteenth amendment whereby the tenant removed its right to terminate the lease in 2028, and the lease contains no further termination options. In connection with the sixteenth amendment to the lease, the tenant received a rent abatement in the amount of $700,000 (for the month of October 2024). Additionally, the landlord is providing a $1,000,000 refurbishment allowance to be used at tenant's reasonable discretion for leasehold improvements to the Polsinelli Headquarters Property, purchase of equipment, furniture or fixtures and related expenses, which amount was fully reserved at loan closing.

Firm Foundation Group, LLC (5,276 SF, 2.1% of NRA, 1.6% of UW Rent). Firm Foundation Group, LLC (dba T‘aha Mexican Kitchen) is a family run and operated scratch kitchen focusing on ancestral cuisine from Central Mexico through an American Midwest perspective. Firm Foundation Group, LLC recently executed a new lease at the Polsinelli Headquarters Property for a five-year term through June 30, 2029, with one five-year renewal option and no termination options. Firm Foundation Group, LLC currently pays $30.00 PSF, with a scheduled increase to $35.00 PSF in July 2026.

Compass Missouri, LLC (5,197 SF, 2.0% of NRA, 2.0% of UW Rent). Compass Missouri, LLC is an affiliate of Compass, Inc. (NYSE: COMP), an independent real estate brokerage founded in 2012. With more than 300 offices across 72 markets, Compass, Inc. has more than 28,000 agents. Compass Missouri, LLC originally took occupancy at the Polsinelli Headquarters Property in 2023. Compass Missouri, LLC’s lease expires on September 30, 2026, with one three-year renewal option and no termination options. Compass Missouri, LLC currently pays base rent of $36.72 PSF, with 2.0% annual increases.

The following table presents certain information relating to the tenancy at the Polsinelli Headquarters Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Polsinelli PC	NR/NR/NR	234,877	92.5%	$9,177,226	93.4%	$39.07	10/31/2033	2 x 5 yr	N
Firm Foundation Group, LLC	NR/NR/NR	5,276	2.1%	$158,280	1.6%	$30.00	6/30/2029	1 x 5 yr	N
Compass Missouri, LLC	NR/NR/NR	5,197	2.0%	$194,651	2.0%	$37.45	9/30/2026	1 x 3 yr	N
JJ's Bar & Grill, Inc.	NR/NR/NR	4,888	1.9%	$175,968	1.8%	$36.00	12/31/2029	2 x 5 yr	N
The Monarch Bar, LLC	NR/NR/NR	3,498	1.4%	$122,955	1.3%	$35.15	8/17/2027	2 x 5 yr	N
Occupied Subtotal/Wtd. Avg.		253,736	100.0%	$9,829,080	100.0%	$38.74

Vacant Space		60	0.0%
Total/Wtd. Avg.		253,796	100.0%

(1)	Information is based on the underwritten rent roll dated October 23, 2024 and includes rent steps through October 1, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
68

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

The following table presents certain information relating to the lease rollover schedule at the Polsinelli Headquarters Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2026	1	5,197	2.0%	2.0%	$194,651	2.0%	2.0%	$37.45
2027	1	3,498	1.4%	3.4%	$122,955	1.3%	3.2%	$35.15
2028	0	0	0.0%	3.4%	$0	0.0%	3.2%	$0.00
2029(2)	2	10,164	4.0%	7.4%	$334,248	3.4%	6.6%	$32.89
2030	0	0	0.0%	7.4%	$0	0.0%	6.6%	$0.00
2031	0	0	0.0%	7.4%	$0	0.0%	6.6%	$0.00
2032	0	0	0.0%	7.4%	$0	0.0%	6.6%	$0.00
2033	1	234,877	92.5%	100.0%	$9,177,226	93.4%	100.0%	$39.07
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	60	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	5	253,796	100.0%		$9,829,080	100.0%		$38.74(3)

(1)	Information is based on the underwritten rent roll dated October 23, 2024 and includes rent steps through October 1, 2025.
(2)	The Polsinelli Headquarters Mortgage Loan has a maturity date of December 1, 2029.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Polsinelli Headquarters Property is located in Kansas City, Missouri, directly between Belleview Avenue and Roanoke Parkway. The Polsinelli Headquarters Property is situated along West 48th Place, within walking distance of Country Club Plaza, a premier shopping, dining and entertainment district, serving as a central hub for the city's cultural and social activities. Country Club Plaza offers a full complement of walkable amenities, including more than 150 upscale retail shops, and dozens of restaurants. Country Club Plaza boasts a wide range of stores, from high-end retailers like Tiffany & Co. and the Apple Store to local boutiques, and offers a variety of dining options, including The Capital Grille, Fogo de Chão and Gram & Dun. In addition to shopping and dining, Country Club Plaza provides a number of entertainment options including live music events, Plaza Art Fair, Plaza Lights holiday ceremony and horse drawn carriage rides. In June 2024, the owners Country Club Plaza released plans for a $100 million upgrade plan to the area.

The Polsinelli Headquarters Property’s location and accessibility caters to a broad employment base of both executives and non-executive employees. The Kansas City MSA is home to a growing base of tech, finance and engineering/design firms, fueled by highly educated residents and low business costs. According to the appraisal, the Polsinelli Headquarters Property is located in The Plaza office submarket, which contains approximately 5.2 million SF of office space and with no office properties currently under construction. As of the second quarter of 2024, The Plaza office submarket vacancy rate was 9.5% and the overall office base rent PSF was $27.79.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Polsinelli Headquarters Property was 19,372, 116,290 and 273,700, respectively. The estimated 2024 average household income within the same radii was $126,774, $113,437 and $99,676, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Polsinelli Headquarters Property:

Market Rent Summary
Space Type	Market Rent PSF	Lease Term (Months)	Rent Increase Projection
Office Space	$38.50	120	2.0% per annum
Retail Space	$35.00	120	2.0% per annum

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
69

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

The following table presents certain information relating to comparable office leases with respect to the Polsinelli Headquarters Property:

Summary of Comparable Office Leases(1)
Property / Location	Year Built/ Renovated	Occupancy	Distance to Subject	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF
Polsinelli Headquarters Kansas City, MO	2013/NAP	100.0%(2)	-	Polsinelli PC(2)	Aug-11(2)	266(2)	Full Service(2)	234,877(2)	$39.07(2)
CityPlace Corporate Center IV Overland Park, KS	2023/NAP	94.0%	13.5 miles	WellSky	Sep-23	180	Full Service	132,142	$35.00
Plaza Colonnade Kansas City, MO	2004/NAP	94.0%	0.8 miles	United Way	Oct-23	120	Full Service	15,265	$31.50
46 Penn Kansas City, MO	2020/NAP	94.0%	0.4 miles	Gallagher Risk	Nov-22	120	Full Service	8,817	$37.15
8900 Renner Boulevard Lenexa, KS	2014/2019	100.0%	13.5 miles	Kiewit Corporation	Jul-23	240	Absolute Net	395,300	$32.00

(1)	Source: Appraisal, unless otherwise noted.
(2)	Information is based on the underwritten rent roll dated October 23, 2024.

Appraisal. The appraiser concluded to an “as-is” value for the Polsinelli Headquarters Property of $113,700,000 as of September 3, 2024. The appraiser also estimated a hypothetical market value "as dark" value of $85,900,000 ($338 PSF), assuming the Polsinelli Headquarters Property was vacant and available for lease. The Cut-off Date LTV Ratio based on the hypothetical market value "as dark" value is 75.7%.

Environmental Matters. According to the Phase I environmental site assessment dated September 19, 2024, there are no recognized environmental conditions at the Polsinelli Headquarters Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
70

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Polsinelli Headquarters Property:

Cash Flow Analysis(1)
	2021	2022	2023	9/30/2024 TTM	UW	UW PSF
Gross Potential Rent(2)	$9,135,990	$9,181,176	$9,295,655	$9,626,177	$9,829,080	$38.73
Expense Reimbursements	$833,111	$1,012,135	$1,228,556	$1,210,232	$1,322,210	$5.21
Net Rental Income	$9,969,101	$10,193,311	$10,524,211	$10,836,409	$11,151,289	$43.94
Parking Income(3)	$305,385	$287,530	$328,867	$361,255	$364,967	$1.44
Other Income(4)	$300,461	$304,183	$306,178	$303,435	$292,859	$1.15
(Vacancy & Credit Loss)	$0	$0	$0	$0	($557,564)	($2.20)
Effective Gross Income	$10,574,947	$10,785,024	$11,159,256	$11,501,099	$11,251,551	$44.33

Real Estate Taxes(5)	$0	$0	$0	$0	$0	$0.00
Insurance	$92,208	$100,335	$108,532	$137,281	$156,239	$0.62
Other operating expenses	$2,467,335	$2,696,772	$2,846,608	$2,890,230	$2,971,208	$11.71
Total Operating Expenses	$2,559,543	$2,797,107	$2,955,140	$3,027,511	$3,127,447	$12.32
Net Operating Income	$8,015,404	$7,987,917	$8,204,116	$8,473,588	$8,124,104	$32.01
Replacement Reserves	$0	$0	$0	$0	$63,449	$0.25
TI/LC	$0	$0	$0	$0	$253,798	$1.00
Net Cash Flow	$8,015,404	$7,987,917	$8,204,116	$8,473,588	$7,806,857	$30.76

Occupancy %	97.9%	97.9%	100.0%	100.0%(6)	95.0%(7)
NOI DSCR	1.42x	1.42x	1.46x	1.51x	1.44x
NCF DSCR	1.42x	1.42x	1.46x	1.51x	1.39x
NOI Debt Yield	12.3%	12.3%	12.6%	13.0%	12.5%
NCF Debt Yield	12.3%	12.3%	12.6%	13.0%	12.0%

(1)	Based on the underwritten rent roll as of October 23, 2024.
(2)	UW Gross Potential Rent includes rent steps through October 1, 2025 and the average rent for Polsinelli PC through the loan term.
(3)	UW Parking Income includes additional revenue from The Fontaine Hotel, which pays a contracted rental amount for guaranteed 148 spaces to accommodate their guests. The hotel currently pays an annual base rent of $154,776 for the parking spaces (with an annual increase of 4.0% every January 1st, with the next rent step being January 1, 2025). Additionally, property management is actively renting additional parking spots at a rate of $65 per month to maximize revenue from the structure.
(4)	Other Income includes storage income, roof/antenna income, and miscellaneous income. Miscellaneous income includes city-granted reimbursements based on economic activity such as sales taxes, food and beverage taxes, and payroll earnings taxes.
(5)	The Polsinelli Headquarters Property benefits from a tax abatement program for a 100% property tax abatement for 25 years (from 2014 through December 1, 2037). See “Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives” below for further information.
(6)	Represents occupancy based on the underwritten rent roll as of October 23, 2024.
(7)	Represents economic occupancy.

Escrows and Reserves. At origination, the borrowers deposited (i) $1,000,000 for refurbishments payable by the borrowers under the Polsinelli PC lease and (ii) $340,000 related to payments under the outstanding Chapter 100 Bonds (as defined below).

Real Estate Taxes – In the event the Polsinelli Headquarters Property is no longer exempt from ad valorem real property taxes, the borrowers are required to escrow monthly payments equal to 1/12th of the annual estimated tax payments.

Insurance – If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The Polsinelli Headquarters Property is currently insured under a blanket insurance policy.

Replacement Reserve – On a monthly basis, the borrowers are required to escrow approximately $5,287 for replacement reserves.

Lockbox and Cash Management. The Polsinelli Headquarters Mortgage Loan documents require a hard lockbox with springing cash management. All rents from the Polsinelli Headquarters Property are required to be deposited directly into the lockbox account by tenants and, so long as a Cash Sweep Period (as defined below) is not continuing, funds in the lockbox account will be transferred to the borrowers’ operating account. During a Cash Sweep Period, the borrowers will not have access to the funds in the lockbox account and such funds will be transferred to the lender-controlled cash management account and disbursed according to the Polsinelli Headquarters Mortgage Loan documents. During a Cash Sweep Period, all excess cash is required to be held by the lender as additional security for the Polsinelli Headquarters Mortgage Loan.
A “Cash Sweep Period” will commence upon the earlier of (i) the occurrence of an event of default; (ii) the net cash flow debt service coverage ratio is less than 1.20x, (iii) a default in the payment of rent under the Polsinelli PC lease; (iv) Polsinelli PC going dark or vacating 50% or more of its leased space on a permanent basis, (v) Polsinelli PC’s failure to maintain a minimum paid in capital and minimum adjusted net income above fiscal year 2017 amounts, (vi) Polsinelli PC or its lease guarantor becomes subject to a bankruptcy action, or (vii) June 1, 2028.

A Cash Sweep Period will be cured, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the net cash flow debt service coverage ratio being equal to or greater than 1.20x for two consecutive calendar quarters; with regard to clause (iii), upon the cure of such default;

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
71

Office – CBD	Loan #5	Cut-off Date Balance:	$65,000,000
900 West 48th Place	Polsinelli Headquarters	Cut-off Date LTV:	57.2%
Kansas City, MO 64112		UW NCF DSCR:	1.39x
		UW NOI Debt Yield:	12.5%

with regard to clause (iv), upon Polsinelli PC recommencing business operations in 50% or more of its space and paying full contractual rent or an acceptable replacement tenant (as determined by the lender) is in occupancy, open for business and paying rent; with regard to clause (v), upon the lender’s receipt of an officer’s certificate from the borrowers certifying that Polsinelli PC now maintains minimum paid in capital and minimum adjusted net income above fiscal year 2017 amounts with regard to clause (vi), upon Polsinelli PC or its lease guarantor having assumed its lease, as affirmed by the applicable court, or the bankruptcy action being discharged, stayed or dismissed; and with regard to clause (vii), upon the term of the Polsinelli PC lease being extended to a lease expiration date no earlier than October 31, 2038 and such extended lease being on terms and conditions reasonably acceptable to the lender.

Ground Lease. The Polsinelli Headquarters Property was built in 2013 under a development agreement with the City of Kansas City that allows for a property tax abatement (see “Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives” below). In order to facilitate the property tax abatement and the issuance Chapter 100 bonds, the Polsinelli Headquarters Property is subject to two ground leases with the City of Kansas City, Missouri (the “City”): the “Polsinelli Headquarters Office Ground Lease” and the “Polsinelli Headquarters Garage Ground Lease”. The Polsinelli Headquarters Office Ground Lease has an expiration date of December 1, 2037, and the Polsinelli Headquarters Garage Ground Lease has an expiration date of June 14, 2040.

The annual rent payment due from the borrowers to the City under the Polsinelli Headquarters Office Ground Lease is $4,080,000, which is equal to the annual interest payment due back to the borrowers as the holders of the Chapter 100 Bonds. The Polsinelli Headquarters Mortgage Loan documents require an Office Lease Rent Reserve from which monthly disbursements will be made to the City to fund the ground lease payments; the City will then remit monthly interest on the Chapter 100 Bonds to the borrowers as bondholders. The annual rent payment due under the Polsinelli Headquarters Garage Ground Lease is $1.00.

The fee interest in the Polsinelli Headquarters Office Ground Lease will revert to the borrowers in December 2037 for nominal consideration and surrender of the Chapter 100 Bonds for redemption. The fee interest in the Polsinelli Headquarters Garage Ground Lease will revert to the borrowers in June 2040 for nominal consideration. The borrowers have the option to purchase the garage portion of the Polsinelli Headquarters Property for the lesser of (i) fair market value or (ii) a fixed price, $9,500,000 currently, that decreases by $475,000 effective January 1st of each calendar year. Effective January 1, 2034, the purchase price for the garage portion will be $100.00.

Chapter 100 Bonds/Tax Abatement/Redirected Tax Incentives. The development of the office portion of the Polsinelli Headquarters Property was financed by the issuance of $120.0 million of industrial development revenue bonds (“Chapter 100 Bonds”) arranged by the Missouri Development Finance Board and issued by the City. The borrowers are the holders of the related Chapter 100 Bonds and the Chapter 100 Bonds were pledged as collateral for the Polsinelli Headquarters Mortgage Loan. The interest payments due to the borrowers as the bondholders is equal to the ground lease payment that the borrowers make under the Polsinelli Headquarters Office Ground Lease (as described above). For the duration of the Chapter 100 Bonds, which mature simultaneously with the Polsinelli Headquarters Office Ground Lease and the Polsinelli Headquarters Garage Ground Lease, expirations, December 1, 2037 and June 14, 2040, respectively, the City has authorized a property tax abatement for the Polsinelli Headquarters Property.

In addition, the related development agreement provides that the City pay the borrowers a redirected tax incentive derived from the earnings tax, sales tax and tourism tax-related revenue generated by the Polsinelli Headquarters Property, subject to Polsinelli substantially occupying its leased space, for a period of 20 years.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
72

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
73

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
74

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

CENTRAL PARK
The Pond
W. 59th St.
5TH AVE/ 59TH ST
222 Central Park South
JW Marriott Essex House
The Ritz-Carlton New York
Plaza Hotel
W. 58th St.
Central Park Tower
111 West 57th Street
9 West 57th
Theodore Roosevelt Home
The Crown Building
W. 57th St.
57TH ST/ 7TH AVE
Carnegie Hall
Le Méridien New York
57TH ST
W. 56th St.
Park Central Hotel NY
New York City Center
W. 55th St.
St. Regis Hotel
The Peninsula New York
Conrad New York Midtown
W. 54th St.
MANHATTAN
New York Hilton Midtown
53W53
Museum of Modern Art
W. 53rd St.
E. 53rd St.
Broadway Theater
7TH AVE/ 53RD ST
Midtown
Baccarat Hotel
666 Fifth Avenue
5TH AVE/ 53RD ST
Park Avenue Plaza
Wells Fargo
W. 52nd St.
E. 52nd St.
AXA Equitable Building
75 Rockefeller Plaza
345 Park
W. 51st St.
E. 51st St.
51ST ST/ LEXINGTON
METRO NORTH
50TH ST/ BROADWAY
The Michelangelo
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Lotte NY Palace
ITT Building
The Fifty Sonesta New York
W. 50th St.
50th St.
E. 50th St.
Ice Rink
ROCKEFELLER CENTER
Saks Fifth Avenue
Santander Bank Financial Center
Waldorf Astoria
1251 Ave. of the Americas
W. 49th St.
E. 49th St.
GE Building
1 Rockefeller Plaza
Tower 49
Inter Continental NY Barclay
49TH ST
ROCKEFELLER CTR.
W. 48th St.
E. 48th St.
Morgan Stanley Building
Cort Theatre
News Corp. Building
Diamond District
JPMorgan Chase Tower
The Lexington Hotel
W. 47th St.
E. 47th St.
Kimpton Muse Hotel
Gemological Institute of America
383 Madison
245 Park Avenue
W. 46th St.
E. 46th St.
NY Marriott Marquis
Lyceum Theatre
AKA Times Square
Hotel St. James
The Roosevelt Hotel
W. 45th St.
E. 45th St.
Viacom Intl.
Belasco Theatre
Cassa Hotel NY 45th Street
Sofitel New York
The Yale Club of NYC
MetLife Building
450 Lexington Avenue
W. 44th St.
E. 44th St.
Bank of America Tower
The Chatwal
Grand Central Terminal
W. 43rd St.
E. 43rd St.
Paramount Building
TIMES SQUARE
4 Times Square
505 Fifth Ave.
One Vanderbilt
TIMES SQUARE
W. 42nd St.
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
Consulate General of Australia
E. 41st St.
E. 40th St.
E. 39th St.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Vanderbilt Ave.
Lexington Ave.
Broadway
N R W
N Q R W
B D
B D F M
1 2 3
E
4 5 6
7
S
Q
F
M
Upper West Side
Upper East Side
Astoria
QUEENS
West New York
Central Park
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Greenpoint
HUDSON COUNTY
MANHATTAN
Chelsea
Williamsburg
Hoboken
Hudson River
Greenwich Village
East River
NEW JERSEY
Little Italy
Lower East Side
SoHo
Chinatown
Tribeca
BROOKLYN
JERSEY CITY
Financial District
Downtown Brooklyn
Brooklyn Heights
Liberty State Park
Park Slope
Rockefeller Center
1 30 Rockefeller Plaza New York, NY
2 45 Rockefeller Plaza New York, NY
3 10 Rockefeller Plaza New York, NY
4 1230 Avenue Of The Americas New York, NY
5 50 Rockefeller Plaza New York, NY
6 1 Rockefeller Plaza New York, NY
7 600 Fifth Avenue New York, NY
8 620 Fifth Avenue New York, NY
9 610 Fifth Avenue New York, NY
10 1270 Avenue Of The Americas New York, NY
11 30 Rock Condos New York, NY
12 The Little Nell New York, NY
13 Radio City Music Hall New York, NY
14 1240 Avenue Of The Americas New York, NY
15 1258 Avenue Of The Americas New York, NY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
75

Mortgage Loan No. 6 – Rockefeller Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	AAA/A+/Aaa			Location:	New York, NY Various
Original Balance(1):	$60,000,000			General Property Type(5):	Various
Cut-off Date Balance(1):	$60,000,000			Detailed Property Type(5):	Various
% of Initial Pool Balance:	6.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated(5):	Various/Various
Borrower Sponsors:	Tishman Speyer Properties, L.P. and Henry Crown and Company S LLC			Size:	7,207,470 SF
Guarantor:	Tishman Speyer Crown Equities LLC			Cut-off Date Balance Per SF(1):	$273
Mortgage Rate(2):	5.392090%			Maturity Date Balance Per SF:(1)	$273
Note Date:	10/18/2024			Property Manager:	Tishman Speyer Properties, L.L.C.
Maturity Date:	11/9/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$359,078,938
IO Period:	60 months			UW NCF:	$336,015,034
Seasoning:	1 month			UW NOI Debt Yield(1):	18.2%
Prepayment Provisions:	L(25),D(28),O(7)			UW NCF Debt Yield(1):	17.1%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity(1):	18.2%
Additional Debt Type(1)(3):	Pari Passu/B-Note			UW NCF DSCR(1):	3.17x
Additional Debt Balance(1)(3):	$1,908,500,000/$1,531,500,000			Most Recent NOI:	$305,588,525 (7/31/2024 TTM)
Future Debt Permitted (Type)(3):	Yes (Mezzanine)			2nd Most Recent NOI:	$272,403,335 (12/31/2023)
				3rd Most Recent NOI:	$256,670,015 (12/31/2022)
Reserves(4)				Most Recent Occupancy:	92.6% (7/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	90.7% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.7% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of)(6):	$6,100,000,000 (7/31/2024)
Replacement Reserve:	$0	Springing	$2,162,241	Appraised Value PSF(6):	$846
TI/LC Reserve:	$0	$1,801,868	(4)	Cut-off Date LTV Ratio(1)(6):	32.3%
Specified Tenant Reserves:	$246,794,668	$0	NAP	Maturity Date LTV Ratio(1)(6):	32.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$3,500,000,000	100.0%	Senior CMBS Loan Payoff:	$1,693,761,952	48.4%
			Mezzanine Loan Payoff:	$1,232,641,045	35.2%
			Upfront Reserves:	$246,794,668	7.1%
			Return of Equity:	$160,315,156	4.6%
			Closing Costs:	$89,694,962	2.6%
			30 Rock Condo Acquisition Loan(7):	$76,792,216	2.2%
Total Sources:	$3,500,000,000	100.0%	Total Uses:	$3,500,000,000	100.0%

(1)	The Rockefeller Center Mortgage Loan (as defined below) is part of the Rockefeller Center Whole Loan (as defined below), which is comprised of six senior promissory notes and two subordinate B-Notes. The information presented is based on the principal balance of the Rockefeller Center Senior Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the principal balance of the Rockefeller Center Whole Loan are $486, $486, 10.3%, 9.6%, 10.3%,1.54x, 57.4% and 57.4%, respectively.
(2)	Reflects the Rockefeller Center Senior Loan only. The Rockefeller Center Subordinate Companion Loan (as defined below) bears interest at a rate of 7.29912823832844% per annum.
(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Permitted Mezzanine Loan” sections below for a discussion of additional debt.
(4)	See “Escrows and Reserves” section below for further discussion.
(5)	See “The Properties” section below for further discussion.
(6)	The individual Rockefeller Center Properties (as defined below) have a combined as-is appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.
(7)	The 30 Rock Condo Acquisition Loan encumbers approximately 215,031 SF (approximately 15% of 30 Rockefeller Plaza property's SF) across six floors at the 30 Rockefeller Plaza property. The condos were purchased from NBC in 2007 and separately financed.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
76

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

The Mortgage Loan. The sixth largest mortgage loan (the “Rockefeller Center Mortgage Loan”) is part of a whole loan evidenced by six senior promissory notes in the aggregate original principal amount of $1,968,500,000 (the “Rockefeller Center Senior Loan”) and two subordinate B-Notes in the aggregate original principal amount of $1,531,500,000 that are subordinate to the Rockefeller Center Senior Loan (the “Rockefeller Center Subordinate Companion Loan”, and together with the Rockefeller Center Senior Loan, the “Rockefeller Center Whole Loan”). The Rockefeller Center Whole Loan was co-originated by Bank of America, N.A. (“BANA”) and Wells Fargo Bank, National Association (“WFB”). The Rockefeller Center Whole Loan is secured by the borrowers’ fee simple interest in a 7,207,470 SF, 13-building, primarily mixed use office and retail (including attractions) complex located in New York, New York (the “Rockefeller Center Properties” or “Rockefeller Center”). The Rockefeller Center Mortgage Loan is evidenced by the non-controlling Note A-3 and the non-controlling Note A-5, with an aggregate original principal amount of $60,000,000. The Rockefeller Center Whole Loan will be serviced pursuant to the trust and servicing agreement for the ROCK Trust 2024-CNTR securitization trust, and the relationship between the holders of the Rockefeller Center Whole Loan will be governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Rockefeller Center Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Rockefeller Center Whole Loan.

Rockefeller Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$1,121,100,000	$1,121,100,000	ROCK Trust 2024-CNTR	No
A-2	$747,400,000	$747,400,000	ROCK Trust 2024-CNTR	No
A-3	$30,000,000	$30,000,000	BANK5 2024-5YR12	No
A-4	$20,000,000	$20,000,000	WFCM 2024-5C2(1)	No
A-5	$30,000,000	$30,000,000	BANK5 2024-5YR12	No
A-6	$20,000,000	$20,000,000	WFCM 2024-5C2(1)	No
B-1	$918,900,000	$918,900,000	ROCK Trust 2024-CNTR	Yes
B-2	$612,600,000	$612,600,000	ROCK Trust 2024-CNTR	Yes
Whole Loan	$3,500,000,000	$3,500,000,000

(1)	The WFCM 2024-5C2 securitization transaction is expected to close on or about November 27, 2024.

The Borrowers and the Borrower Sponsors. The borrowers are RCPI Landmark Properties, L.L.C., RCPI 30 Rock 22234849, L.L.C. and RCPI 600 Fifth Holdings, L.L.C., each a Delaware limited liability company and single purpose entity with two independent directors. The borrowers are owned by a joint venture between the borrower sponsors, Tishman Speyer Properties, L.P. (“Tishman Speyer”) and Henry Crown and Company S LLC (“HCC”). The non-recourse carveout guarantor for the Rockefeller Center Whole Loan is Tishman Speyer Crown Equities LLC. The obligations of the non-recourse carveout guarantors are limited as set forth under “Description of the Mortgage Pool—Non-Recourse Carveout Limitations” in the prospectus.

Tishman Speyer is a leading owner, developer, operator, and fund manager of real estate around the world. Founded in 1978, Tishman Speyer is active across the United States, Europe, Brazil and Asia, building and managing premier office, residential, life science, and retail space in over 35 key global markets for industry-leading tenants. In addition to Rockefeller Center, their assets include The Springs in Shanghai, Paris Bourse in Paris, and Frankfurt’s OpernTurm and TaunusTurm. Tishman Speyer operates and owns a portfolio of over 84 million SF.

HCC has origins dating back to 1919 and is a Chicago-based, privately-held organization that oversees the interests of the Crown family. Their portfolio includes investments in publicly-traded securities, real estate, private investments, and privately-held operating companies.

The Properties. The Rockefeller Center Properties are comprised of 7,207,470 SF across 13 mixed-use office and retail Class A buildings located on a 12-acre site in Midtown Manhattan, New York. The Rockefeller Center Properties encompass the six square blocks between Fifth Avenue and Avenue of the Americas to the east and the west, respectively, and West 48th and West 51st Streets to the south and the north, respectively. The Rockefeller Center Properties were constructed in phases from 1890-1952, centered around a private street, known as Rockefeller Plaza (the “Plaza”). In 1985, the original sections of Rockefeller Center (building exteriors and interior portions of 30 Rockefeller Plaza, 45 Rockefeller Plaza, 1 Rockefeller Plaza and Radio City Music Hall) were declared as landmarked by the New York City Landmarks Preservation Commission. From 2019 through July 2024, the borrower sponsors invested approximately $419.3 million across Rockefeller Center to add to the existing entertainment options at the Rockefeller Center Properties, modified the elevators at 45 Rockefeller Plaza, and made other base building improvements.

In total, the Rockefeller Center Properties consist of approximately 5.5 million SF of office space, approximately 1.4 million SF of retail space, approximately 280,000 SF of storage space and a 652-space garage. As of July 1, 2024, the Rockefeller Center Properties were 92.6% leased to a diverse tenant roster of more than 400 unique tenants with a weighted average remaining lease term of approximately 10 years. Historical occupancy since 2015 has averaged 92.9%. Rockefeller Center is the corporate headquarter location for tenants including Deloitte LLP, Lazard Group LLC, Christie’s, NBC, and Simon & Schuster, Inc. Major retail tenants include FAO Schwarz, Lego, Nintendo World, Alo Yoga and Tiffany & Co., among others. The approximately 100 retail tenants generated approximately $369 million in total sales during TTM July 2024. The approximately 40 restaurant tenants at the Rink Level generated approximately $55.2 million in total sales during TTM July 2024.

Rockefeller Center is an internationally known destination that contains a wide range of attractions, including: the Top of the Rock Observation Deck, with recently added features including The Beam and Skylift, The Rink at Rockefeller Center, with the adjacent Rink Level retail dining center, Radio City Music Hall (a 6,000-seat theater operated by Madison Square Garden), Rainbow Room, 620 Loft & Gardens and Radio Park, a 24,000 SF private outdoor park atop Radio City Music Hall exclusively for Rockefeller Center tenants during business hours, but open to the public for private events. During TTM July 2024, the Rockefeller Center Properties have seen more than 35 million visitors.

The collateral includes the borrowers’ condominium interest in several floors across three interconnected buildings (30 Rockefeller Plaza, 1250 Avenue Of The Americas, and the Studio building), including the subbasement, concourse, exterior patio, street level, mezzanine level, mechanical space on floor 2, 19, 20, 22-45, 48-50, 54-69 and the roof, and excluding floors 2 (with the exception of select mechanical space) 3-18, 21, 46- 47 and 51-53. This

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
77

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

condominium interest totals 54 condominium units, and an approximately 53.1% undivided interest in the common elements, and has the right to appoint three of the five condominium board members. The balance of the condominium units are owned by an NBC-affiliated entity (NBCUniversal Atlas LLC, a Delaware limited liability company) and leased (or sub-leased) to NBC.

The following table presents certain information for the Rockefeller Center Properties:

Rockefeller Center Properties Summary
Property	Year Built	Property Type/Sub Type	Allocated Loan Amount	Size(1)	Occ.(1)	Top Tenant(1)	% SF	UW NOI	% UW NOI	Appraised Value(2)
30 Rockefeller Plaza(3)(4)	1932	Mixed Use/ Office/Retail	$25,698,857	1,627,738	89.9%	Deloitte LLP	31.1%	$162,927,882	45.4%	$2,602,679,711
45 Rockefeller Plaza	1934	Mixed Use/ Office/Retail	$8,458,286	1,299,726	91.4%	Baker & Hostetler LLP	11.8%	$54,313,260	15.1%	$860,000,000
10 Rockefeller Plaza(5)	1939	Mixed Use/ Office/Retail	$4,584,000	481,299	100.0%	Christie's	54.0%	$22,308,605	6.2%	$466,000,000
1230 Avenue Of The Americas	1939	Office/CBD	$4,476,000	739,920	99.5%	Simon & Schuster, Inc.	40.6%	$30,639,067	8.5%	$455,000,000
50 Rockefeller Plaza	1938	Mixed Use/ Office/Retail	$3,245,143	508,677	95.1%	Katten Muchin Rosenman LLP	28.3%	$21,715,563	6.0%	$330,000,000
1 Rockefeller Plaza	1936	Office/ CBD	$2,410,286	613,308	91.5%	Atalaya Capital Management LP	4.2%	$13,970,917	3.9%	$245,000,000
600 Fifth Avenue	1952	Mixed Use/ Office/Retail	$2,360,571	436,788	90.0%	Lazard Group LLC	19.3%	$14,557,163	4.1%	$240,000,000
620 Fifth Avenue(6)	1936	Mixed Use/ Office/Retail	$2,213,143	124,152	99.2%	NBC	40.7%	$8,856,480	2.5%	$225,000,000
610 Fifth Avenue	1932	Mixed Use/ Office/Retail	$1,818,857	134,265	89.8%	Catterton Latin America Management L.L.C.	13.6%	$10,060,108	2.8%	$185,000,000
1270 Avenue Of The Americas	1931	Office/CBD	$1,494,857	521,518	77.4%	1270 Office Suites LLC	7.1%	$8,823,398	2.5%	$152,000,000
30 Rock Condos(7)	1932	Office/CBD	$984,000	NAP	NAP	NAP	NAP	NAV	NAV	$100,000,000
The Little Nell(5)	1939	Hospitality/ Full Service	$984,000	160,019	100.0%	Little Nell Big Apple	100.0%	NAV	NAV	$100,000,000
Radio City Music Hall(8)	1932	Other/ Theater	$805,714	548,250	100.0%	Radio City Productions LLC	100.0%	$8,107,253	2.3%	$82,000,000
1240 Avenue Of The Americas	1890	Retail/ Anchored	$262,286	5,761	100.0%	Rock Center Townhouse F & B, LLC	63.4%	$1,571,077	0.4%	$26,606,122
1258 Avenue Of The Americas	1933	Retail/ Single Tenant	$204,000	6,049	100.0%	Warby Parker Retail Inc	100.0%	$1,228,165	0.3%	$20,714,166
Total / Wtd. Avg.			$60,000,000	7,207,470	92.6%			$359,078,938		$6,100,000,000

(1)	Based on the underwritten rent roll dated July 1, 2024.
(2)	The individual Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.
(3)	The borrower sponsors own approximately 56% of 30 Rockefeller Plaza represented by its condominium interests. NBC is a tenant in the portion of 30 Rockefeller Plaza that will serve as collateral for the Rockefeller Center Whole Loan and also owns the remaining portion of the condominium units at 30 Rockefeller Plaza (which are not a part of the collateral). All figures referencing 30 Rockefeller Plaza in this term sheet are to the collateral for the Rockefeller Center Whole Loan.
(4)	30 Rockefeller Plaza includes the following tourist attractions: Top of the Rock Observation Deck, including The Beam and Skylift (17.0% of UW NOI), The Rink at Rockefeller Center (2.1% of UW NOI) and Rainbow Room (0.6% of UW NOI). Top of the Rock Observation Deck (including The Beam and Skylift) is a three-level indoor and outdoor space at 30 Rockefeller Plaza, occupying floors 67, 69 and 70. The Rink at Rockefeller Center is an ice-skating rink located at the base of 30 Rockefeller Plaza in the middle of the Rockefeller Center campus. The ice-skating rink is seasonal, typically open from October to March. Rainbow Room is a premier private event space for corporate receptions, galas, weddings, celebrations and other special events.
(5)	With respect The Little Nell, the borrower sponsors have entered in a 99-year lease with respect to the 7th through 17th floors (160,019 SF) of 10 Rockefeller Plaza (which were previously utilized as office space) with Little Nell Big Apple, to convert such floors to hotel use. Little Nell Big Apple is currently under a free rent period and the rent on the hotel lease will commence on the earlier of (i) the hotel opening date or (ii) March 1, 2026. All tenant and financial information related to The Little Nell is included in the 10 Rockefeller Plaza property information.
(6)	620 Fifth Avenue includes RC Venues (0.5% of UW NOI), which is comprised of an indoor loft and outdoor garden with a reflection pool that offers views of historic Saint Patrick’s Cathedral and all of Rockefeller Center.
(7)	All tenant and financial information related to the 30 Rock Condos property is included in the 30 Rockefeller Plaza property information.
(8)	Radio City Music Hall is the largest indoor theatre in the world, well-known for the annual Radio City Christmas Spectacular featuring the Rockettes. Radio City Music Hall is a designated landmark by the New York City Landmarks Preservation Commission. In 2021, Radio City renewed its lease for 15 years starting in 2023. Radio City Music Hall is operated by Madison Square Garden Entertainment Corp.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
78

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

Major Tenants.

Deloitte LLP (506,091 SF, 7.0% of NRA, 8.7% of underwritten base rent). Deloitte LLP (“Deloitte”) is a provider of audit and assurance, tax and legal, consulting, financial advisory, and risk advisory services across more than 150 countries and territories. Deloitte has been a tenant at 30 Rockefeller Plaza since 2011, and currently leases 506,091 SF across 14 floors in three contiguous blocks. Deloitte’s lease has a current expiration of September 30, 2028, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Deloitte pays a base rent of $83.65 PSF, which is inclusive of rent steps through September 2025.

Lazard Group LLC (444,100 SF, 6.2% of NRA, 8.0% of underwritten base rent). Founded in 1848, Lazard Group LLC (“Lazard”) is a financial advisory and asset management firm, with operations in North America, South America, Europe, the Middle East, Asia, and Australia. Lazard provides advice on mergers and acquisitions, capital markets and capital solutions, restructuring and liability management, geopolitics, and other strategic matters, as well as asset management and investment solutions to institutions, corporations, governments, partnerships, family offices, and high-net-worth individuals. Lazard leases space at four properties: 30 Rockefeller Plaza (324,180 SF), 30 Rock Condos (35,103 SF), 600 Fifth Avenue (84,335 SF) and 50 Rockefeller Plaza (482 SF). Lazard’s lease has a current expiration of October 31, 2033, with two five-year or one ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Lazard pays an annual base rent of $86.85 PSF, which represents straight lined rent through the end of the loan term.

Christie's (373,212 SF, 5.2% of NRA, 5.6% of underwritten base rent). Founded in 1766, Christie's is an art and luxury business with a physical presence in 46 countries throughout the Americas, Europe, Middle East, and Asia-Pacific, and flagship international sales hubs in New York, London, Hong Kong, Paris and Geneva. Christie’s network of specialists offers its clients a full portfolio of global services, including art appraisal, art financing, international real estate and education. Christie’s auctions span more than 80 art and luxury categories, at price points ranging from $500 to over $100 million. Christie’s leases both office (144,475 SF) and retail (228,737 SF) space at two properties: 10 Rockefeller Plaza (259,712 SF) and 1230 Avenue Of The Americas (113,500 SF). Christie’s lease has a current expiration of March 31, 2050, with two ten-year renewal options remaining and no termination options. Based on the underwritten rent roll dated July 1, 2024, Christie's pays an annual base rent of $72.34 PSF, which is inclusive of rent steps through September 2025.

The following table presents sales information for certain retail tenants at the Rockefeller Center Properties:

Tenant Sales(1)
Tenant Name	Building	2019(2)	2020(2)	2021(2)	2022(2)	2023(2)	TTM July 2024	TTM July 2024 Sales PSF
Banana Republic	45 Rockefeller Plaza	$19,038,269	$4,123,230	$7,617,356	$11,959,817	$11,617,332	$13,196,192	$277
FAO ROC Holdings LLC (FAO Schwarz)	30 Rockefeller Plaza	$23,219,653	$4,770,887	$13,706,152	$24,081,707	$31,160,656	$34,775,747	$1,713
Urbn US Retail LLC (Anthropologie)	50 Rockefeller Plaza	$12,720,885	$2,439,595	$4,771,098	$8,278,731	$13,285,501	$13,537,050	$620
Grace Holmes, Inc. (J.Crew)	30 Rockefeller Plaza	$12,924,379	$4,655,393	$5,623,264	$9,499,137	$11,739,208	$11,994,154	$871
NES Merchandising, Inc. (Nintendo World)	10 Rockefeller Plaza	$19,636,952	$5,515,369	$14,530,156	$19,267,693	$21,423,658	$19,624,649	$1,523
Lego Brand Retail, Inc.	45 Rockefeller Plaza	$12,679,477	$3,872,609	$7,864,670	$17,953,695	$20,579,995	$22,066,095	$1,832
Alo, LLC	600 Fifth Avenue	$0	$0	$0	$4,565,333	$14,174,628	$16,293,409	$1,717
Del Frisco's Grille of New York LLC	50 Rockefeller Plaza	$12,138,089	$5,045,499	$8,578,896	$10,470,379	$10,712,434	$10,453,475	$2,226
Bill's Bar & Burger R.C., LLC	45 Rockefeller Plaza	$10,155,397	$2,046,318	$3,350,709	$8,821,509	$10,915,380	$11,197,691	$1,145
Limani 51, LLC	45 Rockefeller Plaza	$8,460,852	$2,602,482	$5,196,117	$8,429,001	$8,810,762	$8,009,770	$1,010

(1)	All sales and sales PSF information is based upon information provided by the borrower sponsors. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported, sales information on a timely basis. Further, because sales are self-reported by tenants, such information is not independently verified by the borrower sponsors.
(2)	Shown as of December 31 of each respective year.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
79

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

The following table presents certain information relating to the tenancy at the Rockefeller Center Properties:

Tenant Summary(1)
Tenant Name	Property	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Exp.	Renewal Options	Term. Option (Y/N)
Major Tenants
Deloitte LLP	(3)	NR/NR/NR	506,091	7.0%	$42,333,317	8.7%	$83.65	9/30/2028	2 x 5 yr or 1 x 10 yr	N
Lazard Group LLC	(4)	BBB+/Baa3/BBB+	444,100	6.2%	$38,571,135	8.0%	$86.85	10/31/2033	2 x 5 yr or 1 x 10 yr	N
Christie’s	(5)	NR/NR/NR	373,212	5.2%	$26,996,815	5.6%	$72.34	3/31/2050	2 x 10 yr	N
JPMorgan Chase Bank, National Association	(6)	AA-/A1/A-	280,253	3.9%	$22,689,474	4.7%	$80.96	8/31/2037	1 x 5 yr	N
NBC	(7)	A-/A3/A-	194,277	2.7%	$21,173,609	4.4%	$108.99	Various	2 x 5 yr	N
Simon & Schuster, Inc.	1230 Avenue Of The Americas	NR/NR/NR	300,120	4.2%	$19,193,544	4.0%	$63.95	11/30/2034	1 x 5 yr	N
Radio City Productions LLC	(8)	NR/NR/NR	578,313	8.0%	$13,000,000	2.7%	$22.48	8/31/2038	1 x 10 yr	N
Baker & Hostetler LLP	45 Rockefeller Plaza	NR/NR/NR	153,592	2.1%	$11,442,604	2.4%	$74.50	2/28/2027	2 x 5 yr	N
Katten Muchin Rosenman LLP	50 Rockefeller Plaza	NR/NR/NR	143,899	2.0%	$11,850,620	2.4%	$82.35	7/31/2032	2 x 5 yr or 1 x 10 yr	N
Tishman Speyer Properties, L.P.	(9)	NR/NR/NR	128,917	1.8%	$11,140,513	2.3%	$86.42	Various	1 x 5 yr, 1 x 1 yr	N
Subtotal/Wtd. Avg.			3,102,774	43.0%	$218,391,631	45.1%	$70.39

Other Tenants			3,571,597	49.6%	$265,905,034	54.9%	$74.45
Subtotal/Wtd. Avg.			6,674,371	92.6%	$484,296,665	100.0%	$72.56
Vacant Space			533,099	7.4%
Total/Wtd. Avg.			7,207,470	100.0%

(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Deloitte LLP leases spaces across two properties: 30 Rockefeller Plaza and 30 Rock Condos.
(4)	Lazard Group LLC leases spaces across four properties: 30 Rockefeller Plaza, 30 Rock Condos, 50 Rockefeller Plaza and 600 Fifth Avenue.
(5)	Christie’s leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza). Christie’s recently signed an extension through 2050.
(6)	JPMorgan Chase Bank, National Association leases spaces across two properties (1230 Avenue Of The Americas and 10 Rockefeller Plaza).
(7)	NBC occupies space across seven properties (620 Fifth Avenue – 50,570 SF, 4/30/2031; 600 Fifth Avenue – 9,063 SF, 1/26/2031; 50 Rockefeller Plaza – 3,100 SF, 9/30/2030, 3,362 SF, 1/26/2031, 4,582 SF, 2/29/2032; 45 Rockefeller Plaza – 629 SF, 1/26/2031; 30 Rockefeller Plaza – 93,043 SF, 2024-2034; 10 Rockefeller Plaza – 25,808 SF, 12/31/2038; and 1 Rockefeller Plaza – 556 SF, 1/26/2031, 3,564 SF, 12/31/2040).
(8)	Radio City Productions LLC leases spaces across three properties (Radio City Music Hall, 50 Rockefeller Plaza and 1270 Avenue Of The Americas).
(9)	Tishman Speyer Properties, L.P. is one of the borrower sponsors and occupies space across three properties (50 Rockefeller Plaza – 1,367 SF, 3/31/2039; 45 Rockefeller Plaza – 118,967 SF, 3/31/2039; 1270 Avenue Of The Americas – 552 SF, 11/30/2024, 8,031 SF, 4/30/2025).

The following table presents certain information relating to the lease rollover schedule at the Rockefeller Center Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	53	154,190	2.1%	2.1%	$5,189,399	1.1%	1.1%	$33.66
2025	73	271,100	3.8%	5.9%	$20,746,563	4.3%	5.4%	$76.53
2026	66	218,472	3.0%	8.9%	$18,576,718	3.8%	9.2%	$85.03
2027	82	483,449	6.7%	15.6%	$47,431,002	9.8%	19.0%	$98.11
2028	94	747,567	10.4%	26.0%	$64,772,555	13.4%	32.4%	$86.64
2029(3)	55	166,944	2.3%	28.3%	$14,397,233	3.0%	35.3%	$86.24
2030	109	234,410	3.3%	31.6%	$18,307,244	3.8%	39.1%	$78.10
2031	40	209,922	2.9%	34.5%	$17,959,154	3.7%	42.8%	$85.55
2032	39	243,395	3.4%	37.9%	$18,635,896	3.8%	46.7%	$76.57
2033	59	734,522	10.2%	48.1%	$64,078,905	13.2%	59.9%	$87.24
2034	48	730,908	10.1%	58.2%	$56,204,188	11.6%	71.5%	$76.90
2035 & Thereafter	237	2,479,492	34.4%	92.6%	$137,997,807	28.5%	100.0%	$55.66
Vacant	0	533,099	7.4%	100.0%	$0	0.0%	0.0%	$0.00
Total/Wtd. Avg.	955	7,207,470	100.0%		$484,296,665	100.0%		$72.56(4)

(1)	Based on the underwritten rent roll dated July 1, 2024, inclusive of rent steps through September 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	The Rockefeller Center Whole Loan has a maturity date of November 9, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
80

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

The Market. The Rockefeller Center Properties are located across six full blocks bounded by Fifth Avenue, Avenue of the Americas, West 48th and West 51st Streets, in proximity to several notable landmarks, including Grand Central Station, the Chrysler Building, the United Nations, St. Patrick’s Cathedral, the Empire State Building, the New York Public Library, Carnegie Hall, Bryant Park and Central Park. Other attractions in the area include the Museum of Modern Art and a variety of high-end retail stores. The Rockefeller Center Properties are situated within one block of multiple subway lines, 0.5 miles from Grand Central Terminal, and 0.4 miles from one of New York’s largest tourist destinations, Times Square. Due to the proximity to Grand Central Station, tenants, shoppers and visitors have access to the Metro-North Railroad, NJ Transit and the Long Island Railroad. The Rockefeller Center Properties provide direct access to the 47th-50th Street Subway Station (B, D, F and M trains) via the street and rink level and is within a 10-minute walk of Times Square Station (1, 2, 3, 7, A, C, E, N, Q, R, S and W trains) and Grand Central Terminal (4, 5, 6, 7 and S trains).

The Rockefeller Center Properties are located in New York City’s Plaza District office submarket. The Plaza District is generally bounded by 47th Street to the south and 65th Street to the north, from Avenue of the Americas to Park Avenue. The Plaza District office submarket is one of Manhattan’s largest submarket by SF, with a robust mix of financial, legal, and professional service tenants. Historically, the Plaza District office submarket has had the highest rents in Midtown Manhattan, with a direct asking rental rate for Class A space of $96.30 PSF, as of July 2024. The total submarket saw a 1.5% rental increase from 2022 to 2023, as compared to a 0.9% increase seen in the total New York City CBD.

The Rockefeller Center Properties are located in New York City’s Midtown Manhattan retail submarket, which includes a variety of department stores, boutiques, jewelers, furriers, art galleries, antique shops, rare collector shops, wine cellars and gourmet food shops. Occupants include Saks Fifth Avenue, Cartier, Tiffany & Co., Louis Vuitton, Gucci, Prada, Chanel, Christian Dior, Gianni Versace, Canada Goose, Oscar De La Renta and Burberry. Within the Midtown Manhattan retail submarket, retail tenants from 49th-60th Street along Fifth Avenue command the highest rents within the city. As of the second quarter of 2024, asking rents grew approximately 8% year-over-year from $590 PSF to $637 PSF, as availability decreased by nearly 43%.

Appraisal. The appraiser concluded to an “as-is” value for the Rockefeller Center Properties of $6,100,000,000 as of July 31, 2024. The individual Rockefeller Center Properties have a combined appraised value of $6,090,000,000, which was rounded to $6,100,000,000 by the appraiser for the portfolio value.

Environmental Matters. According to the Phase I environmental site assessment dated September 6, 2024, a recognized environmental condition was identified at the 10 Rockefeller Center property related to underground storage tanks (“USTs”) that were removed in 1990. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

According to the Phase I environmental site assessments dated September 6, 2024, there were no recognized environmental conditions identified at any of the other individual properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
81

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Rockefeller Center Properties:

Cash Flow Analysis
	2019	2020	2021	2022	2023	7/31/2024 TTM	UW	UW PSF
In-Place Rent(1)	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$472,577,190	$65.57
Rent Steps(2)	$0	$0	$0	$0	$0	$0	$9,092,872	$1.26
SL Rent(3)	$0	$0	$0	$0	$0	$0	$2,626,603	$0.36
Gross-Up Vacant Rent	$0	$0	$0	$0	$0	$0	$38,290,058	$5.31
Net Rentable Income	$469,246,185	$456,301,805	$408,505,537	$409,801,259	$436,059,731	$449,007,744	$522,586,724	$72.51
Recoveries	$81,267,448	$67,159,607	$53,993,015	$52,381,284	$49,755,985	$42,823,716	$47,063,817	$6.53
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	$0	($41,578,749)	($5.77)
Observation Deck Income(4)	$87,810,972	$13,905,668	$20,758,855	$56,815,949	$63,377,324	$74,374,418	$102,230,616	$14.18
Other Income(5)	$91,715,321	$53,249,746	$76,009,185	$108,507,095	$130,503,958	$128,226,540	$115,760,212	$16.06
Effective Gross Income	$730,039,926	$590,616,826	$559,266,592	$627,505,587	$679,696,998	$694,432,418	$746,062,620	$103.51

Real Estate Taxes	$141,090,777	$145,843,480	$143,384,782	$135,797,910	$132,727,079	$132,809,056	$133,986,693	$18.59
Insurance	$7,287,699	$9,440,987	$10,964,123	$12,265,953	$12,529,642	$13,435,619	$15,091,435	$2.09
Other Expenses	$237,506,619	$200,063,967	$193,949,282	$222,771,709	$262,036,942	$242,599,218	$237,905,554	$33.01
Total Expenses	$385,885,095	$355,348,434	$348,298,187	$370,835,572	$407,293,663	$388,843,893	$386,983,682	$53.69

Net Operating Income	$344,154,831	$235,268,392	$210,968,405	$256,670,015	$272,403,335	$305,588,525	$359,078,938	$49.82
Replacement Reserves	$0	$0	$0	$0	$0	$0	$1,441,494	$0.20
TI/LC	$0	$0	$0	$0	$0	$0	$21,622,410	$3.00
Net Cash Flow	$344,154,831	$235,268,392	$210,968,405	$256,670,015	$272,403,335	$305,588,525	$336,015,034	$46.62

Occupancy (%)	94.0%	92.4%	89.4%	90.7%	90.7%	92.6%	92.7%(6)
NOI DSCR(7)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.38x
NCF DSCR(7)	3.24x	2.22x	1.99x	2.42x	2.57x	2.88x	3.17x
NOI Debt Yield(7)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	18.2%
NCF Debt Yield(7)	17.5%	12.0%	10.7%	13.0%	13.8%	15.5%	17.1%

(1)	UW In-Place Rent is based on the underwritten rent roll as of July 1, 2024.
(2)	UW Rent Steps were taken through September 2025.
(3)	UW SL Rent represents average rents for investment grade rated tenants through the lesser of the Rockefeller Center Whole Loan term or the lease term.
(4)	UW Observation Deck Income is calculated based on an estimated per capita spend of approximately $42 and 2.4 million annual visitors. The per capita spend is based on assumptions for average general admission ticket prices, average ticket prices and penetration rates for The Beam and Skylift attractions, and average spend on ancillary revenue sources including retail, photos and tours.
(5)	UW Other Income includes studio coworking and gather income (15.6%), parking income (4.2%), percentage rent income (8.5%), ice rink income (11.8%), Rainbow Room income (20.0%), cleaning company income (14.1%), RC Venues income (3.1%), plaza income (3.7%) and other miscellaneous income.
(6)	Based on the economic vacancy of 7.3%.
(7)	DSCRs and Debt Yields are based on the Rockefeller Center Senior Loan.

Escrows and Reserves.

Real Estate Taxes – On a monthly basis during a Cash Trap Event Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments.

Insurance – On a monthly basis during a Cash Trap Event Period and if there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments.

Replacement Reserve – On a monthly basis during a Cash Trap Event Period, the borrowers are required to escrow $120,125 for replacement reserves, capped at $2,162,241.

TI/LC Reserve – On a monthly basis, the borrowers are required to make deposits of $1,801,868 into a TI/LC reserve account. If on any monthly payment date, provided no event of default exists, the amount of funds on deposit in the TI/LC reserve account equals or exceeds $85.00 per rentable square foot of the applicable lease sweep premises (the “Lease Sweep Cap”), the borrowers will no longer be obligated to deposit a monthly TI/LC reserve; provided that, in the event that the amount of funds on deposit in the TI/LC reserve account is less than the Lease Sweep Cap, the borrowers will again be required to make monthly TI/LC deposits until the Lease Sweep Cap has been achieved.

Specified Tenant Reserve – At origination, the borrowers deposited $246,794,668 into a Specified Tenant Reserve for outstanding landlord obligations of free rent, gap rent and leasing reserves for certain tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
82

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

Condominium Common Charges Reserve – On a monthly basis during a Cash Trap Event Period, the borrowers are required to escrow an amount equal to the monthly amount set forth in the annual budget and/or in any written notice received by borrowers from the condominium board for condominium common charges related to 30 Rockefeller Plaza and 10 Rockefeller Plaza.

Lockbox and Cash Management. The Rockefeller Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to establish at origination a deposit account (which, absent the continuation of a Cash Trap Event Period, may be a borrower operating account) for the benefit of the lender (in which the lender was granted a security interest and will have control pursuant to the deposit account control agreement) at a financial institution acceptable to the lender into which all tenants at the Rockefeller Center Properties are required to be instructed to directly deposit all rents and revenues. The borrowers may access and expend the funds in the deposit account in their sole discretion absent the continuation of a Cash Trap Event Period. On each business day during a Cash Trap Event Period, funds on deposit in the deposit account are required to be transferred to a cash management account established by the lender. Provided no event of default exists, funds on deposit in the cash management account are required to be used on each monthly payment date to fund debt service payments, escrow and reserve deposits and other payments due under the loan documents (including amounts required on account of a Lease Sweep Trigger (as defined below)), to pay operating expenses related to the Rockefeller Center Properties in accordance with an annual budget approved by the lender (subject to variances not to exceed 10% of the applicable budget line item or 5% of the budget in the aggregate), and any excess funds (“Excess Cash”) are required to be held in escrow as additional collateral for the Rockefeller Center Whole Loan. Notwithstanding the foregoing, until (x) an event of default has occurred and (y) the lender has commenced foreclosure proceedings or obtained a receiver, the lender is required to make cash flow from the Rockefeller Center Properties and Excess Cash available for the payment of real estate taxes and similar charges, insurance premiums, utilities, wages and benefits of employees and other budgeted non-discretionary operating expenses. Excess Cash held by the lender is required to be returned to the borrowers following the discontinuance of a Cash Trap Event Period (provided no other Cash Trap Event Period is then continuing).

A “Cash Trap Event Period” will commence upon the first to occur of (i) an event of default under the Rockefeller Center Whole Loan or an approved mezzanine loan, (ii) the debt yield falling below 7.75% on a trailing 12 month basis (tested quarterly), (iii) the debt service coverage ratio falling below 1.25x on a trailing 12 month basis (tested quarterly), or (iv) a Lease Sweep Trigger (as defined below), and continues until such time as (a) with respect to clause (i) above the cure or waiver of such event of default under the Rockefeller Center Whole Loan or such approved mezzanine loan, (b) with respect to clause (ii), the debt yield is at least 7.75% on a trailing 12 month basis (tested quarterly for one calendar quarter) or the borrowers deposit Cash Trap Event Cure Collateral, (c) with respect to clause (iii), the debt service coverage ratio is at least 1.25x on a trailing 12 month basis (tested quarterly for one calendar quarter) or the borrowers deposit Cash Trap Event Cure Collateral, and (d) with respect to clause (iv), a Lease Sweep Trigger Cure Event (as defined below) has occurred.

During a Cash Trap Event Period, the borrowers may post cash or an acceptable letter of credit or utilize Excess Cash in an amount necessary to achieve the applicable debt yield or debt service coverage ratio if drawn and hypothetically applied to reduce principal (“Cash Trap Event Cure Collateral”). Such cash or letter of credit is required to be released to the borrowers following the discontinuance of a Cash Trap Event Period.

A “Lease Sweep Trigger” will occur upon the first monthly payment date following the first to occur of (i) the date that is the earlier of (a) 12 months prior to the expiration of the applicable major lease, (b) the expiration date of the notice period to exercise any extension option contained within any such major lease, and (c) the date the subject Major Tenant (as defined below) gives notice, in accordance with the applicable major lease, of its intention not to extend the applicable major lease as to more than 50% of the total rentable square footage of the subject major lease, in each case (a), (b), and (c), unless the subject Major Tenant has given notice of renewal or extension of the applicable major lease in accordance with the terms thereof as to at least 50% of the applicable premises; provided, however, that no Lease Sweep Trigger will occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (ii) the date on which a Major Tenant terminates or gives a valid notice to terminate as to more than 50% of the total rentable square footage of the subject major lease and such termination is to occur within 12 months thereafter; provided, however, that no Lease Sweep Trigger will occur if the borrowers simultaneously or theretofore enters into one or more replacement leases in accordance with the loan documents covering at least 90% of the terminated space (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (iii) the date on which a Major Tenant goes dark (unless such Major Tenant or any replacement tenant is investment grade rated) as to more than 50% of its total rentable square footage; (iv) a monetary default or material non-monetary default by a Major Tenant under its lease taking into account any notice, grace or cure provisions with respect thereto, provided that a Major Tenant’s non-payment of rents up to $2,500,000 in the aggregate will not constitute a Lease Sweep Trigger if such non-payment is the result of a good faith dispute and the borrowers are pursuing an expeditious resolution of such dispute in a commercially reasonable manner and such dispute is resolved within 180 days; or (v) a Major Tenant or guarantor becomes subject to insolvency proceedings.

A “Major Tenant” means each tenant that (i) is an affiliate of a borrower (other than leases covering the offices of the manager (except to the extent that the same would constitute major leases pursuant to clause (ii) of this definition) and the operating leases), (ii) occupies more than 250,000 net rentable SF of space at the Rockefeller Center Properties, when aggregated with all the other leases with the same tenant and its affiliates, and assuming the exercise of all rights to lease additional space contained in such lease(s), or (iii) whose lease contains an option, offer, right of first refusal or other similar entitlement to purchase all or any portion of the Rockefeller Center Properties.

A “Lease Sweep Trigger Cure Event” will occur upon the earliest of, (a) with respect to clauses (i),(ii), (iii), (iv) and (v) of the definition of Lease Sweep Trigger, entry into one or more replacement leases in accordance with the loan documents covering at least 90% of the applicable square footage that was the subject of the Lease Sweep Trigger (or an equivalent amount of space elsewhere in the Rockefeller Center Properties); (b) with respect to clause (iii) of the definition of Lease Sweep Trigger, the date on which the Major Tenant re-occupies at least 50% of its total rentable square footage for a period of not less than three months, (c) with respect to clause (iv) of the definition of Lease Sweep Trigger, the date on which the event of default has been cured; or (d) with respect to clause (v) of the definition of Lease Sweep Trigger, the Major Tenant or guarantor insolvency proceedings have terminated and the major lease or the applicable guaranty has been affirmed, assumed or assigned in a manner reasonably satisfactory to lender. The amount of excess cash flow collected during a Cash Trap Event Period for a Lease Sweep Trigger and moved to the TI/LC reserve account will be capped at $85 per square foot of affected space (and upon first achieving the same, the applicable Cash Trap Event Period will cease, assuming no other Cash Trap Event Period is continuing).

Additional Secured Indebtedness (not including trade debts).  The Rockefeller Center Properties also secure the Rockefeller Center Subordinate Companion Loan, which has a Cut-off Date principal balance of $1,531,500,000. The Rockefeller Center Subordinate Companion Loan is coterminous with the Rockefeller Center Senior Loan and accrues interest at a rate of 7.29912823832844% per annum. The Rockefeller Center Senior Loan is senior

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
83

Various – Various	Loan #6	Cut-off Date Balance:	$60,000,000
Various	Rockefeller Center	Cut-off Date LTV:	32.3%
New York, NY Various		UW NCF DSCR:	3.17x
		UW NOI Debt Yield:	18.2%

in right of payment to the Rockefeller Center Subordinate Companion Loan. The holders of the Rockefeller Center Senior Loan and the Rockefeller Center Subordinate Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the Rockefeller Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced A/B Whole Loans—The Rockefeller Center Pari Passu-A/B Whole Loan” in the prospectus.

Subordinate Note Summary
	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative UW NCF DSCR	Cumulative UW NOI Debt Yield	Cumulative Cut-off Date LTV Ratio
Rockefeller Center Senior Loan	$1,968,500,000	5.39209%	60	0	60	3.17x	18.2%	32.3%
Rockefeller Center Subordinate Companion Loan	$1,531,500,000	7.29912823832844%	60	0	60	1.54x	10.3%	57.4%
Total/Weighted Average:	$3,500,000,000	6.22655544628571%

Permitted Mezzanine Loan. The borrowers have a right to obtain mezzanine financing from an approved mezzanine lender upon the satisfaction of certain conditions set forth in the loan documents. Such mezzanine financing may not exceed the lesser of $175,000,000 and such amount which, when added to the principal balance of the Rockefeller Center Whole Loan will result in (a) a combined loan-to-value ratio of no more 57.38%, (b) a combined debt service coverage ratio of not less than 1.34x and (c) a combined debt yield of not less than 9.03%.

Release of Property. Provided no event of default exists, the borrowers will have the right at any time after the lockout period to obtain a partial release of one or more individual properties (including the condominium unit(s) comprising the hotel property if the borrowers have completed a new condominium conversion of 10 Rockefeller Plaza) and the release of the applicable individual borrower’s obligations under the loan documents with respect to such released property, upon the satisfaction of each of the conditions set forth in the loan agreement, including (i) (a) if the release occurs prior to the payment date in May 2029, the borrowers partially defease the Rockefeller Center Whole Loan or (b) thereafter, the borrowers prepay the Rockefeller Center Whole Loan, in each case in an amount equal to 110% (or 120% with respect to 30 Rockefeller Plaza, excluding the 30 Rockefeller Center condo floors, and 45 Rockefeller Plaza) of the allocated loan amount for the applicable individual property, (ii) as of the date of consummation of the partial release, after giving effect to the release of the released property or hotel released property and the partial defeasance or prepayment of the Rockefeller Center Whole Loan, the debt yield with respect to the remaining properties must be equal to or greater than the debt yield immediately preceding such partial release, (iii) as of the date of consummation of the partial release, after giving effect to the release of the released property or hotel released property and the partial defeasance or prepayment of the Rockefeller Center Whole Loan, the debt service coverage ratio with respect to the remaining properties must be equal to or greater than the debt service coverage ratio immediately preceding such partial release, and (iv) satisfaction of the applicable REMIC requirements.

Terrorism Insurance.  The borrowers are required to obtain and maintain property insurance and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism (provided that if TRIPRA or a similar statute is not in effect, the borrowers will not be obligated to pay terrorism insurance premiums in excess of two times the premium then payable in respect of the property and business interruption coverages). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
84

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
85

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Renaissance Newport Beach
4500 MacArthur Boulevard
Newport Beach, CA 92660
SANTA ANA
Costa Mesa
Mesa Del Mar
East Side Costa Mesa
IRVINE
Woodbridge
University Park
Turtle Ridge
Newport Beach
Big Canyon
ORANGE COUNTY
Upper Newport Bay
Upper Newport Bay Ecological Preserve
John Wayne Orange County Airport
LAX 36 miles
Warner Ave.
Memorial Park
South Coast Global Medical Center
Segerstrom Ave.
Dyer Rd.
Bristol St.
Flower St.
Main St.
MacArthur Blvd.
Bristol Center
Segerstrom Center for the Arts
Segerstrom Stage
Sunflower Ave.
Metro Pointe at South Coast
South Coast Plaza
Experian
The MET
San Diego Fwy
Costa Mesa Fwy
Mazda North America
IRVINE BUSINESS COMPLEX
The Square
Crossroads
Westpark Plaza
Main St.
Jamboree Rd.
Red Hill Ave.
Baker St.
Pacific College
Lyon Air Museum
Ultimate Software
Jack & Shanaz Langson Institute & Museum of California Art
Western Digital
Michelson Dr.
Harvard Place Shopping Center
Yale Loop
San Diego Creek
Costa Mesa Speedway
Orange County Fairgrounds
UCI Health Susan Samueli Center
Santa Ana Country Club
Vanguard University
Campus Dr.
Koll Center Newport
Tower Semiconductor
Harvard Ave.
University Park Ctr.
Rancho San Joaquin Golf Course
University Dr.
William R. Mason Regional Park
Concordia University-Irvine
Strawberry Farms Golf Course
Newport Beach GC
Santa Ana Ave.
Irvine Ave.
Newport Beach Vineyards & Winery
USAA Real Estate
Google
San Joaquin Transportation Corridor
Cicerone Field at Anteater Ballpark
University Center
Irvine Barclay Theatre
Anteater Stadium
UCI Student Center
Bren Events Center
Langson Library
Anteater Recreation Center
UNIVERSITY RESEARCH PARK
Cisco Systems
University of California - Irvine
Anteater Dr.
Culver Dr.
Turtle Rock Dr.
Bayview Park
Bonita Creek Park
Santiago Dr.
E. 19th St.
Eastbluff Village Ctr.
Eastbluff Dr.
Newport North Shopping Centre
Skyworks Solutions
Bonita Canyon Dr.
Irvine Farmers Market
Westcliff Plaza
Big Canyon Country Club
San Joaquin Hills Rd.
Pacific Life
Fashion Island
Irvine Company
Newport Beach Country Club
Coast Hwy.
San Miguel Dr.
San Joaquin Reservoir
405
55
73
1
SAN GABRIEL MTS
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Pomona
Ontario
Chino
Rancho Cucamonga
Torrance
Fullerton
ANAHEIM
Corona
Orange
LONG BEACH
SANTA ANA
Huntington Beach
IRVINE
Pacific Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
86

Mortgage Loan No. 7 – Renaissance Newport Beach

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Newport Beach, CA 92660
Original Balance:	$59,000,000			General Property Type:	Hospitality
Cut-off Date Balance:	$59,000,000			Detailed Property Type:	Full Service
% of Initial Pool Balance:	6.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1985/2018
Borrower Sponsor:	WJ Irvine LLC			Size:	444 Rooms
Guarantor:	WJ Irvine LLC			Cut-off Date Balance Per Room:	$132,883
Mortgage Rate:	6.8650%			Maturity Date Balance Per Room:	$132,883
Note Date:	11/8/2024			Property Manager:	Pyramid Newport Beach Management L.P.

Maturity Date:	12/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$10,115,413
Amortization Term:	0 months			UW NCF:	$8,352,713
IO Period:	60 months			UW NOI Debt Yield:	17.1%
Seasoning:	0 months			UW NCF Debt Yield:	14.2%
Prepayment Provisions:	L(24),D(29),O(7)			UW NOI Debt Yield at Maturity:	17.1%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NCF DSCR:	2.03x
Additional Debt Type:	NAP			Most Recent NOI:	$9,772,250 (9/30/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$9,359,424 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$8,326,815 (12/31/2022)
				Most Recent Occupancy:	74.8% (9/30/2024)
Reserves(1)				2nd Most Recent Occupancy:	73.4% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	69.0% (12/31/2022)
RE Taxes:	$260,617	$130,309	NAP	Appraised Value (as of):	$119,200,000 (9/13/2024)
Insurance:	$150,471	$15,047	NAP	Appraised Value Per Room:	$268,468
FF&E Reserve:	$0	Springing	NAP	Cut-off Date LTV Ratio:	49.5%
PIP Reserve:	$0	(1)	NAP	Maturity Date LTV Ratio:	49.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$59,000,000	99.9%	Loan Payoff:	$55,928,541	94.7%
Borrower Sponsor Equity:	$62,504	0.1%	Closing Costs:	$2,722,874	4.6%
			Upfront Reserves:	$411,088	0.7%
Total Sources:	$59,062,504	100.0%	Total Uses:	$59,062,504	100.0%

(1)	See “Escrows and Reserves” section below for further discussion.

The Mortgage Loan. The seventh largest mortgage loan (the “Renaissance Newport Beach Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $59,000,000 and secured by a first mortgage encumbering the fee interest in a 444-room full-service hotel located in Newport Beach, California (the “Renaissance Newport Beach Property”).

The Borrower and the Borrower Sponsor. The borrower is WJ Newport LLC, a single-purpose, Delaware limited liability company with two independent directors. The non-recourse carveout guarantor and borrower sponsor of the Renaissance Newport Beach Mortgage Loan is WJ Irvine LLC.

WJ Irvine LLC is 99.9% owned by Wenjiang Yang. Mr. Yang is a citizen and resident of Hong Kong and the founder of Guangzhou Yuyin Technology Co. The firm manufactures and distributes ATMs and ATM-related software in China. The firm went public in China in 2007 as Guangzhou Kingteller Technology, and Mr. Yang holds approximately 16% of the company's total shares. In addition to his business holdings and the Renaissance Newport Beach Property, Mr. Yang owns three commercial and residential properties in China with an aggregate market value of approximately $120.4 million.

The Property. The Renaissance Newport Beach Property is a 444-room full-service hotel located in Newport Beach, California. The improvements are located on a 7.33-acre site and are comprised of a ten-story tower that totals approximately 347,106 SF of gross building area. The Renaissance Newport Beach Property provides 479 parking spaces (1.08 spaces per room), which includes both surface and garage spaces.

The Renaissance Newport Beach Property has operated under several prominent flag affiliations over the past 40 years. The borrower sponsor acquired the Renaissance Newport Beach Property in February of 2017 for approximately $125 million, when it operated as The Fairmont Hotel Newport Beach. After acquisition, the borrower sponsor commenced a comprehensive Property Improvement Plan (“PIP”) to convert and renovate the hotel to Marriott International, Inc.'s (“Marriot”) latest Renaissance brand standard. The renovation totaled $25.02 million and improved all aspects of the Renaissance Newport Beach Property, including a renovation of the guestrooms, guest bathrooms, lobby, restaurant, bar, corridors, meeting space, recreation facilities and all guest common areas. Following the completion of the guestroom and common area renovations, the hotel opened as the Renaissance Newport Beach in October of 2018 and became formally managed by Marriott.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
87

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

In 2020, the borrower sponsor and Marriott entered into a 29-year franchise agreement expiring December 31, 2049. As part of the new franchise agreement, the borrower sponsor completed a $1.2 million PIP, which included HVAC upgrades, sprinkler repairs and roof upgrades. The Renaissance Newport Beach Mortgage Loan will become full recourse to the borrower if the franchise agreement is terminated, surrendered or otherwise cancelled without the lender's prior written consent.

The guestroom mix at the Renaissance Newport Beach Property is comprised of 276 king rooms, 114 double/double rooms and 54 suites. Each of the guestrooms features a flat-screen television, desk with chair, dresser, nightstand and lounge chair. The majority of the suites have separate living areas with sofas, coffee tables and an entertainment center. Hotel amenities include restaurant and bar, rooftop pool, fitness center, business center, outdoor tennis courts, full-service spa with seven treatment rooms, and 33,441 SF of meeting space.

According to the appraisal, the property segmentation at the Renaissance Newport Beach Property is estimated at 80% transient and 20% meeting and group.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Renaissance Newport Beach Property and its competitive set:

Historical Occupancy, ADR, RevPAR(1)(2)
	Competitive Set			Renaissance Newport Beach Property			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2021	49.9%	$159.64	$79.65	47.8%	$155.75	$74.49	95.9%	97.6%	93.5%
12/31/2022	66.6%	$194.13	$129.21	69.0%	$185.57	$127.95	103.6%	95.6%	99.0%
12/31/2023	69.3%	$199.97	$138.51	73.4%	$191.34	$140.41	105.9%	95.7%	101.4%
9/30/2024 TTM	68.7%	$201.42	$138.46	74.8%	$190.38	$142.32	108.7%	94.5%	102.8%

Source: Industry Report

(1)	The competitive set includes Hyatt Regency Newport Beach, Marriott Irvine, Avenue Of The Arts Costa Mesa, Newport Beach Marriott Bayview, Westin South Coast Plaza Costa Mesa, Hilton Orange County Costa Mesa, Hilton Irvine Orange County Airport, Sonesta Irvine and Hyatt Regency John Wayne Airport Newport Beach. The appraisal’s competitive set excludes Avenue Of The Arts Costa Mesa and Newport Beach Marriott Bayview.
(2)	The variances between the underwriting, the appraisal and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Newport Beach Property are attributable in part to variances in reporting methodologies and/or timing differences.

The Market. The Renaissance Newport Beach Property is located in Newport Beach, California and is part of the Orange County market and the Greater Airport Area submarket. Newport Beach is located in the coastal center portion of Orange County, approximately 46 miles southeast of downtown Los Angeles, and approximately 90 miles northwest of San Diego. Newport Beach is generally bounded by Huntington Beach and Costa Mesa to the north, Irvine to the east, and Laguna Beach to the southeast. The Pacific Ocean bounds the city on the west, southwest and south.

The Renaissance Newport Beach Property is located immediately south of Orange County's John Wayne Airport and is surrounded by Class-A office development. There is approximately 9.1 million SF of office supply located within 0.75 miles of the Renaissance Newport Beach Property, which provides corporate demand. The majority of the Renaissance Newport Beach Property's top corporate accounts are affiliated with the airport or have offices within the immediate area, including Edwards Lifesciences Corporation (5,998 rooms), Delta Air Lines, Inc. (5,002 rooms), American Airlines Group Inc. (2,449 rooms), AbbVie Inc. (2,978 rooms) and University of California (1,697 rooms). The University of California, Irvine campus is located approximately two miles south of the Renaissance Newport Beach Property and is home to an estimated student enrollment of 37,350. The Renaissance Newport Beach Property is located in close proximity to leisure demand drivers in Orange County, including the beach communities of Newport Beach, Huntington Beach and Laguna Beach. Due to the proximity of I-405 and SR-73, both Disneyland and California Adventure are within approximately 25 minutes of the Renaissance Newport Beach Property.

The Renaissance Newport Beach Property is located in the Anaheim-Santa Ana-Irvine Metropolitan Division, which includes Orange County. Orange County has a 2022 estimated population of 3.2 million, making it the third most populous county in California and the sixth most populous county in the United States. The top employers in Orange County include Disney Resorts (32,000), University of California, Irvine (21,700), St. Joseph Health (14,000), Kaiser Permanente (8,178), Target Brands Inc. (6,300) and Walmart Inc. (6,200).

According to the appraisal, the estimated 2023 population within a one-, three-, and five-mile radius of the Renaissance Newport Beach Property was 7,528, 170,456 and 475,181, respectively. The 2023 average household income within the same radii was $137,195, $140,371 and $148,329, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
88

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

The following table presents the primary competitive properties to the Renaissance Newport Beach Property:

Competitive Property Summary(1)
Property	Year Built/Renov.	Rooms	Transient	Meeting & Group	2023 Occupancy	2023 ADR	2023 RevPAR
Renaissance Newport Beach (subject)	1985/2018	444	80%	20%	73.4%	$191.34	$140.41
Marriott Irvine	1983	496	78%	22%	70% - 75%	$200 - $220	$120 - $140
Hilton Irvine Orange County Airport	1985	306	75%	25%	70% - 75%	$180 - $200	$40 - $60
Hyatt Regency Irvine	1985	516	75%	25%	25% - 30%	$140 - $160	$60 - $80
Sonesta Irvine	1986	339	74%	26%	45% - 50%	$160 - $180	$160 - $180
Westin South Coast Plaza Costa Mesa	1975	393	80%	20%	75% - 80%	$220 - $240	$120 - $140
Hilton Orange County Costa Mesa	1987	486	79%	21%	75% - 80%	$140 - $160	$80 - $100
Hyatt Regency John Wayne Airport Newport Beach	1974	343	85%	15%	50% - 55%	$180 - $200	$140 - $160
Subtotal/Average		3,323			65.3%	$187.29	$122.27

Source: Appraisal

(1)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and/or timing differences.

Appraisal. The appraiser concluded to an “as-is” value for the Renaissance Newport Beach Property of $119,200,000 as of September 13, 2024.

Environmental Matters. A Phase I environmental site assessment (“ESA”) dated September 25, 2024 identified a recognized environmental condition due to drycleaning operations formerly conducted at the Renaissance Newport Beach Property. In lieu of a Phase II subsurface investigation, the lender obtained an opinion of probable cost to complete additional evaluation and remediate potential contamination. The estimated maximum probable cost was $1,983,977. The borrower has obtained an environmental policy from SiriusPoint Specialty Insurance Corporation, which has a term of 8 years commencing on the loan origination date, a limit of $10,000,000 for each pollution condition and in the aggregate, and a $25,000 per claim self-insurance retention. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance at the Renaissance Newport Beach Property:

Cash Flow Analysis
	2021	2022	2023	9/30/2024 TTM	UW	UW per Room
Occupancy(1)	44.0%	69.0%	73.4%	74.8%	74.8%
ADR(1)	$155.75	$185.57	$191.34	$188.91	$188.91
RevPAR(1)	$68.50	$127.96	$140.41	$141.36	$141.36

Room Revenue	$11,046,599	$20,736,065	$22,754,588	$23,127,662	$23,064,472	$51,947
Food & Beverage Revenue	$2,929,294	$7,786,452	$7,782,924	$8,898,421	$8,898,421	$20,041
Other Income(2)	$1,563,259	$2,865,777	$3,097,565	$3,291,111	$3,291,111	$7,412
Total Revenue	$15,539,152	$31,388,294	$33,635,077	$35,317,194	$35,254,004	$79,401

Room Expense	$3,190,111	$5,369,436	$5,641,161	$5,761,664	$5,745,922	$12,941
Food & Beverage Expense	$1,985,124	$4,891,452	$4,859,007	$5,361,661	$5,361,661	$12,076
Other Income Expense	$653,059	$1,235,495	$1,288,672	$1,231,545	$1,231,545	$2,774
Real Estate Taxes	$1,498,958	$1,350,764	$1,458,883	$1,615,556	$1,624,550	$3,659
Insurance(3)	$499,475	$510,875	$548,593	$680,980	$246,848	$556
Other Expenses	$6,095,099	$9,703,457	$10,479,337	$10,893,538	$10,928,065	$24,613
Total Expenses	$13,921,826	$23,061,479	$24,275,653	$25,544,944	$25,138,591	$56,618

Net Operating Income	$1,617,326	$8,326,815	$9,359,424	$9,772,250	$10,115,413	$22,782
FF&E	$558,094	$1,255,635	$1,324,705	$1,668,774	$1,762,700	$3,970
Net Cash Flow	$1,059,232	$7,071,180	$8,034,719	$8,103,476	$8,352,713	$18,812

NOI DSCR	0.39x	2.03x	2.28x	2.38x	2.46x
NCF DSCR	0.26x	1.72x	1.96x	1.97x	2.03x
NOI Debt Yield	2.7%	14.1%	15.9%	16.6%	17.1%
NCF Debt Yield	1.8%	12.0%	13.6%	13.7%	14.2%

(1)	The variances between the underwriting, the appraisal, and the industry report data with respect to Occupancy, ADR and RevPAR at the Renaissance Newport Beach Property are attributable in part to variances in reporting methodologies and/or timing differences.
(2)	Other Income includes parking income, fee income, retail income, guest fees, laundry income and telephone income.
(3)	Historical insurance includes payments made by the borrower for earthquake insurance that were not required and not underwritten by the lender.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
89

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$59,000,000
4500 MacArthur Boulevard	Renaissance Newport Beach	Cut-off Date LTV:	49.5%
Newport Beach, CA 92660		UW NCF DSCR:	2.03x
		UW NOI Debt Yield:	17.1%

Escrows and Reserves. At origination, the borrower deposited into escrow (i) approximately $260,617 for real estate taxes and (ii) $150,471 for insurance premiums.

Real Estate Taxes – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated tax payments, which currently is approximately $130,309.

Insurance – On a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments, which currently is approximately $15,047.

FF&E Reserve – The FF&E reserves are held with the property manager pursuant to the property management agreement, and the borrower is therefore not required to make monthly deposits into the FF&E reserve. If at any time the FF&E reserve is not held with the property manager, the borrower will be required to deposit on each monthly payment date an amount equal to the greater of (i) the amount required under franchise agreement and (ii) 5% of operating income applicable to such month.

PIP Reserve – The borrower is required to deposit into the PIP reserve account (i) on each payment date prior to the deposit of the PIP Amount (as described below), an amount equal to the lesser of (x) all excess cash for the calendar month immediately preceding such payment date or (y) $175,000 (in either case, the “PIP Monthly Deposit”) and (ii) within 30 days after any PIP is imposed by the franchisor pursuant to the franchise agreement, an amount (the “PIP Amount”) that, together with (A) any PIP funds in the PIP reserve account and (B) any FF&E reserve funds in the FF&E reserve account, equals 100% of the sum required to pay for the PIP.

Lockbox and Cash Management. The Renaissance Newport Beach Mortgage Loan is structured with a soft lockbox and springing cash management. So long as Pyramid Newport Beach Management L.P. is managing the hotel, the borrower is required to deposit on a monthly basis all amounts due to the borrower under the property management agreement after payment of all operating costs. If a Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be swept to a lender-controlled cash management account and applied, provided that no event of default is continuing under the Renaissance Newport Beach Mortgage Loan, to fund debt service, reserves and operating expenses, with all excess cash flow to be held as additional collateral for the Renaissance Newport Beach Mortgage Loan.

A “Cash Sweep Period” will commence upon the amortizing debt service coverage ratio falling below 1.25x on a trailing twelve-month basis (tested quarterly) and will expire upon (i) the amortizing debt service coverage ratio being at least 1.25x on a trailing twelve-month basis (tested quarterly) for two consecutive calendar quarters or (ii) the borrower making a Cash Sweep Cure Payment.

A “Cash Sweep Cure Payment” means delivery to the lender of cash amounts (if any) for deposit into the excess cash reserve account that, together with any excess cash reserve funds to be utilized as part of such Cash Sweep Cure Payment if requested by the borrower, is equal to the amount necessary to cause the amortizing debt service coverage ratio to be greater than or equal to 1.25x on a trailing twelve-month basis, calculated as if the amount of such Cash Sweep Cure Payment had been applied to the reduction of the principal balance of the Renaissance Newport Beach Mortgage Loan.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a six-month extended period of indemnity, in each case that cover perils and acts of terrorism; provided that if TRIPRA or a subsequent statute is in effect and covers both foreign and domestic acts of terror, the provisions of TRIPRA will determine the acts of terrorism for which coverage will be required. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
90

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
91

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
92

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

Bay Plaza Community Center
2100 Bartow Avenue
Bronx, NY 10475
Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Pelham Manor
Pelham Country Club
Van Cortlandt Park
WOODLAND CEMETERY
Mosholu Golf Course
Montefiore Medical Center Wakefield Campus
Montefiore Medical Center Moses Campus
Williamsbridge
Williamsbridge Oval
Seton Falls Park
Co-Op City
The Mall at Bay Plaza
Pelham Bay and Split Rock Golf Courses
Pelham Bay Park
City Island
BRONX
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
Bronx Zoo
Morris Park
NYC Health + Hospitals/ Jacobi
Montefiore Medical Center Hutchinson Campus
Yeshiva Univ. Jack & Pearl Campus
Mercy College - Bronx Campus
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Aileen B. Ryan Recreational Complex
The Fountain at Metropolitan Oval
G.W. Bridge 3 miles
Long Island Sound
Amazon
Throggs Neck Shopping Ctr.
Castle Hill
Ferry Point Park
Throgs Neck
SUNY Maritime College
East River
Throgs Neck Bridge
Whitestone Br.
New England Thruway
Hutchinson River Pkwy
Bronx River Pkwy
Bruckner Expwy
NYS Thruway
Mosholu Pkwy
METRO NORTH
E. 223rd St.
E 233rd St.
E. 222nd St.
E. Gun Hill Rd.
Gun Hill Rd.
Pelham Pkwy.
Morris Park Ave.
Tremont Ave.
Boston Rd.
Williamsbridge Rd.
Eastchester Rd.
Baychester Ave.
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Pelhamdale Ave.
Weyman Ave.
Pelham Rd.
City Island Rd.
Jerome Ave.
Webster Ave.
Crotona Ave.
87
95
695
295
678
22
1
PATERSON
NEW JERSEY
NEWARK
JERSEY CITY
MANHATTAN
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
Atlantic Ocean

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
93

Mortgage Loan No. 8 – Bay Plaza Community Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Bronx, NY 10475
Original Balance(1):	$51,000,000			General Property Type:	Mixed Use
Cut-off Date Balance(1):	$51,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	5.8%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	1988, 2013/2023
Borrower Sponsor:	Prestige Properties & Development			Size(3):	568,813 SF
Guarantors:	Sami Shalem and Irving Pergament			Cut-off Date Balance Per SF(1):	$492
Mortgage Rate:	6.1300%			Maturity Date Balance Per SF(1):	$492
Note Date:	9/17/2024			Property Manager:	Prestige Properties & Development
Maturity Date:	10/1/2029				Co., Inc. (borrower-related)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(4):	$28,058,636
Seasoning:	2 months			UW NCF:	$26,795,419
Prepayment Provisions:	L(24),YM1(29),O(7)			UW NOI Debt Yield(1):	10.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield(1):	9.6%
Additional Debt Type(1):	Pari Passu			UW NOI Debt Yield at Maturity(1):	10.0%
Additional Debt Balance(1):	$229,000,000			UW NCF DSCR(1):	1.54x
Future Debt Permitted (Type):	Yes (Mezzanine)			Most Recent NOI(4):	$23,454,156 (6/30/2024 TTM)
				2nd Most Recent NOI:	$23,030,484 (12/31/2023)
				3rd Most Recent NOI:	$22,148,647 (12/31/2022)
Reserves(2)				Most Recent Occupancy:	89.7% (6/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.0% (12/31/2023)
RE Taxes:	$0	Springing	NAP	3rd Most Recent Occupancy:	90.0% (12/31/2022)
Insurance:	$0	Springing	NAP	Appraised Value (as of):	$470,000,000 (7/25/2024)
Replacement Reserve:	$7,110	$7,110	$170,644	Appraised Value Per SF:	$826
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	Cut-off Date LTV Ratio(1):	59.6%
Outstanding TI/LC:	$1,941,930	$0	NAP	Maturity Date LTV Ratio(1):	59.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount(1):	$280,000,000	100.0%	Loan Payoff:	$265,439,060	94.8%
			Return of Equity:	$10,155,147	3.6%
			Upfront Reserves:	$2,949,040	1.1%
			Closing Costs:	$1,456,753	0.5%
Total Sources:	$280,000,000	100.0%	Total Uses:	$280,000,000	100.0%

(1)	The Bay Plaza Community Center Mortgage Loan (as defined below) is part of a whole loan evidenced by six pari passu promissory notes with an aggregate original principal balance of $280,000,000. The information presented is based on the Bay Plaza Community Center Whole Loan (as defined below).
(2)	See “Escrows and Reserves” below for further discussion.
(3)	The Bay Plaza Community Center Property (as defined below) is a 568,813 SF mixed-use property with 384,769 SF of retail space and 184,044 SF of office space.
(4)	The increase in NOI from Most Recent to UW is primarily attributable to recent office leases executed by NYC – ACS (as defined below) and UFT (as defined below), and burn-off of associated free rent.

The Mortgage Loan. The eighth largest mortgage loan (the “Bay Plaza Community Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $280,000,000 (the “Bay Plaza Community Center Whole Loan”). The Bay Plaza Community Center Whole Loan is secured by the borrower’s fee interest in a 568,813 SF mixed-use, retail/office property located in the Bronx, New York (the “Bay Plaza Community Center Property”). The Bay Plaza Community Center Mortgage Loan is evidenced by the non-controlling notes A-2-2 and A-4, with an outstanding principal balance as of the Cut-off Date of $51,000,000. The Bay Plaza Community Center Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on September 17, 2024. The Bay Plaza Community Center Whole Loan is serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. The relationship between the holders of the Bay Plaza Community Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
94

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The table below summarizes the promissory notes that comprise the Bay Plaza Community Center Whole Loan.

Bay Plaza Community Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2-1	$69,000,000	$69,000,000	WFCM 2024-5C2(1)	No
A-2-2	$11,000,000	$11,000,000	BANK5 2024-5YR12	No
A-3	$67,000,000	$67,000,000	BANK5 2024-5YR11(2)	No
A-4	$40,000,000	$40,000,000	BANK5 2024-5YR12	No
A-5	$10,000,000	$10,000,000	BANK5 2024-5YR11(2)	No
Whole Loan	$280,000,000	$280,000,000

(1)	The WFCM 2024-5C2 securitization transaction is expected to close on or about November 27, 2024.
(2)	The BANK5 2024-5YR11 securitization transaction is expected to close on or about November 20, 2024.

The Borrowers and the Borrower Sponsor. The borrower entities for the Bay Plaza Community Center Whole Loan are SP Center, LLC and BPCC Lease, LLC, each a New York limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are Sami Shalem and Irving Pergament, each an individual, who are the Chief Executive Officer and President, respectively, of the borrower sponsor, Prestige Properties & Development. Founded in 1984, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties.

The Property. Built in 1988 and renovated in 2023, the Bay Plaza Community Center Property is a 568,813 SF mixed-use property with 384,769 SF of retail space and 184,044 SF of office space located in the Baychester neighborhood of the Bronx. The Bay Plaza Community Center Property comprises a four-story retail and office building, a two-story multi-tenant retail building, a two-story single tenant building and two one-story outparcel retail buildings situated on a 29.42-acre parcel with 1,950 parking spaces. According to the appraisal, the Bay Plaza Community Center Property is part of the greater Bay Plaza retail complex, which comprises 2.0 million SF and is the prime retail destination in the Bronx. The Bay Plaza Community Center Property is bordered directly to the north by Co-op City, the largest single residential development in the United States, with 15,372 residential units across 35 high-rise buildings.

As of June 1, 2024, the Bay Plaza Community Center Property was approximately 89.7% occupied by a granular tenant base comprising 54 tenants, with no single tenant accounting for greater than 10.6% of underwritten base rent or 11.8% of net rentable area. As of June 1, 2024, the retail component was 97.6% occupied by 44 unique tenants, while the office component was 73.3% occupied by 11 unique tenants. The Bay Plaza Community Center Property has demonstrated consistent performance, maintaining an occupancy rate at or above 90.0% between 2019 and 2023. The Bay Plaza Community Center Property is anchored by Stop & Shop (10.2% of underwritten base rent), which has been a tenant since August 1996, and AMC (10.6% of underwritten base rent), which is the sole movie theater in the Bronx. The remaining tenancy is largely comprised of institutional quality national retail brands.

The office space at the Bay Plaza Community Center Property underwent significant renovations in 2023 in connection with the recent leasing and buildout of the New York City Administration for Children’s Services (“NYC – ACS”) and United Federation of Teachers (“UFT”) spaces. Both NYC – ACS and UFT executed long term leases expiring in 2044. The borrower sponsor invested approximately $13.7 million in the buildout of the spaces, including mechanical upgrades and base building improvements. The borrower sponsor invested a total of approximately $21.5 million in capital expenditures on the office space between 2022 and 2023.

Major Tenants.

Stop & Shop (Fitch/Moody’s/S&P: NR/Baa1/BBB+; 67,333 SF; 11.8% of NRA; 10.2% of underwritten base rent): Founded in 1914, Stop & Shop is a subsidiary for Koninklijke Ahold Delhaize N.V., which operates retail food stores and e-commerce primarily in the United States and Europe. Stop & Shop has over 50,000 associates across over 350 stores throughout Massachusetts, Connecticut, Rhode Island and New York. Stop & Shop has steadily increased sales at the Bay Plaza Community Center Property since 2018, increasing from $35,314,144 ($524.47 PSF) in 2018 to $51,839,003 ($769.89 PSF) in 2023. Stop & Shop is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1996. Stop & Shop’s lease expires in October 2033, has two, five-year extension options remaining and no unilateral termination options.

AMC (55,700 SF; 9.8% of NRA; 10.6% of underwritten base rent): Founded in 1920 and headquartered in Leawood, Kansas, AMC is a theatrical exhibition company that has pioneered many of the industry’s innovations. As of December 31, 2023, the company owned, leased or operated 898 theatres and 10,059 screens in 11 countries, including 562 theaters with a total of 7,369 screens in the United States and 336 theaters with a total of 2,690 screens in European markets. AMC’s sales have largely recovered from post-COVID-19 pandemic lows, increasing from $6,837,927 ($525,994 per screen) in 2021 to $14,207,861 ($1,092,912 per screen) in 2023, nearly reaching pre-pandemic performance. The AMC location at the Bay Plaza Community Center Property is the sole movie theater in the borough of the Bronx, which the appraisal suggests will support future demand and subsequent sales growth. AMC is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1989. AMC’s lease expires in June 2029, has three, five-year extension options remaining and no termination options.

United Federation of Teachers (“UFT”) (45,008 SF; 7.9% of NRA; 6.5% of underwritten base rent): The UFT is a labor union that is the sole bargaining agent for most of New York’s public schools. In total, the UFT represents nearly 200,000 members, including approximately 75,000 teachers, 25,000 classroom paraprofessionals and many other school-based employees, including secretaries, counselors and physical therapists. UFT has been an office tenant at the Bay Plaza Community Center Property since September 2023 and is under a long-term lease through July 2044. The borrower sponsor invested approximately $14.2 million in the buildout of the UFT and NYC – ACS spaces in 2023. UFT has two, 10-year extension options remaining and no termination options.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
95

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the tenancy at the Bay Plaza Community Center Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
Stop & Shop	Retail	NR/Baa1/BBB+	67,333	11.8%	$2,943,523	10.2%	$43.72	10/31/2033	2 x 5 yr	N
AMC	Retail	NR/NR/NR	55,700	9.8%	$3,060,158	10.6%	$54.94	6/30/2029	3 x 5 yr	N

Major Tenants
UFT	Office	NR/NR/NR	45,008	7.9%	$1,867,382	6.5%	$41.49	7/31/2044	2 x 10 yr	N
Raymour & Flanigan	Retail	NR/NR/NR	43,000	7.6%	$1,441,790	5.0%	$33.53	12/31/2029	1 x 5 yr	N
NYC - ACS	Office	AA/Aa2/AA	37,500	6.6%	$1,352,291	4.7%	$36.06	9/25/2044	1 x 5 yr	Y(3)
Bob's Furniture	Retail	NR/NR/NR	29,428	5.2%	$1,369,096	4.8%	$46.52	2/29/2028	1 x 5 yr	N
Montefiore Medical	Office	NR/NR/NR	27,600	4.9%	$1,163,074	4.0%	$42.14	12/31/2029	1 x 5 yr	N
DSW Shoes	Retail	NR/NR/NR	21,000	3.7%	$1,251,180	4.4%	$59.58	1/31/2034	1 x 5 yr	Y(4)
Dallas BBQ(5)	Retail	NR/NR/NR	13,106	2.3%	$862,410	3.0%	$65.80	7/31/2033	None	N
Adidas	Retail	NR/A3/A-	10,595	1.9%	$766,385	2.7%	$72.33	1/31/2033	1 x 5 yr	Y(6)
Subtotal/Wtd. Avg.			350,270	61.6%	$16,077,289	55.9%	$45.90

Remaining Occupied Retail			135,517	23.8%	$11,707,374	40.7%	$86.39
Remaining Occupied Office			22,467	3.9%	$969,849	3.4%	$43.17
Occupied Subtotal/Wtd. Avg.			508,254	89.4%	$28,754,513	100.0%	$56.58

Vacant Space			60,559	10.6%
Total/Wtd. Avg.			568,813	100.0%

(1)	Based on the underwritten rent roll dated as of June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) the brokerage commission that the borrower paid NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, and (iii) $1,012,500.
(4)	DSW has the right to terminate its lease if at least one of Bob’s Furniture or Stop & Shop plus retailers having an aggregate of 65% of NRA of the Bay Plaza Community Center Property are not open for a continuous period of 18 months.
(5)	Dallas BBQ also pays percentage rent equal to the product of gross sales in excess of $8,000,000 multiplied by 6% which is excluded from Annual UW Rent PSF above.
(6)	Adidas has the right to terminate its lease if its gross sales between February 2027 and January 2028 do not exceed $4,000,000, provided it gives notice within 90 days of February 1, 2028.

The following table presents a summary of sales for certain tenants at the Bay Plaza Community Center Property:

Tenant Sales PSF
	SF	2018 Sales PSF	2019 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2023 Occupancy Cost(1)
Stop & Shop	67,333	$524.47	$516.12	$611.54	$687.19	$769.89	9.5%
AMC(2)	55,700	$1,342,379	$1,319,639	$525,994	$836,167	$1,092,912	28.5%
Raymour & Flanigan	43,000	$565.07	$549.31	$680.27	$560.29	$488.27	12.3%
Bob's Furniture	29,428	$760.79	$922.32	$731.40	$697.58	$632.41	10.6%
DSW Shoes	21,000	$266.41	$262.91	$321.47	$317.23	$257.45	30.0%
Dallas BBQ	13,106	$767.96	$762.19	$718.33	$763.52	$769.18	11.3%
Five Below	10,586	$473.69	$516.77	$462.03	$434.15	$454.77	17.0%

(1)	Occupancy Cost is calculated by dividing gross sales of each tenant by the sum of (i) its contractual rent based on the underwritten rent roll dated June 1, 2024 and (ii) its reimbursements based on the underwritten rent roll dated June 1, 2024.
(2)	Calculated based on a sales per screen (with 13 screens).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
96

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the lease rollover schedule at the Bay Plaza Community Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	1	3,488	0.6%	0.6%	$285,863	1.0%	1.0%	$81.96
2025	3	7,597	1.3%	1.9%	$625,670	2.2%	3.2%	$82.36
2026	10	35,654	6.3%	8.2%	$2,622,557	9.1%	12.3%	$73.56
2027	3	11,708	2.1%	10.3%	$1,127,292	3.9%	16.2%	$96.28
2028	2	31,419	5.5%	15.8%	$1,533,354	5.3%	21.5%	$48.80
2029(3)	8	144,190	25.3%	41.1%	$7,388,890	25.7%	47.2%	$51.24
2030	4	20,637	3.6%	44.8%	$1,687,016	5.9%	53.1%	$81.75
2031	4	11,476	2.0%	46.8%	$858,933	3.0%	56.1%	$74.85
2032	2	3,565	0.6%	47.4%	$270,251	0.9%	57.0%	$75.81
2033	8	111,455	19.6%	67.0%	$6,059,411	21.1%	78.1%	$54.37
2034	4	30,192	5.3%	72.3%	$1,830,006	6.4%	84.5%	$60.61
2035 & Thereafter	5	96,873	17.0%	89.4%	$4,465,270	15.5%	100.0%	$46.09
Vacant	0	60,559	10.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	54	568,813	100.0%		$28,754,513	100.0%		$56.58(4)

(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	The Bay Plaza Community Center Whole Loan has a maturity date of October 1, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The following table presents historical occupancy percentages at the Bay Plaza Community Center Property:

Historical Occupancy(1)
	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	6/1/2024(2)
Retail	98.0%	96.0%	91.0%	93.0%	99.0%	97.6%
Office	73.3%	77.5%	87.9%	83.7%	77.4%	73.3%
Overall	90.0%	90.0%	90.0%	90.0%	92.0%	89.7%

(1)	Includes tenants that have leases that have not yet commenced, but have executed leases.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 1, 2024.

The Market. The Bay Plaza Community Center Property is located at the intersection of Hutchinson River Parkway and Bartow Avenue within the Baychester neighborhood of the Bronx. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood to the west, Pelham Gardens to the south and Hutchinson River to the east. The New England Thruway bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey.

Baychester is a residential, self-contained community. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartments and condominium buildings. Located in the northern section of Baychester is Co-op City, the largest single residential development in the United States. Co-op City has 15,372 residential units across 35 high-rise buildings. Co-op City also features a school system, parking garages and shopping centers.

The Bay Plaza Community Center Property is located within the Bay Plaza retail complex, adjacent to the Mall at Bay Plaza. The retail complex contains a total of approximately two million SF of retail space and is the prime retail center in the Bronx. The Mall at Bay Plaza contains tenants including JCPenney, Macy’s, Victoria’s Secret, Hollister Co., Vans, Express, Charlotte Russe and H&M. According to a third party market data provider, the Bay Plaza retail complex receives more than 15 million visitors each year, with visitors spending an average of 84 minutes in the center with each visit. Additionally, according to a third party market data provider, the center contains several tenants which rank among the most visited chains in the State of New York, such as Chase Bank, Starbucks, Bank of America and Sephora.

Within a 0.5-, one- and three-mile radius of the Bay Plaza Community Center Property, the 2022 average household income was approximately $68,328, $76,059 and $77,983, respectively; and within the same radii, the 2022 population was 27,314, 59,931 and 499,018, respectively.

According to the appraisal, the Bay Plaza Community Center Property is situated within the Bronx shopping center market. As of the second quarter of 2024, the Bronx shopping center market reported total inventory of approximately 5.3 million SF with a 6.0% vacancy rate and average asking rents of $51.95 PSF. Additionally, the Bay Plaza Community Center Property is located within the Bronx office market. As of the second quarter of 2024, the Bronx office market reported total inventory of approximately 15.7 million SF with a 8.3% vacancy rate and average rents of $35.60 PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
97

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

The following table presents certain information relating to the appraisal’s market rent conclusions for the Bay Plaza Community Center Property:

Market Rent Summary
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Anchor – Stop & Shop	$45.00	15	10% every 60 months	$40.00
Anchor – AMC	$50.00	15	10% every 60 months	$40.00
Junior Anchor (>25,000 SF)	$55.00	10	10% every 60 months	$40.00
Junior Anchor (11,000 - 25,000 SF)	$60.00	10	10% every 60 months	$40.00
In-Line – Large (6,000 - 11,000 SF)	$65.00	10	10% every 60 months	$30.00
In-Line – Mid (3,000 - 6,000 SF)	$75.00	10	3% per annum	$30.00
In-Line – Small (<3,000 SF)	$85.00	10	3% per annum	$30.00
Outparcel – Bank	$125.00	10	3% per annum	$30.00
Office – Large (>30,000 SF)	$35.00	10	10% every 60 months	$120.00
Office – Mid (5,000 - 30,000 SF)	$40.00	10	3% per annum	$100.00
Office – Small (<5,000 SF)	$45.00	10	3% per annum	$100.00

The table below presents certain information relating to comparable retail centers pertaining to the Bay Plaza Community Center Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Bay Plaza Community Center Property
Bay Plaza Community Center	1988, 2013/2023	384,769(2)	97.6%(3)	AMC Theaters, Stop & Shop	NAP
The Mall at Bay Plaza	2014 / NAP	490,314	98.0%	JCPenney, Macy’s, Forever 21	0.3 Miles South
Bay Plaza Shopping Center	1988 / NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley’s HomeStore	0.2 Miles South
Peartree Square	2003 / NAP	141,156	98.0%	Stop & Shop	1.1 Miles North
Gun Hill Commons	1986 / NAP	81,177	100.0%	ALDI, Planet Fitness	1.2 Miles Southwest
Post Road Plaza	1990 / 2009	257,143	85.0%	Fairway Market, Dave & Buster’s, 24 Hour Fitness, HomeGoods	2.2 Miles North
Throggs Neck Shopping Center	2013 / NAP	473,312	98.0%	Target, TJ Maxx	4.4 Miles South
Mount Vernon Shopping Center	2005 / NAP	290,852	83.0%	Target, TJ Maxx	4.5 Miles North
Bruckner Commons	1964 / 1989	369,301	89.0%	Target, Burlington, Leonardo Furniture	5.0 Miles Southwest
Bronx Terminal Market	2009 / NAP	918,537	97.0%	Target, BJ’s Wholesale Club, Home Depot	10.1 Miles Southwest
Weighted Average			95.0%(4)

(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of June 1, 2024.
(3)	Based on the retail occupancy at the Bay Plaza Community Center Property. Total occupancy inclusive of office SF is 89.7%.
(4)	Weighted Average excludes the Bay Plaza Community Center Property.

Appraisal. The appraiser concluded to an “as-is” value for the Bay Plaza Community Center Property of $470,000,000 as of July 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Bay Plaza Community Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
98

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bay Plaza Community Center Property:

Cash Flow Analysis
	2022	2023	6/30/2024TTM	UW	UW PSF
Rents In Place(1)	$24,211,177	$24,010,544	$24,260,443	$28,754,513	$50.55
Vacant Income	$0	$0	$0	$2,628,762	$4.62
Gross Potential Rent	$24,211,177	$24,010,544	$24,260,443	$31,383,275	$55.17
Reimbursements	$6,657,426	$7,326,455	$7,582,157	$11,541,016	$20.29
Percentage Rent	$214,844	$425,964	$254,540	$298,449	$0.52
Other Rental Storage	$268,434	$425,117	$56,524	$250,025	$0.44
Net Rental Income	$31,351,881	$32,188,080	$32,153,664	$43,472,765	$76.43
Less Vacancy	$0	$0	$0	($3,641,416)	($6.40)
Effective Gross Income	$31,351,881	$32,188,080	$32,153,664	$39,831,349	$70.03

Real Estate Taxes(2)	$2,423,583	$2,578,213	$2,709,774	$4,447,961	$7.82
Insurance	$634,343	$730,780	$753,822	$565,042	$0.99
Management Fee	$471,380	$529,838	$523,245	$1,000,000	$1.76
Other Expenses	$5,673,928	$5,318,765	$4,712,667	$5,759,710	$10.13
Total Expenses	$9,203,234	$9,157,596	$8,699,508	$11,772,713	$20.70

Net Operating Income	$22,148,647	$23,030,484	$23,454,156	$28,058,636	$49.33
Capital Expenditure Reserve(3)	$0	$0	$0	($100,000)	($0.18)
TI/LC	$0	$0	$0	$1,277,896	$2.25
Replacement Reserves	$0	$0	$0	$85,322	$0.15
Net Cash Flow(4)	$22,148,647	$23,030,484	$23,454,156	$26,795,419	$47.11

Occupancy (%)	90.0%	92.0%	89.7%(5)	91.6%(5)
NOI DSCR(6)	1.27x	1.32x	1.35x	1.61x
NCF DSCR(6)	1.27x	1.32x	1.35x	1.54x
NOI Debt Yield(6)	7.9%	8.2%	8.4%	10.0%
NCF Debt Yield(6)	7.9%	8.2%	8.4%	9.6%

(1)	UW Rents in Place are based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	The increase in Real Estate Taxes from TTM 6/30/2024 to UW is primarily attributable to the burn-off abatements associated with ICAP and ICIP programs. Nearly all tenants are subject to NNN leases under which they are required to be reimbursed for their share of real estate taxes.
(3)	UW Capital Expenditure Reserve represents a credit against anticipated TI/LCs during the term of the term of the loan for the $1,000,000 reserved at loan origination.
(4)	The increase in Net Cash Flow from TTM 6/30/2024 to UW is primarily attributable to recent office leases executed by NYC – ACS and UFT, and the burn-off of their associated free rent.
(5)	The underwritten economic vacancy is 8.4%. The Bay Plaza Community Center Property was 89.7% leased as of June 1, 2024.
(6)	DSCRs and Debt Yields are based on the Bay Plaza Community Center Whole Loan.

Escrows and Reserves.

At loan origination, the borrowers were required to deposit into escrow (i) approximately $7,110 for replacement reserves, (ii) $1,000,000 for rollover reserves and (iii) $1,941,930 for outstanding tenant improvements and free rent.

Real Estate Taxes – On a monthly basis during the continuance of a Cash Sweep Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of an event of default or if the Bay Plaza Community Center Property is not insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – The borrowers are required to escrow approximately $7,110 on a monthly basis for replacements and repairs to be made at the Bay Plaza Community Center Property, subject to a cap of approximately $170,644.

Rollover Reserve – The borrowers are required to escrow approximately $47,401 on a monthly basis for ongoing rollover reserves, subject to a cap of $1,000,000.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow is deposited into the cash management account.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
99

Mixed Use – Retail/Office	Loan #8	Cut-off Date Balance:	$51,000,000
2100 Bartow Avenue	Bay Plaza Community Center	Cut-off Date LTV:	59.6%
Bronx, NY 10475		UW NCF DSCR:	1.54x
		UW NOI Debt Yield:	10.0%

Lockbox and Cash Management. The Bay Plaza Community Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds to be (i) deposited into an excess cash flow reserve account held by the lender as cash collateral for the Bay Plaza Community Center Whole Loan, or (ii) if no Cash Sweep Event Period is continuing, disbursed to the borrowers.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing one calendar quarter is less than 1.15x or (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Sweep Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced within 60 days, (c) with respect to clause (iii) above, the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.15x for two consecutive calendar quarters and (d) with respect to clause (iv) above, the Lease Sweep Period has ended; provided, however, that (A) no event of default or other Cash Sweep Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event Period, including reasonable attorney’s fees and expenses, (C) with respect to clause (ii) above, the borrowers may not cure a Cash Sweep Event Period more than a total of two times in the aggregate during the term of the Bay Plaza Community Center Whole Loan, and (D) in no event may the borrowers cure a Cash Sweep Event Period caused by a bankruptcy action of the borrowers.

A “Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) with respect to the AMC lease, the Raymour & Flanigan lease and any replacement lease (as described in the Bay Plaza Community Center Whole Loan documents) (each, a “Lease Sweep Lease”), the earlier to occur of (A) six months prior to stated expiration of the AMC lease or (B) six months prior to the stated expiration of the Raymour & Flanigan lease; (ii) the date any tenant under a Lease Sweep Lease discontinues business or gives notice that it intends to discontinue business; or (iii) the occurrence of an insolvency event or proceedings or a similar event with respect to a tenant or its direct or indirect parent company (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) ends (i) in the case of clause (a)(i) above, upon the earlier of (x) the date that an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $25.00 (the “Lease Sweep Deposit Amount”) applicable to the applicable Lease Sweep Lease has been accumulated in the related reserve account (the “Lease Sweep Account”) or the borrowers make a deposit into the Lease Sweep Account in the amount of the Lease Sweep Deposit Amount or deliver a letter of credit in the amount of the Lease Sweep Deposit Amount and (y) the date on which (i) the entirety of the space under the applicable Lease Sweep Lease (the “Lease Sweep Space”) is leased pursuant to one or more qualified leases with a tenant acceptable to the lender, (ii) the entire Lease Sweep Space is tenanted and such tenants have taken occupancy, as more fully described in the Bay Plaza Community Center Whole Loan documents (the “Occupancy Conditions”) and (iii) the applicable tenant thereunder has delivered an estoppel reasonably acceptable to the lender; (ii) in the case of clause (a)(iii) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to the lender; (iii) in the case of clauses (a)(i) (a)(ii), and (a)(iii) above, the date on which the funds in the Lease Sweep Account collected with respect to the Lease Sweep Lease in question are equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, subject to certain conditions set forth in the Bay Plaza Community Center Whole Loan documents.

Permitted Mezzanine Loan. The borrowers have a one-time right to cause a new mezzanine borrower (the “New Mezzanine Borrower”) to incur additional indebtedness in the form of a mezzanine loan (the “New Mezzanine Loan”), subject to the satisfaction of certain conditions set forth in the related Bay Plaza Community Center Whole Loan documents, including, without limitation, the following: (a) the aggregate principal amount of the New Mezzanine Loan may in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate loan-to-value ratio not greater than the loan-to-value ratio on the loan origination date and (y) an aggregate debt service coverage ratio not less than the debt service coverage ratio on the loan origination date; (b) the collateral for the New Mezzanine Loan may include only pledges of the direct or indirect equity interests in each special purpose entity that is the member of a borrower; (c) the lender of the New Mezzanine Loan (the “New Mezzanine Lender”) must be a person approved by the lender under the Bay Plaza Community Center Whole Loan; and (d) the lender of the New Mezzanine Loan must enter into an intercreditor agreement on terms acceptable to such New Mezzanine Lender and the lender under the Bay Plaza Community Center Whole Loan in its sole discretion and obtain a rating agency confirmation with respect to such intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
100

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
101

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

Chico
Oroville
Grass Valley
Truckee
Sparks
Reno
Fernley
NEVADA
Carson City
Lake Tahoe
S. Lake Tahoe
Willits
Ukiah
Roseville
SACRAMENTO
Folsom
Elk Grove
Santa Rosa
Napa
Vacaville
Lodi
San Rafael
Stockton
SAN FRANCISCO
OAKLAND
Tracy
Modesto
SAN JOSE
Merced
SIERRA NEVADA MTS.
YOSEMITE NATIONAL PARK
CALIFORNIA
Santa Cruz
Los Banos
Fresno
Salinas
Monterey
Hanford
Visalia
Tulare
Porterville
Pacific Ocean
COAST RANGES
Paso Robles
San Luis Obispo
Bakersfield
DEATH VALLEY NATIONAL PARK
SEQUOIA NATIONAL PARK

Claremont
MAINE
Rochester
NEW HAMPSHIRE
Concord
Portsmouth
Keene
Manchester
Exeter
Hampton
Merrimack
Haverhill
Newburyport
Atlantic Ocean
Nashua
Lawrence
Lowell
Gloucester
Fitchburg
Peabody
Leominster
Burlington
Salem
Lynn
MASS.
Cambridge
Massachusetts Bay
Newton
BOSTON
Worcester
Framingham
Quincy
CAPE COD NATIONAL SEASHORE
Brockton
Provincetown
Woonsocket
Plymouth
Taunton
CONN.
Providence
Pawtucket
Cape Cod Bay
Cranston
RI
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham

PRESCOTT NATIONAL FOREST
Prescott Valley
Snowflake
Lake Havasu City
Prescott
CALIF.
COLORADO RIVER RESERVATION
Wickenburg
TONTO NATIONAL FOREST
FORT APACHE RESERVATION
Blythe
Glendale
Scottsdale
PHOENIX
Buckeye
MESA
ARIZONA
Chandler
San Tan Valley
Maricopa
Coolidge
SAN CARLOS RES.
Yuma
Eloy
Arizona City
Marana
ORGAN PIPE CACTUS NAT'L PARK
TOHONO O'ODHAM NATION RESERVATION
TUCSON
SAGUARO NAT'L PARK
Sahuarita
MEXICO
Gulf of California
Nogales

Sunbelt MHC Portfolio		
1	River Run	Exeter, NH
2	Las Quintas	Yuma, AZ
3	Del Pueblo	Yuma, AZ
4	River Grove	Sebastian, FL
5	Indian Skies	Coolidge, AZ
6	Quail Run	Arizona City, AZ
7	Kastaway Key	Bradenton, FL
8	Landing Resort	Zephyrhills, FL
9	Ridgecrest	Ormond Beach, FL
10	Olive Hill	Oroville, CA
11	Wildwood Acres	Wildwood, FL
12	Orange Grove	Fort Myers, FL
13	Elmwood	South Daytona, FL
14	Seabranch	Stuart, FL
15	Royal Palms	Tulare, CA
16	Sandbar	Dade City, FL
17	San Tan Vista	San Tan Valley, AZ
18	Lake Ridge	Tavares, FL
19	Cliftwood	Ocala, FL
20	Zephyr Palms	Zephyrhills, FL
21	Bamboo	Hallandale Beach, FL

Lake City
JACKSONVILLE
Middleburg
St. Augustine
Gainesville
Palatka
Atlantic Ocean
Palm Coast
Ormond Beach
Ocala
OCALA NATIONAL FOREST
Daytona Beach
Homosassa Springs
Wildwood
CANAVERAL NATIONAL SEASHORE
Tavares
Leesburg
ORLANDO
Titusville
Spring Hill
Dade City
Merritt Island
Kissimmee
Viera
Palm Harbor
Zephyrhills
TAMPA
Melbourne
Clearwater
Lakeland
Palm Bay
Riverview
ST. PETERSBURG
Sebastian
Vero Beach
Bradenton
Sebring
Sarasota
Fort Pierce

Sebring
Fort Pierce
Port St. Lucie
Stuart
North Port
Punta Gorda
Lake Okeechobee
Jupiter
Palm Beach Gardens
West Palm Beach
Belle Glade
Cape Coral
Fort Myers
Boca Raton
Bonita Springs
Coral Springs
Naples
Everglades Pkwy
Fort Lauderdale
Weston
Big Cypress National Preserve
Hallandale Bch.
Marco Island
Miami Beach
MIAMI
Gulf of Mexico
Cutler Bay
EVERGLADES NATIONAL PARK
Homestead
Atlantic Ocean
FLORIDA KEYS
Key Largo

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
102

Mortgage Loan No. 9 – Sunbelt MHC Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various
Original Balance(1):	$50,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance(1):	$50,000,000			Detailed Property Type:	Various
% of Initial Pool Balance:	5.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Cobblestone Real Estate LLC			Size:	3,932 Pads
Guarantor:	Cobblestone MHC Fund II LP			Cut-off Date Balance Per Pad(1):	$31,790
Mortgage Rate:	5.6870%			Maturity Date Balance Per Pad(1):	$31,790
Note Date:	9/19/2024			Property Manager:	Cobblestone Property Management
Maturity Date:	10/1/2029				LLC (borrower-affiliated)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$11,569,951
IO Period:	60 months			UW NCF:	$11,369,831
Seasoning:	2 months			UW NOI Debt Yield(1):	9.3%
Prepayment Provisions:	YM1(53),O(7)			UW NCF Debt Yield(1):	9.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	9.3%
Additional Debt Type(1):	Pari Passu			UW NCF DSCR:	1.58x
Additional Debt Balance(1):	$75,000,000			Most Recent NOI:	$10,144,371 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$9,404,404 (12/31/2023)
				3rd Most Recent NOI(3):	NAV
Reserves(2)				Most Recent Occupancy:	71.2% (8/31/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	71.2% (12/31/2023)
RE Taxes:	$1,290,508	$143,390	NAP	3rd Most Recent Occupancy:	69.3% (12/31/2022)
Insurance:	$271,467	$90,489	NAP	Appraised Value (as of):	$248,170,000 (Various)
Deferred Maintenance:	$51,953	$0	NAP	Appraised Value per Pad:	$63,115
Replacement Reserve:	$0	$16,707	NAP	Cut-off Date LTV Ratio(1):	50.4%
DSCR Resizing Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio(1):	50.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan Amount:	$125,000,000	100.0%	Loan Payoff:	$113,707,753	91.0%
			Return of Equity:	$5,171,930	4.1%
			Closing Costs:	$4,506,390	3.6%
			Upfront Reserves:	$1,613,928	1.3%
Total Sources:	$125,000,000	100.0%	Total Uses:	$125,000,000	100.0%

(1)	The Sunbelt MHC Portfolio Mortgage Loan (as defined below) is part of the Sunbelt MHC Portfolio Whole Loan (as defined below), with an aggregate original principal amount of $125,000,000. The information presented is based on the Sunbelt MHC Portfolio Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion.
(3)	The Sunbelt MHC Portfolio Properties (as defined below) were purchased by the borrower sponsor between November 3, 2011 and July 27, 2022 and as such, further historical information is not available.

The Mortgage Loan. The ninth largest mortgage loan (the “Sunbelt MHC Portfolio Mortgage Loan”) is part of a whole loan (the “Sunbelt MHC Portfolio Whole Loan”) evidenced by 4 pari passu promissory notes with an aggregate original principal amount of $125,000,000. The Sunbelt MHC Portfolio Whole Loan is secured by a first priority fee mortgage encumbering the borrowers’ fee interests in 21 manufactured housing properties totaling 3,932 pads located across four states (collectively the “Sunbelt MHC Portfolio Properties”) of which 20 are age restricted to 55+. The Sunbelt MHC Portfolio Mortgage Loan is evidenced by the non-controlling Notes A-2, A-3, and A-4, with an original principal balance of $50,000,000. The Sunbelt MHC Portfolio Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR11 transaction. See “Description of the Mortgage Pool—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

The table below summarizes the promissory notes that comprise the Sunbelt MHC Portfolio Whole Loan.

Sunbelt MHC Portfolio Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$75,000,000	$75,000,000	BANK5 2024-5YR11(1)	Yes
A-2	$25,000,000	$25,000,000	BANK5 2024-5YR12	No
A-3	$15,000,000	$15,000,000	BANK5 2024-5YR12	No
A-4	$10,000,000	$10,000,000	BANK5 2024-5YR12	No
Whole Loan	$125,000,000	$125,000,000

(1)	The BANK5 2024-5YR11 securitization transaction is expected to close on or about November 20, 2024.
This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
103

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

The Borrowers and the Borrower Sponsor. The borrowers for the Sunbelt MHC Portfolio Whole Loan are Cobblestone II LRV LLC, Cobblestone II LEX LLC, Cobblestone II RPM LLC, Cobblestone II SND LLC, Cobblestone II LEX A LLC, Cobblestone II BMB LLC, Cobblestone II QRV LLC, Cobblestone II ELW LLC, Cobblestone II OLH LLC, Cobblestone II WLF LLC, Cobblestone II STV LLC, Cobblestone II OGR LLC, Cobblestone II DPR LLC, Cobblestone II LQR LLC, Cobblestone II RGC LLC, Cobblestone II ZPR LLC, Cobblestone II CLW LLC, Cobblestone II ISK LLC, Cobblestone II RVG LLC, Cobblestone II LKR LLC and Cobblestone II SBR LLC, each a single-purpose Delaware limited liability company, with two independent directors in its organizational structure.

The non-recourse carve-out guarantor for the Sunbelt MHC Portfolio Whole Loan is Cobblestone MHC Fund II LP. The borrower sponsor for the Sunbelt MHC Portfolio Whole Loan is Cobblestone Real Estate LLC. Founded in 2013, Cobblestone Real Estate LLC is a privately held, fully integrated real estate company that acquires, repositions, and operates manufactured housing and recreational vehicle community properties in the United States, with a focus on the sunbelt markets. Since inception, Cobblestone Real Estate LLC has collectively acquired, owned and/or operated over 160 communities totaling over 42,000 homesites. Cobblestone Real Estate LLC currently owns 33 communities totaling 6,000 sites with an additional 31 communities totaling 8,500 sites under fee management. Cobblestone Real Estate LLC’s management team has more than 60 combined years of management experience.

The Properties. The Sunbelt MHC Portfolio Properties comprise 21 manufactured housing properties totaling 3,932 pads and located across four states. The Sunbelt MHC Portfolio Properties are located in Florida (13 properties, 46.9% of pads), Arizona (5 properties, 40.6% of pads), New Hampshire (one property, 6.8% of pads) and California (2 properties, 5.7% of pads). The Sunbelt MHC Portfolio Properties are comprised of 2,630 manufactured housing pads and 1,301 recreational vehicle pads. Of the 1,301 RV pads across the Sunbelt MHC Portfolio Properties, 389 are leased annually and 912 are leased seasonally, leading to a total of 88% of the rent revenue for the Sunbelt MHC Portfolio Properties being derived from manufactured housing or recreational vehicles that are rented on an annual basis. 20 of the 21 Sunbelt MHC Portfolio Properties are 55+ retirement communities.

Mobile homes owned by borrower affiliates are minimal at the Sunbelt MHC Portfolio Properties, occupying only 2% of the total pads as of the origination date. The Sunbelt MHC Portfolio Properties are well maintained with rolled curbs, tandem paved drives, skirted Mobile Home sites with covered or removed hitches, and paved roadways. The communities include amenities such as clubhouse, pool, tennis, pickleball, shuffleboard, and mini golf.

Portfolio Summary
Property Name	City, State	Unit	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI	% of UW NOI
River Run	Exeter, NH	267	1970 / NAP	95.1%	$5,793,600	11.6%	$26,760,000	$1,397,031	12.1%
Las Quintas	Yuma, AZ	453	1997 / NAP	71.1%	$3,939,200	7.9%	$23,100,000	$879,387	7.6%
Del Pueblo	Yuma, AZ	479	2001 / NAP	41.1%	$3,490,800	7.0%	$20,300,000	$755,009	6.5%
River Grove	Sebastian, FL	173	1982 / NAP	99.4%	$3,442,400	6.9%	$18,700,000	$907,644	7.8%
Indian Skies	Coolidge, AZ	288	1950 / NAP	64.6%	$3,238,400	6.5%	$13,475,000	$729,421	6.3%
Quail Run	Arizona City, AZ	311	1989 / NAP	65.9%	$3,177,200	6.4%	$15,200,000	$702,721	6.1%
Kastaway Key	Bradenton, FL	175	1947 / NAP	85.1%	$2,916,400	5.8%	$16,300,000	$652,542	5.6%
Landing Resort	Zephyrhills, FL	270	1990 / NAP	54.4%	$2,774,800	5.5%	$10,700,000	$597,237	5.2%
Ridgecrest	Ormond Beach, FL	131	1950 / NAP	80.2%	$2,470,000	4.9%	$12,600,000	$584,914	5.1%
Olive Hill	Oroville, CA	128	1968 / NAP	98.4%	$2,051,200	4.1%	$12,010,000	$512,442	4.4%
Wildwood Acres	Wildwood, FL	131	2015 / NAP	83.2%	$1,944,000	3.9%	$7,800,000	$456,165	3.9%
Orange Grove	Fort Myers, FL	128	1964 / NAP	42.2%	$1,889,600	3.8%	$7,600,000	$389,959	3.4%
Elmwood	South Daytona, FL	102	1949 / NAP	89.2%	$1,736,000	3.5%	$8,400,000	$416,754	3.6%
Seabranch	Stuart, FL	91	1958 / NAP	89.0%	$1,582,000	3.2%	$6,600,000	$358,091	3.1%
Royal Palms	Tulare, CA	96	1968 / NAP	90.6%	$1,559,600	3.1%	$8,350,000	$351,431	3.0%
Sandbar	Dade City, FL	239	1954 / NAP	50.6%	$1,536,000	3.1%	$7,000,000	$352,779	3.0%
San Tan Vista	San Tan Valley, AZ	67	1966 / NAP	100.0%	$1,522,400	3.0%	$7,975,000	$367,241	3.2%
Lake Ridge	Tavares, FL	96	1961 / NAP	95.8%	$1,460,400	2.9%	$7,600,000	$344,512	3.0%
Cliftwood	Ocala, FL	105	1973 / NAP	88.6%	$1,340,800	2.7%	$5,400,000	$311,980	2.7%
Zephyr Palms	Zephyrhills, FL	156	1982 / NAP	64.7%	$1,137,600	2.3%	$7,100,000	$274,683	2.4%
Bamboo	Hallandale Beach, FL	46	1960 / NAP	89.1%	$997,600	2.0%	$5,200,000	$228,007	2.0%
Total/Wtd. Avg.		3,932		71.2%	$50,000,000	100.0%	$248,170,000	$11,569,951	100.0%

Source: Appraisals, unless otherwise noted

(1)	Occupancy is based on the underwritten rent rolls dated August 31, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
104

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

Portfolio Unit Mix
Property Name	Total Pads	MH Pads	Annual RV Pads	Seasonal RV Pads	Total RV Pads	% MHC Pads	% RV Pads
River Run	267	267	0	0	0	100.0%	0.0%
Las Quintas	453	302	29	122	151	66.7%	33.3%
Del Pueblo	479	135	75	269	344	28.2%	71.8%
River Grove	173	173	0	0	0	100.0%	0.0%
Indian Skies	288	172	23	93	116	60.0%	39.9%
Quail Run	311	199	18	94	112	64.0%	36.0%
Kastaway Key	175	175	0	0	0	100.0%	0.0%
Landing Resort	270	78	78	114	192	28.9%	71.1%
Ridgecrest	131	114	6	11	17	87.0%	13.0%
Olive Hill	128	128	0	0	0	100.0%	0.0%
Wildwood Acres	131	131	0	0	0	100.0%	0.0%
Orange Grove	128	48	9	71	80	37.5%	62.5%
Elmwood	102	102	0	0	0	100.0%	0.0%
Seabranch	91	45	45	1	46	49.5%	50.5%
Royal Palms	96	91	2	3	5	94.8%	5.2%
Sandbar	239	107	47	85	132	44.8%	55.2%
San Tan Vista	67	67	0	0	0	100.0%	0.0%
Lake Ridge	96	96	0	0	0	100.0%	0.0%
Cliftwood	105	78	24	3	27	74.3%	25.7%
Zephyr Palms	156	76	28	52	80	48.7%	51.3%
Bamboo	46	46	0	0	0	100.0%	0.0%
Total/Wtd. Avg.	3,932	2,630	384	918	1,302	66.9%	33.1%

Appraisal. According to the appraisals dated between July 19, 2024 and August 7, 2024, the Sunbelt MHC Portfolio Properties had an aggregate “As-is” appraised value of $248,170,000.

Environmental Matters. According to the Phase I environmental site assessments dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Sunbelt MHC Portfolio Properties. There is a controlled recognized environmental condition at the Wildwood Acres property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
105

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Sunbelt MHC Portfolio Properties:

Cash Flow Analysis(1)
	2023	8/31/2024 TTM	UW	UW Per Pad
Gross Potential Rent(2)	$15,782,284	$17,054,704	$17,965,708	$4,569.10
RV Income	$2,229,136	$2,291,895	$2,291,895	$582.88
Reimbursements	$0	$0	$0	$0.00
Other Income	$ 2,653,071	$2,636,048	$2,636,048	$670.41
(Vacancy / Credit Loss)	$0	$0	$0	$0.00
Effective Gross Income	$20,664,491	$21,982,648	$22,893,651	$5,822.39

Real Estate Taxes	$1,809,975	$2,049,377	$1,857,859	$472.50
Insurance	$837,748	$1,066,098	$1,054,239	$268.12
Other Operating Expenses	$8,612,364	$8,722,802	$8,411,602	$2,139.27
Total Operating Expenses	$11,260,087	$11,838,277	$11,323,701	$2,879.88

Net Operating Income	$9,404,404	$10,144,371	$11,569,951	$2,942.51
Replacement Reserves	$0	$0	$200,120	$50.90
TI/LC	$0	$0	$0	$0.00
Net Cash Flow	$9,404,404	$10,144,371	$11,369,831	$2,891.62

Occupancy (%)(3)	71.2%	71.2%	71.3%
NOI DSCR(4)	1.30x	1.41x	1.61x
NCF DSCR(4)	1.30x	1.41x	1.58x
NOI Debt Yield(4)	7.5%	8.1%	9.3%
NCF Debt Yield(4)	7.5%	8.1%	9.1%

(1)	Further historical periods are not available as the Sunbelt Portfolio Properties were purchased by the borrower sponsor between November 3, 2011 and July 27, 2022.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated August 31, 2024.
(3)	UW Occupancy (%) represents physical occupancies, and does not include seasonal RV pads. Historical occupancies represent physical occupancies. TTM 8/31/2024 Occupancy (%) is based on the underwritten rent roll dated August 31, 2024.
(4)	DSCRs and Debt Yields are based on the Sunbelt MHC Portfolio Whole Loan.

Escrows and Reserves.

Real Estate Taxes – The Sunbelt MHC Portfolio Whole Loan documents required the borrowers to deposit approximately $1,290,508 into an upfront reserve for real estate taxes on the origination date. In addition, the Sunbelt MHC Portfolio Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing twelve months (initially, $143,390).

Insurance – The Sunbelt MHC Portfolio Whole Loan documents required the borrowers to deposit approximately $271,467 into an upfront reserve for insurance premiums on the origination date and to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $90,489). Notwithstanding the foregoing, the borrowers are not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering the Sunbelt MHC Portfolio Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the Sunbelt MHC Portfolio Whole Loan documents and (iii) the borrowers provide the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration.

Replacement Reserve – The Sunbelt MHC Portfolio Whole Loan documents provide for ongoing monthly deposits of approximately $16,707 into a reserve for capital expenditures.

Deferred Maintenance – The Sunbelt MHC Portfolio Whole Loan documents required the borrowers to deposit approximately $51,952 into an upfront reserve for deferred maintenance on the origination date.

Lockbox and Cash Management. The Sunbelt MHC Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the borrowers are required to establish and maintain a lockbox account for the benefit of the lender, and to deposit any funds received by the borrowers or property manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrowers’ sole cost and expense, and the borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Sunbelt MHC Portfolio Whole Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the Sunbelt MHC Portfolio Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows and Reserves,” and (iv) to deposit all

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
106

Manufactured Housing	Loan #9	Cut-off Date Balance:	$50,000,000
Various	Sunbelt MHC Portfolio	Cut-off Date LTV:	50.4%
Various		UW NCF DSCR:	1.58x
		UW NOI Debt Yield:	9.3%

remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the Sunbelt MHC Portfolio Whole Loan during such Cash Sweep Event Period; provided that the lender will release a portion of such Excess Cash Flow to the borrowers to pay actually incurred operating expenses set forth in the borrowers’ annual budget (which is required to be approved by the lender during a Cash Sweep Event Period), or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrowers.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Sunbelt MHC Portfolio Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or
(ii)	commencing upon the debt service coverage ratio of the Sunbelt MHC Portfolio Whole Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters. However, if at any time, the debt service coverage ratio of the Sunbelt MHC Portfolio Whole Loan is above 1.00x but below 1.15x, the borrowers may avoid a Cash Sweep Event Period by posting cash or an acceptable letter of credit in the amount which (if applied to the Sunbelt MHC Portfolio Whole Loan balance and debt service were recalculated), would result in the debt service coverage ratio of the Sunbelt MHC Portfolio Whole Loan reaching 1.15x.

Release of Property. The borrowers have the right to obtain the release of any one or more Eligible Sunbelt Individual Properties (as defined below) upon prepayment of the applicable Sunbelt Release Price (as defined below), together with, if prior to the open prepayment period, a prepayment fee equal to the greater of 1.0% of the principal amount prepaid and a yield maintenance premium, and upon satisfaction of various conditions, including but not limited to (i) the debt service coverage ratio of all of the Sunbelt MHC Portfolio Properties after the release is greater than the greater of the debt service coverage ratio immediately prior to the release and the debt service coverage ratio as of the origination date, (ii) the loan-to-value ratio of all of the Sunbelt MHC Portfolio Properties after the release is no greater than the lesser of the loan-to-value ratio immediately prior to the release and the loan-to-value ratio as of the origination date, (iii) with respect to any Sunbelt MHC Portfolio Properties located in Florida, the borrower has delivered to the lender a waiver from any homeowner’s association then in effect acknowledging receipt of notice of its right to purchase the applicable individual Sunbelt MHC Portfolio Property pursuant to Florida law, and waiving such homeowner’s association’s right of first refusal to purchase such Sunbelt MHC Portfolio Property, and (iv) compliance with REMIC related conditions. “Eligible Sunbelt Individual Property” means each Sunbelt MHC Portfolio Property; provided, however, that each of the River Run (Main) Property and the River Run (Beech Hill) Property will only qualify as an Eligible Sunbelt Individual Property collectively, and not individually. “Sunbelt Release Price” means (i) with respect to each of the first five released Sunbelt MHC Portfolio Properties, an amount equal to the greater of (a) 105% of the allocated loan amount with respect to such Sunbelt MHC Portfolio Property and (b) 60% of the net sales proceeds for such Sunbelt MHC Portfolio Property, (ii) with respect to each of the next five released Sunbelt MHC Portfolio Properties, an amount equal to the greater of (a) 110% of the allocated loan amount with respect to such Sunbelt MHC Portfolio Property and (b) 65% of the net sales proceeds for such Sunbelt MHC Portfolio Property, and (iii) with respect to each of the remaining released Sunbelt MHC Portfolio Properties, an amount equal to the greater of (a) 115% of the allocated loan amount with respect to such Sunbelt MHC Portfolio Property and (b) 70% of the net sales proceeds applicable to such released Sunbelt MHC Portfolio Property.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Sunbelt MHC Portfolio Properties together with 12 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
107

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
108

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

one medical
snap
AMAZING lash STUDIO
WEST 7TH STREET
PNC
Formula Wellness
Fidelity
PMG
TRUE AUTO
Removery
B
Movie TAVERN
SANDBOX
Mash'd
TERRA
ROSE COUTURE NAIL BAR
COLLECTIV ACADEMY
THEATER LOBBY
UNIVERSITY DRIVE NORTH
NORWOOD STREET
CROCKETT STREET
Social House
CURRIE STREET
LA FITNESS
FOCH STREET
It's A SECRET MEDSPA
PLA UNIVERSITY
hiatus
MANAGEMENT OFFICE
MORTON STREET

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
109

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

Artisan Circle
816 Foch Road & 2973 Crockett Street
Fort Worth, TX 76107
FORT WORTH
CULTURAL DISTRICT
Downtown Fort Worth
Terrace Avenue
Greenway
University Park
Arlington Heights
Fairmount
MEDICAL DISTRICT
TARRANT COUNTY
Rockwood Park
Trinity Park
Marine Park
OAKWOOD CEMETERY
West Fork Trinity River
Clear Fork Trinity River
TexRAIL/AMTRAK
TRE
T&P STATION
FORT WORTH CENTRAL
LaGrave Field
Charles H. Haws Athletic Center
Tarrant County College - Trinity River Campus East
Tarrant County College - Trinity River Campus
Panther Island Pavilion
Tarrant County Court
Tom Vandergriff Civil Court Bldg.
Bank of America Tower
Wells Fargo Tower
Sundance Square
Bass Perf. Hall
777 Main
Burnett Plaza
Ft. Worth Convention Center
Fort Worth Water Gardens
Montgomery Plaza
Ft Worth Police & Firefighters Memorial
University of North Texas Health Science Center
Amon Carter Museum of American Art
Modern Art Museum of Fort Worth
Kimbell Art Museum
Will Rogers Auditorium
Casa Mañana Theatre
Farrington Field
Ft. Worth Museum of Science and History
Will Rogers Memorial Center
John Justin Arena
W.R. Watt Arena
National Cowgirl Museum & Hall of Fame
Botanical Research Inst. of Texas
Ft. Worth Botanic Garden
Japanese Garden
University Park Village
Fort Worth Zoo
Cook Children's Medical Center
Texas Health Harris Methodist Hospital Fort Worth
Medical City Fort Worth
Baylor Scott & White All Saints Medical Center
John Peter Smith Hospital
Northside Dr
Samuels Ave
Cold Springs Rd
Northpark Dr
Houston St
Central Ave
N. Main St
Circle Park Blvd
Gould Ave
Northside Dr
Grand Ave
Jacksboro Hwy
Bailey Ave
White Settlement Rd
University Dr
Lancaster Ave
W. 7th St
W. 5th St
W. Belknap St
Burnett St
Summit Ave
Henderson St
Forest Park Blvd
Camp Bowie Blvd
Crestline Rd
Montgomery St
Clover Ln
Alamo Ave
Vickery Blvd
Chisholm Trail Pkwy
Pennsylvania Ave
8th Ave
Hemphill St
Main St
Rosedale St
Magnolia Ave
Allen Ave
Park Place Ave
199
30
377
121
Denton
DENTON COUNTY
Prosper
McKinney
COLLIN COUNTY
Frisco
WISE COUNTY
Allen
Justin
Northlake
Flower Mound
Lewisville
PLANO
Carrollton
Westlake
Keller
Grapevine
Coppell
Farmers Branch
Richardson
Garland
North Richland Hills
TARRANT COUNTY
Bedford
Euless
Irving
FORT WORTH
DALLAS
Mesquite
ARLINGTON
Grand Prairie
Benbrook
Rendon
Mansfield
Duncanville
DeSoto
Lancaster
DALLAS COUNTY
Cedar Hill
Burleson
JOHNSON COUNTY
Midlothian
ELLIS COUNTY
Alvarado
Cleburne
Waxahachie

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
110

Mortgage Loan No. 10 – Artisan Circle

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	JPMCB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Fort Worth, TX 76107
Original Balance:	$50,000,000			General Property Type:	Mixed Use
Cut-off Date Balance:	$50,000,000			Detailed Property Type:	Retail/Office
% of Initial Pool Balance:	5.7%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2008/NAP
Borrower Sponsor:	Younger Partners Investments			Size:	282,744 SF
Guarantors:	Moody Younger and Jennifer Kathleen Permenter			Cut-off Date Balance PSF:	$177
Mortgage Rate:	7.2710%			Maturity Date Balance PSF:	$177
Note Date:	11/8/2024			Property Manager:	Younger Partners Property Services, LLC (borrower-related)
Maturity Date:	12/5/2029
Term to Maturity:	60 months
Amortization Term:	0 months
IO Period:	60 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	L(24),D(30),O(6)			UW NOI(2)(3):	$6,038,622
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF:	$5,994,090
Additional Debt Type:	NAP			UW NOI Debt Yield:	12.1%
Additional Debt Balance:	NAP			UW NCF Debt Yield:	12.0%
Future Debt Permitted (Type):	No (NAP)			UW NOI Debt Yield at Maturity:	12.1%
Reserves(1)				UW NCF DSCR:	1.63x
Type	Initial	Monthly	Cap	Most Recent NOI(3):	$5,780,083 (5/31/2024 TTM)
RE Taxes:	$0	$116,283	NAP	2nd Most Recent NOI:	$5,488,034 (12/31/2023)
Insurance:	$197,374	Springing	NAP	3rd Most Recent NOI(4):	NAV
Replacement Reserve:	$3,729	$3,729	NAP	Most Recent Occupancy(3):	83.4% (11/1/2024)
TI/LC Reserves:	$7,000,000	$0	NAP	2nd Most Recent Occupancy:	78.4% (12/31/2023)
Outstanding TI Reserves:	$2,481,990	$0	NAP	3rd Most Recent Occupancy:	71.9% (12/31/2022)
Deferred Maintenance:	$36,570	$0	NAP	Appraised Value (as of):	$92,700,000 (10/16/2024)
Free Rent Reserve:	$794,282	$0	NAP	Appraised Value PSF:	$328
Condominium				Cut-off Date LTV Ratio:	53.9%
Assessments Reserve:	$0	Springing	NAP	Maturity Date LTV Ratio:	53.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$50,000,000	99.4%	Loan Payoff(5):	$36,496,429	72.5%
Borrower Sponsor Equity:	$319,155	0.6%	Upfront Reserves:	$10,513,945	6.6%
			Closing Costs:	$3,308,781	20.9%
Total Sources:	$50,319,155	100.0%	Total Uses:	$50,319,155	100.0%

(1)	See “Escrows and Reserves” below.
(2)	Increase in NOI is primarily attributable to leasing activity.
(3)	Most Recent Occupancy and UW NOI are inclusive of two tenants, Collectiv Academy and PLA, whose leases have been executed but are not yet in occupancy, or, in the case of Collectiv Academy, is not yet paying rent. All outstanding free rent and TI/LCs in connection with these leases were reserved at closing.
(4)	Historical financials are not available as the borrower sponsor acquired the Artisan Circle Property in August 2022.
(5)	Loan Payoff is net of approximately $9.3 million in reserves/escrows held with the prior lender. The gross outstanding loan balance on the prior financing was approximately $45.2 million at closing.

The Mortgage Loan. The tenth largest mortgage loan (the “Artisan Circle Mortgage Loan”) is a mortgage loan in the original principal amount of $50,000,000 and secured by the borrower’s fee interest in a 282,744 SF mixed-use office and retail property located in Fort Worth, Texas (the “Artisan Circle Property”).

The Borrower and the Borrower Sponsor. The borrower is Block Younger LLC, a Delaware limited liability company structured as a single purpose entity with one independent director. The non-recourse carveout guarantors are Moody Younger, an individual, and Jennifer Kathleen Permenter, an individual. The borrower sponsor is Younger Partners Investments, a full-service boutique commercial real estate firm providing investment, leasing, and management services to investors and tenants in the Dallas/Fort Worth region. Established in 2020 to acquire retail investment properties in Texas, Younger Partners Investments specializes in the acquisition and disposition of land, multifamily, office, industrial and retail properties. Younger Partners Investments is an affiliate of Younger Partners which, with over 100 employees, provides services across its portfolio of more than 12 million SF in the Dallas-Fort Worth metro area. Younger Partners was named a finalist in the Dallas Business Journal’s 2024 Best Real Estate Deals in the Commercial Property Sale category, attesting to its continued success.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
111

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

The Property. The Artisan Circle Property is a 282,744 SF mixed-use retail and office development situated in Fort Worth, Texas, generally comprised of the ground floor and second level retail and office components of a larger mixed use development, including nearly 4,000 residential units (non-collateral). The Artisan Circle Property features 233,886 SF (82.7% of the rentable area) of dedicated retail space and 48,858 SF (17.3% of the rentable area) allocated for office use. The Artisan Circle Property is located at the intersection of University Boulevard and West 7th Street in Fort Worth’s Cultural District and is proximate to Downtown Fort Worth. The Property is integrated within the West 7th Development which includes 3,900 multifamily units, 1.2 million SF of office space and 1.1 million SF of retail/entertainment options, creating built-in demand drivers via tenancy of the surrounding multifamily units, which are generally well occupied, per the borrower sponsor. The Artisan Circle Property, formerly known as Crockett Row, was acquired by the borrower sponsor, Younger Partners Investments, in August 2022 for $61.7 million and subsequently rebranded as Artisan Circle. At the time of acquisition, the Artisan Circle Property had recently hovered between the mid 60% to low 70% occupancy, while generating a net operating income (NOI) of approximately $3.4 million. Since acquiring the property, Younger Partner Investments has invested $3 million in capital improvements to significantly enhance the Artisan Circle Property’s appeal and functionality. Capital investments have been directed toward modernizing and upgrading the five multi-level parking garages, adding new exterior signage and mapping, and redeveloping the shared common areas as part of a revitalization plan. These enhancements have played a crucial role in the property's successful rebranding, making it more attractive and user-friendly for tenants and visitors alike. The Artisan Circle Property features five parking garages with 2,038 parking spaces.

As of November 1, 2024, the Artisan Circle Property is 83.4% leased to 29 tenants from various sectors, including fitness, entertainment, dining, financial and medical services. The Artisan Circle Property is anchored by strong service-oriented tenants in LA Fitness and Movie Tavern, and is further complimented by a diverse mix of local restaurants and dining options.

The Artisan Circle Property has benefitted from significant leasing momentum, most recently securing two new leases with Collectiv Academy and PLA in November 2024, collectively accounting for 8.0% of net rentable area and 10.6% of underwritten base rent. In total, the borrower sponsor has achieved nearly 50,000 SF of new and renewed leasing in the prior twelve months.

Also of note, for those retail tenants reporting sales (excluding Movie Tavern and Common Desk) the Artisan Circle Property achieved 2023 sales of approximately $351 PSF.

Major Tenants.

LA Fitness (44,531 SF, 15.7% of NRA, 14.4% of underwritten base rent). LA Fitness is a privately-owned fitness club chain that operates more than 700 locations in the U.S. and Canada, respectively. LA Fitness serves over 4.9 million members across the U.S. and Canada. Established in Southern California in 1984, LA Fitness continues to seek innovative ways to enhance the wellbeing of its members through a wide range of amenities and highly trained staff. LA Fitness provides engaging and effective workout options to family members of all ages and interests, contributing to its success. Today, LA Fitness's state-of-the-art clubs span the continent and continue to expand. LA Fitness’ strong and successful growth further stems from its commitment to understanding and meeting the distinct needs of each community it serves. Per the borrower sponsor, the Artisan Circle location currently sees 700 to 900 check-ins per day and is the number one location in the district out of 12 clubs. The Artisan Circle Property has been targeted by LA Fitness to become one of its premier fitness concepts, “Club Studio”, which represents an upgrade relative to the current LA Fitness concept. LA Fitness initially took occupancy at the Artisan Circle Property in July 2010, with a current lease expiration in September 2025. LA Fitness’s current lease has no termination options and three, five-year renewal options remaining. Though performance would indicate a likely renewal, in the event LA Fitness does not renew its lease, the Artisan Circe Mortgage Loan is structured with a $7 million upfront reserve available to the borrower sponsor to be used for new leasing, equating to approximately $157 PSF for the LA Fitness leased space.

Movie Tavern (34,260 SF, 12.1% of NRA, 11.7% of underwritten base rent). Movie Tavern stands as the largest in-cinema dining experience in the United States, boasting 208 all-digital screens across 22 locations in nine states. Movie Tavern is part of the Marcus Theatres (NYSE:MCS) family as it was acquired by the Marcus Corporation in 2019 in a $139 million deal. Movie Tavern offers a premium moviegoing experience that appeals to adults while remaining family-friendly. Movie Tavern offers an in-theater dining experience featuring first-run movies paired with a diverse selection of chef-prepared menu items. Headquartered in Milwaukee, the Marcus Corporation is a leader in the lodging and entertainment industries, with substantial company-owned real estate assets. Its theatre division, Marcus Theatres, ranks as the fourth largest theatre circuit in the U.S., operating 995 screens at 79 locations across 17 states under the Marcus Theatres, Movie Tavern by Marcus and BistroPlex brands. From August 2023 to July 2024, Movie Tavern generated approximately $320,439 in sales per screen. Movie Tavern has leased space at the Artisan Circle Property since taking occupancy in May 2018, with a lease expiration in June 2030. Movie Tavern’s current lease has no termination options and has one, five year renewal option.

PMG Worldwide (33,606 SF, 11.9% of NRA, 17.0% of underwritten base rent). PMG, the largest office tenant at the Artisan Circle Property, is an independent digital marketing and technology agency that enhances results for global brands, including Apple, Best Western Hotels & Resorts, CKE Restaurants, Experian, Intuit, Kohler, Nike, Old Navy, Sephora, Therabody, and Whole Foods, across over 85 countries. Named as Agency of the Year multiple times by Digiday, MediaPost, Adweek, Campaign US, and Ad Age and ranked among Fast Company’s Best Workplaces for innovators, PMG has rapidly carved out a unique space for the firm through both the breadth and depth of its audience marketing expertise, building on its own unique measures of success. With over $4 billion in annual media spend globally, over 900 employees, and 90% employee retention, PMG leverages its team of strategists, technologists, creatives, data analysts, and its proprietary Alli marketing intelligence platform to provide ambitious brands across the world with creative marketing solutions. PMG initially began in Fort Worth, Texas in 2010, and today has expanded globally, with locations in New York, Dallas, Austin, Fort Worth, Atlanta, Cleveland, Boston, Cleveland, San Jose, Brighton, Dusseldorf and London. PMG Worldwide has leased space at the Artisan Circle Property since taking occupancy in March 2022, with a lease expiration in February 2027. PMG Worldwide’s current lease has no termination option and has no renewal option.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
112

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the tenancy at the Artisan Circle Property:

Tenant Summary(1)
Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration	Term. Option (Y/N)	Renewal Options
LA Fitness	Gym	NR/B1/B+	44,531	15.7%	$952,963	14.4%	$21.40	9/30/2025	N	3 x 5 yr
Movie Tavern	Theatre	NR/NR/NR	34,260	12.1%	$770,850	11.7%	$22.50	6/30/2030	N	1 x 5 yr
PMG Worldwide	Office	NR/NR/NR	33,606	11.9%	$1,125,801	17.0%	$33.50	2/28/2027	N	None
Common Desk	Office	NR/NR/NR	13,063	4.6%	$215,540	3.3%	$16.50	10/31/2027	N	2 x 5 yr
Collectiv Academy(3)	Retail	NR/NR/NR	12,398	4.4%	$396,736	6.0%	$32.00	10/31/2030	N	3 x 5 yr
True Auto(4)	Retail	NR/NR/NR	10,374	3.7%	$238,602	3.6%	$23.00	4/1/2026	Y	None
PLA	Retail	NR/NR/NR	10,192	3.6%	$305,760	4.6%	$30.00	1/31/2036	N	2 x 5 yr
Terra Mediterranean Grill	Retail	NR/NR/NR	7,966	2.8%	$242,963	3.7%	$30.50	5/31/2034	N	2 x 5 yr
Fidelity Investments(5)	Retail	NR/A1/A+	7,147	2.5%	$240,068	3.6%	$33.59	5/31/2030	Y	2 x 5 yr
One Medical	Retail	NR/NR/NR	6,503	2.3%	$315,136	4.8%	$48.46	12/31/2032	N	2 x 5 yr
Subtotal/Wtd. Avg			180,040	63.7%	$4,804,419	72.7%	$26.69

Other Tenants			55,832	19.7%	1,806,129	27.3%	$32.35
Occupied Collateral Total			235,872	83.4%	$6,610,548	100.0%	$28.03

Vacant Space(6)			46,872	16.6%
Total/Wtd. Avg.			282,744	100.0%

(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Rating represents that of the parent company whether or not the parent guarantees the lease.
(3)	Collectiv Academy has executed its lease, but is not yet in occupancy or paying rent. Collectiv Academy is expected to take occupancy in August, 2025.
(4)	True Auto is subleasing its space from C.H. Robinson Company, Inc. at an annual rent of $238,602 (approximately $23 PSF) pursuant to a sublease (the “Existing Sublease”) among the borrower, as landlord, C.H. Robinson Company, Inc., as the tenant, and True Auto, as the subtenant. The Existing Sublease is scheduled to expire on April 30, 2025. The Existing Sublease is subject to early termination in accordance with the C.H. Robinson Company, Inc. lease, under which the tenant has the right to terminate (the “Early Termination Option”) its lease at any time during the initial lease term after November 30, 2026 with at least six months’ prior notice and the payment of a termination fee in an amount equal to the unamortized portion of the sum of the unamortized portion of any amount paid by the landlord as construction allowances, architectural allowances, brokerage commissions or reasonable legal fees plus accrued interest thereon at the rate of 5% per annum amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination. The borrower and True Auto have executed a sublease conversion agreement (the “Sublease Conversion Agreement”), pursuant to which True Auto will convert to a direct tenant pursuant to the same terms under the existing prime lease, subject to the terms set forth in the Sublease Conversion Agreement, including, without limitation, a one-year term expiring on April 30, 2026, and a monthly rent of $19,883.50 ($23.00 PSF). In addition, the Early Termination Option will be applicable under the Sublease Conversion Agreement.
(5)	Fidelity Investments has the right to terminate its lease on May 31, 2027, with a notice by no later than 180 days prior to May 31, 2027, and the payment of a termination fee of $27,405, which is the amount of the unamortized portion of leasing commissions amortized on a straight-line basis over the period from the rent commencement date through the effective date of termination.
(6)	Vacant space includes 20,605 SF underwritten as vacant though currently occupied by tenants known to be vacating.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
113

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the lease rollover schedule at the Artisan Circle Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling
2024/MTM	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025	3	53,428	18.9%	18.9%	$1,255,038	19.0%	19.0%	$23.49
2026	1	10,374	3.7%	22.6%	$238,602	3.6%	22.6%	$23.00
2027	2	46,669	16.5%	39.1%	$1,341,341	20.3%	42.9%	$28.74
2028	3	4,762	1.7%	40.8%	$145,680	2.2%	45.1%	$30.59
2029(3)	3	10,883	3.8%	44.6%	$395,167	6.0%	51.1%	$36.31
2030	5	58,586	20.7%	65.3%	$1,581,328	23.9%	75.0%	$26.99
2031	2	3,591	1.3%	66.6%	$123,463	1.9%	76.9%	$34.38
2032	3	13,843	4.9%	71.5%	$549,116	8.3%	85.2%	$39.67
2033	1	3,466	1.2%	72.7%	$121,379	1.8%	87.0%	$35.02
2034	2	12,241	4.3%	77.0%	$384,968	5.8%	92.8%	$31.45
2035 & Beyond(4)	4	18,029	6.4%	83.4%	$474,466	7.2%	100.0%	$26.32
Vacant	0	46,872	16.6%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	29	282,744	100.0%		$6,610,548	100.0%		$28.03(5)

(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Certain tenants may have termination or contraction options that are not considered in the above Lease Rollover Schedule.
(3)	The Artisan Circle Mortgage Loan has a maturity date of December 5, 2029.
(4)	2035 & Beyond is inclusive of a management office and police station with no underwritten rent.
(5)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market.

The Artisan Circle Property is located in the Dallas-Fort Worth-Arlington, Texas Metropolitan Statistical Area (Dallas MSA), which is a rapidly growing region, currently the fourth most populous in the U.S., with an estimated 2024 population of approximately 8.2 million. The area has experienced a strong annual growth rate of 1.8% since 2020, with projections of 1.5% growth through 2029, outpacing Texas’s overall growth rate. The Dallas MSA is economically robust with approximately 4.2 million jobs and a 28.6% employment increase over the past decade. The unemployment rate is 4.3%, which is lower than the Texas average. Key employment sectors include Trade, Transportation, and Utilities, accounting for 21% of employment, as well as Professional, Business Services and Financial Activities. The region's GDP ranks fifth nationally, with a per capita GDP of $74,671, which is significantly higher than the state average. Median household income in the Dallas MSA is $88,391, sitting 14.5% above the Texas median.

According to the appraisal, the Artisan Circle Property is located in the West Fort Worth submarket, which is an integral component of the Dallas-Fort Worth metro area, offering robust opportunities in both retail and office sectors. The submarket encompasses 15,998,358 SF, with an asking rent of $23.12 per SF and a vacancy rate of 8.0%. This area demonstrates stable demand and a trend of increasing rental rates. More specifically, the Artisan Circle Property is located within the West Southwest Fort Worth submarket, which features 18,708,480 SF of inventory, with a competitive asking rent of $28.40 per SF and a notably lower vacancy rate of 8.9% as compared to the metro average. The office market is supported by stable demand and a modest construction pipeline, indicating a positive outlook for future leasing activity. Both submarkets benefit from strategic locations with excellent access to major highways and proximity to significant demand generators, making them attractive for continued growth and investment.

The Artisan Circle Property is situated within Fort Worth’s Cultural District, an area known for its dynamic concentration of museums, arts venues, historical landmarks and award-winning dining options. Demand drivers within the Cultural District include the Kimbell Art Museum, the Modern Art Museum of Fort Worth, the Amon Carter Museum of American Art and the National Cowgirl Museum and Hall of Fame. Fort Worth’s Cultural District is also home to the Will Rogers Memorial Center, a 120-acre renowned equestrian and event facility that attracts more than two million visitors per year and hosts a variety of corporate, educational, agriculture and sports events. Additional demand drivers located within the area include The Fort Worth Botanic Garden, a combined 120-acre campus offering 23 specialty gardens, and Dickies Arena, named the second best venue in the world by Billboard Magazine, attracting a wide range of entertainment and musical events, including the annual Fort Worth Stock Show & Rodeo. Both Interstate 20 and Interstate 30 provide access from the Cultural District to the greater Dallas metro area, contributing to the accessibility of the area.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
114

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

The following table presents certain information relating to the appraisal’s market leasing conclusions for the Artisan Circle Property:

Market Rent Summary(1)
	Retail - West 7th	Retail - Interior	Retail - Anchor	Retail - Junior Anchor	Office
Market Rent (PSF)	$34.00	$33.00	$25.00	$30.00	$30.00
Lease Term (Years)	5.25	5.25	11.00	10.50	7.58
Lease Type	NNN	NNN	NNN.	NNN	NNN
Escalations	3.0% annually	3.0% annually	3.0% annually	3.0% annually	3.0% annually
Tenant Improvements (New/Renewal)	$50 / $25	$50 / $25	$30 / $15	$30 / $15	$30 / $15
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months)	3	3	12	6	7

The appraisal concluded that comparable market rents for larger, anchor tenants indicate a contractual rental rate range from $25.57 to $35.00 per SF with an average of $28.64 per SF. According to the appraisal, the most suitable comparable for the Artisan Circle Property’s anchor tenant, LA Fitness, maintains a contractual base rent of $26.00 per SF.

Appraisal. According to the appraisal dated November 1, 2024, the Artisan Circle Property had an “As-Is” appraised value of $92,700,000 as of October 16, 2024.

Environmental Matters. According to the Phase I environmental assessment dated October 16, 2024, there was no evidence of any recognized environmental conditions at the Artisan Circle Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
115

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Artisan Circle Property:

Cash Flow Analysis(1)
	2023	TTM 5/31/2024	UW(3)	UW PSF
Base Rent(2)	$5,884,789	$6,015,121	$6,610,549	$23.38
Credit Rent Steps	$0	$0	$0	$0.00
Rent Steps	$0	$0	$0	$0.00
Grossed Up Vacant Space	$0	$0	$1,408,064	$4.98
Gross Potential Rent	$5,884,789	$6,015,121	$8,018,612	$28.36
Other Income	$1,321,054	$1,415,487	$1,402,516	$4.96
Total Recoveries	$2,408,929	$2,554,087	$3,098,827	$10.96
Net Rental Income	$9,614,772	$9,984,695	$12,519,955	$44.28
(Vacancy & Credit Loss)	$0	$0	($1,952,216)	($6.90)
Effective Gross Income	$9,614,772	$9,984,695	$10,567,740	$37.38

Management Fee	$302,725	$310,379	$317,032	$1.12
Real Estate Taxes	$1,376,531	$1,301,550	$1,615,594	$5.71
Insurance	$179,202	$212,222	$339,281	$1.20
Other Operating Expenses	$2,268,280	$2,380,461	$2,257,211	$7.98
Total Expenses	$4,126,738	$4,204,612	$4,529,118	$16.02

Net Operating Income	$5,488,034	$5,780,083	$6,038,622	$21.36
Replacement Reserves	$0	$0	$44,532	$0.16
TI/LC(4)	$0	$0	$0	$0.00
Net Cash Flow	$5,488,034	$5,780,083	$5,994,090	$21.20

Occupancy %	78.4%	83.4%	82.4%
NOI DSCR	1.49x	1.57x	1.64x
NCF DSCR	1.49x	1.57x	1.63x
NOI Debt Yield	11.0%	11.6%	12.1%
NCF Debt Yield	11.0%	11.6%	12.0%

(1)	Historical financials are not available as the borrower sponsor acquired the Artisan Circle Property in August 2022.
(2)	UW Base Rent is based on the underwritten rent roll, dated November 1, 2024. UW Base Rent is exclusive of six tenants, comprising a total of 20,605 SF for which the tenants are assumed to be vacating upon lease expiration and are not anticipated to renew its lease.
(3)	UW Base Rent and UW Occupancy % are inclusive of two tenants, Collectiv Academy and PLA, whose leases have been executed but are not yet in occupancy, and, in the case of Collectiv Academy, is not yet paying rent. All outstanding free rent and TI/LCs in connection with these leases were reserved at closing.
(4)	U/W TI/LC's are based on $1.50 PSF per year, which were credited back due to the initial TI/LC reserve of $7,000,000 to be allocated towards future leasing during the term of the Artisan Circle Mortgage Loan.

Escrows and Reserves

Real Estate Taxes – On a monthly basis thereafter, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments (initially estimated to be $116,283). Such reserve has been conditionally waived with respect to the portion of the Artisan Circle Property subject to the LA Fitness lease so long as (a) no event of default has occurred and is continuing, (b) the LA Fitness lease is in full force and effect, (c) LA Fitness is not subject to a bankruptcy action, (d) the LA Fitness lease requires LA Fitness to deposit the amount of taxes due with respect to the portion of the Artisan Circle Property subject to the LA Fitness lease no later than 15 days prior to the date such tax payment would be delinquent and (e) the borrower deposits (or causes LA Fitness to deposit) the amount of taxes due with respect to the portion of the Artisan Circle Property subject to the LA Fitness lease upon the earlier to occur of (i) receipt by the borrower of such amounts from LA Fitness and (ii) 15 days prior the date such taxes would be delinquent. The Artisan Circle Mortgage Loan documents provide for a non-recourse carveout for any loss associated with failure to deposit the taxes as required by the foregoing.

Insurance – On the loan origination date, the borrower was required to make an upfront deposit of $197,374. In addition, on a monthly basis, the borrower is required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the Artisan Circle Property is included in a blanket policy approved by the lender.

Replacement Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $3,729. In addition, on a monthly basis, the borrower is required to escrow approximately $3,729 for the payment or reimbursement of approved capital expenses.

TI/LC Reserve – On the loan origination date, the borrower was required to make an upfront deposit into a rollover reserve $7,000,000.

Free Rent Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $794,282 into a reserve to cover free rent, gap rent or rent abatement for concessions associated with certain tenants, including PLA, Collectiv Academy and LA Cabrona.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
116

Mixed Use – Retail/Office	Loan #10	Cut-off Date Balance:	$50,000,000
816 Foch Road & 2973 Crockett Street	Artisan Circle	Cut-off Date LTV:	53.9%
Fort Worth, TX 76107		UW NCF DSCR:	1.63x
		UW NOI Debt Yield:	12.1%

Outstanding TI Reserve – On the loan origination date, the borrower was required to make an upfront deposit of $2,481,990 to cover outstanding tenant improvement obligation and/or leasing commissions.

Deferred Maintenance – On the loan origination date, the borrower was required to make an upfront deposit of $36,570 to perform required repairs at the property.

Condominium Assessments Reserve – During the continuance of a Cash Sweep Event (as defined below), the borrower is required to deposit into a Condominium Assessments Reserve account an amount such that the balance in the Condominium Assessments Reserve account at all times equals at least the aggregate amount of condominium assessments due from the borrower to the association with respect to the units for the next ensuing two-month period as determined by the lender based on the most recent annual budget of the association provided to the lender.

Lockbox and Cash Management. The Artisan Circle Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within one business day after receipt. During the continuance of a Cash Sweep Event, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account. Funds in the cash management account are to be applied and disbursed in accordance with the Artisan Circle Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Artisan Circle Mortgage Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Artisan Circle Mortgage Loan. The lockbox account is required to remain in effect until the Artisan Circle Mortgage Loan has been repaid or defeased in full.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower or property manager, (iii) the debt service coverage ratio is less than 1.15x (a “DSCR Trigger Event”). A Cash Sweep Event will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above solely with respect to the property manager, if the property manager is replaced within 60 days with a qualified manager in accordance with the Artisan Circle Mortgage Loan documents, (c) with respect to clause (iii) above, the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive calendar quarters; provided, however, that (A) no event of default is continuing, (B) a cure of a Cash Sweep Event resulting from an event of default or a bankruptcy event of a property manager may occur no more than a total of four times in the aggregate during the term of the Artisan Circle Mortgage Loan, (C) a cure of a Cash Sweep Event resulting from a DSCR Trigger Event may occur an unlimited number of times during the term of the Artisan Circle Mortgage Loan, (D) the borrower has paid all of the lender’s reasonable expenses incurred in connection with the cure of the Cash Sweep Event, including reasonable attorney’s fees and expenses, and (E) in no event may the borrower cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

Condominium: The Artisan Circle Property is subject to a condominium structure comprised of six units. The borrower sponsor owns two retail units, which constitute 29.41% ownership of the condominium structure, but controls 73.33% of voting interest in the condominium association and the election of the majority of the board of directors, thereby controlling any matters coming before the condominium association for a vote, except any separate voting mechanism expressly set out in the condominium declaration.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
117

Mortgage Loan No. 11 – Fifth Third Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Cleveland, OH 44114
Original Balance:	$27,500,000			General Property Type:	Office
Cut-off Date Balance:	$27,500,000			Detailed Property Type:	CBD
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose(1):	Recapitalization			Year Built/Renovated:	1991/2019-2021
Borrower Sponsor:	PFP Holding Company VI, LLC			Size:	513,152 SF
Guarantor:	PFP Holding Company VI, LLC			Cut-off Date Balance PSF:	$54
Mortgage Rate:	7.2570%			Maturity Balance PSF:	$54
Note Date:	11/12/2024			Property Manager:	Farbman Group IV, LLC
Maturity Date:	12/11/2029
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI(3):	$4,868,093
IO Period:	60 months			UW NCF:	$4,364,707
Seasoning:	0 months			UW NOI Debt Yield:	17.7%
Prepayment Provisions:	L(24), D(29),O(7)			UW NCF Debt Yield:	15.9%
Lockbox/Cash Mgmt Status:	Soft/Springing			UW NOI Debt Yield at Maturity:	17.7%
Additional Debt Type:	NAP			UW NCF DSCR:	2.16x
Additional Debt Balance:	NAP			Most Recent NOI(3):	$6,529,139 (9/30/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$4,896,472 (9/30/2023 TTM)
Reserves				3rd Most Recent NOI:	$4,598,151 (12/31/2022)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	70.3% (11/5/2024)
RE Taxes:	$756,220	$151,244	NAP	2nd Most Recent Occupancy:	72.5% (12/31/2023)
Insurance(2):	$0	Springing	NAP	3rd Most Recent Occupancy:	72.1% (12/31/2022)
Replacement Reserve:	$0	$9,219	NAP	Appraised Value (as of):	$62,700,000 (10/21/2024)
Outstanding TI/LC:	$1,026,986	$0	NAP	Appraised Value PSF:	$122
TI/LC Reserve:	$3,000,000	$57,730	NAP	Cut-off Date LTV Ratio:	43.9%
Free Rent:	$258,579	$0	NAP	Maturity Date LTV Ratio:	43.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,500,000	100.0%	Equity Recapture(1):	$21,952,640	79.8%
			Upfront Reserves:	$5,041,785	18.3%
			Closing Costs:	$505,575	1.8%
Total Sources:	$27,500,000	100.0%	Total Uses:	$27,500,000	100.0%

(1)	The Fifth Third Center Property (as defined below) was previously unencumbered.
(2)	The Fifth Third Center Mortgage Loan documents do not require ongoing monthly insurance reserves; so long as no event of default is continuing, the borrower maintains insurance coverage for the Fifth Third Center Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums.
(3)	The decrease from the 9/30/2024 TTM NOI to the UW NOI is due primarily to a non-recurring termination fee of $828,938 that was paid during the 9/30/2024 TTM period along with 19,798 SF of sublease space being marked to the lower of primary and sublease rents.

The Mortgage Loan. The eleventh largest mortgage loan (the “Fifth Third Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $27,500,000 and secured by a first priority fee interest in a 513,152 SF Class “A” office property located in Cleveland, Ohio (the “Fifth Third Center Property”).

The Borrower and the Borrower Sponsor. The borrower is PFP 6 Fifth Third Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director.

The borrower sponsor and non-recourse carveout guarantor is PFP Holding Company VI, LLC, which is wholly owned by Prime Finance Partners VI, Inc. Prime Finance is a commercial real estate lender and investor founded in 2008 with $12.8 billion of assets under management. The borrower sponsor acquired the Fifth Third Center Property in connection with the 2023 foreclosure.

The Property. The Fifth Third Center Property comprises a 27-story Class A office building totaling 513,152 SF of net rentable area. Situated on a 1.57 acre site, the Fifth Third Center Property was constructed in 1991 and renovated from 2019 to 2021. Amenities at the property include a 24/7 access & security, on-site parking, a recently renovated fitness center, sundry shop, a full-service bank and a conference center fully equipped with A/V and Wi-Fi. The Fifth Third Center Property includes a five-story, 429-space parking garage on site, resulting in a parking ration of approximately 0.84 spaces per 1,000 SF. As of November 5, 2024, the Fifth Third Center Property was 70.3% leased to 30 tenants and has averaged 76.6% over the last 10 years.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
118

Office – CBD	Loan #11	Cut-off Date Balance:	$27,500,000
600 Superior Avenue East	Fifth Third Center	Cut-off Date LTV:	43.9%
Cleveland, OH 44114		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.7%

Major Tenants.

McDonald Hopkins, LLC (59,190 SF, 11.5% of NRA; 16.4% of underwritten base rent). McDonald Hopkins, LLC (“McDonald Hopkins”) is a law firm founded in 1930 with offices in Baltimore, Maryland, Chicago, Illinois, Cleveland and Columbus, Ohio, Detroit, Michigan, and West Palm Beach, Florida. McDonald Hopkins has been at the property since 2004, has a lease expiring in January 2035 with two five-year renewal options remaining. The tenant has an early termination right effective January 31, 2031 with 12 months’ notice and also has a contraction right for 10,000 SF effective January 31, 2028 with 12 months’ notice.

Fifth Third Bank, N.A. (42,416 SF, 8.3% of NRA; 14.2% of underwritten base rent). Fifth Third Bank, N.A (“Fifth Third Bank”) has 1,084 branches serving 10 states and is headquartered in Cincinnati, Ohio. Fifth Third Bank has been at the property since 2004 and occupies three suites on leases expiring in October 2027 (4,755 SF) and October 2029 (37,661 SF). Fifth Third Bank has one, five-year renewal option and one, three-year renewal option on two suites comprising 36,602 SF and no renewal options on 5,814 SF of space (expiring in October 2029). The tenant has no termination options remaining. Fifth Third Bank also has naming rights on the Fifth Third Center Property.

HWH Architects Engineers Planners Inc. (29,125 SF, 5.7% of NRA; 8.6% of underwritten base rent). HWH is a Cleveland-based architecture firm headquartered at the Fifth Third Center Property that provides engineering, architectural and design services. HWH Architects Engineers Planners Inc. has been at the property since 2017, has a lease expiring in August 2028 with two, five-year renewal options and no termination options remaining.

The following table presents certain information relating to the tenancy at the Fifth Third Center Property:

Tenant Summary
Tenant Name	Credit Rating Moody's/Fitch/S&P) (1)	Tenant SF	Approx % of Total SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent (PSF) (2)	Lease Expiration	Renewal Options	Term. Option (Y/N)
McDonald Hopkins	NR/NR/NR	59,190	11.5%	$1,293,302	16.4%	$21.85	1/31/2035	2 x 5 yr	Y(3)
Fifth Third Bank	Baa1/A-/BBB+	42,416	8.3%	$1,116,885	14.2%	$26.33	Various(4)	Various(4)	N
HWH Architects Engineers Planners Inc.	NR/NR/NR	29,125	5.7%	$677,156	8.6%	$23.25	8/31/2028	2 x 5 yr	N
Roetzel & Andress(5)	NR/NR/NR	28,608	5.6%	$606,623	7.7%	$21.20	4/30/2030	2 x 5 yr	N
Buckley King, L.P.A.	NR/NR/NR	19,235	3.7%	$423,170	5.4%	$22.00	2/28/2031	1 x 5 yr	N
Nurenberg, Paris, Heller & Maccarthy Co.	NR/NR/NR	19,235	3.7%	$394,317	5.0%	$20.50	5/31/2028	2 x 5 yr	N
Subtotal/Wtd. Avg.		197,809	38.5%	$4,511,453	57.2%	$22.81

Other Tenants		162,771	31.7%	$3,371,368	42.8%	$20.71
Occupied Collateral Total		360,580	70.3%	$7,882,821	100.0%	$21.86
Vacant Space		152,572	29.7%
Total/Wtd. Avg.		513,152	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	The Annual UW Rent and Annual UW Rent PSF shown above include contractual rent steps through November 2025 and straight-line rent averaging for certain investment grade tenants through the earlier of lease or loan maturity.
(3)	McDonald Hopkins has an early termination right effective January 31, 2031 with 12 months’ notice and also has contraction right for 10,000 SF (1.9% of total SF) effective January 31, 2028 with 12 months’ notice.
(4)	Fifth Third Bank is occupying three suites with one suite (4,755 SF) expiring on October 31,2027 with one, three-year renewal option and two suites (37,661 SF) expiring on October 31,2029 where 31,847 SF has one, five-year renewal option and the remaining 5,814 SF of space has no remaining renewal options.
(5)	Roetzel & Andress is subleasing 9,628 SF (33.7% of tenant SF) of their space through April 30, 2030. The Annual UW Rent and Annual UW Rent (PSF) are blended figures based on the Roetzel & Andress contractual rent and the sublease rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
119

Office – CBD	Loan #11	Cut-off Date Balance:	$27,500,000
600 Superior Avenue East	Fifth Third Center	Cut-off Date LTV:	43.9%
Cleveland, OH 44114		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.7%

The following table presents certain information relating to the lease rollover schedule at the Fifth Third Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM/2024	2	5,102	1.0%	1.0%	$0	0.0%	0.0%	$0.00
2025	3	19,533	3.8%	4.8%	$356,625	4.5%	4.5%	$18.26
2026	7	36,199	7.1%	11.9%	$801,097	10.2%	14.7%	$22.13
2027	4	30,517	5.9%	17.8%	$721,041	9.1%	23.8%	$23.63
2028	3	55,196	10.8%	28.6%	$1,218,448	15.5%	39.3%	$22.07
2029(3)	5	46,442	9.1%	37.6%	$1,146,816	14.5%	53.8%	$24.69
2030	6	66,276	12.9%	50.5%	$1,420,130	18.0%	71.9%	$21.43
2031	4	42,125	8.2%	58.7%	$925,363	11.7%	83.6%	$21.97
2032	0	0	0.0%	58.7%	$0	0.0%	83.6%	$0.00
2033	0	0	0.0%	58.7%	$0	0.0%	83.6%	$0.00
2034	0	0	0.0%	58.7%	$0	0.0%	83.6%	$0.00
2035 & Thereafter	1	59,190	11.5%	70.3%	$1,293,302	16.4%	100.0%	$21.85
Vacant	0	152,572	29.7%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	35	513,152	100.0%		$7,882,821	100.0%		$21.86(4)
(1)	Based on the underwritten rent roll dated November 5, 2024.
(2)	Certain tenants may have termination options that are not accounted for in the lease rollover schedule.
(3)	The Fifth Third Center Mortgage Loan has a maturity date of December 11, 2029.
(4)	Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The Market. The Fifth Third Center Property is located in the downtown Cleveland central business district at the intersection of Superior Avenue and E 6th St. in the city of Cleveland, Ohio. Major employers include Cleveland Clinic and University Hospitals. The key access to the property market area is provided by Interstate 71, begins just southwest of downtown and is the major route from downtown Cleveland to the airport. I-71 runs through the southwestern suburbs and eventually connects Cleveland with Columbus and Cincinnati.

According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Fifth Third Center Property was 15,773, 78,350, and 234,390, and the median household income within the same radii was $64,979, $43,492, and $38,998, respectively.

According to the appraisal, the property is located in the CBD submarket of the Cleveland metro area office market. As of Q2 2024, the submarket reported a total inventory of approximately 32.7 million SF with a 12.2% vacancy rate and average asking rent of $21.66 PSF.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Fifth Third Center Property:

Market Rent Summary
	Office Low Rise < 10,000 SF	Office High Rise > 10,000 SF	Food Retail	Office High Rise < 10,000 SF	Office Low Rise > 10,000 SF	Retail
Market Rent (PSF)	$22.50	$24.00	$9.00	$24.00	$22.50	$19.00
Lease Term (Years)	5.3	10.5	5	5.3	10.5	5
Lease Type	Base Year	Base Year	Base Year	Base Year	Base Year	Base Year
Escalations	2.5% annually	2.5% annually	2.5% annually	2.5% annually	2.5% annually	2.5% annually
Tenant Improvements (New/Renewal)	$25 / $12.50	$50 / $25	$20 / $10	$25 / $12.50	$50 / $25	$20 / $10
Leasing Commissions (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (Months) (New)	3	6	0	3	6	0

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
120

Office – CBD	Loan #11	Cut-off Date Balance:	$27,500,000
600 Superior Avenue East	Fifth Third Center	Cut-off Date LTV:	43.9%
Cleveland, OH 44114		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.7%

The following table presents information relating to comparable sales pertaining to the Fifth Third Center Property:

		Sales Comparables(1)
Property Name/Location	Year Built/ Renovated	Size (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Fifth Third Center Cleveland, OH	1991 / 2019 - 2021	513,152(2)	70.3%(2)
West Wacker 333 Chicago, IL	1982 / 2022	867,821	79.0%	Jun-2024	$125,000,000	$144
200 Public Square Cleveland, OH	1985 / 2012	1,287,001	66.0%	Apr-2024	$54,000,000(3)	$42(3)
150 N Michigan Chicago, IL	1984 / 2018	654,508	68.0%	Jan-2024	$60,000,000	$92
Centre Pointe I – V West Chester, OH	2000 / 2008	640,177	82.0%	Jun-2023	$64,500,000	$101
Salesforce Tower Indianapolis, IN	1990 / 2016	1,104,178	84.0%	Jan-2021	$192,500,000	$174

(1)	Information obtained from appraisal.
(2)	Information obtained from the underwritten rent roll dated November 5, 2024.
(3)	200 Public Square Sale Price and Sale Price (PSF) did not include the 750-space parking garage, which was acquired in a separate transaction for $31,000,000.

The following table presents certain information relating to the appraiser’s Office Comparable for the Fifth Third Center Property:

Comparable Office Properties(1)
Property Name/Location	Total NRA (SF)	Year Built/Renovated	Stories	% Occupied
Fifth Third Center Cleveland, OH	513,152(2)	1991 / 2019-2021	27	70.3%(2)
200 Public Square Cleveland, OH	1,287,001	1985 / 2012	45	66.0%
North Point Tower II Cleveland, OH	591,338	1989 / 2000	19	NAV
1300 E 9th St Cleveland, OH	603,120	1971 / 2020	20	NAV
1350 Euclid Ave Cleveland, OH	255,927	1989 / 2016	16	NAV
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll dated November 5, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the Fifth Third Center Property of $62,700,000 as of October 21, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated October 24, 2024, there was no evidence of any recognized environmental conditions at the Fifth Third Center Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
121

Office – CBD	Loan #11	Cut-off Date Balance:	$27,500,000
600 Superior Avenue East	Fifth Third Center	Cut-off Date LTV:	43.9%
Cleveland, OH 44114		UW NCF DSCR:	2.16x
		UW NOI Debt Yield:	17.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Fifth Third Center Property:

Cash Flow Analysis
	2020	2021	2022	TTM 9/30/2023	TTM 9/30/2024(1)	UW(1)	UW PSF
Base Rent(2)	$8,301,943	$8,306,045	$7,616,127	$8,171,439	$8,223,783	$7,882,821	$15.36
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$3,488,693	$6.80
Gross Potential Rent	$8,301,943	$8,306,045	$7,616,127	$8,171,439	$8,223,783	$11,371,514	$22.16
Other Income	$447,508	$360,770	$836,613	$421,127	$1,398,567	$446,240	$0.87
Parking/Garage/Other	$901,865	$854,630	$983,021	$1,003,005	$1,236,564	$1,149,323	$2.24
Total Recoveries	$392,980	$467,465	$532,476	$649,171	$761,703	$636,520	$1.24
Net Rental Income	$10,044,296	$9,988,910	$9,968,237	$10,244,742	$11,620,617	$13,603,596	$26.51
(Vacancy & Credit Loss)	$0	$0	$0	$0	$0	($3,488,693)	($6.80)
Effective Gross Income	$10,044,296	$9,988,910	$9,968,237	$10,244,742	$11,620,617	$10,114,904	$19.71

Real Estate Taxes	$2,029,999	$1,955,592	$1,951,456	$1,948,866	$1,728,498	$1,803,470	$3.51
Insurance	$65,779	$107,299	$148,491	$184,183	$130,266	$138,230	$0.27
Management Fee	$289,118	$306,106	$292,438	$296,964	$233,137	$303,447	$0.59
Other Operating Expenses	$2,811,199	$2,829,735	$2,977,701	$2,918,257	$2,983,165	$2,983,165	$5.81
Other Fixed Expense	$0	$0	$0	$0	$16,412	$18,499	$0.04
Total Expenses	$5,196,095	$5,198,732	$5,370,086	$5,348,270	$5,091,478	$5,246,811	$10.22

Net Operating Income	$4,848,201	$4,790,178	$4,598,151	$4,896,472	$6,529,139	$4,868,093	$9.49
Replacement Reserves	$0	$0	$0	$0	$0	$110,631	$0.22
TI/LC	$0	$0	$0	$0	$0	$392,755	$0.77
Net Cash Flow	$4,848,201	$4,790,178	$4,598,151	$4,896,472	$6,529,139	$4,364,707	$8.51

Occupancy %(3)	76.6%	75.5%	72.1%	72.5%	70.3%	69.3%
NOI DSCR	2.40x	2.37x	2.27x	2.42x	3.23x	2.41x
NCF DSCR	2.40x	2.37x	2.27x	2.42x	3.23x	2.16x
NOI Debt Yield	17.6%	17.4%	16.7%	17.8%	23.7%	17.7%
NCF Debt Yield	17.6%	17.4%	16.7%	17.8%	23.7%	15.9%

(1)	The decrease from the 9/30/2024 TTM NOI to the UW NOI is due primarily to a non-recurring termination fee of $828,938 that was paid during the 9/30/2024 TTM period along with 19,798 SF of sublease space being marked to the lower of primary and sublease rents.
(2)	UW Base Rent includes contractual rent steps through November 2025 and straight-line rent averaging for certain investment grade tenants through the earlier of lease or loan maturity.
(3)	UW Occupancy % represents the economic occupancy based on the underwritten rent roll dated November 5, 2024. Historical occupancies represent physical occupancies.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
122

Mortgage Loan No. 12 – Holiday City MHC

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Jacksonville, NC 28546
Original Balance:	$27,500,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$27,500,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose:	Acquisition			Year Built/Renovated:	1985/NAP
Borrower Sponsor:	AM Partners, LLC			Size:	491 Pads(1)
Guarantors:	John O. Fairey, Jr. and Tim J. Manson, IV			Cut-off Date Balance Per Pad:	$56,008
Mortgage Rate:	6.1500%			Maturity Date Balance Per Pad:	$56,008
Note Date:	11/7/2024			Property Manager:	Morning View Communities LLC
Maturity Date:	12/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$2,287,917
IO Period:	60 months			UW NCF:	$2,247,367
Seasoning:	0 months			UW NOI Debt Yield:	8.3%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NCF Debt Yield:	8.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	8.3%
Additional Debt Type:	No			UW NCF DSCR:	1.31x
Additional Debt Balance:	NAP			Most Recent NOI:	$2,082,392 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI:	$1,908,789 (12/31/2023)
				3rd Most Recent NOI:	$1,509,941 (12/31/2022)
				Most Recent Occupancy(1):	85.9% (9/1/2024)
Reserves				2nd Most Recent Occupancy:	86.6% (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy:	80.3% (12/31/2022)
RE Taxes:	$47,755	$11,939	NAP	Appraised Value (as of):	$44,900,000 (8/12/2024)
Insurance:	$133,237	$13,324	NAP	Appraised Value per Pad:	$91,446
Deferred Maintenance:	$863	$0	NAP	Cut-off Date LTV Ratio:	61.2%
Replacement Reserve:	$0	$3,379	NAP	Maturity Date LTV Ratio:	61.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,500,000	63.5%	Purchase Price:	$39,900,000	92.1%
Borrower Sponsor Equity:	$15,823,232	36.5%	Closing Costs:	$3,241,378	7.5%
			Upfront Reserves:	$181,854	0.4%
Total Sources:	$43,323,232	100.0%	Total Uses:	$43,323,232	100.0%

(1)	The Holiday City MHC Property (as defined below) also includes 64 apartment units. Occupancy is inclusive of the apartment units.

The Mortgage Loan. The twelfth largest mortgage loan (the “Holiday City MHC Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $27,500,000 and secured by the borrower’s fee interest in a 491-pad manufactured housing property located in Jacksonville, North Carolina (the “Holiday City MHC Property”).

The Borrowers and the Borrower Sponsor. The borrowers for the Holiday City MHC Mortgage Loan are Holiday City Property, LLC and Holiday City APT, LLC, each a single-purpose Delaware limited liability company. The non-recourse carveout guarantors for the Holiday City MHC Mortgage Loan are John O. Fairey, Jr. and Tim J. Manson IV, who own and control the borrower sponsor, AM Partners, LLC. Founded in 2018 by John O. Fairey, Jr. and Tim J. Manson, IV, AM Partners, LLC is a real estate investment firm focused on the acquisition, development and management of self-storage and manufactured housing communities located in the United States. The company currently owns and operates a portfolio that includes more than 759 lots across eight properties in the southeast region of the United States. AM Partners LLC reports 90% average occupancy across its portfolio. Prior to founding AM Partners, LLC, the management team played integral roles in the development of self-storage properties across the United States.

John O. Fairey, Jr. has more than 15 years of experience in the finance and commercial real estate industries, having started his career in investment banking and held roles in underwriting, financial analysis and portfolio asset management. Most recently, prior to forming AM Partners in 2018, Mr. Fairey was the Director of Operations of Johnson Development Associates Self-Storage Division, where he managed third-party relationships as well as oversaw project underwriting and financial analysis for a national development roll out of self-storage properties. Tim J. Manson, IV has more than 16 years of experience in the real estate industry, having started his career with Clark Construction Group in 2008. Later, Mr. Manson acted as the Director of Development for the Johnson Development Associates’ Self-Storage Division, leading the development, design and construction efforts for the company’s self-storage projects. At Johnson Development Associates, he orchestrated the growth of a self-storage development pipeline with a focus on top 20 MSAs along the East and West coasts.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
123

Manufactured Housing – Manufactured Housing	Loan #12	Cut-off Date Balance:	$27,500,000
553 Corbin Street	Holiday City MHC	Cut-off Date LTV:	61.2%
Jacksonville, NC 28546		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.3%

The borrowers are owned by a joint venture between entities owned or managed by AM Partners, LLC and funds or accounts controlled or managed by Westport Capital Partners LLC or Westport III GP, LLC (the “Westport Funds”). The Westport Funds are permitted to buy out the other owners of the joint venture and obtain control of the borrowers.

The Property. Constructed in 1985, the Holiday City MHC Property is an all-age manufactured housing community that is situated on a 66.2-acres site in Jacksonville, North Carolina. The Holiday City MHC Property contains 491 manufactured housing community (“MHC”) pads and 64 apartment units that were 87.6% occupied as of September 1, 2024, with average rents of $540 per unit/pad per month. Community amenities include a pool, clubhouse, paved streets, a playground, on-site management and security cameras. The Holiday City MHC Property has city water and private sewer hook-ups as well as paved off street parking. The 491 manufactured housing units were 86.4% occupied as of September 1, 2024, with average in place monthly rent of $484 per pad. Of the 491 MHC pads, 227 are occupied by mobile homes owned by a borrower affiliate, which were 93.9% occupied as of September 1, 2024. Underwritten revenue only includes rent of the underlying pads for the affiliate owned homes, and no rent for such affiliated owned homes has been underwritten. The apartment portion of the Holiday City MHC Property is comprised of 64 apartment units, that were 100% occupied as of September 1, 2024, with average in place monthly rent of $908 per unit. Approximately 77.9% of underwritten base rent is from the MHC pads and approximately 22.1% from the apartment units.

The Market. The Holiday City MHC Property is located in Jacksonville, North Carolina, located along Corbin Street, approximately 125 miles southeast of Raleigh and 75 miles south of Greenville. The Holiday City MHC Property site is approximately 0.4 miles north of State Route 24 and is surrounded by residential houses to the northwest, a city park to the northeast, the New River to the southeast and commercial property to the southwest. The Holiday City MHC Property is located across from Marine Corps Base Camp Lejeune, a 246-square-mile United States military training facility. Camp Lejeune is the largest Marine Corps base on the East Coast, encompassing 156,000 acres with 18 kilometers of beach capable of supporting amphibious operations.

With regard to the apartment units, the Holiday City MHC Property is located in the Greenville-New Bern-Washington, NC designated market area, (“DMA”)multifamily submarket of the Onslow County multifamily market. According to the appraisal, the Greenville-New Bern-Washington, NC DMA multifamily submarket had an inventory of 44,979 units with a 7.4% vacancy rate, and average asking rents of $1,045 per unit. According to the appraisal, the Onslow County multifamily market had an inventory of 98,894 units with a 4.7% vacancy rate, and average asking rents of $1,504 per unit.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the Holiday City MHC Property was 8,062, 33,517 and 66,563, respectively. The estimated 2024 average household income within the same one-, three- and five-mile radius was $63,570, $74,778 and $79,441, respectively.

The following table presents recent comparable manufactured housing properties with respect to the manufactured housing community portion of the Holiday City MHC Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Holiday City MHC (subject)(1) 553 Corbin Street Jacksonville, NC	-	1985	491	85.9%	$500
Collins Estates 1138 Rocky Run Road Midway Pak, NC	5.0 miles	1970	105	95%	$350
Atlantic Rentals 1200 Canady Road Jacksonville, NC	8.4 miles	1950	23	100%	$475
Rainbow Acres 105 Golden Court Jacksonville, NC	8.9 miles	1975	6	100%	$475
Sherwood MHP 1325 Blue Creek Road Jacksonville, NC	8.6 miles	1980	39	95%	$450
Twin Pines MHP 4851 Gum Branch Road Jacksonville, NC	10.0 miles	1960	16	100%	$475

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 1, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
124

Manufactured Housing – Manufactured Housing	Loan #12	Cut-off Date Balance:	$27,500,000
553 Corbin Street	Holiday City MHC	Cut-off Date LTV:	61.2%
Jacksonville, NC 28546		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.3%

The following table presents recent comparable multifamily apartment properties with respect to the apartment portion of the Holiday City MHC Property:

Comparable Properties Summary
Property/Location	Year Built	Units	Occupancy	Unit Size	Average Rent	Average Rent PSF
Holiday City MHC (subject)(1) 553 Corbin Street Jacksonville, NC	1985 / NAP	64(2)	100%	718 SF	$949	$1.32
Lauradale Apartments 2 Aragona Boulevard Jacksonville, NC	1972 / 2022	154	100%	900 SF	$1,068	$1.19
Cardinal Village Apartments 2301 Indian Drive Jacksonville, NC	1964 / NAP	134	98%	1,000 SF	$1,112	$1.11
Park West Apartments 203 Valencia Drive Jacksonville, NC	1986 / 2019	104	100%	940 SF	$1,051	$1.12
Azalea Gardens Apartments 902 Gum Branch Road Jacksonville, NC	1978 / 2018	90	94%	1,100 SF	$1,228	$1.12
Ashley Park Apartments 2100 Country Club Road Jacksonville, NC	1984 / 1999	152	100%	985 SF	$955	$0.97

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 1, 2024.
(2)	Represents the apartment units at the Holiday City MHC Property.

The following table presents information relating to comparable sales pertaining to the Holiday City MHC Property:

Comparable Properties Summary
Property/Location	Year Built / Renovated	Size (Pads)	Occupancy	Sale Date	Sale Price	Sale Price per Pad
Holiday City MHC (subject)(1) 553 Corbin Street Jacksonville, NC	1985	491
Bell Crossing 750 Dunlop Lane Clarksville, TN	2005	237	0%	Jul. 2024	$16,585,470	$69,981
Swan Lake MHC 20 Harbour Road Northeast Rome, GA	2000	300	87%	May 2024	$18,250,000	$60,833
Hillsborough/Pasco County MHP Portfolio 5035 Pine Street Seffner, FL	1975	1,000	0%	Jun. 2023	$83,000,000	$83,000
Winter Haven MHC 50 Lake Charlotte Drive West Winter Haven, FL	1960	238	92%	Sep. 2022	$16,800,000	$70,588
Clover Ranch 100 Oxford Circle Hampton, GA	1970	331	89%	Sep. 2022	$21,350,000	$64,502
Birchwood Mobile Home Park 18 Birchwood Mobile Home Park Durham, NC	1990	143	96%	Jun. 2022	$9,600,000	$67,133

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 1, 2024.

Appraisal. According to the appraisal, the Holiday City MHC Property had an “as-is” value of $44,900,000 as of August 12, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated August 7, 2024, there was no evidence of any recognized environmental conditions at the Holiday City MHC Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
125

Manufactured Housing – Manufactured Housing	Loan #12	Cut-off Date Balance:	$27,500,000
553 Corbin Street	Holiday City MHC	Cut-off Date LTV:	61.2%
Jacksonville, NC 28546		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.3%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Holiday City MHC Property:

Cash Flow Analysis
	2022	2023	TTM 8/31/2024	T3 Annualized 8/31/2024	UW	UW Per Pad
Gross Potential Rent(1)	$2,995,361	$3,226,570	$3,335,393	$3,396,792	$4,288,716	$8,734.66
Reimbursements	$0	$0	$0	$0	$0	$0.00
Other Income	$523,693	$601,932	$618,033	$645,031	$618,033	$1,258.72
(Vacancy / Credit Loss / Discounts / Concessions)	($603,034)	($492,573)	($387,986)	($335,925)	($1,227,849)	($2,500.71)
Effective Gross Income	$2,916,020	$3,335,928	$3,565,440	$3,705,898	$3,678,900	$7,492.67

Real Estate Taxes	$139,716	$139,238	$139,265	$139,092	$139,092	$283.28
Insurance	$107,598	$136,651	$150,611	$150,835	$155,277	$316.25
Other Operating Expenses	$1,158,766	$1,151,250	$1,193,171	$1,288,508	$1,096,614	$2,233.43
Total Operating Expenses	$1,406,079	$1,427,139	$1,483,048	$1,578,434	$1,390,983	$2,832.96

Net Operating Income	$1,509,941	$1,908,789	$2,082,392	$2,127,463	$2,287,917	$4,659.71
Replacement Reserves	$0	$0	$0	$0	$40,550	$82.59
TI/LC	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,509,941	$1,908,789	$2,082,392	$2,127,463	$2,247,367	$4,577.12

Occupancy (%)(2)	80.3%	86.6%	85.9%	85.9%	87.0%
NOI DSCR	0.88x	1.11x	1.21x	1.24x	1.33x
NCF DSCR	0.88x	1.11x	1.21x	1.24x	1.31x
NOI Debt Yield	5.5%	6.9%	7.6%	7.7%	8.3%
NCF Debt Yield	5.5%	6.9%	7.6%	7.7%	8.2%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated September 1, 2024.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. TTM 8/31/2024 and T3 Annualized 8/31/2024 Occupancy (%) is based on the borrower rent roll dated September 1, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
126

Mortgage Loan No. 13 – Oklahoma Industrial Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location(3):	Various, OK Various
Original Balance:	$27,000,000			General Property Type:	Industrial
Cut-off Date Balance:	$27,000,000			Detailed Property Type(3):	Various
% of Initial Pool Balance:	3.1%			Title Vesting:	Fee
Loan Purpose(1):	Recapitalization			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	Randy W. Timms			Size(3):	347,136 SF
Guarantor:	Randy W. Timms			Cut-off Date Balance Per SF:	$78
Mortgage Rate:	7.1700%			Maturity Date Balance Per SF:	$78
Note Date:	11/8/2024			Property Manager:	XCEED Management Group, LLC
Maturity Date:	12/1/2029				(borrower-related)
Term to Maturity:	60 months			Underwriting and Financial Information
Amortization Term:	0 months			UW NOI:	$3,116,827
IO Period:	60 months			UW NCF:	$2,967,736
Seasoning:	0 months			UW NOI Debt Yield:	11.5%
Prepayment Provisions:	L(24),D(29),O(7)			UW NCF Debt Yield:	11.0%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NOI Debt Yield at Maturity:	11.5%
Additional Debt Type:	NAP			UW NCF DSCR:	1.51x
Additional Debt Balance:	NAP			Most Recent NOI:	$3,176,580 (8/31/2024 TTM)
Future Debt Permitted (Type):	No (NAP)			2nd Most Recent NOI(4):	NAV
				3rd Most Recent NOI(4):	NAV
Reserves				Most Recent Occupancy:	100.0% (12/1/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(4):	NAV
RE Taxes:	$381,047	$35,472	NAP	3rd Most Recent Occupancy(4):	NAV
Insurance(2):	$71,090	Springing	NAP	Appraised Value (as of)(5):	$45,800,000 (8/27/2024)
Replacement Reserve:	$0	$2,893	NAP	Appraised Value PSF(5):	$132
TI/LC Reserve:	$0	$10,125	NAP	Cut-off Date LTV Ratio(5):	59.0%
Deferred Maintenance:	$93,450	$0	NAP	Maturity Date LTV Ratio(5):	59.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,000,000	100.0%	Equity Recapture(1):	$25,062,139	92.8%
			Closing Costs:	$1,186,056	4.4%
			Upfront Reserves:	$545,587	2.0%
			Loan Payoff:	$206,218	0.8%
Total Sources:	$27,000,000	100.0%	Total Uses:	$27,000,000	100.0%

(1)	The Oklahoma Industrial Portfolio Properties (as defined below) were previously unencumbered. The borrower sponsor has a combined cost basis in the Oklahoma Industrial Portfolio Properties of $42,540,000.
(2)	The borrower is required to deposit 1/12th of insurance premiums upon failure of the borrower to maintain a blanket policy acceptable to the lender.
(3)	See “The Properties” section below.
(4)	Historical financial information is not available as the borrower sponsor acquired the Oklahoma Industrial Portfolio Properties in various stages since 2004.
(5)	The Appraised Value represents the “as portfolio” value, which includes a portfolio premium to the properties if sold together on a bulk basis. The sum of the individual “As Is” appraised values is $45,240,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 59.7% and 59.7%, respectively. Individual appraisal dates for the Oklahoma Industrial Portfolio Properties range from August 16, 2024 to August 27, 2024. The appraiser also concluded a combined dark value of $39,560,000, which would result in a dark value Cut-off Date LTV Ratio of 68.3%.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Oklahoma Industrial Portfolio Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $27,000,000 and secured by the fee interests in 16 single-tenant industrial properties located across Oklahoma (the “Oklahoma Industrial Portfolio Properties”).

The Borrower and the Borrower Sponsor. The borrower is RKST Investments LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Randy W. Timms.

Randy W. Timms is the CEO of Western Flyer Xpress, an Oklahoma-based logistics carrier that provides product distribution services to businesses. Western Flyer was founded in 1996 with four trucks and four refrigerated trailers, and has grown to a fleet of more than 1,000 trucks and 3,000 trailers. Currently, Western Flyer Xpress has terminals in Oklahoma, Texas, Nebraska, Missouri and Arizona, along with drop yards in Georgia, Tennessee, Kansas, New Jersey, Colorado, Washington, Illinois, North Carolina, Florida and California. Randy W. Timms has over 10 years of experience acquiring both residential and commercial real estate assets, specifically within industrial markets. Randy W. Timms owns RW Timms Investments, LLC, an industrial investment portfolio comprising over 300,000 SF of industrial properties in Oklahoma.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
127

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

The Properties. The Oklahoma Industrial Portfolio Properties are comprised of 16 single-tenant industrial properties totaling 347,136 SF and located across a total of approximately 89 acres in the following cities in Oklahoma: Oklahoma City (nine properties, 69.2% of NRA), El Reno (five properties, 21.6% of NRA), Sapulpa (one property, 5.9% of NRA) and Yukon (one property, 3.3% of NRA).

The Oklahoma Industrial Portfolio Properties were built between 1977 and 2020, with individual property acreage ranging from 0.909-acres to 13.069-acres, with an average of 5.56-acres per property. Each property has outdoor industrial storage area and office space to support the business operations, with total office build-out space ranging from 7% of NRA to 24% of NRA, with an average office build-out space of 17% of NRA. Each property has clear heights ranging from 16 feet to 30 feet and two to 17 loading doors. Additionally, two of the properties contain bridge cranes. There are a total of 25 buildings in the portfolio.

The Oklahoma Industrial Portfolio Properties are 100.0% leased to 14 tenants (with one tenant expected to vacate in January 2025), with two of the largest tenants (Ace Transfer & Storage, Co. (35.0% of NRA, 16.8% underwritten base rent) and Sunstate Equipment Co. LLC (13.1% of NRA, 12.7% underwritten base rent)) each occupying two different properties within the portfolio. Since 2023, the borrower sponsor has executed five new leases and seven lease renewals, representing 50.2% of NRA or 67.3% of underwritten base rent. The Oklahoma Industrial Portfolio Properties have a weighted average remaining lease term of 4.2 years. The properties owned by the borrower in the last five years have maintained an average occupancy near 100.0%.

The following table presents certain information relating to the Oklahoma Industrial Portfolio Properties, which are presented in descending order of their Allocated Loan Amount:

Portfolio Summary
Property Name City	Year Built / Renovated	SF(1)	Acreage	% of Portfolio SF	Allocated Loan Amount	Appraised Value	% of Portfolio Appraised Value	Annual UW Base Rent(1)	% of Annual UW Base Rent
1700 South Eastern Avenue Oklahoma City	1992, 2003, 2013, 2019 / NAP	100,820	7.815	29.0%	$3,570,737	$8,200,000	18.1%	$462,974	13.2%
3300 North Banner Road El Reno	2019 / NAP	28,466	11.54	8.2%	$3,191,102	$4,700,000	10.4%	$413,751	11.8%
6701 South Eastern Avenue Oklahoma City	2009 / NAP	40,000	13.069	11.5%	$2,831,735	$4,400,000	9.7%	$367,156	10.5%
401 North Sara Road Yukon	2016 / NAP	11,600	2.91	3.3%	$2,498,887	$3,600,000	8.0%	$324,000	9.3%
3280 Davinion Road El Reno	2018 / NAP	11,600	5.23	3.3%	$1,846,585	$2,800,000	6.2%	$239,424	6.8%
4700 North Bryant Avenue Oklahoma City	1977 / 1998	35,040	5.156	10.1%	$1,742,743	$2,700,000	6.0%	$225,960	6.5%
5204 West I-40 Service Road Oklahoma City	1978, 1982, 2013 / NAP	24,000	8.510	6.9%	$1,665,925	$2,300,000	5.1%	$216,000	6.2%
7408-7424 Southwest 69th Street Oklahoma City	2020 / NAP	11,610	5.293	3.3%	$1,619,649	$2,370,000	5.2%	$210,000	6.0%
3105 Davinion Road El Reno	2018 / NAP	11,600	5.060	3.3%	$1,573,374	$2,700,000	6.0%	$204,000	5.8%
3380 Davinion Road El Reno	2018 / NAP	11,600	5.23	3.3%	$1,470,814	$2,800,000	6.2%	$190,702	5.4%
3205 Davinion Road El Reno	2018 / NAP	11,600	5.0	3.3%	$1,463,237	$2,800,000	6.2%	$189,720	5.4%
9111 West 96th Street South Sapulpa	2014 / NAP	20,550	4.639	5.9%	$954,369	$2,150,000	4.8%	$123,741	3.5%
5311 Southwest 11th Street Oklahoma City	1980, 2016 / NAP	11,250	5.0	3.2%	$933,397	$1,400,000	3.1%	$121,022	3.5%
5055 South Eastern Avenue Oklahoma City	1997 / NAP	5,400	2.658	1.6%	$607,812	$890,000	2.0%	$78,807	2.3%
5302 Southwest 11th Street Oklahoma City	1981 / NAP	6,000	1.817	1.7%	$555,308	$710,000	1.6%	$72,000	2.1%
5230 Southwest 11th Street Oklahoma City	1998, 2002 / NAP	6,000	0.909	1.7%	$474,326	$720,000	1.6%	$61,500	1.8%
Total/Weighted Average		347,136	89.836	100.0%	$27,000,000	$45,240,000(2)	100.0%	$3,500,758	100.0%

(1)	Based on underwritten rent roll dated December 1, 2024.
(2)	The appraisal concluded to an “as portfolio” appraised value for the Oklahoma Industrial Portfolio Properties of $45,800,000 as of August 27, 2024. The properties were valued individually between August 16, 2024 and August 27, 2024, with the individual values reflecting an aggregate “as-is” appraised value of $45,240,000. The appraiser also concluded a combined dark value of $39,560,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
128

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

Property Summary
Property Name City	Tenant Name(1)	Tenant SF(1)	% of Portfolio SF	Lease Expiration Date(1)	Renewal Options	Term. Options	Annual UW Base Rent(1)	Annual UW Base Rent Per Acre(1)	Annual UW Base Rent PSF(1)	% of Annual UW Base Rent(1)
1700 South Eastern Avenue Oklahoma City	Ace Transfer & Storage, Co.	100,820	29.0%	3/31/2032	2 x 5 yr	N	$462,974	$59,242	$4.59	13.2%
3300 North Banner Road El Reno	AAA Person-to- Person Listing, Co.(2)	28,466	8.2%	3/31/2028	3 x 5 yr	N	$413,751	$35,854	$14.53	11.8%
6701 South Eastern Avenue Oklahoma City	Sunstate Equipment Co. LLC(2)	40,000	11.5%	2/28/2029	3 x 5 yr	N	$367,156	$28,094	$9.18	10.5%
401 North Sara Road Yukon	MHC Truck Leasing, LLC(2)	11,600	3.3%	7/31/2028	1 x 5 yr	N	$324,000	$111,340	$27.93	9.3%
3280 Davinion Road El Reno	RelaDyne, Inc.	11,600	3.3%	12/31/2028	1 x 5 yr	N	$239,424	$45,779	$20.64	6.8%
4700 North Bryant Avenue Oklahoma City	White’s Welding, LLC	35,040	10.1%	1/31/2026	1 x 1 yr	N	$225,960	$43,825	$6.45	6.5%
5204 West I-40 Service Road Oklahoma City	American Truck Training	24,000	6.9%	8/31/2027	NAP	N	$216,000	$25,382	$9.00	6.2%
7408-7424 Southwest 69th Street Oklahoma City	Gravity Power & Rental, LLC	11,610	3.3%	8/31/2027	1 x 3 yr	N	$210,000	$39,675	$18.09	6.0%
3105 Davinion Road El Reno	Vault Pressure Control, LLC(3)	11,600	3.3%	1/31/2025	1 x 5 yr	N	$204,000	$40,316	$17.59	5.8%
3380 Davinion Road El Reno	DTE Enterprises, LLC	11,600	3.3%	6/30/2025	NAP	N	$190,702	$36,463	$16.44	5.4%
3205 Davinion Road El Reno	CTE Properties, LLC	11,600	3.3%	4/30/2026	NAP	N	$189,720	$37,944	$16.36	5.4%
9111 West 96th Street South Sapulpa	Ace Transfer & Storage, Co.	20,550	5.9%	12/31/2029	1 x 5 yr	N	$123,741	$26,674	$6.02	3.5%
5311 Southwest 11th Street Oklahoma City	R&D Truck and Trailer Repairs, Inc.	11,250	3.2%	7/31/2030	1 x 3 yr	N	$121,022	$24,204	$10.76	3.5%
5055 South Eastern Avenue Oklahoma City	Sunstate Equipment Co. LLC(2)	5,400	1.6%	6/30/2027	1 x 3 yr	N	$78,807	$29,649	$14.59	2.3%
5302 Southwest 11th Street Oklahoma City	Eden’s Garden Supply, LLC	6,000	1.7%	10/31/2027	NAP	N	$72,000	$39,626	$12.00	2.1%
5230 Southwest 11th Street Oklahoma City	Flow Control Services, LLC	6,000	1.7%	10/31/2027	1 x 2 yr	N	$61,500	$67,657	$10.25	1.8%
Total/Weighted Average		347,136	100.0%				$3,500,758	$38,968	$10.08	100.0%

(1)	Based on underwritten rent roll dated December 1, 2024 and includes rent steps through December 1, 2025.
(2)	AAA Person-to Person Listing, Co, Sunstate Equipment Co. LLC and MHC Truck Leasing, LLC have rights of first refusal to purchase the related properties.
(3)	Vault Pressure Control, LLC is currently in occupancy at the 3105 Davinion Road property but has given notice that they will vacate upon lease expiration on January 31, 2025. The tenant was underwritten as vacant.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
129

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover schedule at the Oklahoma Industrial Portfolio Properties:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total UW Rent Rolling	Approx. Cumulative % of Total UW Rent Rolling	UW Rent PSF Rolling
MTM/2024	0	0	0.0%	0.0%	$0	0.0%	0.0%	$0.00
2025(2)	2	23,200	6.7%	6.7%	$394,702	11.3%	11.3%	$17.01
2026	2	46,640	13.4%	20.1%	$415,680	11.9%	23.1%	$8.91
2027	4	47,010	13.5%	33.7%	$576,807	16.5%	39.6%	$12.27
2028	4	57,666	16.6%	50.3%	$1,038,675	29.7%	69.3%	$18.01
2029(3)	2	60,550	17.4%	67.7%	$490,898	14.0%	83.3%	$8.11
2030	1	11,250	3.2%	71.0%	$121,022	3.5%	86.8%	$10.76
2031	0	0	0.0%	71.0%	$0	0.0%	86.8%	$0.00
2032	1	100,820	29.0%	100.0%	$462,974	13.2%	100.0%	$4.59
2033	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2034	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
2035 & Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	16	347,136	100.0%		$3,500,758	100.0%		$10.08

(1)	Information is based on the underwritten rent roll dated December 1, 2024 and includes rent steps through December 1, 2025.
(2)	Vault Pressure Control, LLC is currently in occupancy at the 3105 Davinion Road property but has given notice that they will vacate upon lease expiration on January 31, 2025. The tenant was underwritten as vacant.
(3)	The Oklahoma Industrial Portfolio Mortgage Loan has a maturity date of December 1, 2029.

The Market. The Oklahoma Industrial Portfolio Properties are 16 properties located across two different markets in Oklahoma. The Oklahoma Industrial Portfolio Properties are located in the Oklahoma City MSA (15 properties, 94.1% NRA) and the Tulsa MSA (1 property, 5.9% NRA). More specifically, the Oklahoma Industrial Portfolio Properties are spread throughout four cities: 9 properties (69.2% NRA) are located in Oklahoma City, 5 properties (21.6% NRA) are located in El Reno, 1 property (5.9% NRA) is located in Sapulpa and 1 property (3.3% NRA) is located in Yukon. The Oklahoma City properties benefit from proximity to Interstate 35 and Will Rogers World Airport, which is the busiest commercial airport in the state of Oklahoma and serves approximately 3.6 million airline passengers annually. The El Reno properties (with the exception of 3330 Banner Road property) are located within walking distance of each other and are located approximately 25 miles from the Oklahoma City properties. The El Reno properties benefit from proximity to Interstate-40 and Clarence E. Page Municipal Airport. The only property located in the Tulsa market is in Sapulpa, Oklahoma, which is approximately 95 miles northeast of downtown Oklahoma City and 120 miles northeast of El Reno, Oklahoma.

The Oklahoma Industrial Portfolio Properties are located in submarkets with vacancy rates ranging from 1.5% to 11.6%. The appraiser’s concluded market rents per SF range from $5.89 to $7.96.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
130

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

The following table presents certain market and submarket data related to the Oklahoma Industrial Portfolio Properties:

Market Summary(1)
Property Name City, State	Market	Submarket	Submarket Inventory (SF)	Submarket Vacancy (%)	Concluded Market Rent PSF
1700 South Eastern Avenue Oklahoma City, OK	Oklahoma City	Southeast	19,410,420	5.4%	$7.55
3300 North Banner Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
6701 South Eastern Avenue Oklahoma City, OK	Oklahoma City	Southeast	19,410,420	5.4%	$7.55
401 North Sara Road Yukon, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
3280 Davinion Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
4700 North Bryant Avenue Oklahoma City, OK	Oklahoma City	East	7,539,792	5.0%	$7.53
5204 West I-40 Service Road Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55
7408-7424 Southwest 69th Street Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55
3105 Davinion Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
3380 Davinion Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
3205 Davinion Road El Reno, OK	Oklahoma City	Canadian County	9,922,083	11.6%	$7.96
9111 West 96th Street South Sapulpa, OK	Tulsa MSA	Creek County	8,407,220	1.5%	$5.89
5311 Southwest 11th Street Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55
5055 South Eastern Avenue Oklahoma City, OK	Oklahoma City	Southeast	19,410,420	5.4%	$7.55
5302 Southwest 11th Street Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55
5230 Southwest 11th Street Oklahoma City, OK	Oklahoma City	Southwest	35,755,651	5.0%	$7.55

(1)	Source: Appraisals. Information as of the second quarter of 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
131

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

The following table presents certain local demographic data related to the Oklahoma Industrial Portfolio Properties:

Demographic Information (1)
Property Name City, State	2024 Population (within 1-mi. / 3-mi. / 5-mi- Radius)	2024 Average Household Income (within 1-mi. / 3-mi. / 5-mi- Radius)
1700 South Eastern Avenue Oklahoma City, OK	1,876 / 62,426 / 211,835	$50,534 / $67,215 / $70,976
3300 North Banner Road El Reno, OK	129 / 1,150 / 5,442	$94,600 / $110,909 / $118,731
6701 South Eastern Avenue Oklahoma City, OK	1,876 / 62,426 / 211,835	$50,534 / $67,215 / $70,976
401 North Sara Road Yukon, OK	4,321 / 64,404 / 126,528	$90,040 / $98,224 / $95,678
3280 Davinion Road El Reno, OK	129 / 1,099 / 6,149	$94,600 / $104,822 / $101,346
4700 North Bryant Avenue Oklahoma City, OK	466 / 22,559 / 95,570	$123,116 / $60,600 / $85,212
5204 West I-40 Service Road Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446
7408-7424 Southwest 69th Street Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446
3105 Davinion Road El Reno, OK	129 / 1,099 / 6,149	$94,600 / $104,822 / $101,346
3380 Davinion Road El Reno, OK	129 / 1,099 / 6,149	$94,600 / $104,822 / $101,346
3205 Davinion Road El Reno, OK	129 / 1,099 / 6,149	$94,600 / $104,822 / $101,346
9111 West 96th Street South Sapulpa, OK	1,612 / 18,343 / 43,729	$85,753 / $85,068 / $95,212
5311 Southwest 11th Street Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446
5055 South Eastern Avenue Oklahoma City, OK	1,876 / 62,426 / 211,835	$50,534 / $67,215 / $70,976
5302 Southwest 11th Street Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446
5230 Southwest 11th Street Oklahoma City, OK	1,515 / 47,867 / 190,515	$64,502 / $60,984 / $70,446

(1)	Source: Appraisals.

Appraisal. The appraisal concluded to an “as portfolio” appraised value for the Oklahoma Industrial Portfolio Properties of $45,800,000 as of August 27, 2024. The properties were valued individually between August 16, 2024 and August 27, 2024, with the individual values reflecting an aggregate “as-is” appraised value of $45,240,000. The appraiser also concluded a combined dark value of $39,560,000.

Environmental Matters. According to the Phase I environmental site assessments dated between September 13, 2024 and September 16, 2024, there are recognized environmental conditions at the following properties: 1700 South Eastern Avenue, 6701 South Eastern Avenue, 4700 North Bryant Avenue, 5204 West I-40 Service Road and 5055 South Eastern Avenue. The borrower has obtained an environmental policy from Alliant Insurance Services Inc. with a policy term of 8 years commencing on the origination date, a limit of $20,000,000 for each pollution condition and in the aggregate and a $25,000 per claim self insurance retention. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

Release of Property. The borrower has the right at any time after two years from the closing date of the BANK5 2024-5YR12 securitization transaction to obtain the release of no more than three individual properties (with the exception of the 1700 South Eastern Avenue property) in connection with a bona fide third-party sale of such properties, subject to the satisfaction of certain conditions, including but not limited to the following: (i) the borrower partially defeases the Oklahoma Industrial Portfolio Mortgage Loan in an amount equal to the greater of (a) the net proceeds from the sale of such individual property and (b)125% of the allocated loan amount for such property; (ii) after giving effect to such release, the loan-to-value ratio does not exceed 59.7%, (iii) after giving effect to such release, debt service coverage ratio is not less than the greater of (a) debt service coverage ratio prior to such release and (b) 1.60x; and (iii) after giving effect to such release, the debt yield is not less than the greater of (a) debt yield prior to such release and (b) 11.25%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
132

Industrial – Various	Loan #13	Cut-off Date Balance:	$27,000,000
Various	Oklahoma Industrial Portfolio	Cut-off Date LTV:	59.0%
Various, OK Various		UW NCF DSCR:	1.51x
		UW NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Oklahoma Industrial Portfolio Properties:

Cash Flow Analysis(1)
	8/31/2024 TTM	UW	UW PSF
Gross Potential Rent(2)	$3,227,089	$3,500,758	$10.08
Expense Reimbursements	$296,427	$834,154	$2.40
Potential Gross Income	$3,523,516	$4,334,913	$12.49
(Vacancy & Credit Loss)	$0	($224,301)	($0.65)
Effective Gross Income	$3,523,516	$4,110,612	$11.84

Real Estate Taxes	$344,698	$404,707	$1.17
Insurance	$0	$328,157	$0.95
Other operating expenses	$2,238	$260,921	$0.75
Total Operating Expenses	$346,936	$993,785	$2.86

Net Operating Income	$3,176,580	$3,116,827	$8.98
Replacement Reserves	$0	$34,714	$0.10
TI/LC	$99,055	$114,377	$0.33
Net Cash Flow	$3,077,525	$2,967,736	$8.55

Occupancy %	100.0%(3)	94.8%(4)
NOI DSCR	1.62x	1.59x
NCF DSCR	1.57x	1.51x
NOI Debt Yield	11.8%	11.5%
NCF Debt Yield	11.4%	11.0%

(1)	Historical financial information is not available as the borrower sponsor acquired the Oklahoma Industrial Portfolio Properties in various stages since 2004.
(2)	UW Gross Potential Rent is based on the underwritten rent roll as of December 1, 2024 and includes rent steps through December 1, 2025.
(3)	Represents occupancy based on the underwritten rent roll as of December 1, 2024.
(4)	Represents economic occupancy. Vault Pressure Control, LLC is currently in occupancy at the 3105 Davinion Road property but has given notice that they will vacate upon lease expiration on January 31, 2025.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
133

Mortgage Loan No. 14 – ARX Portfolio

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Credit Assessment (KBRA/Fitch/Moody’s):	NR/NR/NR			Location:	Various, Various
Original Balance:	$23,000,000			General Property Type:	Manufactured Housing
Cut-off Date Balance:	$23,000,000			Detailed Property Type:	Manufactured Housing
% of Initial Pool Balance:	2.6%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	Various/NAP
Borrower Sponsor:	ARX Communities			Size:	443 Pads
Guarantors:	ARX Fund I, L.P. and Nathan Jameson			Cut-off Date Balance Per Pad:	$51,919
Mortgage Rate:	6.0800%			Maturity Date Balance Per Pad:	$51,919
Note Date:	10/30/2024			Property Manager:	Self-Managed
Maturity Date:	11/1/2029			Underwriting and Financial Information
Term to Maturity:	60 months			UW NOI:	$1,867,710
Amortization Term:	0 months			UW NCF:	$1,844,819
IO Period:	60 months			UW NOI Debt Yield:	8.1%
Seasoning:	1 month			UW NCF Debt Yield:	8.0%
Prepayment Provisions:	L(23),YM1(30),O(7)			UW NOI Debt Yield at Maturity:	8.1%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.30x
Additional Debt Type:	NAP			Most Recent NOI:	$1,843,719 (8/31/2024 TTM)
Additional Debt Balance:	NAP			2nd Most Recent NOI:	$1,569,802 (12/31/2023)
Future Debt Permitted (Type):	No (NAP)			3rd Most Recent NOI:	$1,530,100 (12/31/2022)
Reserves				Most Recent Occupancy:	80.4% (9/30/2024)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	79.1% (12/31/2023)
RE Taxes:	$0	$13,962	NAP	3rd Most Recent Occupancy:	80.3% (12/31/2022)
Insurance:	$0	Springing(1)	NAP	Appraised Value (as of):	$35,900,000 (Various)
Replacement Reserve:	$0	$1,846	NAP	Appraised Value per Pad:	$81,038
Environmental Reserve(2):	$155,000	$0	NAP	Cut-off Date LTV Ratio:	64.1%
Water Company Reserve(3):	$64,661	$0	NAP	Maturity Date LTV Ratio:	64.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$23,000,000	100.0%	Loan Payoff:	$11,452,133	49.8%
			Return of Equity:	$9,977,660	43.4%
			Closing Costs:	$1,350,546	5.9%
			Upfront Reserves:	$219,661	1.0%
Total Sources:	$23,000,000	100.0%	Total Uses:	$23,000,000	100.0%

(1)	Monthly payments to the insurance reserve of 1/12th of the insurance premiums are springing upon (i) an event of default, (ii) blanket policy is unacceptable to the lender, (iii) the borrower does not provide evidence of renewal, or (iv) the borrower does not provide receipts for payment of insurance premiums 10 days prior to the policy expiration.
(2)	See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.
(3)	Represents amount needed to release lien upon the Birchwood Property (as defined below) for sewage maintenance fees. The borrower is contesting the amount of such fees.

The Mortgage Loan. The fourteenth largest mortgage loan (the “ARX Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,000,000 and secured by a first priority mortgage encumbering the borrowers’ fee interests in 5 manufactured housing properties, totaling 443 pads located across three states, Pennsylvania (three properties), Delaware (one property), and New Jersey (one property) (collectively, the “ARX Portfolio Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the ARX Portfolio Mortgage Loan are Barton Court MHC, LLC, Birchwood Village MHC, LLC, Driftwood Village MHC, LLC, Freemansburg MHC, LLC and Malaga MHC, LLC, each a single-purpose Delaware limited liability company. The borrowers are wholly owned by ARX Fund I, L.P., which is owned by general partner ARX Fund I GP, LLC (1%) and a pool of limited partners (99%). Within the 99% limited partner ownership, 67% is owned by Nathan Jameson and the remaining 33% is owned by various individuals, none of which have more than a 10% equity interest. ARX Fund I GP, LLC is wholly owned and controlled by Nathan Jameson.

The non-recourse carve-out guarantors are Nathan Jameson and ARX Fund I, L.P. Nathan Jameson is the founder and managing director of the borrower sponsor, ARX Communities, a manufactured housing community (“MHC”) owner and operator based in the Mid-Atlantic and Northeastern United States. The company was founded in 2016 and operates a current portfolio of 13 MHC assets (including the ARX Portfolio Properties).

The Properties. The ARX Portfolio Properties comprise a 207-pad manufactured housing property located in Pittston, Pennsylvania (the “Birchwood Property”), a 72-pad manufactured housing property located in Millsboro, Delaware (the “Driftwood Property”), a 57-pad manufactured housing property located in Easton, Pennsylvania (the “Freemansburg Property”), a 60-pad manufactured housing property located in Bartonsville, Pennsylvania (the “Barton Court Property”), and a 47-pad manufactured housing property located in Malaga, New Jersey (the “Malaga Property”). As of September 30, 2024, the ARX Portfolio Properties were 80.4% leased.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
134

Manufactured Housing – Manufactured Housing	Loan #14	Cut-off Date Balance:	$23,000,000
Various	ARX Portfolio	Cut-off Date LTV:	64.1%
Various, Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.1%

Birchwood Property

Constructed in 1972, the Birchwood Property is a manufactured housing community that is situated on a 27.3-acre site in Pittston, Pennsylvania. The Birchwood Property contains 207 MHC pads that were 70.5% occupied as of September 30, 2024. The Birchwood Property has an approximate pad mix of 85% single-wide pads and 15% double-wide pads. The Birchwood Property is connected to city water and city sewer, with tenants reimbursing for such expenses and tenants paying electric and gas directly. The Birchwood Property includes 30 manufactured homes which are owned by an affiliate of the borrowers. Such homes are not collateral for the ARX Portfolio Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Driftwood Property

Constructed in 1975, the Driftwood Property is a manufactured housing community that is situated on a 20.3-acre site in Millsboro, Delaware. The Driftwood Property contains 72 MHC pads that were 97.2% occupied as of September 30, 2024. The Driftwood Property has an approximate pad mix of 70% single-wide pads and 30% double-wide pads. The Driftwood Property is connected to city water and city sewer, with tenants paying electric and gas directly. The Driftwood Property includes 15 manufactured homes which are owned by an affiliate of the borrowers. Such homes are not collateral for the ARX Portfolio Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Freemansburg Property

Constructed in 1971, the Freemansburg Property is a manufactured housing community that is situated on a 6.4-acre site in Easton, Pennsylvania. The Freemansburg Property contains 57 MHC pads that were 89.5% occupied as of September 30, 2024. The Freemansburg Property has an approximate pad mix of 95% single-wide pads and 5% double-wide pads. The Freemansburg Property has on-site well water, and is connected to city sewer, with tenants reimbursing for such expenses and tenants paying electric and gas directly.

Barton Court Property

Constructed in 1980, the Barton Court Property is a manufactured housing community that is situated on a 16.4-acre site in Bartonsville, Pennsylvania. The Barton Court Property contains 60 MHC pads that were 85.0% occupied as of September 30, 2024. The Barton Court Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads. The Barton Court Property has on-site well water and on-site sewer systems, with tenants paying electric and gas directly. Additionally, the Barton Court Property has community amenities of a laundry facility and a barbecue grill area. The Barton Court Property includes 16 manufactured homes which are owned by an affiliate of the borrowers. Such homes are not collateral for the ARX Portfolio Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Malaga Property

Constructed in 1987, the Malaga Property is a manufactured housing community that is situated on a 6.3-acre site in Malaga, New Jersey. The Malaga Property contains 47 MHC pads that were 80.9% occupied as of September 30, 2024. The Malaga Property has an approximate pad mix of 80% single-wide pads and 20% double-wide pads. The Malaga Property has on-site well water and on-site sewer systems, with tenants paying electric and gas directly. The Malaga Property includes 2 manufactured homes which are owned by an affiliate of the borrowers. Such homes are not collateral for the ARX Portfolio Mortgage Loan, and no income from home rentals has been included in underwritten rent.

Portfolio Summary
Property Name	City, State	Unit	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI(1)	% of UW NOI
Birchwood	Pittston, PA	207	1972 / NAP	70.5%	$9,162,000	39.8%	$14,300,000	$634,983	34.0%
Driftwood	Millsboro, DE	72	1975 / NAP	97.2%	$4,549,000	19.8%	$7,100,000	$437,318	23.4%
Freemansburg	Easton, PA	57	1971 / NAP	89.5%	$3,908,000	17.0%	$6,100,000	$338,416	18.1%
Barton Court	Bartonsville, PA	60	1980 / NAP	85.0%	$3,011,000	13.1%	$4,700,000	$264,160	14.1%
Malaga	Malaga, NJ	47	1987 / NAP	80.9%	$2,370,000	10.3%	$3,700,000	$192,832	10.3%
Total/Wtd. Avg.		443		80.4%	$23,000,000	100.0%	$35,900,000	$1,867,710	100.0%

Source: Appraisals, unless otherwise noted

(1)	Occupancy is based on the borrower rent roll dated September 30, 2024.

The Market. The Birchwood Property is located within the Scranton--Wilkes-Barre—Hazleton metropolitan statistical area (“MSA”), which reported a 2024 total population of 567,841. The Driftwood Property is located within the Salisbury MSA, which reported a 2024 total population of 129,790. The Freemansburg Property is located within the Allentown-Bethlehem-Easton MSA, which reported a 2024 total population of 879,176. The Barton Court Property is located within the East Stroudsburg MSA, which reported a 2024 total population of 167,623. The Malaga Property is located within the Philadelphia-Camden-Wilmington MSA, which reported a 2024 total population of 6,307,532.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
135

Manufactured Housing – Manufactured Housing	Loan #14	Cut-off Date Balance:	$23,000,000
Various	ARX Portfolio	Cut-off Date LTV:	64.1%
Various, Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.1%

The following table presents recent comparable manufactured housing properties with respect to the Freemansburg Property and Barton Court Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Freemansburg(1) 5200 Freemansburg Avenue Easton, PA	-	1971	57	89.5%	$699
Barton Court(1) Barton Court Drive Bartonsville, PA	-	1980	60	85.0%	$605
Saylors Hanover Landings 3350 Airport Road Allentown, PA	6.4 miles 25.8 miles	1974	93	98.0%	$635
Glencrest Mobile Home Park 6000 Glencrest Road Slatington, PA	16.7 miles 27.3 miles	1972	272	98.0%	$595
Blue Mountain Village Blue Mountain Circle Saylorsburg, PA	14.4 miles 12.3 miles	1990	47	100.0%	$690
Estates at Hamilton Hills 5005 Old Timber Road Stroudsburg, PA	22.7 miles 2.6 miles	1975	30	96.0%	$565
Rocky Ridge Estates Rocky Ridge Road East Stroudsburg, PA	32.0 miles 10.0 miles	1998	89	95.0%	$605
Whispering Hollow South MHP 139 Country Club Road Northampton, PA	10.0 miles 22.4 miles	1973	134	98.0%	$580

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 30, 2024, other than Year Built.

The following table presents recent comparable manufactured housing properties with respect to the Birchwood Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Birchwood(1) 1946 Wyoming Road Pittston, PA	-	1972	207	70.5%	$503
Valley Stream Mobile Village 60 Valley Stream Park Mountain Top, PA	17.3 miles	2007	150	96.7%	$530
Pleasant View 363 Stone Church Road Berwick, PA	25.4 miles	1980	108	95.4%	$575
Country Estates Lane 365 Mingle Inn Road Berwick, PA	23.7 miles	1980	15	86.7%	$540
Tall Timbers Village 39 Timber Trail Factoryville, PA	15.0 miles	1950	114	85.0%	$537
Oakwood Lake Village 308 Gruver Lane Tunkhannock, PA	15.2 miles	1972	79	92.0%	$607
Heather Highlands 117 Main Street Pittston, PA	4.4 miles	1969	400	90.0%	$625

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 30, 2024, other than Year Built.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
136

Manufactured Housing – Manufactured Housing	Loan #14	Cut-off Date Balance:	$23,000,000
Various	ARX Portfolio	Cut-off Date LTV:	64.1%
Various, Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.1%

The following table presents recent comparable manufactured housing properties with respect to the Driftwood Property:

Comparable Properties Summary
Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Driftwood(1) South Route 5 Millsboro, DE	-	1975	72	97.2%	$601
Sussex East / West & Colonial Estates 14 Manor House Lane Lewes, DE	11.4 miles	2001	690	100.0%	$700
Rehoboth Shores MHC 26335 Goosepond Road Millsboro, DE	8.5 miles	1960	494	92.0%	$650
Riverwinds MHC 27825 Sandy Drive Millsboro, DE	5.4 miles	1980	122	98.0%	$720
Mariner’s Cove 35356 Sussex Lane #1 Millsboro, DE	8.9 miles	1970	374	99.0%	$721

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 30, 2024, other than Year Built.

The following table presents recent comparable manufactured housing properties with respect to the Malaga Property:

Comparable Properties Summary
Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Malaga(1) 260 Marshall Mill Road Malaga, NJ	-	1987	47	80.9%	$636
Picnic Grove MHC 215 Harding Highway Pittsgrove, NJ	4.3 miles	1966	101	93.0%	$530
Grove Acres Community 576 Forest Grove Road Vineland, NJ	3.4 miles	1985	58	97.0%	$550
Chapman MHC 768 East Garden Road Vineland, NJ	4.2 miles	1971	158	98.0%	$679
Country Club Estates MHC 248 Harding Highway Newfield, NJ	4.6 miles	1973	87	97.7%	$540
Little Flower Estates 1887 North Delsea Drive Vineland, NJ	4.3 miles	1975	171	98.0%	$771

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated September 30, 2024, other than Year Built.

Appraisal. The appraisal concluded to an “as-is” value for the Birchwood Property of $14,300,000 as of September 10, 2024. The appraisal concluded to an “as-is” value for the Driftwood Property of $7,100,000 as of September 18, 2024. The appraisal concluded to an “as-is” value for the Freemansburg Property of $6,100,000 as of September 10, 2024. The appraisal concluded to an “as-is” value for the Barton Court Property of $4,700,000 as of September 10, 2024.The appraisal concluded to an “as-is” value for the Malaga Property of $3,700,000 as of September 19, 2024.

Together, the ARX Portfolio Properties have an “as-is” value of $35,900,000.

Environmental Matters. According to the Phase I environmental site assessments dated September 10, 2024, recognized environmental conditions were identified at the Birchwood Property relating to a release of heating oil and at the Barton Court Property relating to a release resulting in soil contamination, and a business environmental risk was identified at the Malaga Property relating to an expired septic system permit. See “Description of the Mortgage Pool—Environmental Considerations” in the prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
137

Manufactured Housing – Manufactured Housing	Loan #14	Cut-off Date Balance:	$23,000,000
Various	ARX Portfolio	Cut-off Date LTV:	64.1%
Various, Various		UW NCF DSCR:	1.30x
		UW NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the ARX Portfolio Properties:

Cash Flow Analysis
	2022	2023	8/31/2024 TTM	T3 Annualized 8/31/2024	T1 Annualized 8/31/2024	UW	UW Per Pad
Gross Potential Rent(1)	$2,060,178	$2,167,792	$2,282,881	$2,382,627	$2,406,499	$3,059,062	$6,905.33
Reimbursements	$0	$0	$0	$0	$0	$0	$0.00
Other Income	$298,067	$333,259	$328,670	$328,670	$328,670	$358,743	$809.80
(Vacancy / Credit Loss)	$0	$0	$0	$0	$0	($641,287)	($1,447.60)
Effective Gross Income	$2,358,245	$2,501,051	$2,611,551	$2,711,297	$2,735,169	$2,776,518	$6,267.53

Real Estate Taxes	$157,277	$150,809	$153,594	$153,594	$153,594	$151,307	$341.55
Insurance	$16,779	$20,428	$17,813	$17,813	$17,813	$13,308	$30.04
Other Operating Expenses	$654,088	$760,011	$596,425	$596,425	$596,425	$744,194	$1,679.90
Total Operating Expenses	$828,145	$931,248	$767,832	$767,832	$767,832	$908,808	$2,051.49

Net Operating Income	$1,530,100	$1,569,802	$1,843,719	$1,943,465	$1,967,337	$1,867,710	$4,216.05
Replacement Reserves	$0	$0	$0	$0	$0	$22,891	$51.67
TI/LC	$0	$0	$0	$0	$0	$0	$0.00
Net Cash Flow	$1,530,100	$1,569,802	$1,843,719	$1,943,465	$1,967,337	$1,844,819	$4,164.38

Occupancy (%)(2)	80.3%	79.1%	80.4%	80.4%	80.4%	79.0%
NOI DSCR	1.08x	1.11x	1.30x	1.37x	1.39x	1.32x
NCF DSCR	1.08x	1.11x	1.30x	1.37x	1.39x	1.30x
NOI Debt Yield	6.7%	6.8%	8.0%	8.4%	8.6%	8.1%
NCF Debt Yield	6.7%	6.8%	8.0%	8.4%	8.6%	8.0%

(1)	UW Gross Potential Rent is based on the borrower rent rolls dated September 30, 2024.
(2)	UW Occupancy (%) represents economic occupancy. Historical occupancies represent physical occupancies. TTM 8/31/2024, T3 Annualized 8/31/2024, and T1 Annualized 8/31/2024 Occupancy (%) is based on the borrower rent rolls dated September 30, 2024.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
138

Mortgage Loan No. 15 – Helena Skyway

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Credit Assessment (Moody’s/Fitch/KBRA):	NR/NR/NR			Location:	Helena, MT 59602
Original Balance:	$20,300,000			General Property Type:	Retail
Cut-off Date Balance:	$20,300,000			Detailed Property Type:	Anchored
% of Initial Pool Balance:	2.3%			Title Vesting:	Fee
Loan Purpose:	Refinance			Year Built/Renovated:	2007/2010
Borrower Sponsor:	Patrick Wood			Size:	163,003 SF
Guarantor:	Patrick Wood			Cut-off Date Balance PSF:	$125
Mortgage Rate:	6.1140%			Maturity Date Balance PSF:	$125
Note Date:	10/21/2024			Property Manager:	Atoll Property Group, Inc.
Maturity Date:	11/11/2029				(borrower affiliated)
Term to Maturity:	60 months
Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	60 months			UW NOI(2):	$1,990,830
Seasoning:	1 month			UW NCF:	$1,844,823
Prepayment Provisions:	L(25),D(31),O(4)			UW NOI Debt Yield:	9.8%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF Debt Yield:	9.1%
Additional Debt Type:	NAP			UW NOI Debt Yield at Maturity:	9.8%
Additional Debt Balance:	NAP			UW NCF DSCR:	1.47x
Future Debt Permitted (Type):	No (NAP)			Most Recent NOI(2):	$1,516,068 (7/31/2024 TTM)
Reserves				2nd Most Recent NOI:	$1,502,933 (12/31/2023)
Type	Initial	Monthly	Cap	3rd Most Recent NOI:	$1,534,612 (12/31/2022)
RE Taxes:	$186,787	$31,132	NAP	Most Recent Occupancy:	100.0% (9/27/2024)
Insurance:	$80,872	$7,352	NAP	2nd Most Recent Occupancy:	86.1% (9/1/2023)
Replacement Reserve:	$0	$2,717	$97,812	3rd Most Recent Occupancy:	97.5% (9/1/2022)
TI/LC Reserve(1):	$0	$20,376	NAP	Appraised Value (as of):	$29,100,000 (9/18/2024)
Rent Concession Reserve:	$64,055	$0	NAP	Appraised Value PSF:	$179
Immediate Repairs:	$30,636	$0	NAP	Cut-off Date LTV Ratio:	69.8%
Existing TI/LC Reserve:	$450,545	$0	NAP	Maturity Date LTV Ratio:	69.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$20,300,000	97.3%	Loan Payoff:	$18,795,866	90.1%
Borrower Sponsor Equity:	$561,844	2.7%	Closing Costs:	$1,253,083	3.9%
			Upfront Reserves:	$812,895	6.0%
Total Sources:	$20,861,844	100.0%	Total Uses:	$20,861,844	100.0%

(1)	Within five days of Furniture Design Center vacating their space, the Borrower is required to deposit $346,811.00 (or such other amounts for tenant improvements and/or leasing commissions as specified by executed leases for the Furniture Design Center space).
(2)	The increase in Net Operating Income between TTM 2024 and UW is primarily attributed to the addition of Sierra Trading Post, whose lease commenced on 10/1/2024, backfilling the vacant Bed Bath & Beyond space.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Helena Skyway Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $20,300,000 and secured by the fee interest in a 163,003 SF anchored retail property located in Helena, Montana (the “Helena Skyway Property”).

The Borrower and the Borrower Sponsor. The borrower for the Helena Skyway Mortgage Loan is Helena Skyway II, LLC, a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor and non-recourse carveout guarantor is Patrick Wood.

Patrick Wood owns, operates and manages Wood Investments Companies, Inc., which was founded in 1973 and specializes in the development of ground up shopping centers, rehabilitation of existing assets as well as single tenant properties. Wood Investments Companies currently has 35 properties in their portfolio with five under development.

The Property. The Helena Skyway Property is an anchored retail center totaling 163,003 SF located in Helena, Montana. Built in 2007 and renovated in 2010, the property is situated on a 19.29-acre site comprised of 5 buildings and a ground leased pad to Chick Fil-A. The property is anchored by Hobby Lobby, Sierra Trading Post, TJ Maxx and Ulta, The property contains 456 parking spaces, resulting in a parking ratio of 2.80 spaces per 1,000 SF of rentable area. As of September 27, 2024, the Helena Skyway Property was 100.0% leased to 19 tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
139

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,300,000
2005-2080 Cromwell Dixon Lane and 2790	Helena Skyway	Cut-off Date LTV:	69.8%
Washington Street		UW NCF DSCR:	1.47x
Helena, MT 59602		UW NOI Debt Yield:	9.8%

Major Tenants.

Hobby Lobby (NR/NR/NR by F/M/S&P; 55,000 SF; 33.7% of NRA; 23.9% of UW rent). Hobby Lobby stores offer arts and crafts as well as party and home supplies. Founded by David and Barbara Green in 1970, Hobby Lobby has more than 1,000 stores operating in 48 states. The tenant has been located at the property since 2015, and recently extended its lease, expiring October 31, 2030, with three 5-year renewal options and no termination options remaining.

TJ Maxx (NR/A2/A by F/M/S&P; 23,841 SF; 14.6% of NRA; 9.9% of UW rent). TJX Companies, Inc is an American discount department store corporation, headquartered in Framingham, Massachusetts. TJX Companies, Inc. operates over 5,000 stores, across nine countries. The tenant has been located at the property since 2013, and recently extended its lease, expiring October 31, 2028, with three 5-year renewal options and no termination options remaining. The tenant reported 2023 sales of $457 PSF and an occupancy cost of 3.0%.

Sierra Trading Post (NR/A2/A by F/M/S&P; 20,000 SF; 12.3% of NRA; 9.9% of UW rent). Sierra Trading Post is a retailer of off-price merchandise operated by the TJX Companies. Founded in 1986, Sierra Trading Post offers products related to outdoor recreation, fitness and adventure gear, footwear, clothing, and home decor. The tenant has been located at the property since November 2024, and has a lease expiring November 30, 2034, with four 5-year renewal options and no termination options remaining.

The following table presents certain information relating to the tenancy at the Helena Skyway Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/ S&P)(1)	Tenant SF	Approx. % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)
							2023 Sales $ (PSF)	Occ Cost %(3)	Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
Hobby Lobby	NR/NR/NR	55,000	33.7%	$577,500	23.9%	$10.50	NAV	NAV	10/31/2030	3 x 5 yr	N
TJ Maxx	NR/A2/A	23,841	14.6%	$238,410	9.9%	$10.00	$457	3.0%	10/31/2028	3 x 5 yr	N
Sierra Trading Post	NR/A2/A	20,000	12.3%	$238,000	9.9%	$11.90	NAV	NAV	11/30/2034	4 x 5 yr	N
ULTA	NR/NR/NR	10,085	6.2%	$196,658	8.1%	$19.50	NAV	NAV	5/31/2033	3 x 5 yr	N
Shoe Department(4)	NR/NR/NR	9,600	5.9%	$75,000	3.1%	$7.81	NAV	NAV	MTM	2 x 5 yr	Y
Major Tenant Subtotal/Wtd. Avg.		118,526	72.7%	$1,325,568	54.9%	$11.18

Non-Major Tenants(5)		44,476	27.3%	$1,087,675	45.1%	$24.46
Occupied Collateral Subtotal/Wtd. Avg.		163,002	100.0%	$2,413,242	100.0%	$14.80
Vacant Space(6)		0	0.0%
Total/Wtd. Avg.		163,003	100.0%

(1)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.
(2)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through October 2025 totaling $13,213.
(3)	Occ Cost % is based on underwritten base rent, reimbursements and any applicable percentage rent divided by most recent reported sales.
(4)	Shoe Department is currently paying reduced rent of $75,000 year in lieu of base rent and reimbursements. Additionally the tenant is on a lease expiring April 30, 2031; however, tenant or landlord may terminate at any time with 90 days' notice; therefore, the tenant was underwritten as MTM.
(5)	Non-Major Tenants include Furniture Design Center (5.6% NRA and 7.8% of UW base rent), which is expected to purchase an undeveloped site from the borrower and build a non-collateral retail building at its sole cost. Upon completion of the non-collateral building, the borrower may terminate the Furniture Design Center lease. Furniture Design’s 9,055 SF space is expected to be backfilled by Buckle (lease signed) and Bath & Body Works (lease will be signed soon after loan closing). Underwritten base rent reflects the Furniture Design Center rent of $187,998 per year.
(6)	Vacant space includes Chick Fil A, which has an executed lease; however, the borrower has not delivered the pad site to the tenant as of loan origination.

The following table presents a summary of sales and occupancy costs for certain Major Tenants at the Helena Skyway Property.

Tenant Sales(1)(2)
	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	Occupancy Cost(3)
TJ Maxx	NAV	$411	$457	3.0%

(1)	Information obtained from the borrower.
(2)	Tenants shown in the Tenant Summary table above and not included in the Tenant Sales table did not provide historical sales information.
(3)	Occupancy cost is based on underwritten base rent and reimbursements divided by most recent reported sales.

.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
140

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,300,000
2005-2080 Cromwell Dixon Lane and 2790	Helena Skyway	Cut-off Date LTV:	69.8%
Washington Street		UW NCF DSCR:	1.47x
Helena, MT 59602		UW NOI Debt Yield:	9.8%

The following table presents certain information relating to the lease rollover schedule at the Helena Skyway Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling	UW Rent PSF Rolling(3)
MTM / 2024(4)	1	9,600	5.9%	5.9%	$75,000	3.1%	3.1%	$7.81
2025	0	0	0.0%	5.9%	$0	0.0%	3.1%	$0.00
2026	1	1,484	0.9%	6.8%	$35,675	1.5%	4.6%	$24.04
2027	5	18,311	11.2%	18.0%	$419,493	17.4%	22.0%	$22.91
2028	6	35,103	21.5%	39.6%	$504,710	20.9%	42.9%	$14.38
2029(5)	1	2,500	1.5%	41.1%	$68,750	2.8%	45.7%	$27.50
2030	1	55,000	33.7%	74.8%	$577,500	23.9%	69.7%	$10.50
2031	0	0	0.0%	74.8%	$0	0.0%	69.7%	$0.00
2032	0	0	0.0%	74.8%	$0	0.0%	69.7%	$0.00
2033	2	14,105	8.7%	83.5%	$301,218	12.5%	82.1%	$21.36
2034	2	26,899	16.5%	100.0%	$430,896	17.9%	100.0%	$16.02
Thereafter	0	0	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Vacant	0	1	0.0%	100.0%	$0	0.0%	100.0%	$0.00
Total/Wtd. Avg.	19	163,003	100.0%		$2,413,242	100.0%		$14.80

(1)	Information is based on the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the related lease and are not considered in the rollover schedule.
(3)	Total UW UW Rent Rolling and Annual UW Rent PSF Rolling include contractual rent steps through October 2025 totaling $13,213.
(4)	Shoe Department is currently paying reduced rent of $75,000 year in lieu of base rent and reimbursements. Additionally the tenant or landlord may terminate at any time with 90 days' notice; therefore, the tenant was underwritten as MTM.
(5)	The Helena Skyway Mortgage Loan has a maturity date of November 11, 2029.

The Market. The Helena Skyway Property is located in northeastern portion of Helena, Montana, which is approximately 2.9 miles away from downtown Helena and 0.8 miles from the Helena regional airport. Major employers in the area include University of Montana, St. Patrick's Hospital, Montana Rail Link, Community Medical Center, U.S. Forest Service.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius was approximately 3,483, 38,082 and 50,769, respectively, and the average household income within the same radii was $86,249, $102,311 and $101,856, respectively.

According to a third-party market research report, the Helena Skyway Property is located within the Lewis & Clark County submarket of the Montana retail market. As of the second quarter of 2024, the submarket reported total inventory of approximately 4.21 million SF with a 3.3% vacancy rate and average asking rent of $17.00 PSF. The appraisal concluded to market rents for the Helena Skyway Property ranging from $9.50 PSF for the anchor space, to $32.00 for full service restaurant space (see table below).

The following table presents certain information relating to the appraisal’s market rent conclusion for the Helena Skyway Property:

Market Rent Summary
	Anchor	Major	Large Inline	Small Inline	Quick-Serve Restaurant	Full-Service Restaurant
Market Rent (PSF)	$9.50	$13.00	$19.00	$25.00	$45.00	$32.00
Lease Term (Years)	10	10	5	5	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN
Tenant Improvements New (PSF)	$5.00	$10.00	$15.00	$20.00	$30.00	$25.00
Rent Increase Projection	10% Midterm	10% Midterm	2.00%/year	2.00%/year	10% Midterm	10% Midterm

Appraisal. The appraisal concluded to an “as-is” value of $29,100,000 as of September 18, 2024 for the Helena Skyway Property.

Environmental Matters. According to the Phase I environmental site assessment dated September 04, 2024, there was no evidence of any recognized environmental conditions at the Helena Skyway Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
141

Retail - Anchored	Loan #15	Cut-off Date Balance:	$20,300,000
2005-2080 Cromwell Dixon Lane and 2790	Helena Skyway	Cut-off Date LTV:	69.8%
Washington Street		UW NCF DSCR:	1.47x
Helena, MT 59602		UW NOI Debt Yield:	9.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Helena Skyway Property:

Cash Flow Analysis
	2020	2021	2022	2023	TTM 7/31/2024(1)	UW(1)	UW PSF
Base Rent(2)	$1,634,248	$1,675,845	$1,957,577	$2,031,834	$2,058,501	$2,411,330	$14.79
Grossed Up Vacant Space	$0	$0	$0	$0	$0	$126,912	$0.78
Gross Potential Rent	$1,634,248	$1,675,845	$1,957,577	$2,031,834	$2,058,501	$2,538,242	$15.57

Total Recoveries	$224,517	$239,405	$176,576	$203,719	$223,675	$387,922	$2.38
	$0	$0	$10	$0	$0	$0	$0.00
Net Rental Income	$1,858,765	$1,915,250	$2,134,163	$2,235,553	$2,282,176	$2,926,164	$17.95
(Vacancy & Credit Loss)	($0)	($0)	($0)	($0)	($0)	($126,912)	($0.78)
Effective Gross Income	$1,858,765	$1,915,250	$2,134,163	$2,235,553	$2,282,176	$2,799,252	$17.17

Real Estate Taxes	$376,520	$377,180	$383,947	$383,947	$383,947	$412,182	$2.53
Insurance	$30,416	$39,304	$36,001	$58,313	$77,629	$84,021	$0.52
Management Fee	$55,840	$55,078	$47,736	$65,772	$66,983	$83,978	$0.52
Other Operating Expenses	$134,771	$162,735	$131,867	$224,588	$237,549	$228,241	$1.40
Total Operating Expenses	$597,547	$634,297	$599,551	$732,620	$766,108	$808,422	$4.96

Net Operating Income	$1,261,218	$1,280,954	$1,534,612	$1,502,933	$1,516,068	$1,990,830	$12.21
Replacement Reserves	$0	$0	$0	$0	$0	$32,601	$0.20
TI/LC	$0	$0	$0	$0	$0	$113,406	$0.70
Net Cash Flow	$1,261,218	1,280,954	$1,534,612	$1,502,933	$1,516,068	$1,844,823	$11.32

Occupancy %(3)	85.5%	91.0%	97.5%	86.1%	100.0%	95.0%
NOI DSCR	1.00x	1.02x	1.22x	1.19x	1.20x	1.58x
NCF DSCR	1.00x	1.02x	1.22x	1.19x	1.20x	1.47x
NOI Debt Yield	6.2%	6.3%	7.6%	7.4%	7.5%	9.8%
NCF Debt Yield	6.2%	6.3%	7.6%	7.4%	7.5%	9.1%

(1)	The increase in Net Operating Income and Occupancy % between TTM 2024 and UW is primarily attributed to the addition of Sierra Trading Post backfilling the vacant Bed Bath & Beyond Space.
(2)	UW Base Rent includes contractual rent steps through October 2025 totaling $13,213.
(3)	UW Occupancy % represents the in-place economic occupancy based on the underwritten rent roll dated September 27, 2024. Historical occupancies represent physical occupancies.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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BANK5 2024-5YR12

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: BofA Securities, Inc. (together with its affiliates, “BofA Securities”), Morgan Stanley & Co. LLC (together with its affiliates, “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), J.P. Morgan Securities LLC (together with its affiliates, “J.P. Morgan”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel”, and collectively with BofA Securities, Morgan Stanley, Wells Fargo, J.P. Morgan and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

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This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.
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